Exhibit 10.1

EXECUTION VERSION

SECOND AMENDMENT TO FOURTH AMENDED AND RESTATED CREDIT AGREEMENT

THIS SECOND AMENDMENT TO FOURTH AMENDED AND RESTATED CREDIT AGREEMENT (the “Amendment”), dated as of March 30, 2023, by and among GLATFELTER CORPORATION, a Pennsylvania corporation (the “Company”), AND CERTAIN OF ITS SUBSIDIARIES IDENTIFIED ON THE SIGNATURE PAGES HERETO AS BORROWERS (each a “Borrower” and collectively, the “Borrowers"), each of the GUARANTORS (as defined under the Credit Agreement), the LENDERS (as defined under the Credit Agreement) party hereto, and PNC BANK, NATIONAL ASSOCIATION, in its capacity as administrative agent and collateral agent for the Lenders (in such capacity, the “Administrative Agent”).

WITNESSETH:

WHEREAS, the parties hereto are parties to that certain Fourth Amended and Restated Credit Agreement, dated as of September 2, 2021, as amended by that certain First Amendment to Fourth Amended and Restated Credit Agreement, dated as of May 9, 2022 (as further amended, supplemented, modified or restated prior to the date hereof, the “Existing Credit Agreement”, and as amended hereby and as may be further amended, supplemented, modified or restated from time to time, the “Credit Agreement”; defined terms used herein unless otherwise amended or defined herein shall have the meanings ascribed to them in the Credit Agreement);

WHEREAS, certain loans, advances and/or other extensions of credit denominated in U.S. Dollars under the Existing Credit Agreement bear interest or are permitted to bear interest, and have fees, commissions or other amounts based on the London Interbank Offered Rate administered by the ICE Benchmark Administration (“LIBOR”) in accordance with the terms and conditions of the Existing Credit Agreement (the “Affected Loans”);

WHEREAS, applicable parties under the Existing Credit Agreement have determined that Affected Loans made, continued or converted under the Existing Credit Agreement on or after the Effective Date (as defined below) that would otherwise bear interest and accrue fees and commissions with reference to LIBOR, shall, pursuant to an Early Opt-in Election, bear interest and accrue fees and commissions with reference to a successor rate for all purposes under the Existing Credit Agreement and under any other Loan Document, subject to the terms and conditions set forth in the Existing Credit Agreement and this Amendment;

WHEREAS, the Company (on behalf of itself and the other Loan Parties) has requested to amend the Existing Credit Agreement to, among other things, (i) replace the index rate relating to loans denominated in U.S. Dollars that are based on LIBOR with SOFR, (ii) convert certain Borrowers under the Existing Credit Agreement to Guarantors, (iii) reflect the payoff of the Term Loan (as defined in the Existing Credit Agreement as of the Effective Date), and (iv) effect certain other amendments to the Existing Credit Agreement, all as hereinafter set forth and in accordance with terms and conditions contained herein; and

WHEREAS, in furtherance of the foregoing, the Company, the other Loan Parties, the Administrative Agent and the Lenders desire to amend the Credit Agreement, as provided herein.

NOW, THEREFORE, the parties hereto, in consideration of their mutual covenants and agreements hereinafter set forth and intending to be legally bound hereby, covenant and agree as follows:

1.             Existing USD Euro-Rate Loans. Notwithstanding anything contained in this Amendment, the terms of the Existing Credit Agreement applicable to Loans denominated in U.S. Dollars under the Euro-

Rate Option (as defined in the Existing Credit Agreement) shall continue in full force and effect and shall continue to apply to each Loan denominated in U.S. Dollars under the Euro-Rate Option with an Interest Period that commenced prior to the Effective Date until the expiration of the then current Interest Period for such Loan denominated in U.S. Dollars under the Euro-Rate Option.

2.             Amendments to the Credit Agreement.

(a)	The Credit Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined blue text (indicated textually in the same manner as the following example: double-underlined text) as set forth on the version of the Credit Agreement attached hereto as Exhibit A, which is hereby made a part hereof (the “Composite Credit Agreement”).

(b)	Each of Exhibits 1.1(G)(1), 2.4, 7.2.6 and 7.3.3 of the Credit Agreement are hereby amended and restated in their entirety in the forms attached hereto as Exhibit B, respectively.

(c)	A new Exhibit 7.3.7 shall hereby be added to the Credit Agreement in the form attached hereto as Exhibit C.

(d)	The Schedules to the Credit Agreement are hereby amended and restated in their entirety in the forms attached hereto as Exhibit D, respectively.

3.             Conditions to the Effectiveness of this Amendment. This Amendment shall become effective as of the date hereof on the first date when all of the following conditions have been satisfied to the satisfaction of the Administrative Agent (the “Effective Date”):

(a)	Legal Details; Counterparts. All such counterpart originals or certified or other copies of the following documents shall have been executed and delivered to the Administrative Agent, including, but not limited to:

(i)	this Amendment duly executed and delivered by the Loan Parties and the Required Lenders;

(ii)	the Revolving Credit Notes duly executed and delivered by the Borrowers in favor of each Lender who has requested a Note at least three (3) Business Days before the proposed Effective Date;

(iii)	the amended and restated Swing Loan Note duly executed and delivered by the Borrowers in favor of the Swing Loan Lender;

(iv)	the Amended and Restated Line of Credit and Investment Sweep Rider duly executed and delivered by the Borrowers and the Swing Loan Lender;

(v)	the amended and restated Guaranty Agreement duly executed and delivered by each party thereto;

(vi)	the amended and restated U.S. Security Agreement duly executed and delivered by each party thereto;

(vii)	the amended and restated U.S. Pledge Agreement duly executed and delivered by each party thereto;

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(viii)	the amended and restated U.S. IP Security Agreement duly executed and delivered by each party thereto;

(ix)	the Canadian Collateral Documents and related documents duly executed and delivered by each party thereto;

(x)	the Domestic Intercreditor Agreement duly executed and delivered by each party thereto; and

(xi)	the European Intercreditor Agreement duly executed and delivered by each party thereto.

each in form and substance reasonably satisfactory to the Administrative Agent.

(b)	European Loan Documents. The Administrative Agent shall have received complete copies of the European Loan Documents and all Foreign Collateral Documents; provided that any confidential fee letters shall not be required to be delivered to the Administrative Agent. None of such documents and agreements has been amended or supplemented, except pursuant to a written agreement or instrument which has heretofore been delivered to the Administrative Agent.

(c)	Officer’s Certificate. The Administrative Agent shall have received for the benefit of the Administrative Agent and each Lender a certificate signed by a Responsible Officer of the Company, dated the Effective Date, certifying as of the Effective Date that (i) the representations and warranties of the Company contained in Section 5 of this Amendment are true and correct, (ii) the representations and warranties of the Loan Parties set forth in the Credit Agreement and in each of the other Loan Documents are true and correct (A) in the case of the representations and warranties qualified as to materiality, in all respects and (B) otherwise, in all material respects, in each case on and as of the Effective Date, immediately after giving effect to the transactions contemplated by this Amendment to occur on the Effective Date (or, if such representation or warranty relates to a specific date, as of such specific date), (iii) no Material Adverse Change has occurred since December 31, 2021, and (iv) on the Effective Date, immediately after giving effect to the transactions contemplated by this Amendment to occur on the Effective Date, no Event of Default or Potential Default shall have occurred and be continuing.

(d)	Secretary’s Certificate or Director’s Certificate. The Administrative Agent shall have received such customary documents and certificates as the Administrative Agent may reasonably request relating to the organization, existence and good standing of each Loan Party (which may include a statement that the formation or organizational documents or incumbency signatures of a Loan Party have not been modified or amended since such documents were previously delivered to the Administrative Agent), the authorization of the transactions contemplated hereunder and any other legal matters relating to the Loan Parties, the Loan Documents or the transactions contemplated hereunder and under the Credit Agreement, all in form and substance reasonably satisfactory to the Administrative Agent.

(e)	Certificates of Beneficial Ownership; KYC; AML; Etc. The Administrative Agent and each Lender shall have received, in form and substance acceptable to the Administrative Agent and each Lender such documentation and other information requested in connection with all Certificates of Beneficial Ownership and such other information and documentation as may reasonably be requested by the Administrative Agent or any Lender from time to time for

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purposes of compliance by the Administrative Agent or such Lender with applicable Laws (including without limitation the USA Patriot Act and other “know your customer” and anti-money laundering rules and regulations), and any policy or procedure implemented by the Administrative Agent or such Lender to comply therewith.

(f)	Opinions of Counsel. The Administrative Agent shall have received for the benefit of each Lender a customary written opinion of counsel to each of the Loan Parties organized in a jurisdiction where delivery of such opinion by counsel to the Loan Parties is customary (each which shall be in form and substance reasonably satisfactory to the Administrative Agent), or to Administrative Agent, with respect to each of the Loan Parties organized in a jurisdiction where delivery of such opinion by counsel to the secured parties is customary, or as otherwise agreed by the Administrative Agent and the Company, and in any case including an opinion of Proskauer Rose LLP, dated the Effective Date, which shall be in form and substance reasonably satisfactory to the Administrative Agent.

(g)	Solvency Certificate. The Administrative Agent shall have received a customary solvency certificate from a senior financial officer of the Company certifying as to the solvency of the Company and its Subsidiaries on a consolidated basis as of the Effective Date.

(h)	Consenting Lender Fees. The Company shall have paid to the Administrative Agent for the account of each Lender (including PNC) who consents to and executes this Amendment by the Effective Date (each a “Consenting Lender”), an amendment fee in an amount equal to 25 basis points of each such Consenting Lender's Revolving Credit Commitment immediately after giving effect to this Amendment.

(i)	Other Fees and Expenses. The Company shall pay or cause to be paid to the Administrative Agent and/or PNC Capital Markets LLC all other fees separately agreed between the Company and the Administrative Agent and/or PNC Capital Markets LLC. The Company shall also pay or cause to be paid all reasonable and documented out-of-pocket costs, expenses and disbursements (including, without limitation, reasonable fees and expenses of external counsel (limited to (i) one (1) primary counsel and (ii) one (1) local counsel in each applicable jurisdiction)) incurred by the Administrative Agent in connection with the development, preparation, execution, administration, interpretation or performance of this Amendment and all other documents or instruments to be delivered in connection herewith.

(j)	Payoff of Term Loan. The Administrative Agent shall have received evidence satisfactory to it that the Term Loan (as defined in the Existing Credit Agreement as of the Effective Date) shall have been terminated and cancelled and any and all Indebtedness thereunder shall have been fully repaid.

(k)	Termination Notice and Release Letters. The Administrative Agent shall have received, at least two (2) Business Days before the proposed Effective Date, such Termination Notice and Release Letters pursuant to Section 10.18(b) of the Existing Credit Agreement for (i) Glatfelter Caerphilly Ltd. and (ii) Glatfelter Ober-Schmitten GmbH, in form and substance reasonably satisfactory to the Administrative Agent.

(l)	Closing Agenda. The Loan Parties shall have provided such other items and shall have satisfied such other conditions as set forth in the closing agenda attached hereto as Exhibit E.

For the avoidance of doubt, none of the actions set forth in Section 6 of this Amendment shall constitute a condition precedent to the effectiveness of this Amendment but shall be required to be delivered or

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satisfied in accordance with the applicable time periods set forth in Section 6 of this Amendment. Failure to satisfy any action set forth in Section 6 within the respective ascribed timeframes shall result in an Event of Default.

4.             Guarantor Conversion and Assumption.

(a)	Each of the parties hereto acknowledge and agree that upon and immediately after the Effective Date:

(i)	(A) Glatfelter Falkenhagen GmbH, a German limited company, (B) Glatfelter Dresden GmbH, a German limited company, (C) Glatfelter Luxembourg Services Sàrl, a Luxembourg private limited liability company, and (D) Glatfelter Steinfurt GmbH, a German limited liability company (collectively the “New Converted Guarantors”, and each a “New Converted Guarantor”), shall each be a Guarantor hereunder and each shall no longer be, and is each hereby simultaneously released as, a Borrower under the Credit Agreement and any other Loan Documents (but shall immediately be bound as a Guarantor under the Credit Agreement and the other Loan Documents); and

(ii)	(A) Glatfelter Sontara Switzerland AG, a Swiss limited liability company, (B) Glatfelter Holding (Switzerland) AG a Swiss stock corporation, and (C) Glatfelter Switzerland GmbH, a Swiss stock corporation (collectively the “New Swiss Guarantors”, and each a “New Swiss Guarantor”, and together with the New Converted Guarantors, the “New Guarantors” and each a “New Guarantor”), shall each be a Guarantor hereunder and shall immediately be bound as a Guarantor under the Credit Agreement and the other Loan Documents).

(b)	Each New Guarantor hereby becomes a Guarantor under the terms of the Credit Agreement and in consideration of the value of the synergistic and other benefits received by each New Guarantor as a result of being or becoming affiliated with the Borrowers and the Guarantors, each New Guarantor hereby agrees that effective as of the date hereof, it hereby is, and shall be deemed to be, and assumes the obligations of, a "Loan Party" and a "Guarantor", jointly and severally, under the Credit Agreement, a "Guarantor," jointly and severally with the existing Guarantors under the Guaranty Agreement, and a Loan Party or Guarantor, as the case may be, under each of the other Loan Documents to which the Loan Parties or Guarantors are a party; and, each New Guarantor hereby agrees that from the date hereof and so long as any Loan or any Commitment of any Lender shall remain outstanding and until the payment in full of the Loans and the Notes, the expiration of all Letters of Credit, and the performance of all other Obligations of the Loan Parties under the Loan Documents (other than inchoate Obligations which by their terms survive the termination of the Loan Documents), each New Guarantor shall perform, comply with, and be subject to and bound by each of the terms and provisions of the Credit Agreement, Guaranty Agreement and each of the other Loan Documents, jointly and severally, with the existing parties thereto. Without limiting the generality of the foregoing, each New Guarantor hereby represents and warrants that (i) each of the representations and warranties set forth in Section 5 of the Credit Agreement applicable to a Guarantor is true and correct as to each New Guarantor on and as of the date hereof and (ii) each New Guarantor has heretofore received a true and correct copy of the Credit Agreement, Guaranty Agreement and each of the other Loan Documents (including any modifications thereof or supplements or waivers thereto) in effect on the date hereof.

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(c)	Each New Guarantor hereby makes, affirms, and ratifies in favor of the Lenders and the Administrative Agent, the Credit Agreement, Guaranty Agreement and each of the other Loan Documents given by the Guarantors to the Administrative Agent and any of the Lenders. Each New Guarantor is simultaneously delivering to the Administrative Agent the documents, together with this Amendment, required in Section 3 hereof.

(d)	In furtherance of the foregoing, each New Guarantor shall execute and deliver or cause to be executed and delivered at any time and from time to time such further instruments and documents and do or cause to be done such further acts as may be reasonably necessary in the reasonable opinion of Administrative Agent to carry out more effectively the provisions and purposes of this Amendment, the Credit Agreement and the other Loan Documents.

5.             Representations and Warranties. The Company hereby represents and warrants to the Administrative Agent and the Lenders that as of the date of this Amendment (i) the representations and warranties of the Loan Parties contained in the Credit Agreement and the other Loan Documents are true and correct in all material respects on and as of the date hereof with the same force and effect as though made by the Loan Parties on such date, except to the extent that any such representation or warranty expressly relates solely to a previous date in which case such representation and warranty is so true and correct in all material respects as of such previous date, (ii) there exists no Event of Default or Potential Default, (iii) the Credit Agreement and the other Loan Documents are in full force and effect, are hereby ratified and confirmed and remain unaltered, except as expressly modified by this Amendment and (iv) the Company is authorized to bind its Subsidiaries in connection with any agreement or document executed in connection herewith which is made by the Company on behalf of its Subsidiaries, including without limitation under the European Intercreditor Agreement. This Amendment has been duly executed by an authorized officer of each Loan Party and constitutes a legal, valid and binding obligation of each Loan Party enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and to general principles of equity, regardless of whether considered in a proceeding in equity or at law. The execution, delivery, and performance of this Amendment have been duly authorized by all necessary corporate action, require no governmental approval, and will neither contravene, conflict with, nor result in the breach of any applicable Law in any material respect, charter, articles, or certificate of incorporation or organization, bylaws, operating agreement or other material agreement governing or binding upon any of the Loan Parties or any of their Subsidiaries.

6.             Post-Closing Obligations. The Loan Parties covenant and agree that they will:

(a)	Within thirty (30) days of the Effective Date (or such later date as agreed to by the Administrative Agent in its sole discretion), the Pledgors (as defined in the U.S. Pledge Agreement) shall deliver to and deposit with the Administrative Agent, such updated certificates, instruments or other documents comprising or evidencing the Pledged Collateral as defined in the U.S. Pledge Agreement) in regards to Glatfelter Costa Rica SRL, a Costa Rica limited liability company, and Glatfelter Gatineau Ltée, a Canada corporation, together with undated stock powers, instruments or other documents signed in blank by such applicable Pledgor.

(b)	Use commercially reasonable efforts to obtain a landlord, warehouseman, bailee or other applicable waiver for each location not owned by a Debtor (as defined in the U.S. Security Agreement) where Domestic Collateral is located (for the avoidance of doubt, no such waivers shall be required in connection with any location not owned by a Debtor (as defined in the U.S. Security Agreement) where European Collateral is located) in accordance with the terms and conditions of the U.S. Security Agreement.

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(c)	Within sixty (60) days of the Effective Date (or such later date as agreed to by the Administrative Agent in its sole discretion), use commercially reasonable efforts to obtain a landlord, warehouseman, bailee or other applicable waiver for each location not owned by the Canadian Borrower where Domestic Collateral is located (for the avoidance of doubt, no such waivers shall be required in connection with any location not owned by the Canadian Borrower where European Collateral is located) in accordance with the terms and conditions of the Canadian Collateral Documents.

(d)	Within sixty (60) days of the Effective Date (or such later date as agreed to by the Administrative Agent in its sole discretion), execute control agreements and cause other Persons to execute acknowledgments in form and substance reasonably satisfactory to the Administrative Agent evidencing the Administrative Agent's control with respect to all such accounts as reasonably agreed between the Debtors (as defined in the U.S. Security Agreement) and the Administrative Agent in accordance with the terms and conditions of the U.S. Security Agreement.

(e)	Within sixty (60) days of the Effective Date (or such later date as agreed to by the Administrative Agent in its sole discretion), execute control agreements and cause other Persons to execute acknowledgments in form and substance reasonably satisfactory to the Administrative Agent evidencing the Administrative Agent's control with respect to all Collateral (as defined in the Canadian Collateral Documents) the control or acknowledgment of which perfects (or causes the opposability of, pursuant to the Civil Code of Québec) the Administrative Agent's security interest and Lien therein in Accounts reasonably agreed to by the Debtors (as defined in the Canadian Collateral Documents) and the Administrative Agent in accordance with the terms and conditions of the Canadian Collateral Documents.

(f)	Within thirty (30) days of the Effective Date (or such later date as agreed to by the Administrative Agent in its sole discretion), provide the Administrative Agent with evidence that the Canadian IP Security Agreement and the Confirmation of Security Interest over Intellectual Property by Glatfelter Gernsbach GmbH and Glatfelter Falkenhagen GmbH have been submitted for filing at the Canadian Intellectual Property Office; and, within ten (10) days of confirmation that the same have been filed at the Canadian Intellectual Property Office, provide the Administrative Agent with evidence of such confirmation.

(g)	Within thirty (30) days of the Effective Date (or such later date as agreed to by the Administrative Agent in its sole discretion), provide the Administrative Agent with notice(s) of security interest in intellectual property executed and delivered by each of the Company and each Domestic Subsidiary that owns intellectual property that is registered at the Canadian Intellectual Property Office, and within ten (10) days thereafter, provide the Administrative Agent with evidence that such notice(s) of security interest in intellectual property have been submitted for filing at the Canadian Intellectual Property Office; and within ten (10) days of confirmation that the same has been filed at the Canadian Intellectual Property Office, provide the Administrative Agent with evidence of such filing.

(h)	Within thirty (30) days of the Effective Date (or such later date as agreed to by the Administrative Agent in its sole discretion), provide the Administrative Agent with patent and patent application searches on all Loan Parties at the Canadian Intellectual Property Office that evidence any and all security recordals against such patent and patent applications of the Loan Parties; and if such searches evidence any security recordals against such patent or patent applications in favour of any Person other than the Administrative Agent or the European Loan Administrative Agent, the Loan Parties shall obtain and file a

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release of such security recordal(s) at the Canadian Intellectual Property Office in form reasonably acceptable to the Administrative Agent within thirty (30) days thereafter, and within such time period provide the Administrative Agent with evidence that such release has been submitted for filing at the Canadian Intellectual Property Office; and within ten (10) days of confirmation that the same has been filed at the Canadian Intellectual Property Office, provide the Administrative Agent with evidence of such release.

(i)	Within one hundred twenty (120) days of the Effective Date (or such later date as agreed to by the Administrative Agent in its sole discretion), provide the Administrative Agent with the following items, or do or cause to be taken the following actions, with respect to the Property bearing a civic addresses of 1656 and 1680 Atmec Street, City of Gatineau, Province of Québec, J8R 7G7 (the “Gatineau Property”) owned by the Canadian Borrower, each in form and substance, or in a manner, reasonably satisfactory to the Administrative Agent and its counsel:

(i)	request diligently from the City of Gatineau (the “City”) copies of the relevant authorizations or such other evidence that the City was authorized to sell the Gatineau Property to the Canadian Borrower (or its predecessor(s)) and complied with the requirements of Section 6 of the Act Respecting Municipal Industrial Immovables (Québec) in connection with such transfer;

(ii)	use commercially reasonable efforts to obtain a duly executed mainlevée and renunciation by the City of its resolutory right and preferential purchase right respectively set forth in Sections 7.4 and 7.5 of the deed of acquisition executed on July 20, 2009 before Me Selena Beaumont-Demers under her minute number 1125 by and between the City, on the one hand, and Concert Airlaid Ltd / Concert Airlaid Ltée (a predecessor of the Canadian Borrower), on the other hand, and published at the land register office for the registration division of Hull under number 16 396 575; and

(iii)	an environmental questionnaire and/or indemnity, to the extent requested by the Administrative Agent or any Lender.

(j)	Within ten (10) Business Days of the Effective Date (or such later date as agreed to by the Administrative Agent in its sole discretion), provide the Administrative Agent with the following items, each in form and substance reasonably satisfactory to the Administrative Agent and its counsel:

(i)	a deed of hypothec (acte d’hypothèque) by the Canadian Borrower in favor of the Administrative Agent, as hypothecary representative (within the meaning of Article 2692 of the Civil Code of Québec), charging the universality of the Canadian Borrower’ present and future immovable properties, including, without limitation, the Gatineau Property, together with evidence that all applications for registration in the Province of Québec required to perfect or render opposable the security and hypothecs created thereby have been submitted and, promptly following receipt of confirmation of registration, provide evidence to the Administrative Agent of such registrations together with post-registration search results;

(ii)	a title insurance policy relating to the Gatineau Property, including evidence of payment of the premium in respect thereof; and

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(iii)	substantially the same documentation required pursuant to Sections 3(d) and 3(f) of this Amendment with respect to the Canadian Borrower.

(k)             provide such items listed on Schedule 7.1.15 [Post-Closing Obligations] of the European Loan Agreement in accordance with the terms and conditions thereto.

7.             Reaffirmation. Each Loan Party hereby acknowledges that it expects to receive substantial direct and indirect benefits as a result of this Amendment and the transactions contemplated hereby. Each Loan Party hereby further (i) acknowledges that the Obligations shall include the due and punctual payment of all of the monetary obligations of each Loan Party under or pursuant to the Credit Agreement, including all such obligations in respect of the Revolving Credit Loans outstanding as of immediately prior to the Effective Date, (ii) confirms its guarantees, pledges and grants of security interests, as applicable, under each of the Loan Documents to which it is party, and (iii) agrees that, notwithstanding the effectiveness of this Amendment and the transactions contemplated hereby, its obligations (including its guarantees, pledges and grants of security interests, as applicable) under each of the Loan Documents to which it is party shall continue to be in full force and effect.

8.             No Novation; References to Credit Agreement. The execution and delivery of this Amendment is not intended to and shall not cause or result in a novation with regard to the existing indebtedness of the Loan Parties to the Administrative Agent or any Lender, which indebtedness shall continue without interruption and has not been discharged. The parties hereto intend, by their execution and delivery of this Amendment, to continue in effect all previously existing obligations under the Credit Agreement and to maintain without interruption all security interests and priority with respect thereto as put in place under the original Credit Agreement and the Loan Documents executed in connection therewith, all as and to the same extent as upon and following the execution and delivery of such documents, and such security interests are intended to continue to secure the obligations put in place pursuant thereto. Any references to the Credit Agreement contained in any of the Loan Documents shall be deemed to refer to the Credit Agreement as amended hereby and as further amended, restated, modified or supplemented from time to time.

9.             Force and Effect. Each of the parties hereto reconfirms and ratifies the Credit Agreement and the other Loan Documents, and confirms that all such documents remain in full force and effect, except to the extent modified by this Amendment.

10.             Severability. The provisions of this Amendment are intended to be severable. If any provision of this Amendment shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

11.             Governing Law. This Amendment shall be governed by and construed in accordance with the Laws of the State of New York.

12.             Counterparts. This Amendment may be signed by telecopy, “pdf”, “tif” or original in any number of counterparts each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of this Amendment by electronic transmission shall be delivery of a manually executed counterpart.

[SIGNATURE PAGES FOLLOW]

[INTENTIONALLY LEFT BLANK]

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[SIGNATURE PAGE TO SECOND AMENDMENT TO FOURTH AMENDED AND RESTATED CREDIT AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first above written.

BORROWERS:

GLATFELTER CORPORATION

By:	/s/ Ramesh Shettigar
Name:	Ramesh Shettigar
Title:	Senior Vice President, Chief Financial Officer and Treasurer

GLATFELTER GATINEAU LTÉE

By:	/s/ Paul G. Wolfram
Name:	Paul G. Wolfram
Title:	Treasurer

GLATFELTER LUXEMBOURG SÀRL

By:	/s/ Timothy A. Cobb
Name:	Timothy A. Cobb
Title:	Class A Manager & Authorized Signatory

GLATFELTER GERNSBACH GMBH

By:	/s/ Peter Hettesheimer
Name:	Peter Hettesheimer
Title:	Managing Director

GLATFELTER LYDNEY, LTD.

By:	/s/ Paul G. Wolfram
Name:	Paul G. Wolfram
Title:	Director

GLATFELTER MALTA LIMITED

By:	/s/ Paul G. Wolfram
Name:	Paul G. Wolfram
Title:	Director

[SIGNATURE PAGE TO SECOND AMENDMENT TO FOURTH AMENDED AND RESTATED CREDIT AGREEMENT]

EXISTING BORROWERS (each an existing Borrower and immediately after giving effect to this Amendment, each a NEW GUARANTOR):

GLATFELTER LUXEMBOURG SERVICES SÀRL

By:	/s/ Timothy A. Cobb
Name:	Timothy A. Cobb
Title:	Class A Manager & Authorized Signatory

GLATFELTER DRESDEN GMBH

By:	/s/ Peter Hettesheimer
Name:	Peter Hettesheimer
Title:	Managing Director

GLATFELTER STEINFURT GMBH

By:	/s/ Peter Hettesheimer
Name:	Peter Hettesheimer
Title:	Managing Director

GLATFELTER FALKENHAGEN GMBH

By:	/s/ Peter Hettesheimer
Name:	Peter Hettesheimer
Title:	Managing Director

[SIGNATURE PAGE TO SECOND AMENDMENT TO FOURTH AMENDED AND RESTATED CREDIT AGREEMENT]

GUARANTORS:

PHG TEA LEAVES, INC.

By:	/s/ Paul G. Wolfram
Name:	Paul G. Wolfram
Title:	Treasurer

MOLLANVICK, INC.

By:	/s/ Paul G. Wolfram
Name:	Paul G. Wolfram
Title:	Vice President

GLATFELTER COMPOSITE FIBERS NA, INC.

By:	/s/ Paul G. Wolfram
Name:	Paul G. Wolfram
Title:	Treasurer

GLATFELTER DIGITAL SOLUTIONS, LLC

By:	/s/ Paul G. Wolfram
Name:	Paul G. Wolfram
Title:	Treasurer

GLATFELTER HOLDINGS, LLC

By:	/s/ Paul G. Wolfram
Name:	Paul G. Wolfram
Title:	President

GLATFELTER MT. HOLLY LLC

By:	/s/ Paul G. Wolfram
Name:	Paul G. Wolfram
Title:	Treasurer

[SIGNATURE PAGE TO SECOND AMENDMENT TO FOURTH AMENDED AND RESTATED CREDIT AGREEMENT]

GLATFELTER ADVANCED MATERIALS N.A., LLC

By:	/s/ Paul G. Wolfram
Name:	Paul G. Wolfram
Title:	Treasurer

GLATFELTER TWIG AMERICA, INC.

By:	/s/ Paul G. Wolfram
Name:	Paul G. Wolfram
Title:	Treasurer

GLATFELTER SONTARA AMERICA, INC.

By:	/s/ Paul G. Wolfram
Name:	Paul G. Wolfram
Title:	Treasurer

GLATFELTER SONTARA OLD HICKORY, INC.

By:	/s/ Paul G. Wolfram
Name:	Paul G. Wolfram
Title:	Treasurer

GLATFELTER INDUSTRIES ASHEVILLE, INC.

By:	/s/ Paul G. Wolfram
Name:	Paul G. Wolfram
Title:	Treasurer

[SIGNATURE PAGE TO SECOND AMENDMENT TO FOURTH AMENDED AND RESTATED CREDIT AGREEMENT]

GLATFELTER SWITZERLAND GMBH

By:	/s/ Timothy Cobb
Name:	Timothy Cobb
Title:	COO and Managing Director

GLATFELTER HOLDING (SWITZERLAND) AG

By:	/s/ Timothy Cobb
Name:	Timothy Cobb
Title:	Director

GLATFELTER SONTARA SWITZERLAND AG

By:	/s/ Paul Wolfram
Name:	Paul Wolfram
Title:	Director

[SIGNATURE PAGE TO SECOND AMENDMENT TO FOURTH AMENDED AND RESTATED CREDIT AGREEMENT]

PNC BANK, NATIONAL ASSOCIATION, as Administrative Agent and as a Lender

By:	/s/ Daniel V. Borelli
Name:	Daniel V. Borelli
Title:	Senior Vice President

[SIGNATURE PAGE TO SECOND AMENDMENT TO FOURTH AMENDED AND RESTATED CREDIT AGREEMENT]

HSBC BANK USA, National Association, as a Lender

By:	[illegible]
Name:	[illegible]
Title:	S.V.P.

[SIGNATURE PAGE TO SECOND AMENDMENT TO FOURTH AMENDED AND RESTATED CREDIT AGREEMENT]

JPMORGAN CHASE BANK, N.A., as a Lender

By:	/s/ Anthony Galea
Name:	Anthony Galea
Title:	Executive Director

[SIGNATURE PAGE TO SECOND AMENDMENT TO FOURTH AMENDED AND RESTATED CREDIT AGREEMENT]

CITIZENS BANK, N.A. as a Lender

By:	/s/ Kolby D. Baker
Name:	Kolby D. Baker
Title:	Senior Vice President

[SIGNATURE PAGE TO SECOND AMENDMENT TO FOURTH AMENDED AND RESTATED CREDIT AGREEMENT]

COBANK, ACB, as a Lender

By:	/s/ Robert Prickett
Name:	Robert Prickett
Title:	Vice President

[SIGNATURE PAGE TO SECOND AMENDMENT TO FOURTH AMENDED AND RESTATED CREDIT AGREEMENT]

HORIZON FARM CREDIT ACA, (f/k/a MidAtlantic Farm Credit, ACA as successor-in-interest by merger with AgChoice Farm Credit, ACA), as a Voting Participant

By:	/s/ William Frailey
Name:	William Frailey
Title:	Executive Director

[SIGNATURE PAGE TO SECOND AMENDMENT TO FOURTH AMENDED AND RESTATED CREDIT AGREEMENT]

AGFIRST FARM CREDIT BANK, as a Voting Participant

By:	/s/ Matt Jeffords
Name:	Matt Jeffords
Title:	Senior Vice President

[SIGNATURE PAGE TO SECOND AMENDMENT TO FOURTH AMENDED AND RESTATED CREDIT AGREEMENT]

MANUFACTURERS AND TRADERS TRUST COMPANY, as a Lender

By:	/s/ Dyhan Browdie
Name:	Dyhan Browdie
Title:	Senior Vice President

[SIGNATURE PAGE TO SECOND AMENDMENT TO FOURTH AMENDED AND RESTATED CREDIT AGREEMENT]

BANK OF AMERICA, N.A., as a Lender

By:	/s/ Kevin Dobosz
Name:	Kevin Dobosz
Title:	Senior Vice President

[SIGNATURE PAGE TO SECOND AMENDMENT TO FOURTH AMENDED AND RESTATED CREDIT AGREEMENT]

MUFG BANK, LTD., as a Lender

By:	/s/ Deborah L. White
Name:	Deborah L. White
Title:	Director

[SIGNATURE PAGE TO SECOND AMENDMENT TO FOURTH AMENDED AND RESTATED CREDIT AGREEMENT]

WELLS FARGO BANK, N.A., as a Lender

By:	/s/ Patrick McGovern
Name:	Patrick McGovern
Title:	Senior Vice President

EXHIBIT A

COMPOSITE CREDIT AGREEMENT

EXHIBIT A TO SECOND AMENDMENT TO FOURTH AMENDED AND RESTATED CREDIT AGREEMENT

CUSTOMER CUSIP NO. 69338BAA1

REVOLVER FACILITY CUSIP NO. 69338BAB9

~~TERM LOAN CUSIP NO. 6933BAC7 - ISIN - US69338BAC72~~

$~~400~~250,000,000.00 REVOLVING CREDIT FACILITY

~~€220,000,000.00 TERM LOAN~~

FOURTH AMENDED AND RESTATED CREDIT AGREEMENT

by and among

GLATFELTER CORPORATION

and

Certain of its Subsidiaries, as Borrowers

and

THE GUARANTORS PARTY HERETO,

and

THE LENDERS PARTY HERETO, as Lenders

and

PNC BANK, NATIONAL ASSOCIATION, as Administrative Agent

with

HSBC SECURITIES (USA) INC., PNC CAPITAL MARKETS LLC and JPMORGAN CHASE BANK, N.A. as Joint Lead Arrangers and Joint Bookrunners,

and

HSBC BANK USA, N.A. and JPMORGAN CHASE BANK, N.A., as Co-Syndication Agents

and

COBANK, ACB, CITIZENS BANK, N.A. and MUFG BANK, LTD., as Co-Documentation Agents

Dated as of September 2, 2021

i

	2.4.2	Swing Loan Requests	69
2.5	Making Revolving Credit Loans and Swing Loans; Presumptions by the Administrative Agent; Repayment of Revolving Credit Loans; Borrowings to Repay Swing Loans		69
	2.5.1	Making Revolving Credit Loans	69
	2.5.2	Making Swing Loans	70
	2.5.3	Presumptions by the Administrative Agent	70
	2.5.4	Repayment of Revolving Credit Loans	71
	2.5.5	Borrowings to Repay Swing Loans	71
	2.5.6	Swing Loans Under Cash Management Agreements	72
2.6	Revolving Credit Notes and Swing Loan Note		72
2.7	Utilization of Commitments in Optional Currencies		72
	2.7.1	Periodic Computations of Dollar Equivalent Amounts of Revolving Credit Loans and Letter of Credit Obligations	72
	2.7.2	Notices From Lenders That Optional Currencies Are Unavailable to Fund New Revolving Credit Loans	73
	2.7.3	Notices From Lenders That Optional Currencies Are Unavailable to Fund Renewals of the EURIBOR Rate Option	73
	2.7.4	European Monetary Union	74
	2.7.5	Requests for Additional Optional Currencies	74
2.8	Use of Proceeds		75
2.9	Letter of Credit Subfacility		75
	2.9.1	Issuance of Letters of Credit	75
	2.9.2	Letter of Credit Fees	76
	2.9.3	Disbursements, Reimbursement	76
	2.9.4	Repayment of Participation Advances	78
	2.9.5	Documentation	78
	2.9.6	Determinations to Honor Drawing Requests	79
	2.9.7	Nature of Participation and Reimbursement Obligations	79
	2.9.8	Indemnity	80
	2.9.9	Liability for Acts and Omissions	81
	2.9.10	Issuing Lender Reporting Requirements	82
2.10	Currency Repayments		82
2.11	Optional Currency Amounts		83

	2.12	Reduction of Commitment		83
	2.13	Defaulting Lenders		83
	2.14	[Reserved]		85
	2.15	[Reserved]		85
3.	INTEREST RATES			86
	3.1	Interest Rate Options		86
		3.1.1	Revolving Credit Interest Rate Options	86
		3.1.2	[Reserved]	87
		3.1.3	Rate Quotations	87
	3.2	Interest Periods		87
		3.2.1	Amount of Borrowing Tranche	87
		3.2.2	Renewals	88
		3.2.3	No Conversion of Optional Currency Loans	88
		3.2.4	SONIA Daily Rate	88
	3.3	Interest After Default		88
		3.3.1	Letter of Credit Fees, Interest Rate	88
		3.3.2	Other Obligations	88
		3.3.3	Acknowledgment	88
	3.4	Rate Unascertainable; Illegality; Increased Costs; Deposits Not Available; Benchmark Replacement Setting		89
		3.4.1	Unascertainable	89
		3.4.2	Illegality; Increased Costs; Deposits Not Available	89
		3.4.3	Optional Currency Not Available	90
		3.4.4	Benchmark Replacement Setting	90
		3.4.5	Administrative Agent’s and Lender’s Rights	93
	3.5	[Reserved]		94
	3.6	Selection of Interest Rate Options		94
	3.7	Canadian Interest Act Disclosure		94
	3.8	Canadian Usury Provision		94
	3.9	Maltese Usury Provision		95
4.	PAYMENTS			96
	4.1	Payments		96

4.2	Pro Rata Treatment of Lenders		96
4.3	Interest Payment Dates		97
4.4	Voluntary Prepayments; Replacement of Lender; Change of Lending Office		97
	4.4.1	Right to Prepay	97
	4.4.2	Mitigation Obligations; Replacement of a Lender	99
	4.4.3	Change of Lending Office	100
4.5	Mandatory Prepayments		100
	4.5.1	Currency Fluctuations	100
	4.5.2	[Reserved]	101
	4.5.3	[Reserved]	101
	4.5.4	[Reserved]	101
	4.5.5	[Reserved]	101
	4.5.6	[Reserved]	102
4.6	Increased Costs		102
	4.6.1	Increased Costs Generally	102
	4.6.2	Capital Requirements	103
	4.6.3	Certificates for Reimbursement; Repayment of Outstanding Loans; Borrowing of New Loans	103
	4.6.4	Delay in Requests	104
	4.6.5	Additional Reserve Requirements	104
4.7	Taxes		104
	4.7.1	No Deductions	104
	4.7.2	Stamp Taxes	106
	4.7.3	Indemnification for Taxes	106
	4.7.4	Certificate	107
	4.7.5	Exclusions, etc.	107
	4.7.6	Change of Lending Office, etc.	108
	4.7.7	Status of Lenders	108
	4.7.8	Treatment of Certain Refunds	111
	4.7.9	Survival	112
	4.7.10	Issuing Lender	112
	4.7.11	Maltese Tax	112

	4.8	Indemnity		112
	4.9	Interbank Market Presumption		113
	4.10	Judgment Currency		113
		4.10.1	Currency Conversion Procedures for Judgments	113
		4.10.2	Indemnity in Certain Events	113
	4.11	Requests for Notes		114
	4.12	Settlement Date Procedures		114
	4.13	Borrowers’ Agent		114
5.	REPRESENTATIONS AND WARRANTIES			115
	5.1	Representations and Warranties		115
		5.1.1	Organization and Qualification	115
		5.1.2	Subsidiaries; Certificates of Beneficial Ownership	115
		5.1.3	Power and Authority	115
		5.1.4	Validity and Binding Effect	116
		5.1.5	No Conflict	116
		5.1.6	Litigation	116
		5.1.7	Title to Properties	117
		5.1.8	Financial Statements	117
		5.1.9	Use of Proceeds; Margin Stock	117
		5.1.10	Full Disclosure	118
		5.1.11	Taxes	118
		5.1.12	Consents and Approvals	118
		5.1.13	No Event of Default	119
		5.1.14	Patents, Trademarks, Copyrights, Licenses, Etc.	119
		5.1.15	Insurance	119
		5.1.16	Compliance with Laws	119
		5.1.17	Material Contracts; Burdensome Restrictions	119
		5.1.18	Investment Companies; Regulated Entities	119
		5.1.19	Plans and Benefit Arrangements	120
		5.1.20	Employment Matters	121
		5.1.21	Environmental Matters	121
		5.1.22	Senior Debt Status	122

v

		5.1.23	Anti-Terrorism Laws; Affected Financial Institutions	122
		5.1.24	Delivery of European Loan Documents	123
		5.1.25	Liens in the Collateral	123
		5.1.26	Anti-Corruption Laws	123
	5.2	Continuation of Representations		124
	5.3	Updates to Schedules		124
6.	CONDITIONS OF LENDING AND ISSUANCE OF LETTERS OF CREDIT			124
	6.1	[Reserved]		124
	6.2	Additional Loan or Letter of Credit on or After the Fourth Restatement Effective Date		124
7.	COVENANTS			125
	7.1	Affirmative Covenants		125
		7.1.1	Preservation of Existence, Etc.	125
		7.1.2	Payment of Liabilities, Including Taxes, Etc.	125
		7.1.3	Maintenance of Insurance	125
		7.1.4	Maintenance of Properties and Leases	126
		7.1.5	Maintenance of Patents, Trademarks, Etc.	126
		7.1.6	Visitation Rights	127
		7.1.7	Keeping of Records and Books of Account	127
		7.1.8	Certificates of Beneficial Ownership and Other Additional Information	127
		7.1.9	Compliance with Laws	127
		7.1.10	Joinder of Guarantors and Borrowers	128
		7.1.11	Anti-Terrorism Laws; International Trade Law Compliance	130
		7.1.12	[Reserved]	131
		7.1.13	Keepwell	133
		7.1.14	Further Assurances	133
	7.2	Negative Covenants		134
		7.2.1	Indebtedness	134
		7.2.2	Liens	137
		7.2.3	Limitation on Negative Pledges and Restrictive Agreements	137
		7.2.4	Loans and Investments	138
		7.2.5	Dividends and Related Distributions	140

		7.2.6	Liquidations, Mergers, Consolidations, Acquisitions	141
		7.2.7	Dispositions of Assets or Subsidiaries	143
		7.2.8	Affiliate Transactions	144
		7.2.9	Subsidiaries	145
		7.2.10	Continuation of or Change in Business	145
		7.2.11	Anti-Corruption Laws	145
		7.2.12	Fiscal Year	146
		7.2.13	Sanctions and Anti-Terrorism Laws; Embargoed Property	146
		7.2.14	Changes in Organizational Documents	146
		7.2.15	Maximum Secured Leverage Ratio	146
		7.2.16	Minimum Debt Service Coverage Ratio	147
		7.2.17	European Loan	147
		7.2.18	Receivables Entities	147
	7.3	Reporting Requirements		148
		7.3.1	Quarterly Financial Statements	148
		7.3.2	Annual Financial Statements	149
		7.3.3	Certificate of the Company	149
		7.3.4	Notice of Default	149
		7.3.5	Notice of Litigation	149
		7.3.6	Notice of Change in Debt Rating	150
		7.3.7	Monthly Cash Reports	150
		7.3.8	Notices Regarding the European Loan	150
		7.3.9	Notices Regarding Plans and Benefit Arrangements	150
8.	DEFAULT			151
	8.1	Events of Default		151
		8.1.1	Payments Under Loan Documents	151
		8.1.2	Breach of Warranty	151
		8.1.3	Default in European Loan Documents	152
		8.1.4	Breach of Negative Covenants and Certain Affirmative Covenants	152
		8.1.5	Breach of Other Covenants	152
		8.1.6	Defaults in Other Agreements or Indebtedness	152
		8.1.7	Final Judgments or Orders	152

		8.1.8	Loan Document Unenforceable	153
		8.1.9	Proceedings Against Assets	153
		8.1.10	[Reserved]	153
		8.1.11	Inability to Pay	153
		8.1.12	Events Relating to Plans and Benefit Arrangements	153
		8.1.13	[Reserved]	153
		8.1.14	Change of Control	154
		8.1.15	Involuntary Proceedings	154
		8.1.16	Voluntary Proceedings	154
	8.2	Consequences of Event of Default		155
		8.2.1	Events of Default Other Than Bankruptcy, Insolvency or Reorganization Proceedings	155
		8.2.2	Bankruptcy, Insolvency or Reorganization Proceedings	155
		8.2.3	Set-off	155
		8.2.4	Suits, Actions, Proceedings	156
		8.2.5	Application of Proceeds	156
		8.2.6	Enforcement of Remedies	157
9.	THE ADMINISTRATIVE AGENT			158
	9.1	Appointment and Authority		158
	9.2	Rights as a Lender		158
	9.3	Delegation of Duties		158
	9.4	Non-Reliance on Administrative Agent and Other Lenders		159
	9.5	No Other Duties, etc.		159
	9.6	Exculpatory Provisions		159
	9.7	Reliance by Administrative Agent		160
	9.8	Calculations		160
	9.9	Sharing of Payments		161
	9.10	Successor Administrative Agent		161
	9.11	Administrative Agent’s Fee		162
	9.12	No Reliance on Administrative Agent’s Customer Identification Program		163
	9.13	Collateral and Guaranty Matters		163
	9.14	Erroneous Payments		164

10.	MISCELLANEOUS			167
	10.1	Modifications, Amendments or Waivers		167
		10.1.1	Increase of Commitment	167
		10.1.2	Extension of Payment; Reduction of Principal Interest or Fees	167
		10.1.3	Release a Guarantor, Pledged Loans and Collateral	168
		10.1.4	Miscellaneous	168
	10.2	No Implied Waivers; Cumulative Remedies; Writing Required		169
	10.3	Expenses; Indemnity; Damage Waiver		169
		10.3.1	Costs and Expenses of the Administrative Agent	169
		10.3.2	Indemnification of the Administrative Agent by the Borrowers	170
		10.3.3	Reimbursement and Indemnification of Lenders by the Borrowers	170
		10.3.4	Reimbursement by Lenders	171
		10.3.5	Waiver of Consequential Damages, Etc.	171
		10.3.6	Payments	172
	10.4	Holidays		172
	10.5	Funding by Branch, Subsidiary or Affiliate		172
		10.5.1	Notional Funding	172
		10.5.2	Actual Funding	173
	10.6	Notices; Lending Offices		173
	10.7	Severability		174
	10.8	Governing Law		174
	10.9	Prior Understanding		174
	10.10	Duration; Survival		174
	10.11	Successors and Assigns		175
		10.11.1	Successors and Assigns Generally	175
		10.11.2	Assignments by Lenders	175
		10.11.3	Register	177
		10.11.4	Participations	177
		10.11.5	Certain Pledges; Successors and Assigns Generally	179
	10.12	Confidentiality		179
		10.12.1	General	179
		10.12.2	Sharing Information With Affiliates of the Lenders	180

10.13	Counterparts; Integration; Effectiveness	180
10.14	Administrative Agent’s or Lender’s Consent	181
10.15	Exceptions	181
10.16	CONSENT TO FORUM; WAIVER OF JURY TRIAL	181
10.17	USA Patriot Act	182
10.18	Nature of Foreign Borrower Obligations	183
10.19	Pledge of Foreign Loan Party Loans	183
10.20	Acknowledgment and Consent to Bail-In of Affected Financial Institutions	185
10.21	Certain ERISA Matters	185
10.22	No Advisory or Fiduciary Responsibility	186
10.23	Acknowledgement Regarding Any Supported QFCs	187

x

LIST OF SCHEDULES AND EXHIBITS

SCHEDULES

SCHEDULE 1.1(A)	-	PRICING GRID
SCHEDULE 1.1(B)	-	COMMITMENTS OF LENDERS AND ADDRESSES FOR NOTICES
SCHEDULE 1.1(D)	-	COLLATERAL DOCUMENTS
SCHEDULE 1.1(E)	-	EXISTING LETTERS OF CREDIT
SCHEDULE 1.1(M)	-	MATERIAL SUBSIDIARIES
SCHEDULE 1.1(P)	-	PERMITTED LIENS
~~SCHEDULE 5.1.1~~	~~-~~	~~DOMESTIC QUALIFICATIONS TO DO BUSINESS~~
SCHEDULE 5.1.2	-	SUBSIDIARIES
SCHEDULE 5.1.6	-	LITIGATION
SCHEDULE 5.1.12	-	CONSENTS AND APPROVALS
~~SCHEDULE 5.1.14~~	~~-~~	~~PATENTS, TRADEMARKS, COPYRIGHTS, LICENSES, ETC.~~
SCHEDULE 7.1.10	-	SUBSIDIARY JOINDER REQUIREMENTS
SCHEDULE 7.2.1	-	PERMITTED INDEBTEDNESS
SCHEDULE 7.2.4	-	EXISTING INVESTMENTS (NON-SUBSIDIARY INVESTMENTS)
SCHEDULE 10.11.4	-	VOTING PARTICIPANTS

EXHIBITS

EXHIBIT 1.1(A)	-	ASSIGNMENT AND ASSUMPTION AGREEMENT
~~EXHIBIT 1.1(B)~~	~~-~~	~~BORROWER JOINDER~~
EXHIBIT 1.1(C)	-	QUALIFYING LENDER CONFIRMATIONS
EXHIBIT 1.1(G)(1)	-	GUARANTOR JOINDER
EXHIBIT 1.1(G)(2)	-	GUARANTY AGREEMENT
EXHIBIT 1.1(R)	-	REVOLVING CREDIT NOTE
EXHIBIT 1.1(S)	-	SWING LOAN NOTE
~~EXHIBIT 1.1(T)~~	~~-~~	~~TERM LOAN NOTE~~
~~EXHIBIT 1.6~~	~~-~~	~~SECURITY PRINCIPLES~~
EXHIBIT 2.4	-	LOAN REQUEST
EXHIBIT 4.7.7	-	U.S. TAX COMPLIANCE CERTIFICATES (A-D)
EXHIBIT 7.2.6	-	ACQUISITION COMPLIANCE CERTIFICATE
EXHIBIT 7.3.3	-	QUARTERLY COMPLIANCE CERTIFICATE
EXHIBIT 7.3.7	-	MONTHLY REPORT

FOURTH AMENDED AND RESTATED CREDIT AGREEMENT

THIS FOURTH AMENDED AND RESTATED CREDIT AGREEMENT is dated as of September 2, 2021, and is made by and among GLATFELTER CORPORATION, a Pennsylvania corporation (the “Company”) AND CERTAIN OF ITS SUBSIDIARIES IDENTIFIED ON THE SIGNATURE PAGES TO THE ~~FOURTH RESTATEMENT AGREEMENT~~SECOND AMENDMENT TO FOURTH AMENDED AND RESTATED CREDIT AGREEMENT (as hereafter defined) as “Borrowers” (each a “Borrower” and collectively, the “Borrowers”), each of the GUARANTORS (as hereinafter defined), the LENDERS (as hereinafter defined), PNC BANK, NATIONAL ASSOCIATION, in its capacity as administrative agent for the Lenders under this Agreement (hereinafter referred to in such capacity as the “Administrative Agent”), and, for the limited purpose of public identification in trade tables, HSBC SECURITIES (USA) INC., PNC CAPITAL MARKETS LLC and JPMORGAN CHASE BANK, N.A., as joint lead arrangers, HSBC BANK USA, N.A. and JPMORGAN CHASE BANK, N.A., as co-syndication agents, and COBANK, ACB, CITIZENS BANK N.A. and MUFG BANK, LTD. as co-documentation agents.

WITNESSETH:

WHEREAS, the Company and certain of its Subsidiaries are party to the Third Amended and Restated Credit Agreement dated as of February 8, 2019, as amended (as in effect immediately prior to the effectiveness of this Agreement, the “Third Amended and Restated Credit Agreement”), with the Administrative Agent and the financial institutions party thereto providing for a revolving credit facility in an aggregate principal Dollar Equivalent amount not to exceed $400,000,000.00 and a term loan facility (the “Prior Term Loan Facility”) in an aggregate original principal amount of €220,000,000.00;

WHEREAS, pursuant to the Fourth Restatement Agreement, dated as of September 2, 2021 (the “Fourth Restatement Agreement”), by and among the Company, the Borrowers (as defined therein), the Guarantors (as defined therein), the Lenders party thereto, and the Administrative Agent, certain lenders agreed to, among other things, extend the Expiration Date with respect to the Revolving Credit Commitments as set forth herein; and

WHEREAS, the requisite parties to the Third Amended and Restated Credit Agreement have agreed to amend and restate the Third Amended and Restated Credit Agreement in the form hereof on the terms and subject to the conditions set forth in the Fourth Restatement Agreement.

Accordingly, the Third Amended and Restated Credit Agreement shall be amended and restated on the date on which the conditions specified in Section 2 of the Fourth Restatement Agreement are satisfied (the “Fourth Restatement Effective Date”) as follows:

1.       CERTAIN DEFINITIONS

1.1       Certain Definitions.

In addition to words and terms defined elsewhere in this Agreement, the following words and terms shall have the following meanings, respectively, unless the context hereof clearly requires otherwise:

Accounts Receivable Facility Documents shall mean all documentation entered into by the Company and its Subsidiaries, including, without limitation, the Receivables Entity, in connection with the sale or other transfer of accounts receivable and other related assets pursuant to a Permitted Accounts Receivable Program, as such documentation may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms hereof and thereof.

Additional Indebtedness shall mean unsecured Indebtedness (not consisting of Indebtedness between or among Loan Parties and/or their Subsidiaries), the incurrence of which would not render the representation made in Section 5.1.22 untrue, which has a maturity not less than six (6) months after the ~~then-latest~~ Expiration Date (as determined at the time of the incurrence of such Indebtedness).

Administrative Agent shall mean PNC Bank, National Association, and its successors and assigns, in its capacity as administrative agent hereunder.

Administrative Agent’s Fee shall have the meaning assigned to that term in Section 9.11.

Administrative Agent’s Letter shall have the meaning assigned to that term in Section 9.11.

Affected Financial Institution shall mean (a) any EEA Financial Institution or (b) any UK Financial Institution.

Affiliate as to any Person shall mean any other Person which, directly or indirectly controls, is controlled by, or is under common control with such Person. For purposes of this definition, “control” (including, with correlative meanings, the term “controlled by” and “under common control with”) shall mean the power, directly or indirectly, either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors of such Person or (b) direct or cause the direction of the management and policies of such Person whether through the ownership of voting securities or by contract or otherwise, including the power to elect a majority of the directors of a corporation.

Agreement shall mean this Fourth Amended and Restated Credit Agreement, as the same may be extended, renewed, amended, supplemented or restated from time to time, including all schedules and exhibits.

Anti-Corruption Laws shall mean the United States Foreign Corrupt Practices Act of 1977, as amended, the UK Bribery Act 2010, the Corruption of Foreign Public Officials Act, S.C. 1998, c. 34 (Canada) and any other similar anti-corruption Laws or regulations administered or enforced in any jurisdiction in which any Borrower or any of such Borrower’s Subsidiaries conduct business.

Anti-Terrorism Laws shall mean any applicable Laws relating to terrorism financing, trade sanctions programs and embargoes, import/export licensing, money laundering or bribery (including, without limitation, the United Kingdom Bribery Act of 2010, the US Foreign Corrupt Practices Act of 1977, the Bank Secrecy Act, 31 U.S.C. § 5311 et seq., the USA PATRIOT Act, the International Emergency Economic Powers Act, 50 U.S.C. 1701, et seq., the Trading with the Enemy Act, 50 U.S.C. App. 1, et seq., 18 U.S.C. § 2332d, and 18 U.S.C. § 2339B and Canadian Anti-Money Laundering & Anti-Terrorism Laws), the Luxembourg law of 12 November 2004 on the fight against money laundering and terrorist financing, as amended, the Prevention of Money Laundering Act (Chapter 373 of the Laws of Malta) and any other regulations issued thereunder including the Prevention of Money Laundering and Funding of Terrorism Regulations (subsidiary legislation 373.01 of the Laws of Malta) and any regulation, order, or directive promulgated, issued or enforced by any Official Body having jurisdiction over ~~the~~a Borrower or any other Covered Entity or to which ~~the~~a Borrower or any other Covered Entity is subject, including, without limitation, any published economic or financial sanctions or trade embargoes administered, implemented or enforced by the US Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the US Department of State, the United Nations Security Council, the European Union, any European Union member state, ~~Her~~His Majesty’s Treasury, the Hong Kong Monetary Authority, the Sanctions Monitoring Board (Malta) or other relevant applicable sanctions authority, all as amended, supplemented or replaced from time to time.

Applicable Commitment Fee Rate shall mean the percentage rate per annum at the indicated level of ~~Debt Rating or~~  Secured Leverage Ratio~~, as applicable,~~ in the pricing grid on Schedule 1.1(A) under the heading “Commitment Fee.” The Applicable Commitment Fee Rate shall be computed in accordance with the parameters set forth on Schedule 1.1(A).

Applicable Margin shall mean the percentage spread to be added to (i) the Euro-Rate under the Euro-Rate Option, the EURIBOR Rate under the EURIBOR Rate Option, ~~or~~ to the Base Rate under the Base Rate Option, or to the Term SOFR Rate under the Term SOFR Rate Loan Option ~~with respect to Revolving Credit Loans   and (ii) to the EURIBOR Rate under the EURIBOR Rate Option (or the Foreign Base Rate, if applicable) with respect to the Term Loans~~ at the indicated level of ~~Debt Rating or~~ Secured Leverage Ratio~~, as applicable,~~ in the pricing grid on Schedule 1.1(A) under the heading “Euro-Rate Spread”, “EURIBOR Rate Spread”, “Base Rate Spread”, or “Term SOFR Rate Loan Spread.” The Applicable Margin shall be computed in accordance with the parameters set forth on Schedule 1.1(A).

Approved Fund shall mean, with respect to any Lender, any Person (other than a natural person) that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business and is administered, advised or managed by (a) such Lender, (b) an Affiliate of such Lender or (c) an entity or an Affiliate of an entity that administers, advises or manages such Lender.

Assignment and Assumption Agreement shall mean an Assignment and Assumption Agreement by and among a Purchasing Lender, a Transferor Lender and the Administrative

Agent, as Administrative Agent and on behalf of the remaining Lenders, substantially in the form of Exhibit 1.1(A).

Authorized Officer shall mean those individuals, designated by written notice to the Administrative Agent from the Company, on behalf of all the Loan Parties, authorized to execute notices, reports and other documents on behalf of the Loan Parties required hereunder. The Company, on behalf of all the Loan Parties, may amend such list of individuals from time to time by giving written notice of such amendment to the Administrative Agent.

~~Availability shall have the meaning assigned to that term in Section 7.2.7(v).~~

Available Tenor shall mean, as of any date of determination and with respect to the then-current Benchmark for any Currency, as applicable, (x) if the then current Benchmark for such ~~c~~Currency is a term rate or is based on a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an ~~I~~interest ~~P~~period pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 3.4.4, or (y) otherwise, any payment period for interest calculated with reference to such Benchmark for such Currency, as applicable, pursuant to this Agreement as of such date~~if the then current Benchmark for such currency is not a term rate nor based on a term rate, any payment period for interest calculated with reference to such Benchmark pursuant to this Agreement as of such date~~.

Bail-In Action shall mean the exercise of any Write-Down and Conversion Powers by the applicable ~~EEA~~ Resolution Authority in respect of any liability of an ~~EEA~~Affected Financial Institution.

Bail-In Legislation shall mean, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

Base Rate shall mean, for any day, a fluctuating per annum rate of interest equal to the highest of (i) the Overnight Bank Funding Rate, plus 0.5%, (ii) the Prime Rate, and (iii) ~~the~~ Daily ~~Euro-Rate~~Simple SOFR, plus 100 basis points (1.0%) so long as Daily Simple SOFR is offered, ascertainable and not unlawful; provided that if the Base Rate as determined above would be less than zero, then such rate shall be deemed to be zero. Any change in the Base Rate (or any component thereof) shall take effect at the opening of business on the day such change occurs. Notwithstanding anything to the contrary contained herein, in the case of any event specified in Section 3.4.1 or Section 3.4.2, to the extent any such determination affects the calculation of Base Rate, the definition hereof shall be calculated without reference to clause (iii) until the circumstances giving rise to such event no longer exist.

Base Rate Option shall mean the option of the Borrowers to have Revolving Credit Loans which are denominated in Dollars bear interest at the rate and under the terms and conditions set forth in Section 3.1.1(i).

Benchmark shall mean, initially, with respect to Obligations, interest, fees, commissions, or other amounts denominated in, or calculated with respect to, (a) Dollars, SOFR and the Term SOFR Reference Rate, (b) Euros, the EURIBOR Rate, or (c) British Pounds Sterling or Canadian Dollars, the Euro-Rate applicable for such Currency; provided that if a Benchmark Transition Event has occurred with respect to the then-current Benchmark~~with respect to any Euro-Rate Loan or EURIBOR Loan in any Currency, the applicable Euro-Rate or EURIBOR; provided that if a Benchmark Transition Event, a Term SOFR Transition Event, an Early Opt-in Election or an Other Benchmark Rate Election, as applicable, and its related Benchmark Replacement Date have occurred with respect to such applicable Euro-Rate, EURIBOR Rate or the then-current Benchmark for such currency~~, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 3.4.4.

Benchmark Replacement shall mean, ~~for any Available Tenor~~with respect to any Benchmark Transition Event, the first applicable alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date~~; provided that, for any Loan denominated in an Optional Currency or in the case of an Other Benchmark Rate Election, “Benchmark Replacement” shall mean the alternative set forth in clause (3) below~~:

(1)          ~~for any Loan denominated in Dollars, the sum of: (A) Term SOFR and (B) the related Benchmark Replacement Adjustment~~Where the Benchmark is Term SOFR, the sum of: (A) Daily Simple SOFR and (B) the SOFR Adjustment for a 1-month Interest Period;

(2)          ~~for any Loan denominated in Dollars, the sum of: (A) Daily Simple SOFR and (B) the related Benchmark Replacement Adjustment~~Where the Benchmark is the EURIBOR Rate~~; or~~,

           (I)        the sum of (A) Term RFR for €STR and (B) the related Benchmark Replacement Adjustment; and

           (II)        the sum of: (A) Daily Simple RFR for €STR and (B) the related Benchmark Replacement Adjustment; and

(3)          the sum of: (A) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrowers ~~as the replacement for the then-current Benchmark for the applicable Corresponding Tenor~~ giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body, (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for syndicated credit facilities denominated in the applicable Currency at such time and (iii) whether the alternate benchmark rate will give rise to a deemed exchange under Section 1001 of the Internal

Revenue Code of 1986, as amended, the Treasury regulations thereunder and applicable IRS guidance and (B) the related Benchmark Replacement Adjustment.

provided that~~, in the case of clause (1), such Unadjusted Benchmark Replacement is displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion; provided further that, in the case of clause (3), when such clause is used to determine the Benchmark Replacement in connection with the occurrence of an Other Benchmark Rate Election, the alternate benchmark rate selected by the Administrative Agent and the Borrower shall be the term benchmark rate that is used in lieu of a LIBOR-based rate in the relevant other Dollar-denominated syndicated credit facilities; provided, further, that, with respect to a Term SOFR Transition Event, on the applicable Benchmark Replacement Date, the “Benchmark Replacement” shall revert to and shall be determined as set forth in clause (1) of this definition. I~~ if the Benchmark Replacement as determined pursuant to clause ~~(1),~~ (2) or (3) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents; and provided further, that any Benchmark Replacement shall be administratively feasible as determined by the Administrative Agent in its sole discretion.

Benchmark Replacement Adjustment shall mean, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrowers, giving due consideration to (A) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (B) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for syndicated credit facilities denominated in the applicable Currency at such time.

Benchmark Replacement Conforming Changes shall mean, with respect to the Term SOFR Rate, Euro-Rate, EURIBOR Rate or any Benchmark Replacement ~~for any Currency~~ in relation thereto, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “Interest Period,” the definition of “U.S. Government Securities Business Day,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent (in consultation with the Company) decides may be appropriate to reflect the adoption and implementation of the Term SOFR Rate, the Euro-Rate, the EURIBOR Rate or such Benchmark Replacement ~~for such Currency~~ and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice in the United States (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice in the United States for the administration of the Term SOFR Rate, the Euro-Rate, the EURIBOR Rate or ~~such~~ Benchmark Replacement ~~for such Currency~~ exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

Benchmark Replacement Date shall mean, a date and time determined by the Administrative Agent, which date shall be no later than  ~~with respect to any Benchmark for any Currency,~~ the earliest to occur of the following events with respect to the then-current Benchmark for such Currency:

(1)       in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark ~~for such Currency~~ (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate or is based on a term rate, all Available Tenors of such Benchmark (or such component thereof); or

(2)       in the case of clause (3) of the definition of “Benchmark Transition Event,” the ~~date determined by the Administrative Agent, which date shall promptly follow the date of the public statement or publication of information referenced therein;~~first date on which all Available Tenors of such Benchmark (or the published component used in the calculation thereof) has been or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) have been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (3) and even if such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

~~(3)        in the case of a Term SOFR Transition Event, the date that is set forth in the Term SOFR Notice provided to the Lenders and the Borrowers pursuant to Section 3.4.4, which date shall be at least 30 days from the date of the Term SOFR Notice; or~~

~~(4)        in the case of an Early Opt-in Election or an Other Benchmark Rate Election, the sixth (6th) Business Day after the date notice of such Early Opt-in Election or Other Benchmark Rate Election, as applicable, is provided to the Lenders, so long as the Administrative Agent has not received, by 5:00 p.m. (Pittsburgh time) on the fifth (5th) Business Day after the date notice of such Early Opt-in Election or Other Benchmark Rate Election, as applicable, is provided to the Lenders, written notice of objection to such Early Opt-in Election or Other Benchmark Rate Election, as applicable, from Lenders comprising the Required Lenders.~~

For the avoidance of doubt, ~~(i) if the event giving rise to the Benchmark Replacement Date for any Currency occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such Currency for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof)~~ if such Benchmark is a term rate or is based on a term rate, the

“Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

Benchmark Transition Event shall mean, with respect to any Benchmark for any Currency, the occurrence of one or more of the following events with respect to the then-current Benchmark for such Currency:

(1)       a public statement or publication of information by or on behalf of the administrator of such Benchmark ~~for such Currency~~ (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate or is based on a term rate, all Available Tenors of such Benchmark ~~for such Currency~~ (or such component thereof), permanently or indefinitely,; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark ~~for such Currency~~ (or such component thereof);

(2)       a public statement or publication of information by an Official Body having jurisdiction over the Administrative Agent, the regulatory supervisor for the administrator of such Benchmark ~~for such Currency~~ (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark ~~for such Currency~~ (or such component), a resolution or other governmental authority with jurisdiction over the administrator for such Benchmark ~~for such Currency~~ (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark ~~for such Currency~~ (or such component), which states that the administrator of such Benchmark ~~for such Currency~~ (or such component) has ceased or will cease to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate or is based on a term rate, all Available Tenors of such Benchmark ~~for such Currency~~ (or such component thereof) permanently or indefinitely,; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate or is based on a term rate, any Available Tenor of such Benchmark ~~for such Currency~~ (or such component thereof); or

(3)       a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark ~~for such Currency~~ (or the published component used in the calculation thereof) or an Official Body having jurisdiction over the Administrative Agent announcing that such Benchmark (or such component thereof) or, if such Benchmark is a term rate or is based on a term rate, all Available Tenors of such Benchmark ~~for such Currency~~ (or such component thereof) are not, or as of a specified future date will not be, ~~no longer~~ representative.

For the avoidance of doubt, if such Benchmark is a term rate or is based on a term rate, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark ~~for any Currency~~ if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark ~~for such Currency~~ (or the published component used in the calculation thereof).

Benchmark Unavailability Period shall mean~~, with respect to any Benchmark and with respect to any Currency,~~ the period (if any) (x) beginning at the time that a Benchmark Replacement Date ~~pursuant to clauses (1) or (2) of that definition~~ has occurred if, at such time, no Benchmark Replacement ~~for such Currency~~ has replaced the then-current Benchmark for ~~such~~any Currency for all purposes hereunder and under any Loan Document in accordance with Section 3.4.4 and (y) ending at the time that a Benchmark Replacement ~~for such Currency~~ has replaced the then-current Benchmark for such Currency for all purposes hereunder and under any Loan Document in accordance with Section 3.4.4.

Beneficial Owner shall mean each of the following: (a) each individual, if any, who, directly or indirectly, owns 25% or more of a ~~Foreign~~ Loan Party’s equity ownership interests; and (b) a single individual with significant responsibility to control, manage, or direct a ~~Foreign~~ Loan Party.

Beneficial Ownership Regulation shall mean 31 C.F.R. § 1010.230.

Benefit Arrangement shall mean at any time an “employee benefit plan,” within the meaning of Section 3(3) of ERISA, which is neither a Plan nor a Multiemployer Plan and which is maintained, sponsored or otherwise contributed to by any member of the ERISA Group.

Benefit Plan shall mean any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Internal Revenue Code or (c) any Person whose assets include (for purposes of 29 CFR § 2510.3-101 et seq., as modified by ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Internal Revenue Code) the assets of any such “employee benefit plan” or “plan”.

BHC Act Affiliate of a party shall mean an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

Blocking Regulation shall have the meaning assigned to that term in Section 5.1.23.

Borrower or Borrowers shall have the meaning ~~given~~assigned to such terms in the introductory paragraph hereto ~~and shall include any Person required to join this Agreement pursuant to Section 7.2.9 or which elects to join this agreement as a Borrower and, in each case, executes a Borrower Joinder~~.

Borrower Agent shall have the meaning assigned to ~~this~~that term in Section 4.13.

~~Borrower Joinder shall mean a joinder by a Person as a Borrower under this Agreement and the other Loan Documents in substantially the form of Exhibit 1.1(B).~~

Borrowing Date shall mean, with respect to any Loan, the date for the making thereof, which shall be a Business Day.

Borrowing Tranche shall mean specified portions of Loans outstanding as follows:

(i) any Revolving Credit Loans to which a Euro-Rate Option applies which become subject to the same Interest Rate Option under the same Loan Request by the Borrowers and which have the same Interest Period and which are denominated ~~either in Dollars or~~ in the same Optional Currency shall constitute one Borrowing Tranche, (ii) any Revolving Credit Loans to which a EURIBOR Rate Option applies which become subject to the same Interest Rate Option under the same Loan Request by the Borrowers and which have the same Interest Period shall constitute one Borrowing Tranche, (iii) all Revolving Credit Loans to which a Base Rate Option applies shall constitute one Borrowing Tranche and (iv) any ~~Term~~Revolving Credit Loans ~~under the same Loan Request by the Borrowers~~to which a Term SOFR Rate Loan Option applies which become subject to the same Interest Rate Option under the same Loan Request by the Borrowers and which have the same Interest Period shall constitute one Borrowing Tranche.

British Pound Sterling shall mean the lawful currency of the United Kingdom.

Business Day shall mean any day other than a Saturday or Sunday or a legal holiday on which commercial banks are authorized or required to be closed, or are in fact closed, for business in Pittsburgh, Pennsylvania (or, if otherwise, the lending office of the Administrative Agent); provided that for purposes of any direct or indirect calculation or determination of, or when used in connection with any interest rate settings, fundings, disbursements, settlements, payments, or other dealings with respect to (i) any Term SOFR Rate Loan, the term “Business Day” means any such day that is also a U.S. Government Securities Business Day, (ii)~~and (i) if the applicable Business Day relates to~~ any Revolving Credit Loan (other than a SONIA Daily Rate Loan) to which the Euro-Rate Option or the EURIBOR Rate Option applies ~~or to any Term Loan~~, such day must also be a day on which dealings are carried on in the Relevant Interbank Market, (iii) ~~if the applicable Business Day relates to~~ any SONIA Daily Rate Loan, such day must also be a day on which banks are open for business in London, (i~~ii~~v) ~~with respect to~~ advances or payments of Revolving Credit Loans or any other matters relating to Revolving Credit Loans denominated in an Optional Currency, such day also shall be a day on which dealings in deposits in the relevant Optional Currency are carried on in the Relevant Interbank Market (including, in respect of Canadian Dollar Loans, Toronto, Ontario), and (~~i~~v) ~~in relation to~~ any payment or other obligations of any Foreign Loan Parties, such day must also be a day on which banks in the jurisdiction of such Foreign Loan Party are open for business.

Canadian Anti-Money Laundering & Anti-Terrorism Laws shall mean the Criminal Code, R.S.C. 1985, c. C 46, The Proceeds of Crime (Money Laundering) and Terrorist Financing Act, S.C. 2000, c. 17, the United Nations Act, R.S.C. 1985, c. U-2, the Corruption of Foreign Public Officials Act, S.C. 1998, c. 34 or any similar Canadian legislation, together with all rules, regulations and interpretations thereunder or related thereto.

Canadian Borrower shall mean ~~each Borrower incorporated or otherwise organized under the Laws of Canada or any province or territory thereof~~GLATFELTER GATINEAU LTÉE.

Canadian Collateral Documents shall mean the (i) the Canadian Security Agreement, dated as of the Second Amendment Closing Date, executed and delivered by the Canadian Borrower to the Administrative Agent for the benefit of the Secured Parties, and joined by any other Loan Party after the Second Amendment Closing Date, (ii) the Deed of Hypothec on the

universality of movable properties of the Canadian Borrower dated March 24, 2023, executed and delivered by the Canadian Borrower and the Administrative Agent, as hypothecary representative for the Secured Parties, (iii) the Canadian Patent, Trademark and Copyright Security Agreement, dated as of the Second Amendment Closing Date, executed and delivered by the Canadian Borrower to the Administrative Agent for the benefit of the Secured Parties, and joined by any other Loan Party after the Second Amendment Closing Date, (iv) the Deed of Hypothec on the universality of immovable properties of the Canadian Borrower by the Canadian Borrower and the Administrative Agent, as hypothecary representative for the Secured Parties, (v) and any other agreement, document or instrument governed by the laws of any applicable province or territory of Canada granting, purporting to grant or evidencing a Lien in Collateral in favor of the Administrative Agent, whether in its capacity as such or in its capacity as hypothecary representative of the Secured Parties, for its benefit and the benefit of the Secured Parties, executed and delivered by the Canadian Borrower and/or each other Loan Party that now or hereafter has a registered address, a domicile or any tangible assets, or carries on any business in Canada.

Canadian Defined Benefit Plan shall mean any Canadian Pension Plan which contains a “defined benefit provision,” as defined in subsection 147.1(1) of the Income Tax Act (Canada).

Canadian Dollar shall mean the lawful currency of Canada.

Canadian Dollar Loans shall mean Loans made in Canadian Dollars.

Canadian Loan Party shall mean any Loan Party incorporated or otherwise organized under the laws of Canada or any province or territory thereof.

Canadian MEPP shall mean a “multi-employer plan”, as defined in subsection 147.1(1) of the Income Tax Act (Canada), or any other “multi-employer plan” that is subject to pension standards legislation in Canada or any province thereof to which a Loan Party is required to contribute pursuant to a collective agreement, participation agreement or a similar agreement, where contributions by a Loan Party are fixed and do not vary based on the plan’s funded status, but which is not maintained or administered by the Loan Party.

Canadian Pension Event shall mean, with respect to any Canadian Pension Plan, (a) the failure to make or, if applicable, accrue in accordance with normal accounting practices, any employer or employee contributions, premiums or payments required by applicable Law or by the terms of such Canadian Pension Plan; (b) the failure to register, loss of good standing or the revocation of registration with any applicable Official Body of such Canadian Pension Plan that is required to be registered; or (c) the failure of such Canadian Pension Plan to comply with any material provisions of applicable Law or with the material terms of such Canadian Pension Plan.

Canadian Pension Plan shall mean a “pension plan” or “plan” within the meaning of the applicable pension benefits legislation in any jurisdiction of Canada, that is organized and administered to provide pensions, pension benefits or retirement benefits for employees and former employees of any Loan Party, but does not include a Canadian MEPP.

Cash Management Agreements shall have the meaning assigned to that term in Section 2.5.6.

CDOR Rate shall have the meaning assigned to ~~such~~that term in the definition of Euro-Rate.

CEA shall mean the Commodity Exchange Act (7 U.S.C.§1 et seq.), as amended from time to time, and any successor statute.

Certificate of Beneficial Ownership shall mean a certificate regarding beneficial ownership required by the Beneficial Ownership Regulation with respect to the Beneficial Owners of the ~~Foreign~~ Loan Parties which shall be in form and substance acceptable to the Administrative Agent (as amended or modified by Administrative Agent from time to time in its sole discretion).

CFTC shall mean the Commodity Futures Trading Commission.

Change in Law shall mean the occurrence, after the date of this Agreement, of any of the following: (i) the adoption or taking effect of any Law, (ii) any change in any Law or in the administration, interpretation, implementation or application thereof by any Official Body or (iii) the making or issuance of any request, rule, guideline or directive (whether or not having the force of Law) by any Official Body; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, regulations, guidelines, interpretations or directives thereunder or issued in connection therewith (whether or not having the force of Law) and (y) all requests, rules, regulations, guidelines, interpretations or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities (whether or not having the force of Law), in each case pursuant to Basel III, shall in each case be deemed to be a Change in Law regardless of the date enacted, adopted, issued, promulgated or implemented.

CIP Regulations shall have the meaning assigned to that term in Section 9.12.

Class~~, when used in reference to (a) any Loan or borrowing of Loans, refers to whether such Loan, or the Loans comprising such borrowing, are Revolving Credit Loans or Term Loans, (b) any Commitment, refers to whether such Commitment is a Revolving Credit Commitment or a Term Loan Commitment, and (c) any Lender, refers to whether such Lender has a Loan or Commitment of a particular Class~~ shall have the meaning assigned to such term in the Fourth Restatement Agreement (without giving effect to the Second Amendment).

Closing Date shall mean February 8, 2019.

CO shall mean the Swiss Code of Obligations of March 30, 1911 (Obligationenrecht), as amended from time to time.

Collateral shall ~~have the meaning assigned to that term in the Security Principles set forth on Exhibit 1.6 hereto~~mean any and all assets, whether real or personal, tangible or intangible, on which Liens are granted or purported to be granted pursuant to the Collateral Documents, as security for the Obligations.

Collateral Agent shall mean ~~the Person (if any) appointed as the collateral agent under this Agreement and the other Loan Documents and if no such Person is appointed and a Security Triggering Event has occurred then the Administrative Agent shall serve~~PNC Bank, National Association, in its capacity as the ~~C~~collateral ~~A~~agent hereunder or any successor collateral agent.

Collateral Documents shall mean (i) the Domestic Collateral Documents, ~~have the meaning assigned to such term in Section 1.6~~including the U.S. Security Agreement, the U.S. Pledge Agreement, the U.S. IP Security Agreement, the U.S. Mortgages and the Canadian Collateral Documents, (ii) the Foreign Collateral Documents, including the English Debenture and the English Share Charge and (iii) any other agreement, document or instrument purporting to grant a Lien in Collateral to the Administrative Agent for its benefit and the benefit of the Lenders. As of the Closing Date, the Collateral Documents are listed on Schedule 1.1(D).

 Commercial Letter of Credit shall mean any letter of credit which is a commercial letter of credit issued in respect of the purchase of goods or services by the Company or any of its Subsidiaries.

Commitment shall mean, as to any Lender ~~the aggregate of~~, its Revolving Credit Commitment ~~and Term Loan Commitment~~ and, in the case of PNC, its Swing Loan Commitment, and Commitments shall mean the aggregate of the Revolving Credit Commitments~~, Term Loan Commitments~~ and the Swing Loan Commitment of all of the Lenders.

Commitment Fee shall have the meaning assigned to that term in Section 2.3.

Company shall have the meaning ~~given~~assigned to ~~such~~that term in the introductory paragraph hereto.

Compliance Certificate shall have the meaning assigned to ~~such~~that term in Section 7.3.3.

Computation Date shall have the meaning assigned to ~~such~~that term in Section 2.7.1.

~~Consideration shall mean with respect to any Permitted Acquisition, the aggregate of (i) any cash paid by any of the Loan Parties to the seller in connection therewith and (ii) the Indebtedness incurred or assumed by any of the Loan Parties, whether in favor of the seller or otherwise and whether fixed or contingent, including without limitation any Guaranty given or incurred by any Loan Party in connection therewith.~~

Consolidated Adjusted EBITDA shall mean, for any period, Consolidated EBITDA adjusted to include (without duplication) the pro forma effects of acquisitions and divestitures (not including timberland property sales) made during such period, excluding the EBITDA of divested Persons, but including historical EBITDA of acquired Persons as if such acquisition or divestiture had been consummated on the first day of such period. Any such adjustment to Consolidated EBITDA shall be made for four (4) fiscal quarters, starting with the fiscal quarter in which the transaction giving rise to such adjustment was consummated.

Consolidated Debt Service shall mean, for any period of determination, interest expense and scheduled principal installments on Indebtedness (as adjusted for prepayments), in each case of the Company and its Subsidiaries for such period determined and consolidated in accordance with GAAP; provided that Consolidated Debt Service shall not include (i) any interest expense or scheduled principal installments with respect to the Prior Term Loan Facility, or (ii) any interest expense or payments of principal of the outstanding debt of Glatfelter Gernsbach GmbH that is repaid on or prior to the Second Amendment Closing Date; provided in each case that any payments of principal that are funded with the proceeds of Indebtedness shall be excluded for the purposes of this calculation.

Consolidated EBITDA shall mean, as of the end of any fiscal quarter: (i) EBITDA of the Company and its Subsidiaries on a consolidated basis for the immediately preceding four fiscal quarters, plus (without duplication) (ii) the aggregate gain on sale of timberland properties, as determined in accordance with GAAP, made within the four immediately preceding fiscal quarters, net of any losses on such sales, provided that the amount of the net gain on sale of timberland properties included in the calculation of Consolidated EBITDA under this clause (ii) may not exceed $2,000,000.00~~10% of the Consolidated EBITDA of the Company and its Subsidiaries for the immediately preceding four fiscal quarters (prior to including any gains from the sale of timberland properties)~~, plus (without duplication) (iii) the amount of pro forma “run rate” cost savings, operating expense reductions and synergies (net of actual amounts realized) related to (x) the Company’s acquisition of the U.S. nonwovens business of Georgia-Pacific LLC pursuant to that certain Share Purchase Agreement, dated as of January 5, 2021, by and between the Company and GPPC Equity Holdings LLC, (y) the Project Jupiter Transactions and/or (z) any other investments or acquisitions permitted under this Agreement, in each case that are reasonably identifiable, factually supportable and projected by the Company in good faith to result from actions that have been taken or with respect to which substantial steps have been taken or are expected to be taken, in the good faith determination of the Company, within 24 months after the closing date of the applicable acquisition or investment giving rise to such savings, reductions and synergies (provided that the aggregate amount added pursuant to this clause (iii) shall not exceed 20% of the Consolidated EBITDA of the Company and its Subsidiaries (calculated prior to giving effect to any such amount added pursuant to this clause (iii)~~)~~ for the immediately preceding four fiscal quarters), provided, further, that Consolidated EBITDA shall exclude (a) non-recurring third party transaction costs relating to an actual or proposed acquisition, divestiture or other investment, regardless of whether consummated, such as (x) legal expenses, third party due diligence costs, transaction advisory services, hedging costs and financing fees and (y) project management and integration costs incurred within one year of consummation of the transactions giving rise to such non-recurring costs; (b) non-recurring third party transaction costs relating to the closing of this Agreement, any other borrowing or incurrence of Indebtedness (or commitments in respect thereof) and repayment or early redemption of Indebtedness such as (x) legal expenses, and (y) fees or other charges pursuant to the prepayment or redemption of Indebtedness; (c) to the extent deducted in calculating net income, non-cash charges and expenses (including, for the avoidance of doubt, non-cash stock compensation expense); (d) to the extent deducted in calculating net income, extraordinary, unusual or non-recurring charges, costs or expenses (x) incurred on or prior to the Second Amendment Closing Date, (y) in an aggregate amount not to exceed $30,000,000.00 for the time period beginning on the Second Amendment Closing Date and ending on June 30, 2024 in connection with any restructuring (whether or not classified as such under GAAP) including Project Eagle or project start up (including, in each case, as a result of or in connection with any Permitted Acquisition) and (z) in an aggregate amount not to exceed $40,000,000.00 for the time period beginning on the January 1, 2024 and ending on the Expiration Date in connection with any restructuring (whether or not classified as such under GAAP) or project start up (including, in each case, as a result of or in connection with any Permitted Acquisition) (provided that the aggregate amount added pursuant to this clause (d)(z) shall not exceed 15% of the Consolidated EBITDA of the Company and its Subsidiaries (calculated prior to giving effect to any such amount added pursuant to this clause (d)(z) for the immediately preceding four fiscal quarters); and (e) to the extent included in calculating net income, extraordinary, unusual or non-recurring non-cash gains; provided that, without counting towards any of the foregoing limitations, Consolidated EBITDA for the fiscal quarter ended June 30, 2022 shall be deemed to be $27,896.000.00, Consolidated EBITDA for the fiscal quarter ended September 30, 2022 shall be deemed to be $26,971,000.00, and Consolidated EBITDA for the fiscal quarter ended December 31, 2022 shall be deemed to be $23,404,000.00.

Consolidated Total Assets shall mean, at any time, the total consolidated assets of the Company and its Subsidiaries measured as of the last day of the fiscal year ending on or prior to the date of determination, as determined in accordance with GAAP.

Consolidated Total Secured Debt shall mean, as of any date of determination, all long and short term Indebtedness of the Company and its Subsidiaries that is on such date secured by a Lien on assets of a Loan Party.

~~Consolidated Total Net Debt shall mean Consolidated Total Debt less unrestricted cash and cash equivalents of the Company and its Subsidiaries.~~

Contamination shall mean the presence or release or threat of release of Regulated Substances in, on, under or emanating to or from the Property, which pursuant to Environmental Laws requires notification or reporting to an Official Body, or which pursuant to Environmental Laws requires the investigation, cleanup, removal, remediation, containment, abatement of or other response action or which otherwise constitutes a violation of Environmental Laws.

~~Corresponding Tenor shall mean with respect to any Available Tenor, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.~~

Covered Entity shall mean (a) the Company and each of its Subsidiaries and (b) each Person that, directly or indirectly, is in control of a Person described in clause (a) above. For purposes of this definition, control of a Person shall mean the direct or indirect power to direct or cause the direction of the management and policies of such Person whether by ownership of equity interests, contract or otherwise.

Covered Party shall have the meaning set forth in Section 10.23.

CTA shall mean the United Kingdom Corporation Tax Act 2009.

Currency shall mean Dollars and each Optional Currency.

~~Daily Euro-Rate shall mean, for any day, the rate per annum determined by the Administrative Agent as the Published Rate, as adjusted for any additional costs pursuant to Section 4.6.5. Notwithstanding the foregoing, if the Daily Euro-Rate as determined above would~~

~~be less than zero (0.00), such rate shall be deemed to be zero (0.00) for purposes of this Agreement.~~

Daily Simple RFR shall mean, for any day (an “RFR Day”), a rate per annum determined by the Administrative Agent, for any Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to Euros (rounded upwards, at the Administrative Agent’s discretion, to the nearest 1/100 of 1%) equal to €STR for the day that is two (2) Business Days prior to (A) if such RFR Day is a Business Day, such RFR Day or (B) if such RFR Day is not a Business Day, the Business Day immediately preceding such RFR Day, in each case, as such €STR is published by the €STR Administrator on the €STR Administrator’s Website.

Daily Simple SOFR shall mean, for any day (a “SOFR Rate Day”), the interest rate per annum determined by the Administrative Agent (rounded upwards, at the Administrative Agent’s discretion, to the nearest 1/100th of 1%) equal to SOFR for the day (the “SOFR Determination Date”) that is 2 Business Days prior to (i) such SOFR Rate Day if such SOFR Rate Day is a Business Day or (ii) the Business Day immediately preceding such SOFR Rate Day if such SOFR Rate Day is not a Business Day, in each case, as such SOFR is published by the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate) on the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source identified by the Federal Reserve Bank of New York or its successor administrator for the secured overnight financing rate from time to time. If Daily Simple SOFR as determined above would be less than the SOFR Floor, then Daily Simple SOFR shall be deemed to be the SOFR Floor. If SOFR for any SOFR Determination Date has not been published or replaced with a Benchmark Replacement by 5:00 p.m. (Pittsburgh, Pennsylvania time) on the second Business Day immediately following such SOFR Determination Date, then SOFR for such SOFR Determination Date will be SOFR for the first Business Day preceding such SOFR Determination Date for which SOFR was published in accordance with the definition of “SOFR”; provided that SOFR determined pursuant to this sentence shall be used for purposes of calculating Daily Simple SOFR for no more than 3 consecutive SOFR Rate Days. If and when Daily Simple SOFR as determined above changes, any applicable rate of interest based on Daily Simple SOFR will change automatically without notice to the Borrower, effective on the date of any such change.~~for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for business loans; provided, that if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion.~~

~~Debt Rating shall mean the corporate credit rating of Standard & Poor’s and the corporate family rating of Moody’s, in each case, of the Company.~~

DEBA shall mean the Swiss Federal Act of April 11, 1889 on Debt Enforcement and Bankruptcy (Bundesgesetz über Schuldbetreibung und Konkurs), as amended from time to time.

Debt Service Coverage Ratio shall mean, as of any date of determination, the ratio of (A) Consolidated Adjusted EBITDA to (B) Consolidated Debt Service, in each case of (A) and (B) for the four (4) fiscal quarters then ended.

Defaulting Lender shall mean any Lender that (i) has failed, within two (2) Business Days of the date required to be funded or paid, to (a) fund any portion of its Loans, (b) fund any portion of its participations in Letters of Credit or Swing Loans or (c) pay over to the Administrative Agent, the Issuing Lender, PNC (as the Swing Loan Lender) or any Lender any other amount required to be paid by it hereunder, unless, in the case of clause (a) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (ii) has notified the Borrowers or the Administrative Agent in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (iii) has failed, within three (3) Business Days after request by the Administrative Agent, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Loans and participations in then outstanding Letters of Credit and Swing Loans under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (iii) upon the Administrative Agent’s receipt of such certification in form and substance satisfactory to the Administrative Agent, (iv) has become or its parent entity has become the subject of a Bankruptcy Event or a Bail-In Action or (v) has failed at any time to comply with the provisions of Section 9.9 with respect to purchasing participations from the other Lenders, whereby such Lender’s share of any payment received, whether by setoff or otherwise, is in excess of its Ratable Share of such payments due and payable to all of the Lenders.

As used in this definition and in Section 2.13, the term “Bankruptcy Event” means, with respect to any Person, such Person or such Person’s direct or indirect parent company becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, receiver and manager, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization, compromise, arrangement, winding-up or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment~~,~~; provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person or such Person’s direct or indirect parent company by an Official Body or instrumentality thereof if, and only if, such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States (or any other applicable jurisdiction) or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Official Body or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

Default Right shall have the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

Designated Credit Parties shall mean the Company and those Subsidiaries that are from time to time party to the Accounts Receivable Facility Documents.

Dollar, Dollars, U.S. Dollars and the symbol $ shall mean lawful money of the United States of America.

Dollar Equivalent shall mean, with respect to any amount of any currency, as of any Computation Date, the Equivalent Amount of such currency expressed in Dollars.

Dollar Equivalent Revolving Facility Usage shall mean, at any time, the sum of the Dollar Equivalent of the principal amount of Revolving Credit Loans then outstanding and the principal amount of Swing Loans then outstanding and the Dollar Equivalent amount of Letter of Credit Obligations.

Domestic Collateral shall mean all Collateral owned by the Domestic Loan Parties (other than the Specified Collateral).

Domestic Collateral Documents shall mean security agreements, pledge agreements, intellectual property security agreements, deeds of hypothec or other similar agreements, instruments or documents that create or purport to create and, as applicable, perfect a Lien in favor of the Administrative Agent for its benefit and for the benefit of the Administrative Agent and the Lenders entered into by the Domestic Loan Parties, including, without limitation, the U.S. Security Agreement, the U.S. Pledge Agreement, the U.S. IP Security Agreement that the Domestic Loan Parties are party to, the U.S. Mortgages and the Canadian Collateral Documents (for the avoidance of doubt, the Domestic Collateral Documents shall not include the Specified Collateral Documents).

Domestic Intercreditor Agreement shall mean that certain Intercreditor Agreement dated as of the Second Amendment Closing Date among the Administrative Agent, European Loan Administrative Agent, the Company, each of the other Domestic Loan Parties and each other party from time to time party thereto.

Domestic Loan Party shall mean each of the Company, each Domestic Subsidiary and each Canadian Loan Party.

Domestic Subsidiary shall mean any Subsidiary of the Company that is organized under the Laws of the United States, a State thereof, or the District of Columbia.

Drawing Date shall have the meaning assigned to that term in Section 2.9.3.2.

~~Early Opt-in Election shall mean, if the then-current Benchmark is the Euro-Rate, the occurrence of:~~

~~(1)        a notification by the Administrative Agent to (or the request by the Company to the Administrative Agent to notify) each of the other parties hereto that (x) with respect to Loans~~

~~denominated in Dollars, at least five currently outstanding Dollar-denominated syndicated credit facilities at such time contain (as a result of amendment or as originally executed) a SOFR-based rate (including SOFR, a term SOFR or any other rate based upon SOFR) as a benchmark rate (and such syndicated credit facilities are identified in such notice and are publicly available for review) or (y) with respect to Loans denominated in an Optional Currency, U.S. credit facilities providing for loans in such Optional Currency, being executed at such time, or that include language similar to that contained in Section with respect to such Optional Currency, are being executed or amended, as applicable, to incorporate or adopt a new Benchmark to replace the Euro-Rate for loans in such Optional Currency; and~~

~~(2)        the joint election by the Administrative Agent and the Company to trigger a fallback from the Euro-Rate and the provision by the Administrative Agent of written notice of such election to the Lenders.~~

EBITDA shall mean, for any period and any Person, net income (excluding gains and losses on sales of assets (with the exception of sales of timberland property noted in the definition of Consolidated EBITDA) and non-cash pension income and non-cash pension expenses) plus income tax expense, interest expense, depreciation, amortization expense and any Permitted EBITDA Add Backs (if Consolidated EBITDA is being computed for the Company) of such Person.

EEA Financial Institution shall mean (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

EEA Member Country shall mean any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

EEA Resolution Authority shall mean any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

Effective Date shall mean the date indicated in a document or agreement to be the date on which such document or agreement becomes effective, or, if there is no such indication, the date of execution of such document or agreement.

Eligibility Date shall mean, with respect to each Loan Party and each Swap, the date on which this Agreement or any other Loan Document becomes effective with respect to such Swap (for the avoidance of doubt, the Eligibility Date shall be the Effective Date of such Swap if this Agreement or any other Loan Document is then in effect with respect to such Loan Party, and otherwise it shall be the Effective Date of this Agreement and/or such other Loan Document(s) to which such Loan Party is a party).

Eligible Contract Participant shall mean an “eligible contract participant” as defined in the CEA and regulations thereunder.

Embargoed Property shall mean~~s~~ any property; (a) beneficially owned, directly or indirectly, by a Sanctioned Person; (b) that is due to or from a Sanctioned Person; (c) in which a Sanctioned Person otherwise holds any interest; (d) that is located in a Sanctioned ~~Country~~Jurisdiction; or (e) that otherwise would cause any actual or possible violation by the Lenders, Administrative Agent, or Collateral Agent of any applicable Anti-Terrorism Law if the Lenders or the Administrative Agent were to obtain an encumbrance on, lien on, pledge of, or security interest in such property, or provide services in consideration of such property.

English Borrower shall mean any Borrower incorporated, registered or otherwise organized under the Laws of England and Wales.

English Borrower DTTP Filing shall mean an HM Revenue & Customs’ Form DTTP2 duly completed and filed by an English Borrower, where an English Treaty Lender has provided its scheme reference number and jurisdiction of tax residence stated in the relevant notification provided under Section 4.7.7(iv)(b) and (a) where the English Borrower is a Borrower as at the date such English Treaty Lender becomes a Lender, is filed with HM Revenue & Customs within 30 days of that date or (b) where the English Borrower is not a Borrower as at the date such English Treaty Lender becomes a Lender, is filed with HM Revenue & Customs within 30 days of the date on which that English Borrower becomes a Borrower.

English Debenture shall mean the English law governed debenture granted (or acceded to) by each Loan Party owning assets located in England and Wales in form and substance reasonably acceptable to the Administrative Agent.

English Qualifying Lender shall mean a Lender which makes a Loan to an English Borrower and that is (i) a Lender which is beneficially entitled to interest payable to that Lender in respect of an advance under a Loan Document and is (A) a Lender (1) which is a bank (as defined for the purpose of section 879 of the ITA) making an advance under a Loan Document and is within the charge to United Kingdom corporation tax as respects any payments of interest made in respect of that advance or would be within such charge as respects such payment apart from section 18A of the CTA; or (2) in respect of an advance made under a Loan Document by a person that was a bank (as defined for the purpose of section 879 of the ITA) at the time that that advance was made and within the charge to United Kingdom corporation tax as respects any payments of interest made in respect of that advance; or (B) an English Treaty Lender; or (ii) a Lender which is a building society (as defined for the purposes of section 880 of the ITA) making an advance under a Loan Document.

English Share Charge shall mean the English law governed share charge granted (or acceded to) by the direct holders of the Equity Interests in each Loan Party incorporated in England and Wales.

English Treaty Lender shall mean a Lender which (i) is treated as a resident of an English Treaty State for the purposes of the English Treaty; (ii) does not carry on a business in the United Kingdom through a permanent establishment with which that Lender’s participation in the Loan is effectively connected; and (iii) fulfils any other conditions applicable to that Lender which must be fulfilled under the English Treaty in order to obtain exemption from Tax on interest of the type paid under the Loan Documents imposed in the United Kingdom, subject to the completion of any necessary procedural formalities.

English Treaty State shall mean a jurisdiction having a double taxation agreement (an English Treaty) with the United Kingdom which makes provision for full exemption from tax imposed by the United Kingdom on interest.

Environmental Complaint shall mean any written claim or complaint by any Person or Official Body setting forth a cause of action for personal injury or property damage, natural resource damage, contribution or indemnity for response costs, civil or administrative penalties, criminal fines or penalties, or declaratory or equitable relief arising under (or otherwise alleging any violation of or liability under) any Environmental Laws or any order, notice of violation, citation, subpoena, request for information or other written notice or demand of any type issued by an Official Body pursuant to any Environmental Laws.

Environmental Laws shall mean all applicable federal, state, local, tribal, territorial and foreign Laws (including common law), constitutions, statutes, treaties, regulations, rules, ordinances, and codes and any legally binding consent decrees, settlement agreements, judgments, orders, directives, policies or programs issued by or entered into with an Official Body pertaining or relating to: (i) pollution or pollution control; (ii) protection of human health from exposure to Regulated Substances; (iii) protection of the environment and/or natural resources; (iv) employee safety in the workplace as related to exposure to Regulated Substances; (v) the presence, use, management, generation, manufacture, processing, extraction, treatment, recycling, refining, reclamation, labeling, packaging, sale, transport, storage, collection, distribution, disposal or release or threat of release of Regulated Substances; (vi) the presence of Contamination; (vii) the protection of endangered or threatened species; and (viii) the protection of Environmentally Sensitive Areas.

Environmentally Sensitive Area shall mean (i) any wetland as defined by applicable Laws; (ii) any area designated as a coastal zone pursuant to applicable Laws; (iii) any area of historic or archeological significance or scenic area as defined or designated by applicable Laws; (iv) habitats of endangered species or threatened species as designated by applicable Laws; or (v) a floodplain or other flood hazard area as defined pursuant to any applicable Laws.

Equity Interests shall mean shares of capital stock or share capital, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person.

Equivalent Amount shall mean, at any time, as determined by Administrative Agent (which determination shall be conclusive absent manifest error), with respect to an amount of any currency (the “Reference Currency”) which is to be computed as an equivalent amount of another currency (the “Equivalent Currency”), the amount of such Equivalent Currency converted from such Reference Currency at Administrative Agent’s rate (based on the market rates then prevailing and available to Administrative Agent) for such Equivalent Currency for such Reference Currency at a time determined by Administrative Agent on the second Business Day immediately preceding the event for which such calculation is made.

Equivalent Currency shall have the meaning assigned to ~~such~~that term in the definition of Equivalent Amount.

ERISA shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended or supplemented from time to time, and any successor statute of similar import, and the rules and regulations thereunder, as from time to time in effect.

ERISA Event shall mean (a) with respect to a Plan, a Reportable Event under Section 4043 of ERISA as to which event (after taking into account notice waivers provided for in the regulations) there is a duty to give notice to the PBGC; (b) a withdrawal by a Loan Party or any member of the ERISA Group from a Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA or the incurrence by a Loan Party or any member of the ERISA Group of any liability pursuant to Section 4064 of ERISA; (c) a complete or partial withdrawal by a Loan Party or any member of the ERISA Group from a Multiemployer Plan, or occurrence of an event described in Section 4041A(a) of ERISA that results in the termination of a Multiemployer Plan; (d) the filing of a notice of intent to terminate a Plan, the treatment of a Plan amendment as a termination under Section 4041(e) of ERISA, or the commencement of proceedings by the PBGC to terminate a Plan; (e) the institution of termination proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan; (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon a Loan Party or any member of the ERISA Group; (g) any application ~~for an approval of~~by a Loan Party or any member of the ERISA Group for a waiver of the minimum funding standards of Sections 412, 430, 432 or 436 of the Internal Revenue Code or Sections 302, 303, 304 or 305 of ERISA, (h) any receipt of certification by the responsible actuary that any Plan is considered an at-risk plan or in endangered or critical status within the meaning of Section 430 of the Internal Revenue Code or Section 303 of ERISA or that any Multiemployer Plan is considered insolvent within the meaning of Section 4245 of ERISA or in endangered or critical status within the meaning of Section 432 of the Internal Revenue Code or Section 305 of ERISA, ~~or~~ (i) that any Plan’s adjusted funding target attainment percentage (as defined in Section 436 of the Internal Revenue Code) is less than 60 percent; or (j) the occurrence of any Foreign Plan Event.

ERISA Group shall mean, at any time, the Loan Parties and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control and all other entities which, together with the Loan Parties, are treated as a single employer under Sections 414(b) and (c) of the Internal Revenue Code or Sections 414(m) or (o) of the Code for purposes of provisions relating to Section 412 of the Code or Section 302 of ERISA.

Erroneous Payment shall have the meaning assigned to that term in Section 9.14.

Erroneous Payment Deficiency Assignment shall have the meaning assigned to that term in Section 9.14.

Erroneous Payment Impacted Class shall have the meaning assigned to that term in Section 9.14.

Erroneous Payment Return Deficiency shall have the meaning assigned to that term in Section 9.14.

Erroneous Payment Subrogation Rights shall have the meaning assigned to that term in Section 9.14.

€STR shall mean a rate equal to the Euro Short Term Rate as administered by the €STR Administrator.

€STR Administrator shall mean the European Central Bank (or any successor administrator of the Euro Short Term Rate).

€STR Administrator’s Website shall mean the European Central Bank’s website, currently at http://www.ecb.europa.eu, or any successor source for the Euro Short Term Rate identified as such by the €STR Administrator from time to time.

EU Bail-In Legislation Schedule shall mean the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

EURIBOR Rate shall mean, with respect to each Loan denominated in Euros and comprising any Borrowing Tranche to which the EURIBOR Rate Option applies for any Interest Period, (x) the rate per annum equal to the rate determined by reference to the Reuters Monitor Money Rates Service (with respect to the Euro, the page designated as “EURIBOR01” (or such other commercially available source providing quotations of the European interbank deposit market for deposits in Euros as may be designated by the Administrative Agent from time to time) with a term equivalent to such Interest Period, determined as of approximately 12:00 p.m., Brussels time, two (2) TARGET Days prior to the commencement of such Interest Period, and (y) if the rate referenced in the preceding clause (x) is not available, the applicable local screen rate at approximately 11:00 a.m., local time, two (2) TARGET Days prior to the commencement of such Interest Period for deposits in Euros and for a period equal in length to such Interest Period; provided~~,~~ that if neither of the rates referenced in the proceeding clauses (x) or (y) are available at the applicable time for the applicable Interest Period, then the EURIBOR Rate for Euros and Interest Period shall be a comparable replacement rate determined by the Administrative Agent at such time (which determination shall be conclusive absent manifest error).

The Administrative Agent shall give prompt notice to the Borrowers of the EURIBOR Rate as determined or adjusted in accordance herewith, which determination shall be conclusive absent manifest error. With respect to any Loans available at a EURIBOR Rate, if at any time, for any reason, the source(s) for the EURIBOR Rate described above for the applicable currency or currencies is no longer available, then the Administrative Agent in its reasonable discretion may determine a comparable replacement rate at such time (which determination shall be conclusive absent manifest error).

Notwithstanding the foregoing, if the EURIBOR Rate as determined under any method above would be less than zero (0.00), such rate shall be deemed to be zero (0.00) for purposes of this Agreement.

EURIBOR Rate Option shall mean the option of the Borrowers to have Loans bear interest at the rate and under the terms and conditions set forth in Section 3.1.1(iii)~~or Section 3.1.2, as applicable~~.

Euro shall refer to the lawful currency of the Participating Member States.

European Collateral shall mean (i) all Collateral that is owned by the Foreign Loan Parties and (ii) the Specified Collateral.European Loan shall mean the loan and Indebtedness evidenced by the European Loan Documents.

European Loan Administrative Agent shall mean Alter Domus (US) LLC, in its capacity as administrative agent for the lenders under the European Loan Agreement.

European Loan Agreement shall mean the Term Loan Credit Agreement dated as of the Second Amendment Closing Date in the original principal amount of €250,000,000.00 among the Company, Glatfelter Luxembourg S.à R.L., the guarantors party thereto, the lenders party thereto and the European Administrative Agent.

European Loan Documents shall mean the European Loan Agreement and all other instruments, agreements and documents executed in connection therewith.

Euro-Rate shall mean the following:

European Intercreditor Agreement shall mean that certain Intercreditor Agreement dated as of the Second Amendment Closing Date among Alter Domus (US) LLC, as senior agent, the Administrative Agent, as second lien agent, the Loan Parties and Alter Domus (US) LLC, as collateral agent.

European Loan shall mean the loan and Indebtedness evidenced by the European Loan Documents.

European Loan Administrative Agent shall mean Alter Domus (US) LLC, in its capacity as administrative agent for the lenders under the European Loan Agreement.

European Loan Agreement shall mean the Term Loan Credit Agreement dated as of the Second Amendment Closing Date in the original principal amount of €250,000,000.00 among the Company, Glatfelter Luxembourg S.à R.L., the guarantors party thereto, the lenders party thereto and the European Administrative Agent.

European Loan Documents shall mean the European Loan Agreement and all other instruments, agreements and documents executed in connection therewith.

Euro-Rate shall mean the following:

~~(a)        with respect to the U.S. Dollar Loans comprising any Borrowing Tranche to which the Euro-Rate Option applies for any Interest Period, the interest rate per annum determined by the Administrative Agent as the rate which appears on the Bloomberg Page BBAM1 (or on such other substitute Bloomberg page that displays rates at which U.S. Dollar deposits are offered by leading banks in the London interbank deposit market), rounded upwards, if necessary, to the nearest 1/100th of 1% per annum (with .005% being rounded up), or the rate which is quoted by another source selected by the Administrative Agent in its reasonable discretion as an authorized information vendor for the purpose of displaying rates at which U.S. Dollar deposits are offered by leading banks in the London interbank deposit market at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period as the Relevant Interbank Market offered rate for U.S. Dollars for an amount comparable to such Borrowing Tranche and having a borrowing date and a maturity comparable to such Interest Period;~~

(~~b~~a)     with respect to Optional Currency Loans denominated in British Pounds Sterling ~~comprising any Borrowing Tranche for any Interest Period~~, the SONIA Daily Rate; and

(~~c~~b)     with respect to Optional Currency Loans denominated in Canadian Dollars comprising any Borrowing Tranche, the interest rate per annum (the “CDOR Rate”) as determined by the Administrative Agent, equal to the arithmetic average rate applicable to Canadian Dollar bankers’ acceptances (C$BAs) for the applicable Interest Period appearing on the Bloomberg page BTMM CA, rounded to the nearest 1/100th of 1% (with .005% being rounded up) per annum, at approximately 11:00 a.m. Eastern Time, two Business Days prior to the commencement of such Interest Period, or if such day is not a Business Day, then on the immediately preceding Business Day, provided that if such rate does not appear on the Bloomberg page BTMM CA on such day the CDOR Rate on such day shall be the rate for such period applicable to Canadian Dollar bankers’ acceptances quoted by a bank listed in Schedule I of the Bank Act (Canada), as selected by the Administrative Agent, as of 11:00 a.m. Eastern Time on such day or, if such day is not a Business Day, then on the immediately preceding Business Day; provided further that any CDOR Rate so determined based on the immediately preceding Business Day shall be utilized for purposes of calculation of the Euro-Rate for no more than three (3) consecutive Business Days.

The Euro-Rate for any Loans shall be based upon the Euro-Rate for the Currency in which such Loans are requested. The Euro-Rate for each outstanding Euro-Rate Loan shall be established on and as of the first day of each Interest Period in accordance with clause (b) above. The Administrative Agent shall give prompt notice to the Borrowers of the Euro-Rate as determined or adjusted in accordance herewith, which determination shall be conclusive absent manifest error. With respect to any Loans available at a Euro-Rate, if at any time, for any reason, the source(s) for the Euro-Rate described above for the applicable currency or currencies is no longer available, then the Administrative Agent in its reasonable discretion may determine a comparable replacement rate at such time (which determination shall be conclusive absent manifest error), subject, in each case, to the provisions of Section 3.4.4 hereof.

Notwithstanding the foregoing, if the Euro-Rate as determined under any method above would be less than zero (0.00), such rate shall be deemed to be zero (0.00) for purposes of this Agreement.

Euro-Rate Option shall mean the option of the Borrowers to have Revolving Credit Loans bear interest at the rate and under the terms and conditions set forth in Section 3.1.1(ii).

Event of Default shall mean any of the events described in Section 8.1 and referred to therein as an “Event of Default.”

Excluded Hedge Liability or Liabilities shall mean, with respect to each Loan Party, each of its Swap Obligations if, and only to the extent that, all or any portion of this Agreement or any other Loan Document that relates to such Swap Obligation is or becomes illegal under the CEA, or any rule, regulation or order of the CFTC, solely by virtue of such Loan Party’s failure to qualify as an Eligible Contract Participant on the Eligibility Date for such Swap. Notwithstanding anything to the contrary contained in the foregoing or in any other provision of this Agreement or any other Loan Document, the foregoing is subject to the following provisos: (a) if a Swap Obligation arises under a master agreement governing more than one Swap, this definition shall apply only to the portion of such Swap Obligation that is attributable to Swaps for which such guaranty or security interest is or becomes illegal under the CEA, or any rule, regulations or order of the CFTC, solely as a result of the failure by such Loan Party for any reason to qualify as an Eligible Contract Participant on the Eligibility Date for such Swap, (b) if a guarantee of a Swap Obligation would cause such obligation to be an Excluded Hedge Liability but the grant of a security interest would not cause such obligation to be an Excluded Hedge Liability, such Swap Obligation shall constitute an Excluded Hedge Liability for purposes of the guaranty but not for purposes of the grant of the security interest, and (c) if there is more than one Loan Party executing this Agreement or the other Loan Documents and a Swap Obligation would be an Excluded Hedge Liability with respect to one or more of such Persons, but not all of them, the definition of Excluded Hedge Liability or Liabilities with respect to each such Person shall only be deemed applicable to (i) the particular Swap Obligations that constitute Excluded Hedge Liabilities with respect to such Person, and (ii) the particular Person with respect to which such Swap Obligations constitute Excluded Hedge Liabilities.

Excluded Jurisdiction shall mean Argentina, Chile, China, Columbia, India, Mexico, Pakistan, Russia, Taiwan, Turkey, Venezuela, the United Arab Emirates and any jurisdiction which is a Sanctioned Jurisdiction.

Excluded Taxes shall have the meaning assigned to that term in Section 4.7.1(a).

Executive Order No. 13224 shall mean the Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, as the same has been, or shall hereafter be, renewed, extended, amended or replaced.

Existing Letters of Credit shall mean those letters of credit issued by the Issuing Lender or another Lender and outstanding as of immediately prior to the ~~Fourth Restatement Effective~~Second Amendment Closing Date as described on Schedule 1.1(E) attached hereto.

Existing Permitted Supply Chain Finance Agreements shall mean (a) that certain Master Receivables Purchase Acceptance Letter, dated December 28, 2017, between Glatfelter Gatineau Ltée and JPMorgan Chase Bank, N.A. relating to the sale of accounts receivable due from The Procter & Gamble Company and/or its affiliates, (b) that certain Online Supplier Agreement, dated June 7, 2017, between Glatfelter Composite Fibers NA, Inc. and ING Bank N.V. relating to the sale of accounts receivable due from Keurig Green Mountain, Inc. and/or its affiliates and (c) that certain Supplier Agreement, dated March 3, 2021, between Glatfelter Composite Fibers NA, Inc. and Citibank, N.A., its branches and subsidiaries and affiliates relating to the sale of accounts receivable due from Avery Dennison Corporation and/or its affiliates, including, in each case, any master terms and conditions and pricing schedules related thereto.

Expiration Date shall mean~~, (i) with respect to the Revolving Credit Commitments~~ September 2, 2026~~, and (ii) with respect to the Term Loans, February 8, 2024~~.

Farm Credit Lender shall mean a federally-chartered Farm Credit System lending institution organized under the Farm Credit Act of 1971, as the same may be amended or supplemented from time to time.

FATCA shall mean Sections 1471 through 1474 of the Internal Revenue Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, ~~and~~ any agreements entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Official Bodies and implementing such Sections of the Internal Revenue Code.

~~Federal Funds Effective Rate for any day shall mean the rate per annum (based on a year of 360 days and actual days elapsed and rounded upward to the nearest 1/100 of 1%, with .005% being rounded up) announced by the NYFRB (or any successor) on such day as being the weighted average of the rates on overnight federal funds transactions arranged by federal funds brokers on the previous trading day, as computed and announced by such Federal Reserve Bank (or any successor) in substantially the same manner as such Federal Reserve Bank computes and announces the weighted average it refers to as the “Federal Funds Effective Rate” as of the date of this Agreement; provided, if such Federal Reserve Bank (or its successor) does not announce such rate on any day, the “Federal Funds Effective Rate” for such day shall be the Federal Funds Effective Rate for the last day on which such rate was announced. Notwithstanding the foregoing, if the Federal Funds Effective Rate as determined above would be less than zero (0.00), such rate shall be deemed to be zero (0.00) for purposes of this Agreement.~~

First Amendment Closing Date shall mean May 9, 2022.

Floor shall mean zero (0.00).

~~Foreign Base Rate shall mean the rate of interest per annum reasonably determined by the Administrative Agent to be a broadly accepted replacement or alternative rate comparable to the EURIBOR Rate to be applicable for short-term loans in Euros (which rate shall adequately~~

~~reflect the then customary market convention as reasonably determined by the Administrative Agent) and notified to the Borrowers.~~

~~Foreign Base Rate Loans shall mean Term Loans denominated in Euros the rate of interest applicable to which is based upon the Foreign Base Rate plus the Applicable Margin.~~

Foreign Borrower shall mean those Borrowers which are incorporated, registered or otherwise organized under the Laws of a jurisdiction other than the United States (or a political subdivision thereof).

Foreign Borrower Borrowing Sublimit shall mean $150,000,000.00.

Foreign Collateral Agent shall mean Alter Domus (US) LLC, in its capacity as the foreign collateral agent hereunder or any successor foreign collateral agent.

Foreign Collateral Documents shall mean Collateral Documents governed by the laws of a Foreign Security Jurisdiction.

Foreign Lender shall mean ~~(i) if the Borrower is a U.S. Person,~~  a Lender that is not a U.S. Person~~, and (ii) if the Borrower is not a U.S. Person, a Lender that is resident or organized under the Laws of a jurisdiction other than that in which the Borrower is resident for tax purposes~~.

Foreign Loan Party shall mean any Loan Party which is incorporated, registered or otherwise organized under the Laws of a jurisdiction other than the United States (or a political subdivision thereof) or Canada (or any ~~provence~~province or territory thereof).

Foreign Plan shall mean (a) with respect to Canada, a Canadian Pension Plan and (b) with respect to any jurisdiction outside of the United States or Canada, any employee pension benefit plan, program, policy, arrangement or agreement maintained or contributed to by any Borrower or any Subsidiary with respect to employees employed outside the United States (other than any governmental arrangement).

Foreign Plan Event shall mean (A) with respect to a Canadian Pension Plan, a Canadian Pension Event, and (B) with respect to any Foreign Plan (other than a Canadian Pension Plan), (a) the failure to make or, if applicable, accrue in accordance with normal accounting practices, any employer or employee contributions, premiums or payments required by applicable Law or by the terms of such Foreign Plan; (b) the failure to register, loss of good standing or revocation of registration with applicable regulatory authorities of any such Foreign Plan required to be registered; or (c) the failure of any Foreign Plan to comply with any material provisions of applicable law and regulations or with the material terms of such Foreign Plan.

Foreign Non-Loan Party Subsidiary shall mean a Foreign Subsidiary that is a Non-Loan Party Subsidiary.

Foreign Security Jurisdiction shall mean each jurisdiction (other than the United States and Canada or any province or territory thereof) which is not an Excluded Jurisdiction.

Foreign Subsidiary shall mean any Subsidiary which is incorporated, registered or otherwise organized under the Laws of a jurisdiction other than the United States (or a political subdivision thereof) or Canada (or any province or territory thereof).

Fox River OU2-5 Environmental Charges Event shall mean the date on which both the following events shall have occurred:

(i)        the Loan Parties incur any charge described in the definition of “Permitted EBITDA Add Backs” related to the Fox River site, Wisconsin, OU2-5 (if the Loan Parties incur more than one such charge, this clause (i) refers only to the first such charge), and

(ii)       the Loan Parties incur Indebtedness to finance the payment of the charge referred to in clause (i) of this definition (if the Loan Parties incur Indebtedness on more than one occasion to finance such payment, this clause (ii) refers only to the first such incurrence).

Fox River OU2-5 Related Debt shall mean the amount of Indebtedness referred to in clause (ii) of the definition of Fox River OU2-5 Environmental Charges Event.

GAAP shall mean generally accepted accounting principles as are in effect in the United States from time to time, subject to the provisions of Section 1.3, and applied on a consistent basis both as to classification of items and amounts.

GAAP Objection Notice shall have the meaning assigned to that term in Section 1.3.

German Borrower shall mean any Borrower organized under the Laws of Germany.

Group shall mean the Company and its Subsidiaries.

Guarantor or Guarantors shall mean each of the parties to this Agreement which is designated as a “Guarantor” on the signature pages to the Second Amendment to Fourth Amended and Restated Credit ~~Fourth Restatement~~ Agreement and each other Person which joins this Agreement as a Guarantor after the ~~date hereof~~Second Amendment Closing Date pursuant to Section 7.1.10 and executes a Guarantor Joinder.

Guarantor Joinder shall mean a joinder by a Person as a Guarantor under this Agreement, the Guaranty Agreement and the other Loan Documents in substantially the form of Exhibit 1.1(G)(1).

Guaranty of any Person shall mean any obligation of such Person guaranteeing or in effect guaranteeing any liability or obligation of any other Person in any manner, whether directly or indirectly, including any agreement to indemnify or hold harmless any other Person, any performance bond or other suretyship arrangement and any other form of assurance against loss, except endorsement of negotiable or other instruments for deposit or collection in the ordinary course of business.

Guaranty Agreement shall mean the ~~Second~~Fourth Amended and Restated Guaranty and Suretyship Agreement in substantially the form of Exhibit 1.1(G)(2) executed and delivered by each of the Guarantors party thereto (and each party that has joined the same via a Guarantor Joinder) to the Administrative Agent for the benefit of the Lenders.

Hedge Liabilities shall have the meaning assigned to ~~such~~that term in the definition of Lender Provided Hedge.

Historical Statements shall have the meaning assigned to that term in Section 5.1.8.1.

ICC shall have the meaning assigned to that term in Section 10.8.

~~Increasing Lender shall have the meaning assigned to that term in Section 2.1.1.2.~~

~~Incremental Term Loan shall have the meaning assigned to such term in Section 2.1.1.2.~~

Indebtedness shall mean, without duplication, as to any Person at any time in respect of: (i) borrowed money, any and all indebtedness, obligations or liabilities (whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, or joint or several) of such Person, (ii) amounts raised under or liabilities in respect of any note purchase or acceptance credit facility, (iii) net reimbursement obligations (contingent or otherwise) under any letter of credit agreement, (iv) net obligations under any currency swap agreement, interest rate swap, cap, collar or floor agreement or other interest rate management device: (A) in the case of any such agreement that has been closed out, in an amount equal to the termination value thereof, and (B) in the case of any such agreement that has not been closed out, in an amount equal to the mark to market value thereof determined on the basis of readily available quotations provided by any recognized dealer in such agreements, (v) any other transaction (including forward sale or purchase agreements, capitalized leases and conditional sales agreements) having the commercial effect of a borrowing of money entered into by such Person to finance its operations or capital requirements (but not including trade payables and accrued expenses incurred in the ordinary course of business which are not represented by a promissory note or other evidence of indebtedness and which are not more than ~~sixty~~ninety (~~6~~90) days past due), (vi) the outstanding amount of any Permitted Accounts Receivable Program, or (vii) any Guaranty of Indebtedness referred to in clauses (i) through (v) above.

Indemnified Taxes shall mean (i) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document, and (ii) to the extent not otherwise described in the preceding clause (i), Other Taxes.

Information shall mean all information received from the Loan Parties or any of their Subsidiaries relating to the Loan Parties or any of such Subsidiaries or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or the Issuing Lender on a non-confidential basis prior to disclosure by the Loan Parties or any of their Subsidiaries.

Insolvency Proceeding shall mean, with respect to any Person, (i) a case, action or proceeding with respect to such Person (A) before any court or any other Official Body under any bankruptcy, insolvency, examinership, reorganization, compromise, arrangement or other similar Law now or hereafter in effect, or (B) for the appointment of a receiver, receiver and manager, liquidator, examiner, assignee, custodian, trustee, sequestrator, conservator or similar official of any Loan Party or otherwise relating to the liquidation, dissolution, winding-up , examinership or relief of such Person, or (ii) any general assignment for the benefit of creditors, composition, marshaling of assets for creditors, or other, similar arrangement in respect of such Person’s creditors generally or any substantial portion of its creditors; undertaken under any Law.

~~Interest Coverage Ratio shall have the meaning specified in Section 7.2.16.~~

Intercreditor Agreements shall mean collectively, the Domestic Intercreditor Agreement and the European Intercreditor Agreement.

Interest Period shall mean the period of time selected by the Company, on behalf of all the Borrowers, in connection with (and to apply to) any election permitted hereunder by the Borrowers to have Loans bear interest under the Term SOFR Rate Loan Option, the Euro-Rate Option or the EURIBOR Rate Option, as applicable. Subject to the last sentence of this definition and subject to availability for the interest rate applicable to the relevant Currency, such period shall be ~~(A)~~ one, three or six Months ~~if the Borrowers select the Euro-Rate Option or the EURIBOR Rate Option to apply to any Revolving Credit Loans (not consisting of an Optional Currency) and/or with respect to each Borrowing Tranche of Term Loans, and (B) one or two Months with respect to any Revolving Credit Loans made in any Optional Currency; provided that, with respect to SONIA Daily Rate Loans and for any Interest Period, the SONIA Daily Rate shall not be fixed for the term of such Interest Period, and any change in the SONIA Daily Rate (or any component thereof) shall take effect at the opening of business on the day such change occurs~~. Such Interest Period shall commence on the effective date of such Interest Rate Option, which shall be (i) the Borrowing Date if the Borrowers are requesting new Loans, or (ii) the date of renewal of or conversion to the Term SOFR Rate Loan Option, the Euro-Rate Option or the EURIBOR Rate Option, as applicable, if the Borrowers are renewing or converting to the Term SOFR Rate Loan Option, the Euro-Rate Option or the EURIBOR Rate Option, as applicable, applicable to outstanding Revolving Credit Loans ~~or (iii) the date of renewal of the EURIBOR Rate Option applicable to each Borrowing Tranche of Term Loans~~. Notwithstanding the second sentence hereof: (A) any Interest Period which would otherwise end on a date which is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, ~~and~~ (B) the Borrowers shall not select, convert to or renew an Interest Period for any portion of the Loans that would end after the Expiration Date ~~applicable to such Loans~~, and (C) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period.

Interest Rate, Currency and Commodity Hedge shall mean (i) an interest rate exchange, collar, cap, swap, adjustable strike cap, adjustable strike corridor or similar agreement, (ii) a foreign exchange transaction, including spot and forward foreign currency purchases and sales, listed or over-the-counter options on foreign currencies, non-deliverable forwards and options, foreign currency swap agreements, currency exchange rate price hedging arrangements, and any other similar transaction providing for the purchase of one currency in exchange for the sale of another currency, or (iii) a futures contract, option contract, commodity hedge, synthetic cap or similar arrangement, in each case entered into by the Loan Parties or their Subsidiaries in order to provide protection to, or minimize the impact upon, the Borrowers, the Guarantors and/or their Subsidiaries of increasing floating rates of interest applicable to Indebtedness and fluctuations in currency values and commodity prices, as the case may be.

Interest Rate Option shall mean any Term SOFR Rate Loan Option, Euro-Rate Option, EURIBOR Rate Option, or Base Rate Option~~; provided, however, that in no event shall the Euro- Rate Option or the Base Rate Option apply to Term Loans~~.

Internal Revenue Code shall mean the Internal Revenue Code of 1986, as the same may be amended or supplemented from time to time, and any successor statute of similar import, and the rules and regulations thereunder, as from time to time in effect.

IRS shall mean the United States Internal Revenue Service.

ISP98 shall have the meaning specified in Section 10.8.

Issuing Lender shall mean PNC, in its individual capacity as issuer of Letters of Credit hereunder.

ITA shall mean the United Kingdom Income Tax Act 2007.

Labor Contracts shall mean all employment agreements, employment contracts, collective bargaining agreements and other agreements among any Loan Party or Subsidiary of a Loan Party and its employees.

Law shall mean any law(s) (including common law), constitution, statute, treaty, regulation, rule, ordinance, release, ruling, order, executive order, injunction, writ, decree, bond, judgment, authorization or approval, lien or award or any settlement agreement with any Official Body.

~~LCA Election shall have the meaning specified in Section 7.2.6(ii)(e).~~

Lender Parties shall mean the Administrative Agent and the Lenders; each a “Lender Party”.

Lender Provided Hedge shall mean an Interest Rate, Currency and Commodity Hedge which is provided by any Lender or its Affiliate and which: (a) is documented in a standard International Swaps and Derivatives Association Master Agreement, or another reasonable and customary manner, (b) provides for the method of calculating the reimbursable amount of the provider’s credit exposure in a reasonable and customary manner, and (c) is entered into for hedging (rather than speculative) purposes. Subject in all respects to ~~Section 10.18 and similar~~the provisions of any Guaranty of the Obligations, the liabilities owing to the provider of any Lender Provided Hedge (the “Hedge Liabilities”) by any Loan Party and any Subsidiary of a Loan Party that is party to such Lender Provided Hedge shall, for purposes of this Agreement and all other Loan Documents be “Obligations” of such Person and of each other Loan Party, be guaranteed obligations under any Guaranty Agreement, and otherwise treated as Obligations for purposes of the other Loan Documents, except to the extent constituting Excluded Hedge Liabilities of such Person. The Liens (if any) securing the Hedge Liabilities shall be pari passu with the Liens (if any) securing all other Obligations under this Agreement and the other Loan Documents, subject to the express provisions of Section 8.2.5.

Lenders shall mean the financial institutions named on Schedule 1.1(B), their respective successors and assigns as permitted hereunder ~~and each New Lender joining this Agreement in accordance with the terms of Section 2.1.1.2 hereof (if applicable)~~, each of which is referred to herein as a Lender.

Lending Office shall mean the office designated as such by a Lender on Schedule 1.1(B).

Letter of Credit shall have the meaning assigned to that term in Section 2.9.1.1.

Letter of Credit Borrowing shall have the meaning assigned to ~~such~~that term in Section 2.9.3.4.

Letter of Credit Fee shall have the meaning assigned to that term in Section 2.9.2.

Letter of Credit Obligations shall mean, as of any date of determination, the aggregate undrawn Dollar Equivalent amount available to be drawn under all outstanding Letters of Credit on such date (if any Letter of Credit shall increase in amount automatically in the future, such aggregate Dollar Equivalent amount available to be drawn shall currently give effect to any such future increase) plus the aggregate Dollar Equivalent amount of all unpaid and outstanding Reimbursement Obligations and Letter of Credit Borrowings on such date.

~~Leverage Ratio shall mean, as of any date of determination, the ratio of (A) Consolidated Total Net Debt on such date to (B) Consolidated Adjusted EBITDA (i) for the four fiscal quarters then ending if such date is a fiscal quarter end or (ii) for the four fiscal quarters most recently ended if such date is not a fiscal quarter end.~~

Lien shall mean any mortgage, land charge (Grundschuld), assignment (Zession) or transfer (Übereignung) for security purposes, deed of trust, pledge, lien, security interest, charge, debenture, hypothec or other encumbrance or security arrangement of any nature whatsoever, whether voluntarily or involuntarily given, including any conditional sale or title retention arrangement, and any assignment, transfer for security purposes, deposit arrangement or lease intended as, or having the effect of, security and any filed financing statement or other notice of any of the foregoing (including any (extended) retention of title arrangements (verlaengerter Eigentumsvorbehalt) relating to such asset) (whether or not a lien or other encumbrance is created or exists at the time of the filing).

~~Limited Condition Acquisition shall mean any Permitted Acquisition (or similar acquisition or investment) by the Company or any of its Subsidiaries permitted pursuant to the Loan Documents for which the consummation thereof is not conditioned on the availability of, or on obtaining, third party financing.~~

~~Limited Condition Acquisition Agreement shall mean, with respect to a Limited Condition Acquisition, the definitive acquisition or investment agreement for such Limited Condition Acquisition.~~

~~Liquidity shall mean as of any date of determination the sum of (i) unrestricted cash of the Company and its Subsidiaries, and (ii) the positive amount by which (A) the Revolving Credit Commitments as the same may be constituted from time to time (provided however that in no event shall this amount exceed an amount equal to the total amount of Consolidated Total Debt capable of being incurred by the Company and its Subsidiaries such that after giving effect to such incurrence the Company and its Subsidiaries would be in pro forma compliance with Section 7.2.15 [Maximum Leverage Ratio] as of the last day of the most recently ended fiscal quarter for which financial statements have been delivered under Section 7.3.1 [Quarterly Financial Statements] and 7.3.2 [Annual Financial Statements]) exceed (B) the Dollar Equivalent Revolving Facility Usage.~~

LLC Interests shall have the meaning ~~given~~assigned to ~~such~~that term in Section 5.1.2.

Loan Documents shall mean this Agreement, the Fourth Restatement Agreement, the Notes, the Administrative Agent’s Letter, the Guaranty Agreement, the Collateral Documents, the Intercreditor Agreements and any other instruments, certificates or documents delivered or contemplated to be delivered hereunder or thereunder or in connection herewith or therewith, as the same may be supplemented or amended from time to time in accordance herewith or therewith, and Loan Document shall mean any of the Loan Documents.

Loan Parties shall mean the Borrowers and the Guarantors.

Loan Request shall have the meaning ~~given~~assigned to ~~such~~that term in Section 2.4.1.

Loans shall mean, collectively, and Loan shall mean, separately, all Revolving Credit Loans, ~~the Term Loans~~ and Swing Loans, or any Revolving Credit Loan~~, Term Loan~~ or Swing Loan.

Luxembourg shall mean the Grand Duchy of Luxembourg.

Luxembourg Borrower shall mean any Borrower organized under the Laws of Luxembourg.

Maltese Borrower shall mean any Borrower organized under the Laws of Malta.

Material Adverse Change shall mean any set of circumstances or events which (i) is or could reasonably be expected to be material and adverse to the business, properties, assets, financial condition or results of operations of the Loan Parties taken as a whole, (ii) impairs materially or could reasonably be expected to impair materially the ability of the Loan Parties, taken as a whole, to duly and punctually pay or perform their Indebtedness, or (iii) impairs materially the ability of the Administrative Agent or any of the Lenders, to the extent permitted, to enforce their legal remedies pursuant to this Agreement or any other Loan Document.

~~Material Event of Default shall mean any Event of Default described in any of the following Sections: 8.1.1 (provided that a Material Event of Default shall be deemed to occur upon any failure to pay principal, interest, Term Loan Commitment Fees or Commitment Fees without regard to the grace period provided for in such Section 8.1.1), 8.1.4 (if such Event of Default arises because of a breach of Section 7.2.15, 7.2.16 or 7.2.17), 8.1.5 (if such Event of Default arises because of a breach of Sections 7.3.1, 7.3.2 or 7.3.3), 8.1.11, 8.1.15, or 8.1.16.~~

Material Subsidiary shall mean each Subsidiary of the Company that has assets at the most recently ended fiscal year, or revenues during the most recently ended fiscal year, comprising 5% or more of the consolidated assets of the Company and its Subsidiaries at such time, or of the consolidated revenues of the Company and its Subsidiaries during such ~~Fiscal~~ fiscal ~~Year~~year, as the case may be; provided that pro forma impact of acquisitions, divestitures and the creation and dissolution of Subsidiaries shall be taken into account, as determined by the Company in its reasonable judgment. As of the ~~Fourth Restatement Effective~~Second Amendment Closing Date, each “Material Subsidiary” of the Company is listed on Schedule 1.1(M).

Month, with respect to an Interest Period, shall mean the interval between the days in consecutive calendar months numerically corresponding to the first day of such Interest Period. If any Interest Period begins on a day of a calendar month for which there is no numerically corresponding day in the month in which such Interest Period is to end, the final month of such Interest Period shall be deemed to end on the last Business Day of such final month.

Moody’s shall mean Moody’s Investors Service, Inc. and its successors.

Multiemployer Plan shall mean any employee pension benefit plan which is a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA and to which the Loan Parties or any member of the ERISA Group is then making or accruing an obligation to make contributions or, within the preceding five plan years, has made or had an obligation to make such contributions, provided that “Multiemployer Plan” shall exclude any Canadian Pension Plan and any Canadian MEPP.

Multiple Employer Plan shall mean a Plan which has two or more contributing sponsors (including the Loan Parties or any member of the ERISA Group) at least two of whom are not under common control, as such a plan is described in Sections 4063 and 4064 of ERISA.

~~New Lender shall have the meaning assigned to such term in Section 2.1.1.2.~~

Non-Consenting Lender shall have the meaning assigned to that term in Section 10.1.4.

Non-Loan Party Subsidiary shall mean a Subsidiary of the Company which is not required to be a Guarantor and has not opted to become a ~~Borrower or a~~ Guarantor pursuant to Section ~~7.2.9~~7.1.10.

Non-Qualifying Party shall mean any Loan Party that fails for any reason to qualify as an Eligible Contract Participant on the Effective Date of the applicable Swap.

Notes shall mean the Revolving Credit Notes~~, the Term Loan Notes~~ and the Swing Loan Note.

Notice of Change in GAAP shall have the meaning assigned to that term in Section 1.3.

Notice~~s~~ shall have the meaning assigned to that term in Section 10.6.

NYFRB shall mean the Federal Reserve Bank of New York.

Obligations shall mean ~~any obligation or liability~~the obligations and liabilities of ~~any of~~ the Loan Parties, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due, under or in connection with (i) this Agreement, the Notes, the Letters of Credit, the Administrative Agent’s Letter or any other Loan Document, whether to the Administrative Agent, any of the Lenders or their Affiliates or other Persons provided for under such Loan Documents, (ii) any Lender Provided Hedge, (iii) any Erroneous Payment Subrogation Rights, and (i~~ii~~v) any Other Lender-Provided Financial Service Product, but shall not include liabilities to other Persons under any other Interest Rate, Currency or Commodity Hedge or any other Excluded Hedge Liabilities.

~~Other Benchmark Rate Election shall mean, with respect to any Loan denominated in Dollars, if the then-current Benchmark is the Euro-Rate, the occurrence of: (a) either (x) a request by the Company to the Administrative Agent, or (y) notice by the Administrative Agent to the Company, that, at the determination of the Company or the Administrative Agent, as applicable, Dollar-denominated syndicated credit facilities at such time contain (as a result of amendment or as originally executed), in lieu of a Euro-Rate-based rate, a term benchmark rate as a benchmark rate, and (b) the Administrative Agent, in its sole discretion, and the Company jointly elect to trigger a fallback from the Euro-Rate and the provision, as applicable, by the Administrative Agent of written notice of such election to the Company and the Lenders.~~

Official Body shall mean the government of the United States of America or any other nation, or of any political subdivision thereof, whether state, local or otherwise, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank) and any group or body charged with setting regulatory capital rules or standards (including the Bank for International Settlements or the Basel Committee on Banking Supervision or any successor or similar authority to any of the foregoing).

Optional Currency shall mean (i) the following lawful currencies: Canadian Dollars, British Pounds Sterling and the Euro, and (ii) any other currency approved by Administrative Agent and all of the Lenders pursuant to Section 2.7.5 in each case so long as there is a published Euro-Rate or EURIBOR Rate, as applicable, or a Benchmark Replacement effected pursuant to Section 3.4.4 with respect thereto. Subject to Section 2.7.4, each Optional Currency must be the lawful currency of the specified country.

Order shall have the meaning assigned to ~~such~~that term in Section 2.9.9.

Original Currency shall have the meaning assigned to ~~such~~that term in Section 4.10.1.

Other Currency shall have the meaning assigned to ~~such~~that term in Section 4.10.1.

Other Lender-Provided Financial Service Product shall mean agreements or other arrangements under which any Lender or Affiliate of a Lender provides any of the following products or services to any of the Loan Parties or their Subsidiaries: (i) credit cards, (ii) credit card processing services, (iii) debit cards, (iv) purchase cards, (v) ACH transactions, (vi) cash management, including controlled disbursement, accounts or services, or (vii) foreign currency exchange. Subject in all respects to ~~Section 10.18 and similar~~the provisions of any Guaranty of the Obligations, the liabilities owing to the provider of any Other Lender-Provided Financial Service Product by any Loan Party and any Subsidiary of any Loan Party that is a party to such Other Lender-Provided Financial Service Product shall, for purposes of this Agreement and all other Loan Documents, be “Obligations” of such Person and of each other Loan Party, be guaranteed obligations under any Guaranty Agreement, and otherwise treated as Obligations for purposes of the other Loan Documents.

Other Taxes shall have the meaning assigned to ~~such~~that term in Section 4.7.2.

Overnight Bank Funding Rate shall mean, for any day, the rate comprised of both overnight federal funds and overnight Eurocurrency borrowings by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB, as set forth on its public website from time to time, and as published on the next succeeding Business Day as the overnight bank funding rate by the NYFRB (or by such other recognized electronic source (such as Bloomberg) selected by the Administrative Agent for the purpose of displaying such rate); provided, that if such day is not a Business Day, the Overnight Bank Funding Rate for such day shall be such rate on the immediately preceding Business Day; provided, further, that if such rate shall at any time, for any reason, no longer exist, a comparable replacement rate determined by the Administrative Agent at such time (which determination shall be conclusive absent manifest error)~~.~~; provided, further that- ~~I~~if the Overnight Bank Funding Rate determined as above would be less than zero, then such rate shall be deemed to be zero. The rate of interest charged shall be adjusted as of each Business Day based on changes in the Overnight Bank Funding Rate without notice to the Borrowers.

Overnight Rate shall mean for any day with respect to any Revolving Credit Loans in an Optional Currency, the rate of interest per annum as determined by the Administrative Agent at which overnight deposits in such currency, in an amount approximately equal to the amount with respect to which such rate is being determined, would be offered for such day in the Relevant Interbank Market.

Participant has the meaning specified in Section 10.11.4.

Participant Register shall have the meaning specified in Section 10.11.4.

Participating Member State shall mean any member State of the European Communities that adopts or has adopted the euro as its lawful currency in accordance with legislation of the European Community relating to Economic and Monetary Union.

Participation Advance shall have the meaning specified in Section 2.9.3.4.

Partnership Interests shall have the meaning ~~given~~assigned to ~~such~~that term in Section 5.1.2.

Payment Date shall mean the first day of each calendar quarter after the date hereof and on the ~~applicable~~ Expiration Date or upon acceleration of the Loans.

PBGC shall mean the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA or any successor.

Perfection Requirements shall mean the making or procuring of appropriate registrations, filings, endorsements, notarisations, intimations, stamping and/or notifications of the Foreign Collateral Documents and/or the Lien expressed to be created under the Foreign Collateral Documents determined by the legal advisers to the Administrative Agent to be necessary in any relevant jurisdiction for the enforceability or production in evidence of the relevant Foreign Collateral Document.

Permitted Accounts Receivable Program shall mean an accounts receivables securitization program pursuant to the Accounts Receivable Facility Documents and provided that (i) no such program shall be permitted commencing on May 1, 2022 through ~~and including~~ December 31, 202~~3~~5, (ii) the aggregate principal amount thereof does not exceed $150,000,000.00, (iii) on the effective date of such program and after giving effect to such program and related transactions to occur on such effective date, there shall exist no Event of Default or Potential Default, and (iv) the Company shall have delivered to the Administrative Agent a certificate from a Responsible Officer certifying that the foregoing conditions have been met.

Permitted Acquisitions shall have the meaning assigned to ~~such~~that term in Section 7.2.6(ii).

Permitted EBITDA Add Back shall mean, to the extent such expenses or charges are deducted in the computation of net income of the ~~Loan Parties in their computation of EBITDA~~Company during the period specified, with appropriate adjustments for the tax effects of such add-backs, expenses or charges incurred by the ~~Loan Parties~~Company or any of its Subsidiaries in connection with environmental response and remediation, the presence of contamination, natural resource damages or reimbursement of the EPA for incurred costs at the Fox River site, Wisconsin, OU2-5, provided that the total amount of such charges incurred during the term of this Agreement may not exceed $80,000,000.00.

Permitted Investments shall mean:

(i)       direct obligations of the United States of America or any agency or instrumentality thereof or obligations backed by the full faith and credit of the United States of America maturing in twelve (12) months or less from the date of acquisition;

(ii)       shares of any money market mutual fund rated at least AAA by Standard & Poor’s or at least Aaa by Moody’s;

(iii)         commercial paper maturing in 180 days or less rated not lower than A-1, by Standard & Poor’s or P-1 by Moody’s on the date of acquisition;

(iv)         demand deposits or time deposits maturing within one year from the date of creation, certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case, with any Lender or with any domestic commercial bank whose obligations are rated A-1, A or the equivalent or better by Standard & Poor’s, or P-1 or the equivalent or better by Moody’s, on the date of acquisition;

(v)           repurchase obligations with a term of not more than thirty (30) days for underlying securities of the types described in clauses (iii) and (iv) above entered into with any financial institution meeting the qualifications specified in clause (iv) above;

(vi)          in the case of any Foreign ~~Borrower~~Subsidiary, (a) direct obligations of the sovereign nation (or any agency thereof) in which such Borrower is organized or incorporated and is conducting business or in obligations fully and unconditionally guaranteed by such sovereign nation (or any agency thereof), (b) investments of the type and maturity described in clauses (i) through (v) above of foreign obligors, which investments or obligors (or the parents of such obligors) have ratings described in such clauses or equivalent ratings from comparable foreign rating agencies and (c) investments of the type and maturity described in clauses (i) through (v) above of foreign obligors (or the parents of such obligors), which investments of obligors (or the parents of such obligors) are not rated as provided in such clauses or in clause (b) above but which are, in the reasonable judgment of the Company and the Borrowers, comparable in investment quality to such investments and obligors (or the parents of such obligors);

(vii)         Interest Rate, Currency and Commodity Hedges and Other Lender-Provided Financial Service Products otherwise permitted hereunder;

(viii)        investments (including debt obligations) received in connection with the bankruptcy, ~~or~~ reorganization, compromise or arrangement of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business; and

(ix)          ~~cash and~~ investments made in the ordinary course of business and consistent with past practices under or arising out of Cash Management Agreements or under or arising out of cash management agreements with any other Lenders.

Permitted Liens shall mean:

(i)            Liens for taxes, assessments, or similar charges, incurred in the ordinary course of business and which are not yet due and payable;

(ii)           Pledges or deposits made in the ordinary course of business to secure payment of workmen’s compensation, or to participate in any fund in connection with workmen’s compensation, unemployment insurance, old-age pensions or other social security programs, other than: (A) any Lien imposed by ERISA; (B) any Lien arising under applicable Canadian federal or provincial pension benefit standards legislation, other than inchoate Liens for (x)

amounts required to be remitted but not yet due, or (y) inadvertent or immaterial contribution arrears that are corrected without penalty within twenty (20) Business Days of a Loan Party becoming aware of them; and (C) any Liens created for purposes of insolvency protection under section 8a German Part Time Retirement Act (Altersteilzeitgesetz) and section 7e of the German Social Security Code IV (SGB IV) or any successor provisions;

(iii)         Liens of mechanics, materialmen, warehousemen, carriers, or other like Liens, securing obligations incurred in the ordinary course of business that are not yet due and payable and Liens of landlords securing obligations to pay lease payments that are not yet due and payable or in default;

(iv)         Good-faith pledges or deposits made in the ordinary course of business to secure performance of bids, tenders, contracts (other than for the repayment of borrowed money or as security for Hedge Liabilities or margining related to Interest Rate, Currency and Commodity Hedges) or leases, not in excess of the aggregate amount due thereunder, or to secure statutory obligations, or surety, appeal, indemnity, performance or other similar bonds required in the ordinary course of business;

(v)          Encumbrances consisting of zoning restrictions, easements or other restrictions on the use of real property, none of which materially impairs the use of such property or the value thereof, and none of which is violated in any material respect by existing or proposed structures or land use;

(vi)         Liens, security interests and mortgages in favor of the Administrative Agent, for the benefit of the Lenders and their Affiliates, securing the Obligations including liabilities under any Lender Provided Hedges and Other Lender-Provided Financial Service Product;

(vii)        Liens on property leased by any Loan Party or Subsidiary of a Loan Party under finance and operating leases permitted in Section 7.2.1 securing obligations of such Loan Party or Subsidiary to the lessor under such leases and any Liens given to any tenant, occupant or licensee in the ordinary course of business which do not (i) interfere in any material respect with the business of the Company and its Subsidiaries or (ii) secure any Indebtedness;

(viii)       Any Lien existing on the ~~Fourth Restatement Effective~~Second Amendment Closing Date and described on Schedule 1.1(P), provided that no additional assets become subject to such Lien and the Indebtedness, if any, secured thereby is permitted under Section 7.2.1;

(ix)          Liens on tangible property (or any improvement thereon) acquired or constructed by the Company or any Subsidiary after the Closing Date to secure Indebtedness of the Company or such Subsidiary incurred in connection with such improvement, acquisition or construction; provided that:

(1)       no such Lien shall extend to or cover any Property other than the property (or improvement thereon) being acquired or constructed; and

(2)       the principal amount of the Indebtedness secured by any such Lien, together with the aggregate principal amount of all other Indebtedness secured by Liens on such

Property, shall not exceed the lesser of (A) an amount equal to the fair market value of such property so improved, acquired or constructed and (B) the cost to the Company or such Subsidiary of such property (or improvement thereon) so acquired or constructed.

(x)           Purchase Money Security Interests so long as the underlying Indebtedness is permitted in Section 7.2.1(v);

(xi)          The following, (A) if the validity or amount thereof is being contested in good faith by appropriate and lawful proceedings diligently conducted so long as levy and execution thereon have been stayed and continue to be stayed or (B) if a final judgment is entered and such judgment is discharged within sixty (60) days of entry, and in either case they do not materially impair the ability of any Loan Party to perform its Obligations hereunder or under the other Loan Documents:

(1)       Claims or Liens for taxes, assessments or charges due and payable and subject to interest or penalty, provided that the applicable Loan Party or Subsidiary maintains such reserves or other appropriate provisions as shall be required by GAAP;

(2)       Claims, Liens or encumbrances upon, and defects of title to, real or personal property, including any attachment of personal or real property or other legal process prior to adjudication of a dispute on the merits;

(3)       Claims or Liens of mechanics, materialmen, warehousemen, carriers, or other statutory nonconsensual Liens; and

(4)       Liens resulting from final judgments or orders described in Section 8.1.7;

(xii)         Any Liens that arise or are deemed to arise under a Permitted Accounts Receivable Program, so long as they comply with Section 7.2.18;

(xiii)        Bankers’ Liens, rights of setoff and other similar Liens existing solely with respect to cash and cash equivalents on deposits in one or more accounts maintained by any Loan Party or any Subsidiary arising in the ordinary course of business from netting services, overdraft protection, cash management obligations and otherwise in connection with the maintenance of deposit, securities and commodities accounts, and any Lien arising under the general terms and conditions (Allgemeine Geschäftsbedingungen) of banks or other financial institutions, including for the avoidance of doubt, savings banks (Sparkassen) in Germany, with whom a Loan Party or any Subsidiary maintains a banking relationship in the ordinary course of business and credit balances of members of the Group (including cash pooling or similar arrangements);

(xiv)       Liens securing Indebtedness (including Indebtedness in connection with or to finance a Permitted Acquisition, to the extent such Indebtedness is permitted under Section 7.2.1) in an aggregate amount outstanding not to exceed $75,000,000.00 at any time; provided that, on or after May 1, 2022 and prior to December 31, 202~~3~~5, not more than $~~50~~25,000,000.00 in the aggregate of such Indebtedness may be secured; provided that no such Liens shall be on the Collateral and this clause (xiv) shall be limited to Liens on assets acquired pursuant to a Permitted Acquisition;

(xv)         Any interest or title of a lessor or sublessor under any leases or subleases entered into by any Loan Party or any Subsidiary in the ordinary course of business, and any Liens to secure amounts payable in respect of any real estate leased or licensed by a member of the Group;

(xvi)        Liens securing obligations in respect of trade-related letters of credit, trade-related bank guarantees or similar trade-related obligations and covering the goods (or the documents of title in respect of such goods) financed by such letters of credit, bank guarantees or similar obligations and the proceeds and products thereof;

(xvii)       Leases or subleases, licenses or sublicenses (including with respect to intellectual property rights and software), granted to or from others in the ordinary course of business and not interfering in any material and adverse respect with the business of the Loan Parties and the Subsidiaries, taken as a whole;

(xviii)      Liens in favor of customs and revenue authorities arising as a matter of Law to secure payment of customs duties in connection with the importation of goods;

(xix)        Liens arising from precautionary Uniform Commercial Code financing statements or similar or analogous financing statements in any jurisdiction or consignments entered into in connection with any transaction otherwise permitted under this Agreement;

(xx)         Liens on equity interests of any joint venture (x) securing obligations of such joint venture or (y) pursuant to the relevant joint venture agreement or arrangement;

(xxi)        Any Liens that arise or are deemed to arise under a Permitted Supply Chain Finance Program; provided, that such Liens are limited to the accounts receivable, invoices, documents and supporting obligations that are subject to such Permitted Supply Chain Finance Program and the proceeds of the same; ~~and~~

(xxii)       Liens securing the Obligations ~~in accordance with Section 1.6.~~;

(xxiii)      Liens securing the European Loan (the priority of which shall at all times be subject to the terms and conditions of the Intercreditor Agreements);

(xxiv)      any Lien arising under any retention of title, hire purchase or conditional sale arrangement or arrangements having similar effect in respect of goods supplied to a Loan Party or any Subsidiary in the ordinary course of trading and on the supplier’s standard or usual terms and not arising as a result of any default or omission by a Loan Party or any Subsidiary;

(xxv)       any Lien arising by operation of German law and in the ordinary course of trading; and

(xxvi)      any Lien over a Property located in Germany the granting/creation of which cannot be prohibited under section 1136 of the German Civil Code (Bürgerliches Gesetzbuch).

Permitted Supply Chain Finance Program shall mean (a) each of the Existing Permitted Supply Chain Finance Agreements and (b) any and all other agreements or facilities entered into by the Company or any Subsidiary of the Company with a customer of the Company or such Subsidiary for the purpose of effectuating the purchase of its accounts receivable for cash consideration by a financial institution in the ordinary course of business; provided~~,~~; however that commencing on May 1, 2022 through and including December 31, 202~~3~~5 no such other agreement or facility shall be entered into unless the same is entered into in the ordinary course of business and consistent with past practice and provided further that any such other agreement or facility entered into during such period ~~there shall be no material increase in the amount of accounts receivable subject to such agreements or facilities~~ shall have overall economic terms similar to, and no less favorable to the Loan Parties than, the economic terms in the Existing Permitted Supply Chain Finance Agreements unless otherwise agreed to by the Administrative Agent in its sole discretion. For the avoidance of doubt, no Permitted Supply Chain Finance Program can be a Permitted Accounts Receivable Program.

Person shall mean any individual, corporation, partnership, limited liability company, association, joint-stock company, trust, unincorporated organization, joint venture, government or political subdivision or agency thereof, or any other entity.

PIK Interest shall have the meaning assigned to that term in the European Loan Agreement.

Plan shall mean at any time an “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA) (including a Multiple Employer Plan, but not a Multiemployer Plan) which is covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 or Section 430 of the Internal Revenue Code and either (i) is sponsored, maintained or contributed to by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been sponsored, maintained or contributed to by any entity which was at such time a member of the ERISA Group for employees of any entity which was at such time a member of the ERISA Group, or in the case of a Multiple Employer Plan or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years. Notwithstanding the foregoing, “Plan” shall exclude any Canadian Pension Plan and any Canadian MEPP.

Pledged Collateral ~~shall have the meaning given to such term in Section 10.19~~shall have the meaning assigned to such term in the Fourth Restatement Agreement (without giving effect to the Second Amendment).

Pledged Loan ~~shall have the meaning given to such term in Section 10.19~~shall have the meaning assigned to such term in the Fourth Restatement Agreement (without giving effect to the Second Amendment).

PNC shall mean PNC Bank, National Association, its successors and assigns.

Potential Default shall mean any event or condition which with notice, passage of time, or both, would (unless cured or waived) constitute an Event of Default.

PPSA shall mean the Personal Property Security Act (Ontario) and the regulations and Minister’s Orders thereunder, as from time to time in effect; provided, that if attachment, perfection or priority of the Administrative Agent’s Liens in any Collateral are governed by the personal property security laws of any Canadian jurisdiction other than Ontario, PPSA means those personal property security laws in such other jurisdiction (including, in the case of Québec, the Civil Code of Québec and the regulations thereunder) for the purposes of the provisions hereof relating to such attachment, perfection or priority and for the definitions related to such provisions.

Prime Rate shall mean the interest rate per annum announced from time to time by the Administrative Agent at its Principal Office as its then prime rate, which rate may not be the lowest or most favorable rate then being charged commercial borrowers or others by the Administrative Agent. Any change in the Prime Rate shall take effect at the opening of business on the day such change is announced.

Principal Office shall mean the main banking office of the Administrative Agent in Pittsburgh, Pennsylvania.

Prior Term Loan Facility shall have the meaning assigned to that term in the preamble hereto.

Prohibited Transaction shall mean any prohibited transaction as defined in Section 4975 of the Internal Revenue Code or Section 406 of ERISA for which neither a statutory, regulatory, individual nor a class exemption has been issued by the United States Department of Labor.

Project Eagle shall mean the Company’s profitability enhancement plan disclosed to the Lenders prior to the Second Amendment Closing Date.

Project Jupiter Acquisition shall mean the acquisition, pursuant to the Project Jupiter Share Purchase Agreement, by PHG Tea Leaves, Inc., a Subsidiary of the Company, of 100% of the total share capital of PMM Holding (Luxembourg) AG, the parent of Jacob Holm & Sons AG, from Ammon AG.

Project Jupiter Acquisition Indebtedness shall mean Indebtedness in an aggregate principal amount not to exceed $550,000,000.00 incurred by the Company and one or more Guarantors to finance the Project Jupiter Transactions, whether such Indebtedness is incurred simultaneously with, or prior to, the Project Jupiter Closing Date.

Project Jupiter Closing Date shall mean the date on which the Project Jupiter Acquisition closes.

Project Jupiter Share Purchase Agreement shall mean that certain Share Purchase Agreement, dated as of July 22, 2021, between Ammon AG and PHG Tea Leaves, Inc., as such agreement may be amended, supplemented or otherwise modified from time to time in a manner that is not materially adverse to the interests of the Lenders in their capacity as such.

Project Jupiter Transactions shall mean the Project Jupiter Acquisition, the incurrence of Project Jupiter Acquisition Indebtedness and the refinancing of certain indebtedness in connection therewith (including Loans) and the payment of fees, expenses and transaction costs associated therewith.

Property shall mean all real property, both owned and leased, of any Loan Party or Subsidiary of a Loan Party.

PSC Register shall mean a PSC register within the meaning of section 790C(10) of the UK Companies Act 2006.

PSC Registrable Person shall mean a “registrable person” or “registrable relevant legal entity” within the meaning of section 790C(4) and (8) of the UK Companies Act 2006.

PTE shall mean a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

~~Published Rate shall mean the rate of interest published each Business Day in The Wall Street Journal “Money Rates” listing under the caption “London Interbank Offered Rates” for a one month period (or, if no such rate is published therein for any reason, then the Published Rate shall be the rate at which Dollar deposits are offered by leading banks in the London interbank deposit market for a one month period as published in another publication selected by the Administrative Agent).~~

Purchase Money Security Interest shall mean Liens upon tangible personal property securing Indebtedness to any Loan Party or Subsidiary of a Loan Party or deferred payments by such Loan Party or Subsidiary for the purchase of such tangible personal property, provided that such security interest does not encumber any asset not thereby purchased, and provided further that such security interest does not secure obligations in excess of such purchase price or deferred payments.

Purchasing Lender shall mean a Lender which becomes a party to this Agreement by executing an Assignment and Assumption Agreement.

Qualified ECP Loan Party shall mean each Loan Party that on the Eligibility Date is (a) a corporation, partnership, proprietorship, organization, trust, or other entity other than a “commodity pool” as defined in Section 1a(10) of the CEA and CFTC regulations thereunder that has total assets exceeding $10,000,000.00, or (b) an Eligible Contract Participant that can cause another person to qualify as an Eligible Contract Participant on the Eligibility Date under Section 1a(18)(A)(v)(II) of the CEA by entering into or otherwise providing a “letter of credit or keepwell, support, or other agreement” for purposes of Section 1a(18)(A)(v)(II) of the CEA.

Qualifying Lender Confirmation shall mean a confirmation substantially in the form of Exhibit 1.1(C).

QFC shall have the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

QFC Credit Support shall have the meaning set forth in Section 10.23.

Ratable Share shall mean:

(i)            with respect to a Lender’s obligation to make Revolving Credit Loans, participate in Letters of Credit and other Letter of Credit Obligations, and receive payments, interest, and fees related thereto, the proportion that such Lender’s Revolving Credit Commitment bears to the Revolving Credit Commitments of all of the Lenders, provided however that if the Revolving Credit Commitments have terminated or expired, the Ratable Shares for purposes of this clause shall be determined based upon the Revolving Credit Commitments most recently in effect, giving effect to any assignments.

(ii)           ~~with respect to a Lender’s obligation to make Term Loans and receive payments, interest, and fees related thereto, the proportion that such Lender’s Term Loans (or, prior to the date on which the Term Loans have been made, such Lender’s Term Loan Commitment) bears to the Term Loans of all of the Lenders (or, prior to the date on which the Term Loans have been made, the aggregate amount of the Term Loan Commitments)~~[Reserved].

(iii)          with respect to all other matters as to a particular Lender, the percentage obtained by dividing (i) such Lender’s Revolving Credit Commitment ~~plus Term Loan (or, prior to the date on which the Term Loans have been made, such Lender’s Term Loan Commitment)~~, by (ii) the sum of the aggregate amount of the Revolving Credit Commitments ~~plus Term Loans (or, prior to the date on which the Term Loans have been made, the aggregate amount of the Term Loan Commitments)~~ of all Lenders; provided however that if the Revolving Credit Commitments have terminated or expired, the computation in this clause shall be determined based upon the Revolving Credit Commitments most recently in effect, giving effect to any assignments, and not on the current amount of the Revolving Credit Commitments and provided further in the case of Section 2.13 when a Defaulting Lender shall exist, “Ratable Share” shall mean the percentage of the aggregate Commitments (disregarding any Defaulting Lender’s Commitment) represented by such Lender’s Commitment.

Receivables Entity shall have the meaning assigned to ~~such~~that term in Section 7.2.18.

Recipient shall mean (i) the Administrative Agent, (ii) any Lender and (iii) the Issuing Lender, as applicable.

~~Recovery Event shall mean with respect to any asset, any of the following: (i) any loss, destruction or damage of such asset; or (ii) any actual condemnation, seizure or taking, by exercise or the power of eminent domain or expropriation or otherwise, of such asset, or confiscation of such asset or the requisition of the use of such asset.~~

Reference Currency shall have the meaning assigned to ~~such~~that term in the definition of Equivalent Amount.

~~Reference Time with respect to any setting of the then-current Benchmark for any Currency shall mean (1) if such Benchmark is the Euro-Rate, 11:00 a.m. (London time) on the day that is two London Banking Days preceding the date of such setting, and (2) if such Benchmark is not the Euro-Rate, the time determined by the Administrative Agent in its reasonable discretion.~~

Regulated Substances shall mean, without limitation, any substance, material or waste, regardless of its form or nature, defined under Environmental Laws as a “hazardous substance,”

“pollutant,” “pollution,” “contaminant,” “hazardous or toxic substance,” “extremely hazardous substance,” “toxic chemical,” “toxic substance,” “toxic waste,” “hazardous waste,” “special handling waste,” “industrial waste,” “residual waste,” “solid waste,” “municipal waste,” “mixed waste,” “infectious waste,” “chemotherapeutic waste,” “medical waste,” or “regulated substance” or any other material, substance or waste, regardless of its form or nature, which otherwise is regulated by Environmental Laws.

Regulation U shall mean Regulation U, T or X as promulgated by the Board of Governors of the Federal Reserve System, as amended from time to time.

Reimbursement Obligation shall have the meaning assigned to ~~such~~that term in Section 2.9.3.2.

Related Parties shall mean, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates.

Relevant Governmental Body shall mean (a) with respect to a Benchmark Replacement in respect of Loans denominated in Dollars, the Federal Reserve Board or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board or the Federal Reserve Bank of New York, or any successor thereto, and (b) with respect to a Benchmark Replacement in respect of Loans denominated in any Optional Currency, (1) the central bank for the Currency in which such Benchmark Replacement is denominated or any central bank or other supervisor which is responsible for supervising either (A) such Benchmark Replacement or (B) the administrator of such Benchmark Replacement or (2) any working group or committee officially endorsed or convened by (A) the central bank for the Currency in which such Benchmark Replacement is denominated, (B) any central bank or other supervisor that is responsible for supervising either (i) such Benchmark Replacement or (ii) the administrator of such Benchmark Replacement, (C) a group of those central banks or other supervisors or (D) the Financial Stability Board or any part thereof; provided that, for Canadian Dollar Loans, Relevant Governmental Body shall mean the Bank of Canada, or a committee officially endorsed or convened by the Bank of Canada, or any successor thereto.

Relevant Interbank Market shall mean in relation to Euro or British Pounds Sterling, the London interbank deposit market, and in relation to any other currencies, the applicable interbank market. Notwithstanding the foregoing, the references to the currencies listed in this definition shall only apply if such currencies are or become available as Optional Currencies in accordance with the terms hereof.

Relief Proceeding shall mean any proceeding seeking a decree or order for relief in respect of any Loan Party or Subsidiary of a Loan Party in a voluntary or involuntary case under any applicable bankruptcy, insolvency, examinership, reorganization, compromise, arrangement or other similar Law now or hereafter in effect, or for the appointment of a receiver, receiver and manager, liquidator, examiner, assignee, custodian, trustee, sequestrator, conservator (or similar official) of any Loan Party or Subsidiary of a Loan Party for any substantial part of its property, or for the winding-up, examinership or liquidation of its affairs, or an assignment for the benefit of its creditors.

Reportable Compliance Event shall mean that (a) any Covered Entity becomes a Sanctioned Person, or is charged by indictment, criminal complaint or similar charging instrument, arraigned, or custodially detained in connection with any Anti-Terrorism Law or has actual knowledge of facts or circumstances to the effect that it is reasonably and objectively likely that any aspect of its operations is in actual violation of any Anti-Terrorism Law or Anti-Corruption Law; or (b) any Collateral becomes Embargoed Property.

Reportable Event shall mean a reportable event described in Section 4043 of ERISA and regulations thereunder with respect to a Plan (unless the notice requirement has been waived by the PBGC).

Required Environmental Notices shall mean all notices, reports, plans, forms or other filings which pursuant to Environmental Laws, Required Environmental Permits or at the request or direction of an Official Body either must be submitted to an Official Body or which otherwise must be maintained.

Required Environmental Permits shall mean all permits, licenses, bonds, consents, programs, approvals or authorizations required under Environmental Laws to own, occupy or maintain the Property or which otherwise are required for the operations and business activities of the Borrowers or Guarantors.

Required Lenders shall mean

(i)            prior to termination of the Revolving Credit Commitments, Lenders (other than any Defaulting Lender) having greater than 50% of ~~the sum of (a)~~ the aggregate amount of the Revolving Credit Commitments of the Lenders (excluding any Defaulting Lender) ~~and (b) the aggregate outstanding amount of the Term Loans~~; or

(ii)           after the termination of the Revolving Credit Commitments, Lenders (other than any Defaulting Lender) having greater than 50% of the ~~sum of (a)~~ aggregate amount of the outstanding Revolving Credit Loans and Ratable Share of the Letters of Credit Obligations of the Lenders (excluding any Defaulting Lender) ~~and (b) the aggregate outstanding amount of the Term Loans~~.

Required Share shall have the meaning assigned to ~~such~~that term in Section 4.12.

Resolution Authority shall mean an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

Responsible Officer with respect to any Person, the chief executive officer, director, president, treasurer, secretary or the chief or principal financial or accounting officer of such Person. Unless otherwise qualified, all references to “Responsible Officer” in this Agreement shall refer to a “Responsible Officer” of a Loan Party. For the avoidance of doubt, any managing director (Geschäftsführer) of the German Loan Parties should also qualify as a Responsible Officer.

Restricted Payment shall mean (i) any dividend or distribution by a Loan Party on or in respect of its capital stock or to the direct or indirect holders of its capital stock (except dividends or distributions payable solely in such capital stock or in options, warrants or other rights to purchase such capital stock and except dividends or distributions payable to the Company or another Loan Party) or (ii) purchase, redemption or other acquisition or retirement for value of any capital stock of the Company or (iii) any payment on, purchase, defeasance, redemption, prepayment, decrease or other acquisition or retirement for value, prior to any scheduled final maturity (other than regularly scheduled or required payments of principal), of any other Indebtedness that is subordinate or junior in right of payment to the Obligations.

Revolving Credit Commitment shall mean, as to each Lender at any time, the amounts initially set forth opposite its name on Schedule 1.1(B) in the column labeled “Amount of Commitment for Revolving Credit Loans,” and, thereafter, as such amounts may be amended, whether pursuant to Assignment and Assumption Agreements, increases or reductions in Revolving Credit Commitments provided for under the terms of the Agreement or otherwise, and Revolving Credit Commitments shall mean the aggregate Revolving Credit Commitments of all of the Lenders.

Revolving Credit Loans shall mean, collectively, and Revolving Credit Loan shall mean, separately, all Revolving Credit Loans or any Revolving Credit Loan made by the Lenders or one of the Lenders to the Borrowers pursuant to Section 2.1 or 2.9.3.

Revolving Credit Notes shall mean collectively and Revolving Credit Note shall mean separately all the Revolving Credit Notes of the Borrowers in substantially the form of Exhibit 1.1(R) evidencing the Revolving Credit Loans together with all amendments, extensions, renewals, replacements, refinancings or refundings thereof in whole or in part.

RFR shall mean, for any Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to Euros.

RFR Adjustment shall mean with respect to Euros, 0.0456%.

Sanctioned ~~Country~~Jurisdiction shall mean ~~(a)~~ a country, ~~or~~ territory or region that is the target or subject of a sanctions program maintained under any Anti-Terrorism Law including sanctions administered by OFAC ~~and (b) any Person operating, organized or resident in a Sanctioned Country~~.

Sanctioned Person shall mean (a) ~~any individual person, group, regime, entity or thing listed or otherwise recognized as a specially designated, prohibited, sanctioned or debarred person, group, regime, entity or thing, or subject to any limitations or prohibitions (including but not limited to the blocking of property or rejection of transactions), under any Anti-Terrorism Law, and (b) any Person owned 50% or more by a Sanctioned Person.~~ a Person that is the subject of sanctions administered by OFAC or the U.S. Department of State, including by virtue of being (i) named on OFAC’s list of “Specially Designated Nationals and Blocked Persons”; (ii) organized under the Laws of, ordinarily resident in, or physically located in a Sanctioned Jurisdiction; (iii) owned or controlled 50% or more in the aggregate, by one or more Persons that are the subject of sanctions administered by OFAC; (b) a Person that is the subject of sanctions maintained by the European Union (“E.U.”), including by virtue of being named on the E.U.’s “Consolidated list of persons, groups and entities subject to E.U. financial sanctions” or other, similar lists; (c) a Person that is the subject of sanctions maintained by the United Kingdom (“U.K.”), including by virtue of being named on the “Consolidated List Of Financial Sanctions Targets in the U.K.” or other, similar lists; (d) a Person that is the subject of sanctions maintained by the Government of Canada; or (e) a Person that is the subject of sanctions imposed by any Official Body of a jurisdiction whose Laws apply to this Agreement.

SEC shall mean the Securities and Exchange Commission or any governmental agencies substituted therefor.

Second Amendment Closing Date shall mean March _________, 2023.

Second Amendment to Fourth Amended and Restated Credit Agreement shall mean that certain Second Amendment to Fourth Amended and Restated Credit Agreement, dated as of the Second Amendment Closing Date, by and among the Borrowers party thereto, the Guarantors party thereto, the Lenders and the Administrative Agent.

Secured Leverage Ratio shall mean, as of any date of determination, the ratio of (A) Consolidated Total Secured Debt on such date to (B) Consolidated Adjusted EBITDA for the four fiscal quarters then ended.

Secured Parties shall mean, collectively, the Administrative Agent, the Lenders, the Issuing Lender, the providers of any Lender Provided Hedges and the providers of Other Lender- Provided Financial Service Products.

Settlement Date shall mean any Business Day on which the Administrative Agent elects to effect settlement pursuant to Section 4.12.

~~SFAS shall have the meaning assigned to that term in Section 1.3.~~

SOFR shall mean, ~~with respect to any Business Day~~for any day, a rate ~~per annum~~ equal to the secured overnight financing rate ~~for such Business Day published by the SOFR Administrator on the SOFR Administrator’s Website on the immediately succeeding Business Day~~as administered by the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

SOFR Adjustment shall mean the following:

SOFR Adjustment	Interest Period
11.448 basis points (0.11448%)	For a 1-month Interest Period
26.161 basis points (0.26161%)	For a 3-month Interest Period

SOFR Adjustment	Interest Period
42.826 basis points (0.42826%)	For a 6-month Interest Period

~~SOFR Administrator shall mean the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).~~

~~SOFR Administrator’s Website shall mean the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.~~

SOFR Floor shall mean a rate of interest per annum equal to 0 basis points (0%).

SONIA shall mean, with respect to any applicable determination date, a rate per annum equal to the Sterling Overnight Index Average which appears on the Bloomberg Page that displays such rate, or the Sterling Overnight Index Average which is quoted by another source selected by the Administrative Agent which has been approved by the SONIA Administrator as an authorized information vendor for such purpose ~~(for purposes of this definition, a “SONIA Alternate Source”)~~, at approximately 11:00 a.m., London time, five (5) Business Days prior to such date; provided that if such determination date is not a Business Day, SONIA means such rate that applied five (5) Business Days prior to the Business Day immediately prior thereto.

SONIA Adjustment shall mean, with respect to SONIA, 0.0326% per annum (3.26 basis points).

SONIA Administrator shall mean the Bank of England (or any successor administrator of the Sterling Overnight Index Average).

~~SONIA Alternate Source shall have the meaning specified in the definition of SONIA.~~

SONIA Daily Rate shall mean, for any day, the rate per annum equal to SONIA (determined pursuant to the definition thereof), plus the SONIA Adjustment (subject to the last sentence of the definition of “Euro-Rate”). Any change in the SONIA Daily Rate (or any component thereof) shall take effect at the opening of business on the day such change occurs.

SONIA Daily Rate Loans shall mean Revolving Credit Loans denominated in British Pounds Sterling for which the Euro-Rate Option is determined by reference to the SONIA Daily Rate.

Specified Collateral shall mean any Equity Interests in a Foreign Loan Party that is owned by a Domestic Loan Party. As of the Second Amendment Closing Date, the Specified Collateral is listed on Schedule 1.1(E) to the European Loan Agreement.

Specified Collateral Documents shall mean any security agreements, pledge agreements or other similar agreements, instruments or documents entered into by a Domestic Loan Party with respect to the Specified Collateral.

Specified Covered Entity shall mean any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

~~Specified Representations shall mean the representations and warranties set forth in the first sentence of Section 5.1.1, Section 5.1.3, Section 5.1.4, clause (i) of Section 5.1.5, Section 5.1.9.2, Section 5.1.18 and Section 5.1.23.~~

Specified Location shall have the meaning assigned to that term in Section Error! Reference source not found..

Standard & Poor’s shall mean Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors.

Standard Securitization Undertakings shall mean representations, warranties, covenants and indemnities entered into by the Company or any Subsidiary thereof in connection with the Permitted Accounts Receivable Program which are reasonably customary in an accounts receivable securitization transaction at the time of consummation of such transaction.

Standby Letter of Credit shall mean a Letter of Credit issued to support obligations of one or more of the Company or any of its Subsidiaries, contingent or otherwise, which finance the working capital and business needs of the Company or any of its Subsidiaries incurred in the ordinary course of business, but excluding any Letter of Credit under which the stated amount of such Letter of Credit increases automatically over time.

Subsidiary of any Person at any time shall mean (i) any corporation or trust of which 50% or more (by number of shares or number of votes) of the outstanding capital stock or shares of beneficial interest normally entitled to vote for the election of one or more directors or trustees (regardless of any contingency which does or may suspend or dilute the voting rights) is at such time owned directly or indirectly by such Person or one or more of such Person’s Subsidiaries, (ii) any partnership of which such Person is a general partner or of which 50% or more of the partnership interests is at the time directly or indirectly owned by such Person or one or more of such Person’s Subsidiaries, (iii) any limited liability company of which such Person is a manager or of which 50% or more of the limited liability company interests is at the time directly or indirectly owned by such Person or one or more of such Person’s Subsidiaries, ~~or~~ (iv) any corporation, trust, partnership, limited liability company or other entity which is controlled by such Person or one or more of such Person’s Subsidiaries or (v) any subsidiary within the meaning of Section 17 of the German Stock Corporation Act (Aktiengesetz).

Supported QFC shall have the meaning set forth in Section 10.23.

Swap shall mean any “swap” as defined in Section 1a(47) of the CEA and regulations thereunder, other than (a) a swap entered into, or subject to the rules of, a board of trade designated as a contract market under Section 5 of the CEA, or (b) a commodity option entered into pursuant to CFTC Regulation 32.3(a).

Swap Obligation shall mean any obligation to pay or perform under any agreement, contract or transaction that constitutes a Swap which is also a Lender Provided Hedge.

Swing Loan Commitment shall have the meaning ~~PNC’s commitment to make Swing Loans to the Borrowers pursuant to~~set forth in Section 2.1.2~~hereof in an aggregate principal amount up to $30,000,000.00~~.

Swing Loan Lender shall mean PNC, in its capacity as a lender of the Swing Loans.

Swing Loan Note shall mean the Fourth Amended and Restated Swing Loan Note of the Borrowers in substantially the form of Exhibit 1.1(S) evidencing the Swing Loans, together with all amendments, extensions, renewals, replacements, refinancings or refundings thereof in whole or in part.

Swing Loan Request shall have the meaning ~~a request for Swing Loans made in accordance with~~set forth in Section 2.4.2~~hereof~~.

Swing Loans shall mean collectively and Swing Loan shall mean separately all Swing Loans or any Swing Loan made by PNC as Swing Loan Lender to the Borrowers pursuant to Section 2.1.2 hereof.

Swiss Federal Tax Administration shall mean the federal tax administration office within the federal department of finance of the Swiss Confederation (Eidgenössische Steuerverwaltung (ESTV)) as referred to in article 34 of the Swiss Withholding Tax Act.

Swiss Guarantor shall mean each Guarantor incorporated in Switzerland and/or having its registered office in Switzerland and/or qualifying as a Swiss resident pursuant to article 9 of the Swiss Withholding Tax Act.

Swiss Principal Transaction shall mean the unwinding of the existing toll manufacturing arrangements with Glatfelter Sontara Old Hickory, Inc. and Glatfelter Sontara Asturias S.A.U. and the transfer of the inventory and related assets of Glatfelter Sontara Switzerland AG to Glatfelter Sontara Old Hickory, Inc. and Glatfelter Sontara Asturias S.A.U.

Swiss Withholding Tax shall mean taxes imposed under the Swiss Withholding Tax Act.

Swiss Withholding Tax Act shall mean the Swiss Federal Act on the Withholding Tax of 13 October 1965 (Bundesgesetz über die Verrechnungssteuer), together with the related ordinances, regulations and guidelines, all as amended and applicable from time to time.

TARGET2 shall mean the Trans-European Automated Real-time Gross Settlement Express Transfer payment system which ~~utilises~~utilizes a single shared platform and which was launched on 19 November 2007.

TARGET Day shall mean any day on which TARGET2 is open for the settlement of payments in ~~e~~Euros.

Taxes shall have the meaning assigned to ~~such~~that term in Section 4.7.1.

Term Loan ~~shall mean all “Term Loans” outstanding under the Third Amended and Restated Credit Agreement immediately prior to the Fourth Restatement Effective Date; Term Loans shall mean collectively all of the Term Loans~~ shall have the meaning assigned to such term in the Fourth Restatement Agreement (without giving effect to the Second Amendment).

Term Loan Commitment ~~shall mean, as to any Lender at any time, the amount initially set forth opposite its name on Schedule 1.1(B) in the column labeled “Amount of Commitment for Term Loans,” as such Commitment is thereafter assigned or modified and Term Loan Commitments shall mean the aggregate Term Loan Commitments of all of the Lenders. The aggregate Term Loan Commitments as of the Fourth Restatement Effective Date is $0~~shall have the meaning assigned to such term in the Fourth Restatement Agreement (without giving effect to the Second Amendment).

Term Loan Commitment Fee ~~shall have the meaning assigned to such term in Section 2.16~~shall have the meaning assigned to such term in the Fourth Restatement Agreement (without giving effect to the Second Amendment).

~~Term Loan Draw Date shall have the meaning specified in Section 2.14.~~

~~Term Loan Note shall mean the Term Loan Note of the Borrowers in substantially the form of Exhibit 1.1(T) evidencing the Term Loans, together with all amendments, extensions, renewals, replacements, refinancings or refundings thereof in whole or in part.~~

Term RFR shall mean, for any Interest Period, a rate per annum determined by the Administrative Agent, for any Obligations, interest, fees, commissions or other amounts denominated in Euros, or calculated with respect to any applicable Term RFR Forward Looking Rate by dividing (the resulting quotient rounded upwards, at the Administrative Agent’s discretion, to the nearest 1/100 of 1%) (a) the applicable Term RFR Forward Looking Rate by (b) a number equal to 1.00 minus the Term RFR Reserve Percentage; provided that if the sum of the adjusted rate as determined above plus the applicable RFR Adjustment would be less than the Floor, such rate shall be deemed to be the Floor for purposes of this Agreement. The adjusted Term RFR rate for each outstanding Term RFR Rate Loan shall be adjusted automatically as of the effective date of any change in the Term RFR Reserve Percentage. The Administrative Agent shall give prompt notice to the Borrowers of the adjusted Term RFR Rate as determined or adjusted in accordance herewith, which determination shall be conclusive absent manifest error.

Term RFR Forward Looking Rate shall mean, with respect to Euros for any Interest Period, the forward-looking term rate for a period comparable to such Interest Period based on the RFR for Euros that is published by an authorized benchmark administrator and is displayed on a screen or other information service, each as identified or selected by the Administrative Agent in its reasonable discretion at approximately a time and as of a date prior to the commencement of such Interest Period determined by the Administrative Agent.

Term RFR Rate Loan shall mean a Loan in Euros that bears interest at a rate based on Term RFR.

Term RFR Reserve Percentage shall mean, as of any day, the maximum effective percentage in effect on such day, if any, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements (including, without limitation, supplemental, marginal and emergency reserve requirements) with respect to RFR Loans.

Term SOFR Administrator shall mean CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).

~~Term SOFR shall mean, for the applicable Corresponding Tenor as of the applicable Reference Time, the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.~~

~~Term SOFR Notice shall mean a notification by the Administrative Agent to the Lenders and the Borrower of the occurrence of a Term SOFR Transition Event.~~

~~Term SOFR Transition Event shall mean, with respect to any Loans denominated in Dollars, the determination by the Administrative Agent that (a) Term SOFR has been recommended for use by the Relevant Governmental Body, and is determinable for each Available Tenor, (b) the administration of Term SOFR is administratively feasible for the Administrative Agent and (c) a Benchmark Transition Event or an Early Opt-in Election, as applicable, has previously occurred resulting in a Benchmark Replacement in accordance with Section titled “Benchmark Replacement Setting” that is not Term SOFR.~~

Term SOFR Rate shall mean, with respect to any amount to which the Term SOFR Rate Loan Option applies, for any Interest Period, the interest rate per annum determined by the Administrative Agent (rounded upwards, at the Administrative Agent’s discretion, to the nearest 1/100th of 1%) equal to the Term SOFR Reference Rate for a tenor comparable to such Interest Period, as such rate is published by the Term SOFR Administrator on the day (the “Term SOFR Determination Date”) that is two (2) Business Days prior to the first day of such Interest Period. If the Term SOFR Reference Rate for the applicable tenor has not been published or replaced with a Benchmark Replacement by 5:00 p.m. (Pittsburgh, Pennsylvania time) on the Term SOFR Determination Date, then the Term SOFR Reference Rate shall be the Term SOFR Reference Rate for such tenor on the first Business Day preceding such Term SOFR Determination Date for which such Term SOFR Reference Rate for such tenor was published in accordance herewith, so long as such first preceding Business Day is not more than three (3) Business Days prior to such Term SOFR Determination Date. If the Term SOFR Rate, determined as provided above, would be less than the SOFR Floor, then the Term SOFR Rate shall be deemed to be the SOFR Floor. The Term SOFR Rate shall be adjusted automatically without notice to the Borrowers on and as of the first day of each Interest Period.

Term SOFR Rate Loan shall mean a Loan that bears interest based on the Term SOFR Rate.

Term SOFR Rate Loan Option shall mean the option of the Borrowers to have Loans bear interest at the rate and under the terms specified in Section 3.1.1(iv).

Term SOFR Reference Rate shall mean the forward-looking term rate based on SOFR.

Transferor Lender shall mean the selling Lender pursuant to an Assignment and Assumption Agreement.

UCC shall mean the Uniform Commercial Code as in effect in the State of New York on the date hereof and as amended from time to time.

UCP shall have the meaning assigned to ~~such~~that term in Section 10.8.

UK Companies Act 2006 shall mean the Companies Act 2006 as in force in England and Wales from time to time.

UK Financial Institution shall mean any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

UK Resolution Authority shall mean the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

Unadjusted Benchmark Replacement shall mean the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

United Kingdom Tax Deduction shall mean a deduction or withholding for or on account of tax from a payment under a Loan Document imposed by the United Kingdom.

~~Unused Portion shall have the meaning assigned to that term in Section 7.2.7(v).~~

USA Patriot Act shall mean the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107- 56, as the same has been, or shall hereafter be, renewed, extended, amended or replaced.

U.S. Government Securities Business Day shall mean any day except for (a) a Saturday or Sunday or (b) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

U.S. IP Security Agreement shall mean the Amended and Restated Patent, Trademark and Copyright Security Agreement, dated as of the Second Amendment Closing Date, executed and delivered by the Company and each Domestic Subsidiary of the Company that is a Guarantor to the Administrative Agent for the benefit of the Lenders and any other Patent,

Trademark and Copyright Security Agreement entered into from time to time by a U.S. Guarantor to the Administrative Agent for the benefit of the Lenders.

U.S. Mortgages shall mean each deed of trust, mortgage or other similar instrument granting a Lien in real property now or hereafter executed and delivered to the Administrative Agent for the benefit of the Lenders, including without limitation, the Deed of Trust and Assignment, dated as November 7, 2022, to be effective as of February 17, 2023, executed and delivered by Glatfelter Industries Asheville, Inc., a North Carolina corporation, to the Administrative Agent for the benefit of the Lenders, with respect to the real property located in the City of Candler, Buncombe County, North Carolina (as further described therein).

U.S. Person shall mean any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Internal Revenue Code.

U.S. Pledge Agreement shall mean the Amended and Restated Pledge Agreement, dated as of the Second Amendment Closing Date, executed and delivered by the Company and each Domestic Subsidiary of the Company that is a Guarantor (and each party that has joined the same via a joinder agreement) to the Administrative Agent for the benefit of the Lenders.

U.S. Security Agreement shall mean the Amended and Restated Security Agreement, dated as of the Second Amendment Closing Date, executed and delivered by the Company and each Domestic Subsidiary of the Company that is a Guarantor (and each party that has joined the same via a joinder agreement) to the Administrative Agent for the benefit of the Lenders.

U.S. Special Resolution Regimes shall have the meaning set forth in Section 10.23.

U.S. Tax Compliance Certificate shall mean a certificate substantially in the form of Exhibit 4.7.7(A), 4.7.7(B), 4.7.7(C) or 4.7.7(D).

Voided Payment shall have the meaning assigned to that term in Section 10.10.

Voting Participant shall have the meaning assigned to that term in Section 10.11.4.

Voting Participant Notice shall have the meaning assigned to that term in Section 10.11.4.

Website Posting shall have the meaning assigned to that term in Section 10.6.

~~Weighted Average Life to Maturity means, when applied to any Indebtedness on any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Indebtedness.~~

Write-Down and Conversion Powers shall mean, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

1.2          Construction.

Unless the context of this Agreement otherwise clearly requires, the following rules of construction shall apply to this Agreement and each of the other Loan Documents:

1.2.1       Number; Inclusion.

References to the plural include the singular, the plural, the part and the whole; “or” has the inclusive meaning represented by the phrase “and/or,” and “including” has the meaning represented by the phrase “including without limitation”;

1.2.2       Determination.

References to “determination” of or by the Administrative Agent or the Lenders shall be deemed to include good-faith estimates by the Administrative Agent or the Lenders (in the case of quantitative determinations) and good-faith judgment by the Administrative Agent or the Lenders (in the case of qualitative determinations) and such determination shall be conclusive absent manifest error;

1.2.3       Administrative Agent’s Discretion and Consent.

Whenever the Administrative Agent or the Lenders are granted the right herein to act in its or their sole discretion or to grant or withhold consent such right shall be exercised in good faith;

1.2.4       Documents Taken as a Whole.

The words “hereof,” “herein,” “hereunder,” “hereto” and similar terms in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document as a whole and not to any particular provision of this Agreement or such other Loan Document;

1.2.5       Headings.

The section and other headings contained in this Agreement or such other Loan Document and the Table of Contents (if any), preceding this Agreement or such other Loan Document are for reference purposes only and shall not control or affect the construction of this Agreement or such other Loan Document or the interpretation thereof in any respect;

1.2.6       Implied References to this Agreement.

Article, section, subsection, clause, schedule and exhibit references are to this Agreement or other Loan Document, as the case may be, unless otherwise specified;

1.2.7       Persons.

Reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement or such other Loan Document, as the case may be, and reference to a Person in a particular capacity excludes such Person in any other capacity;

1.2.8       Modifications to Documents.

Reference to any agreement (including this Agreement and any other Loan Document together with the schedules and exhibits hereto or thereto), document or instrument means such agreement, document or instrument as amended, modified, replaced, substituted for, superseded or restated;

1.2.9       From, To and Through.

Relative to the determination of any period of time, “from” means “from and including,” “to” means “to but excluding,” and “through” means “through and including”;

1.2.10     Shall; Will.

References to “shall” and “will” are intended to have the same meaning; and

1.2.11     Québec Matters.

For purposes of any assets, liabilities or entities located in the Province of Québec, for any Collateral charged by any hypothec and for all other purposes pursuant to which the interpretation or construction of this Agreement or any other Loan Documents may be subject to the Laws of the Province of Québec or a court or tribunal exercising jurisdiction in the Province of Québec, (a) “personal property” shall include “movable property”, (b) “real property” or “real estate” shall include “immovable property”, (c) “tangible property” shall include “corporeal property”, (d) “intangible property” shall include “incorporeal property”, (e) “security interest”, “mortgage” and “lien” shall include a “hypothec”, “right of retention”, “prior claim” and a resolutory clause, (f) all references to filing, perfection, priority, remedies, registering or recording under the Uniform Commercial Code or a Personal Property Security Act shall include publication under the Civil Code of Québec, (g) all references to “perfection” of or “perfected” liens or security interest shall include a reference to an “opposable” or “set up” lien or security interest as against third parties, (h) any “right of offset”, “right of setoff” or similar expression shall include a “right of compensation”, (i) “goods” shall include “corporeal movable property” other than chattel paper, documents of title, instruments, money and securities, (j) an “agent” shall include a “mandatory”, (k) “construction liens” shall include “legal hypothecs” in favor of Persons having taken part in construction or renovation of an immovable; (l) “joint and several” shall include “solidary”; (m) “gross negligence or willful misconduct” shall be deemed to be “intentional or gross fault”; (n) “beneficial ownership” shall include “ownership on behalf of another as mandatory”; (o) “easement” shall include “servitude”; (p) “priority” shall include “prior claim” or “rank”, as applicable; (q) “survey” shall include “certificate of location and plan”; (r) “state” shall include “province”; (s) “fee simple title” shall include “absolute ownership” and “ownership (including ownership under a right of superficies)”; ~~and~~ (t) “accounts” shall include “claims” and “monetary claims”; (u) “guarantee” and “guarantor” should include “suretyship” and “surety”, respectively; (v) “foreclosure” shall include “the exercise of a hypothecary right of taking in payment”; (w) “leasehold interest” shall include “rights resulting from a lease”; (x) “lease” shall include a “leasing contract (crédit-bail)”; and (y) “deposit account” shall include a “financial account” as defined in Article 2713.6 of the Civil Code of Québec. For the purposes of the Canadian Collateral Documents drafted, in whole or in part, in the French language, the parties hereto agree that the French expression “Convention de crédit” shall mean and refer to this Agreement and the French expression “Cas de défaut” shall mean and refer to “Event of Default” (as defined in this Agreement). The parties hereto confirm that it is their wish that this Agreement and any other document executed in connection with the transactions contemplated herein (other than any Canadian Collateral Document drafted, in whole or in part, in the French language and any related registration forms) be drawn up in the English language only and that all other documents contemplated thereunder or relating thereto, including notices, may also be drawn up in the English language only. Les parties aux présentes confirment que c’est leur volonté que cette convention et les autres documents de crédit (à l’exception de tout document de sûreté canadien rédigé, en totalité ou en partie, en langue française ainsi que les formulaires de publication qui s’y rapportent) soient rédigés en langue anglaise seulement et que tous les documents, y compris tous avis, envisagés par cette convention et les autres documents peuvent être rédigés en langue anglaise seulement. ~~The parties hereto confirm that it is their wish that this Agreement and any other document executed in connection with the transactions contemplated herein be drawn up in the English language only and that all other documents contemplated thereunder or relating thereto, including notices, may also be drawn up in the English language only. Les parties aux présentes confirment que c’est leur volonté que cette convention et les autres documents de crédit soient rédigés en langue anglaise seulement et que tous les documents, y compris tous avis, envisagés par cette convention et les autres documents peuvent être rédigés en langue anglaise seulement.~~

1.2.12        Swiss Terms; Interpretation Clause (Switzerland).

In this Agreement, where it relates to a Foreign Loan Party that has its registered office in Switzerland and is registered with the competent commercial register in Switzerland and unless the contrary intention appears, a reference to:

(a)        a “winding up”, “administration” or “dissolution” (and each of these terms) includes any action taken by a competent authority or court in connection with the opening of bankruptcy proceedings (Konkursverfahren) or (provisional) composition proceedings (Nachlassverfahren) pursuant to the DEBA or where a competent court closes the bankruptcy proceedings for reason of insufficiency of its funds to implement such proceedings (Einstellung des Konkursverfahrens mangels Aktiven));

(b)        a person being “insolvent” or “bankrupt” includes that person being unable to pay its debt (zahlungsunfähig) within the meaning of article 191 DEBA;

(c)        a “receiver”, “liquidator”, “administrator”, “administrative receiver” includes any Konkursamt, (ausseramtliche) Konkursverwaltung, Sachwalter or Liquidator;

(d)        a “director” includes any statutory legal representative(s), any member of the management (Geschäftsführer/Direktor) or any member of the board of directors (Verwaltungsrat).

1.2.13        Luxembourg Matters.

For purposes of any assets, liabilities or entities located in Luxembourg, in all Loan Document where it relates to a person incorporated or having its centre of main interests in Luxembourg and for all other purposes pursuant to which the interpretation or construction of this Agreement may be subject to the Laws of Luxembourg or a court or tribunal exercising jurisdiction in Luxembourg, (a) a “moratorium of any indebtedness”, “winding up”, “administration” or “dissolution” shall include, without limitation, any procedure or proceeding in relation to an entity becoming bankrupt (faillite), insolvency, voluntary or judicial liquidation, composition with creditors (concordat préventif de la faillite), moratorium or reprieve from payment (sursis de paiement), controlled management (gestion contrôlée), general settlement with creditors, reorganisation or any other similar proceedings affecting the rights of creditors generally under Luxembourg law, and shall be construed so as to include any equivalent or analogous liquidation or reorganization proceedings, (b) an “agent” shall include, without limitation, a “mandataire”, (c) a “liquidator”, “receiver”, “administrator” or the like shall include, without limitation, a juge délégué, commissaire, juge-commissaire liquidateur or curateur or any other person performing the same function of each of the foregoing, (d) an obligation that is “matured” shall include, without limitation, any exigible, certaine and liquid obligation and (e) “security” or a “security interest” shall include, without limitation, any hypothèque, nantissement, gage, privilège, accord de transfert de propriété à titre de garantie, gage sur fonds de commerce, droit de rétention or sûreté réelle whatsoever whether granted or arising by operation of law, and (f) a person being “unable to pay its debts” shall include, without limitation, that person being in a state of cessation of payments (cessation de paiements).

1.3       Accounting Principles.

Except as otherwise provided in this Agreement, all computations and determinations as to accounting or financial matters and all financial statements to be delivered pursuant to this Agreement shall be made and prepared in accordance with GAAP (including principles of consolidation where appropriate), and all accounting or financial terms shall have the meanings ascribed to such terms by GAAP; provided~~, however,~~ that all accounting terms used in Sections 7.2.15 and 7.2.16 (and all defined terms used in the definition of any accounting term used in Sections 7.2.15 and 7.2.16) shall have the meaning given to such terms (and defined terms) under GAAP as in effect on the date hereof applied on a basis consistent with those used in preparing the annual statements referred to in Section 7.3.2, including, for the avoidance of doubt, calculations of Consolidated Total Secured Debt consistent with the presentation of the components thereof in such annual financial statements. If the Company notifies the Administrative Agent and the Lenders in writing (“Notice of Change in GAAP”) that the Company requests an amendment to any financial or accounting provision or any related defined term and/or the defined term Secured Leverage Ratio for purposes of interest, Letter of Credit Fee, ~~Term Loan Commitment Fee~~ and Commitment Fee determinations to eliminate the effect of, or give effect to, any change occurring after the Fourth Restatement Effective Date to GAAP or in the application thereof on the operation of such financial or accounting provision and/or interest, Letter of Credit Fee, ~~Term Loan Commitment Fee~~ or Commitment Fee determinations, unless the Administrative Agent (on its behalf or as directed in writing by the Required Lenders) shall have objected (“GAAP Objection Notice”) to such request within 15 Business Days after receipt of such Notice of Change in GAAP, the relevant financial and accounting provisions or ratios shall be calculated in accordance with GAAP as reflected in such Notice of Change in GAAP on the date of such Notice of Change in GAAP to the Administrative Agent and the Lenders and each Lender and the Administrative Agent hereby specifically consents to the implementation of such change hereunder upon the foregoing terms. In the event the Administrative Agent shall have delivered a GAAP Objection Notice to the Company, the parties hereto agree to endeavor, in good faith, to agree upon an amendment to this Agreement that would adjust such financial or accounting provision or the defined term Secured Leverage Ratio for purposes of interest, Letter of Credit Fee, ~~Term Loan Commitment Fee~~ or Commitment Fee determinations in a manner that would give effect to such change hereunder determined in accordance with the Company’s financial statements at that time.

1.4          Currency Calculations.

All financial statements and Compliance Certificates shall be set forth in Dollars. For purposes of preparing the financial statements, calculating financial covenants and determining compliance with covenants expressed in Dollars, Optional Currencies shall be converted to Dollars in accordance with GAAP.

1.5          Divisions.

For all purposes under this Agreement and the other Loan Documents, in connection with any division or plan of division under Delaware Law (or any comparable event under a different jurisdiction’s Laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its equity interests at such time.

1.6          ~~Springing Security Interest~~[Reserved].

~~1.6.1        General.~~

~~Effective on the First Amendment Closing Date (the “Security Triggering Event”):~~

~~(i)            (a) the Obligations shall, within 30 days of the First Amendment Closing Date (as such deadline may be extended by the Administrative Agent, in its sole discretion), be secured in accordance with the Security Principles set forth on Exhibit 1.6; provided however that, notwithstanding anything to the contrary set forth in the Security Principles, the Administrative Agent or the Collateral Agent shall determine the value of taking real property as~~

~~collateral and may decline to do so in their sole discretion, (b) subject to the Security Principles (and the exclusions and limitations set forth therein), the Company, the Guarantors (collectively and together with the Company, the “Pledgors”), the Administrative Agent and the Collateral Agent shall enter into security agreements, pledge agreements, intellectual property security agreements or other similar agreements, instruments or documents (collectively, the “Collateral Documents”) that create or purport to create and, as applicable, perfect a Lien in favor of the Collateral Agent for its benefit and for the benefit of the Administrative Agent, the Lenders, the Issuing Lender, the providers of Lender Provided Hedges and the providers of Other Lender- Provided Financial Service Products, and (c) the Administrative Agent shall also serve as the Collateral Agent. The Collateral Agent shall be appointed on customary terms and paid a customary fee by the Company in an amount to be agreed upon by the Company and the Collateral Agent; and~~

~~(ii)           notwithstanding anything to the contrary, (1) the Pledgors, the Administrative Agent and the Collateral Agent are hereby authorized, without the consent of any Lender or other party to any Loan Document, to amend and modify this Agreement and enter into, amend and modify any other Loan Document and any Collateral Document, in each case as may be necessary, or in the reasonable opinion of the Company, the Administrative Agent and the Collateral Agent, appropriate, in order to secure the Obligations of the Pledgors and appoint the Collateral Agent in accordance with the terms of this Section 1.6.1 and to otherwise give effect to this Section 1.6.1 and (2) any domestic Material Subsidiary that joins this Agreement as a Borrower or Guarantor pursuant to Section 7.1.10 [Joinder of Guarantors and Borrowers] or otherwise shall also join the Collateral Documents as required by the Administrative Agent in its reasonable discretion (including customary timeframes for execution of such joinder documentation, which in any event shall not be less than 30 days after the relevant triggering event).~~

~~1.6.2       Other Collateral Issues.~~

~~To the extent that any real property is required to be provided as Collateral as provided for herein, the Administrative Agent and the Collateral Agent reserve the right (with notice to the Company), in their discretion and in consultation with the Company, to require customary real estate due diligence items to be delivered by the applicable Pledgors (all of which shall be at the cost of the Company the applicable Loan Parties) in connection with taking mortgages on any such real property which may include, but not be limited to: title searches, title insurance policies, surveys, and environmental reports, all of which shall be in form and substance reasonably satisfactory to the Administrative Agent and/or the Collateral Agent.~~

1.7          Effect of Fourth Restatement.

This Agreement shall amend and restate the Third Amended and Restated Credit Agreement in its entirety, with the parties to the Fourth Restatement Agreement agreeing that there is no novation of the Third Amended and Restated Credit Agreement and from and after the Fourth Restatement Effective Date, the rights and obligations of the parties under the Third Amended and Restated Credit Agreement shall be subsumed and governed by this Agreement.

From and after the Fourth Restatement Effective Date, the Obligations and Commitments under the Third Amended and Restated Credit Agreement shall continue as Obligations and Commitments under this Agreement until otherwise paid or terminated in accordance with the terms hereof. On and after the Fourth Restatement Effective Date, each reference to the “Credit Agreement” in any other Loan Document shall mean and be a reference to this Agreement.

1.8        Benchmark Replacement Notification.

Section 3.4.4 of this Agreement provides a mechanism for determining an alternative rate of interest in the event that the Term SOFR Rate, Euro-Rate, or EURIBOR Rate for any applicable Currency is no longer available or in certain other circumstances. The Administrative Agent does not warrant or accept any responsibility for and shall not have any liability with respect to, the administration, submission or any other matter related to the Term SOFR Rate, Euro-Rate or EURIBOR Rate for any applicable Currency, or with respect to any alternative or successor rate thereto, or replacement rate therefor.

1.9        Legislation.

Unless otherwise specified, all references to any statute or regulation shall mean that statute or regulation, as amended, modified or supplemented from time to time.

2.           REVOLVING CREDIT~~,~~ AND SWING LOAN ~~AND TERM LOAN~~ FACILITIES

2.1         Revolving Credit Commitments.

2.1.1      Revolving Credit Loan~~s~~ Commitment.

~~2.1.1.1        Commitment.~~

Subject to the terms and conditions hereof and relying upon the representations and warranties herein set forth, each Lender holding any Revolving Credit Commitment severally agrees to make Revolving Credit Loans in either Dollars or one or more Optional Currencies to the Borrowers at any time or from time to time on or after the date hereof to the Expiration Date ~~applicable to Revolving Credit Commitments~~, provided that (i) after giving effect to each such Loan the aggregate Dollar Equivalent amount of Revolving Credit Loans from such Lender shall not exceed such Lender’s Revolving Credit Commitment minus such Lender’s Ratable Share of the Dollar Equivalent amount of Letter of Credit Obligations, ~~and~~ (ii) no Revolving Credit Loan to which the Base Rate Option applies shall be made in an Optional Currency and (iii) after giving effect to each such Loan the aggregate Dollar Equivalent amount of Revolving Credit Loans outstanding to Foreign Borrowers (other than the Canadian Borrower, which shall not be included in the definition of “Foreign Borrower” for the purpose of this clause (iii) only) shall not exceed the Foreign Borrower Borrowing Sublimit. Within such limits of time and amount and subject to the other provisions of this Agreement, the Borrowers may borrow, repay and reborrow pursuant to this Section 2.1.

~~2.1.1.2        Discretionary Commitment Increase.~~

~~(i)          Increasing Lenders and New Lenders. The Borrowers at any time prior to the applicable Expiration Date may request that (1) the current Lenders increase their Revolving Credit Commitments or provide one or more additional tranches of Term Loans (each an “Incremental Term Loan” and, collectively, the “Incremental Term Loans”), or (2) one or more new lenders (each a “New Lender”) join this Agreement and provide a Commitment hereunder, in each case subject to the following terms and conditions (any current Lender which elects to increase its Revolving Credit Commitment or Term Loan Commitment, as applicable, shall be referred to as an “Increasing Lender”):~~

~~(a)        No Obligation to Increase. No Lender (other than any New Lender or any current Lender that has elected to become an Increasing Lender) shall be obligated to (x) increase its Revolving Credit Commitment and/or Term Loan Commitment and any increase in the Revolving Credit Commitment and/or Term Loan Commitment by any current Lender shall be in the sole discretion of such Lender or (y) provide an Incremental Term Loan and any Incremental Term Loan provided by any Lender shall be in the sole discretion of such Lender.~~

~~(b)        Defaults. There shall exist no Events of Default or Potential Default on the effective date of such increase after giving effect to such increase; provided, that in the case of any increased Commitments or related Loans that are to be used to fund a Limited Condition Acquisition, such condition shall be limited to the absence of any Event of Default under Section 8.1.1, Section 8.1.15 or Section 8.1.16.~~

~~(c)        Aggregate Commitments. The increase in the Commitments shall not be more than $150,000,000 in the aggregate.~~

~~(d)        Terms of Incremental Term Loans. (i) The Incremental Term Loans (A) shall rank pari passu in right of payment with the Term Loans outstanding on the Fourth Restatement Effective Date (the “Initial Term Loans”), (B) shall not mature earlier than the Initial Term Loans, (C) shall not have a shorter Weighted Average Life to Maturity than the Initial Term Loans and (D) shall be available in either Dollars or any Optional Currency.~~

~~(e)        Minimum Commitments. The minimum amount of the increase in the Revolving Credit Commitments and/or the Term Loan Commitments shall be $5,000,000.~~

~~(f)        Legal Opinion. The Loan Parties shall deliver to the Administrative Agent on or before the effective date of such increase an opinion of counsel, in form and substance reasonably acceptable to the Administrative Agent, addressed to the Administrative Agent and the Lenders addressing the authorization and execution of the Loan Documents by the Loan Parties.~~

~~(g)        Notes. At the request of the applicable Increasing Lender or New Lender, as the case may be, the Borrowers shall execute and deliver (1) to each Increasing Lender a replacement Revolving Credit Note and/or Term Loan Note, as applicable, reflecting the new amount of such Increasing Lender’s Revolving Credit Commitment and/or Term Loan Commitment, as applicable, after giving effect to the increase (and the prior~~

~~Revolving Credit Note, Term Loan Note or Notes, as applicable, issued to such Increasing Lender shall be deemed to be terminated) and (2) to each New Lender a Revolving Credit Note or Term Loan Note, as applicable, reflecting the amount of such New Lender’s Revolving Credit Commitment and/or Term Loan Commitment.~~

~~(h)        Representations. The representations and warranties of the Loan Parties contained in Section 5 and in the other Loan Documents shall be true in all material respects on and as of the date of such increase with the same effect as though such representations and warranties had been made on and as of such date (except representations and warranties which expressly relate solely to an earlier date or time, which representations and warranties shall be true and correct on and as of the specific dates or times referred to therein); provided, that, in the case of any increased Commitments or related Loans that are to be used to fund a Limited Condition Acquisition permitted hereunder, such representations and warranties shall be limited to the Specified Representations.~~

~~(i)         Approval of New Lenders. Any New Lender shall be subject to the approval of the Administrative Agent in its reasonable discretion without unreasonable delay.~~

~~(j)         Amendment. Incremental Term Loans shall be effected by an amendment to this Agreement effectuating the joinder of any applicable New Lender and setting forth the terms of the Incremental Term Loans executed by (x) the Administrative Agent, (y) each Lender or New Lender agreeing to provide any portion of such Incremental Term Loan and (z) the Loan Parties, and reaffirmations of the Loan Documents executed by the Loan Parties, in each case in form and substance reasonably satisfactory to the Administrative Agent and the Loan Parties. Such amendment may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Company, to effect the provisions of this Section 2.1.1.2 (including, for the avoidance of doubt, to add mechanics for Incremental Term Loans that are denominated in a currency other than Euros).~~

~~(k)        Conflicting Provisions. This Section shall supersede any provisions in Section 10.1 to the contrary.~~

~~(ii)        Treatment of Outstanding Loans and Letters of Credit.~~

~~(a)        Reallocation of Revolving Credit Loans. To the extent the Commitments being increased are Revolving Credit Commitments, then, on the effective date of any such increase, each relevant Lender that is increasing its Revolving Credit Commitment shall make available to the Administrative Agent such amounts in immediately available funds as the Administrative Agent shall determine, for the benefit of the other relevant Lenders with Revolving Credit Commitments, as being required in order to cause, after giving effect to such increase and the application of such amounts to make payments to such other relevant Lenders, the outstanding Revolving Credit Loans (and risk participations in outstanding Swing Line Loans) to be held ratably by all Lenders with Revolving Credit Commitments in accordance with their respective revised Ratable Shares of the Revolving Credit Commitments.~~

~~Outstanding Letters of Credit. On the effective date of such increase, each Increasing Lender and each New Lender (i) will be deemed to have purchased a participation in each then outstanding Letter of Credit equal to its applicable Ratable Share of such Letter of Credit and the participation of each other Lender in such Letter of Credit shall be adjusted accordingly and (ii) will acquire its applicable Ratable Share of all outstanding Participation Advances.~~

2.1.2       Swing Loan Commitment.

Subject to the terms and conditions hereof and relying upon the representations and warranties herein set forth, and in order to facilitate loans and repayments between Settlement Dates, the Swing Loan Lender may, at its option, cancelable at any time for any reason whatsoever, make swing loans in Dollars (the “Swing Loans”) to the Borrowers at any time or from time to time after the date hereof to, but not including, the Expiration Date ~~applicable to the Revolving Credit Commitments~~, in an aggregate principal amount up to but not in excess of $30,000,000.00 (the “Swing Loan Commitment”), provided that the aggregate principal amount of the Swing Loan Lender’s Swing Loans and the Dollar Equivalent amount of Revolving Credit Loans of all the Lenders at any one time outstanding shall not exceed the Revolving Credit Commitments of all the Lenders. Within such limits of time and amount and subject to the other provisions of this Agreement, the Borrowers may borrow, repay and reborrow pursuant to this Section 2.1.2.

2.2          Nature of Lenders’ Obligations with Respect to Revolving Credit Loans.

Each Lender shall be obligated to participate in each request for Revolving Credit Loans pursuant to Section 2.4 in accordance with its Ratable Share. The aggregate Dollar Equivalent amount of each Lender’s Revolving Credit Loans outstanding hereunder to the Borrowers at any time shall never exceed its Revolving Credit Commitment minus its Ratable Share of the Dollar Equivalent amount of Letter of Credit Obligations and any Swing Loans. The obligations of each Lender hereunder are several. The failure of any Lender to perform its obligations hereunder shall not affect the obligations of the Borrowers to any other party nor shall any other party be liable for the failure of such Lender to perform its obligations hereunder. The Lenders shall have no obligation to make Revolving Credit Loans hereunder on or after the Expiration Date ~~applicable to the Revolving Credit Commitments~~.

2.3          Commitment Fees.

Accruing from the Fourth Restatement Effective Date until the Expiration Date ~~applicable to the Revolving Credit Commitments~~(without regard to whether the conditions to making Revolving Credit Loans are then met), the Borrowers agree to pay to the Administrative Agent for the account of each Lender with a Revolving Credit Commitment according to its Ratable Share, a nonrefundable commitment fee (the “Commitment Fee”) equal to the Applicable Commitment Fee Rate (computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed) multiplied by the average daily difference between the amount of (i) the Revolving Credit Commitments and (ii) the amount of the Dollar Equivalent

Revolving Facility Usage (provided~~, however,~~ that solely in connection with determining the share of each Lender in the Commitment Fee, the Dollar Equivalent Revolving Facility Usage with respect to the portion of the Commitment Fee allocated to PNC shall include the full amount of the outstanding Swing Loans, and with respect to the portion of the Commitment Fee allocated by the Administrative Agent to all of the Lenders other than PNC, such portion of the Commitment Fee shall be calculated (according to each such Lender’s Ratable Share) as if the Dollar Equivalent Revolving Facility Usage excludes the outstanding Swing Loans); provided~~,~~ further, that any Commitment Fee accrued with respect to the Revolving Credit Commitment of a Defaulting Lender during the period prior to the time such Lender became a Defaulting Lender and unpaid at such time shall not be payable by the Borrowers so long as such Lender shall be a Defaulting Lender except to the extent that such Commitment Fee shall otherwise have been due and payable by the Borrowers prior to such time; and provided~~,~~ further that no Commitment Fee shall accrue with respect to the Revolving Credit Commitment of a Defaulting Lender so long as such Lender shall be a Defaulting Lender. Subject to the proviso in the directly preceding sentence, all Commitment Fees shall be payable quarterly in arrears on each Payment Date and on the Expiration Date ~~applicable to the Revolving Credit Commitments~~ or upon acceleration of the Loans and in U.S. Dollars.

2.4        Loan Requests.

2.4.1      Revolving Credit Loan Requests~~; Term Loan Requests~~.

Except as otherwise provided herein, the Borrowers may from time to time prior to the Expiration Date ~~applicable to the Revolving Credit Commitments~~ request the Lenders to make Revolving Credit Loans or renew or convert the Interest Rate Option applicable to existing Revolving Credit Loans ~~or Term Loans~~ pursuant to Section 3.2, by delivering to the Administrative Agent, not later than 11:00 a.m., Pittsburgh time, (i) ~~three (3) Business Days prior to the proposed Borrowing Date with respect to the making of Revolving Credit Loans in Dollars to which the Euro-Rate Option applies or the conversion to or the renewal of the Euro- Rate Option for any such Revolving Credit Loans,~~ four (4) Business Days prior to the proposed Borrowing Date with respect to the making of Revolving Credit Loans in an Optional Currency or the date of conversion to or renewal of the Euro-Rate Option or EURIBOR Rate Option for Loans in an Optional Currency, and three (3) Business Days prior to the proposed Borrowing Date with respect to the making of Revolving Credit Loans to which the Term SOFR Rate Loan Option applies or the conversion to or the renewal of the Term SOFR Rate Loan Option for any such Revolving Credit Loans~~and four (4) Business Days prior to the date of renewal of the EURIBOR Rate Option for Term Loans or of the renewal of an Interest Period for Term Loans~~ and (ii) on either the proposed Borrowing Date (which shall be a Business Day) with respect to the making of a Revolving Credit Loan to which the Base Rate Option applies or the last day of the preceding Interest Period with respect to the conversion to the Base Rate Option for any Revolving Credit Loan, of a duly completed request therefor substantially in the form of Exhibit 2.4 or a request by telephone ~~immediately~~promptly confirmed by e-mail (each, a “Loan Request”), it being understood that the Administrative Agent may rely on the authority of any individual making such a telephonic request without the necessity of receipt of such written confirmation. Each Loan Request shall be irrevocable and shall specify (i) the proposed Borrowing Date; the aggregate amount of the proposed Revolving Credit Loans (expressed in the currency in which such Revolving Credit Loans shall be funded) comprising each Borrowing

Tranche, the Dollar Equivalent amount of which shall be in integral multiples of $100,000.00 and not less than $2,000,000.00 for each Borrowing Tranche to which the Term SOFR Rate Loan Option, the Euro-Rate Option or EURIBOR Rate Option applies and not less than the lesser of $2,000,000.00 and the maximum amount available for Borrowing Tranches to which the Base Rate Option applies; (ii~~i~~) whether the Term SOFR Rate Loan Option, the Euro-Rate Option, EURIBOR Rate Option, or Base Rate Option shall apply to the proposed Revolving Credit Loans comprising the applicable Borrowing Tranche; (i~~v~~ii) the currency in which such Revolving Credit Loans shall be funded if the Borrowers are electing the Euro-Rate Option or EURIBOR Rate Option; and (iv) in the case of a Borrowing Tranche to which the Term SOFR Rate Loan Option, the Euro-Rate Option or EURIBOR Rate Option applies, an appropriate Interest Period for the Revolving Credit Loans comprising such Borrowing Tranche~~; (vi) the aggregate amount of the proposed Term Loans comprising each Borrowing Tranche, the amount of which shall be in integral multiples of €100,000.00 and not less than €2,000,000.00 for each Borrowing Tranche of Term Loans; and the applicable Interest Rate Option and an appropriate Interest Period for the Term Loans comprising such Borrowing Tranche~~. Notwithstanding anything else to the contrary contained in this Agreement, all EURIBOR Rate Option Loans shall only be borrowed in Euros. In the case of the renewal of a Term SOFR Rate Loan Option at the end of an Interest Period, the first day of the new Interest Period shall be the last day of the preceding Interest Period, without duplication in payment of interest for such day. No Loan denominated in any Optional Currency may be converted into a Loan with a different Interest Rate Option or a Loan denominated in a different Currency.

2.4.2       Swing Loan Requests.

Except as otherwise provided herein, the Borrowers may from time to time prior to the Expiration Date ~~applicable to the Revolving Credit Commitments~~ request the Swing Loan Lender to make Swing Loans by delivery to the Swing Loan Lender not later than 1:00 p.m. Pittsburgh time on the proposed Borrowing Date of a duly completed request therefor substantially in the form of Exhibit 2.4 hereto or a request by telephone ~~immediately~~promptly confirmed in writing by e-mail (each, a “Swing Loan Request”), it being understood that the Administrative Agent may rely on the authority of any individual making such a telephonic request without the necessity of receipt of such written confirmation. Each Swing Loan Request shall be irrevocable and shall specify the proposed Borrowing Date and the principal amount of such Swing Loan, which shall be not less than $100,000.00.

2.5	Making Revolving Credit Loans~~, Term Loans~~ and Swing Loans; Presumptions by the Administrative Agent; Repayment of Revolving Credit Loans; Borrowings to Repay Swing Loans.

2.5.1      Making Revolving Credit Loans ~~and Term Loans~~.

Promptly after receipt by the Administrative Agent of a Loan Request pursuant to Section 2.4, the Administrative Agent shall notify the Lenders of its receipt of such Loan Request specifying: (i) the proposed Borrowing Date and the time and method of disbursement of the Revolving Credit Loans ~~and/or Term Loans~~ requested thereby; (ii) the amount and type of each such Revolving Credit Loan ~~and/or Term Loan~~ and the applicable Interest Period (if any); (iii) the apportionment among the Lenders of such Revolving Credit Loans ~~and/or Term Loans~~ as determined by the Administrative Agent in accordance with Section 2.2 or 2.15, as applicable; and (iv) the currency in which such Revolving Credit Loan is requested. Each Lender shall remit the principal amount of each Revolving Credit Loan in the requested ~~Optional Currency (in the case of Optional Currency Loans, in Dollars if so requested by the Administrative Agent) and/or Term Loan in Euros, in each case~~Currency to the Administrative Agent such that the Administrative Agent is able to, and the Administrative Agent shall, to the extent the Lenders have made funds available to it for such purpose and subject to Section 6.2, fund such Revolving Credit Loans to the Borrowers in U.S. Dollars or the requested Optional Currency (as applicable) ~~and/or Term Loans in Euros~~ and in immediately available funds at the Principal Office prior to 2:00 p.m., Pittsburgh time, on the applicable Borrowing Date, provided that if any Lender fails to remit such funds to the Administrative Agent in a timely manner, the Administrative Agent may elect, in its sole discretion, to fund with its own funds, including funds in the requested Optional Currency~~,~~ and/or the Revolving Credit Loans ~~and/or Term Loan~~ of such Lender on such Borrowing Date, and such Lender shall be subject to the repayment obligation in Section 2.5.3.

2.5.2       Making Swing Loans.

So long as the Swing Loan Lender elects to make Swing Loans, the Swing Loan Lender shall, after receipt by it of a Swing Loan Request pursuant to Section 2.4.2, fund such Swing Loan to the applicable Borrower(s) in Dollars and immediately available funds at the Principal Office prior to 3:00 p.m., Pittsburgh time, on the applicable Borrowing Date.

2.5.3       Presumptions by the Administrative Agent.

Unless the Administrative Agent shall have received notice from a Lender prior to the proposed time of any Base Rate Loan, or, for Loans other than Base Rate Loans, prior to the close of business the day before the Borrowing Date, that such Lender will not make available to the Administrative Agent such Lender’s share of such Loan, the Administrative Agent may assume that such Lender has made such share available in the applicable currency on such date in accordance with Section 2.5.1 and may, in reliance upon such assumption, make available to the Borrowers a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Loan available in the applicable currency to the Administrative Agent, then the Administrative Agent shall be entitled to recover such amount on demand from such Lender (or if such Lender fails to pay such amount forthwith upon such demand, from the Borrowers) together with interest thereon, in respect of each day during the period commencing on the date such amount was made available to the Borrowers and ending on the date the Administrative Agent recovers such amount, at (i) in the case of a payment to be made by such Lender, the greater of the ~~Federal Funds Effective~~Overnight Bank Funding Rate (or, for payments in Euros or another Optional Currency, the Overnight Rate) and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation and (ii) in the case of a payment to be made by the Borrowers, the interest rate applicable to Revolving Credit Loans under the Base Rate Option ~~with respect to Revolving Credit Loans or the interest rate applicable to Term Loans~~. If such Lender pays its share of the applicable Loan to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan. Any payment by the Borrowers shall be without prejudice to any claim the Borrowers may have against a Lender that shall have failed to make such payment to the Administrative Agent.

2.5.4       Repayment of Revolving Credit Loans.

The Borrowers, jointly and severally~~, subject to Section 10.18 (if applicable),~~ shall repay in full the outstanding principal amount of the Revolving Credit Loans, together with all accrued interest thereon and all fees and other amounts owing under any of the Loan Documents relating thereto and any other Obligations then outstanding on the Expiration Date ~~applicable to the Revolving Credit Commitments~~ or on the date of any earlier termination of the Revolving Credit Commitments in connection with the terms hereof.

2.5.5       Borrowings to Repay Swing Loans.

(i)           The Swing Loan Lender may, at its option, exercisable at any time for any reason whatsoever, demand repayment of the Swing Loans, and each Lender shall make a Revolving Credit Loan in an amount equal to such Lender’s Ratable Share of the aggregate principal amount of the outstanding Swing Loans, plus, if the Swing Loan Lender so requests, accrued interest thereon, provided that no Lender shall be obligated in any event to make any Revolving Credit Loan if after giving effect thereto, the sum of the Dollar Equivalent amount of its Revolving Credit Loans plus such Lender’s Ratable Share of the Dollar Equivalent amount of Letter of Credit Obligations exceeds its Revolving Credit Commitment. Revolving Credit Loans made pursuant to the preceding sentence shall bear interest at the Base Rate Option and shall be deemed to have been properly requested in accordance with Section 2.4.1 without regard to any of the requirements of that provision. The Swing Loan Lender shall provide notice to the Lenders (which may be telephonic or e-mail notice) that such Revolving Credit Loans are to be made under this Section 2.5.5 and of the apportionment among the Lenders, and the Lenders shall be unconditionally obligated to fund such Revolving Credit Loans (whether or not the conditions specified in Section 6.2 are then satisfied) by the time the Swing Loan Lender so requests, which shall not be earlier than 3:00 p.m. Pittsburgh time on the next Business Day after the date the Lenders receive such notice from the Swing Loan Lender.

~~(i)~~(ii) If any Lender fails to make available to the Administrative Agent for the account of the Swing Loan Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.5.5 by the time specified in Section 2.5.5(i), the Swing Loan Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Loan Lender at a rate per annum equal to the greater of the Overnight Bank Funding Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Swing Loan Lender in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Revolving Credit Loan with respect to such prepayment. A certificate of the Swing Loan Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (ii) shall be conclusive absent manifest error.

2.5.6       Swing Loans Under Cash Management Agreements.

In addition to making Swing Loans pursuant to the foregoing provisions of Section 2.5.2, without the requirement for a specific request from the Borrowers pursuant to Section 2.4.2, the Swing Loan Lender may make Swing Loans to the Borrowers in accordance with the provisions of the agreements among the Borrowers and such Swing Loan Lender relating to the Borrowers’ deposit, sweep and other accounts at such Swing Loan Lender and related arrangements and agreements regarding the management and investment of the Borrowers’ cash assets as in effect from time to time (the “Cash Management Agreements”) to the extent of the daily aggregate net negative balance in the Borrowers’ accounts which are subject to the provisions of the Cash Management Agreements. Swing Loans made pursuant to this Section 2.5.6 in accordance with the provisions of the Cash Management Agreements shall (i) be subject to the limitations as to aggregate amount set forth in Section 2.1.2, (ii) not be subject to the limitations as to individual amount set forth in Section 2.4.2, (iii) be payable by the Borrowers, both as to principal and interest, at the rates and times set forth in the Cash Management Agreements (but in no event later than the Expiration Date ~~applicable to the Revolving Credit Commitments~~), (iv) not be made at any time after such Swing Loan Lender has received written notice of the occurrence of an Event of Default and so long as such shall continue to exist, or, unless consented to by the Required Lenders, a Potential Default and so long as such shall continue to exist, (v) if not repaid by the Borrowers in accordance with the provisions of the Cash Management Agreements, be subject to each Lender’s obligation pursuant to Section 2.5.5, and (vi) except as provided in the foregoing subsections (i) through (v), be subject to all of the terms and conditions of this Section 2.

2.6         Revolving Credit Notes and Swing Loan Note.

The obligation of the Borrowers to repay the aggregate unpaid principal amount of the Revolving Credit Loans made to it by each Lender, together with interest thereon, shall be evidenced by this Agreement and, to the extent requested pursuant to Section 4.11, a Revolving Credit Note payable to the order of such Lender in a face amount equal to the Revolving Credit Commitment of such Lender. The obligation of the Borrowers to repay the unpaid principal amount of the Swing Loans made to it by the Swing Loan Lender together with interest thereon shall be evidenced by this Agreement and the Swing Loan Note payable to the order of the Swing Loan Lender in a face amount equal to the Swing Loan Commitment.

2.7        Utilization of Commitments in Optional Currencies.

2.7.1	Periodic Computations of Dollar Equivalent Amounts of Revolving Credit Loans and Letter of Credit Obligations.

For purposes of determining utilization of the Revolving Credit Commitments and utilization by the Foreign Borrowers (other than the Canadian Borrower) under the Foreign Borrower Borrowing Sublimit, the Administrative Agent will determine the Dollar Equivalent amount of (i) the outstanding and proposed Revolving Credit Loans that are Optional Currency Loans and Letters of Credit to be denominated in an Optional Currency as of the requested Borrowing Date or date of issuance, as the case may be, (ii) the outstanding Letter of Credit Obligations denominated in an Optional Currency as of the last Business Day of each month, and

(iii) the outstanding Revolving Credit Loans denominated in an Optional Currency as of the end of each Interest Period (each such date under clauses (i) through (iii) and any other date on which the Administrative Agent reasonably determines is it necessary or advisable to make such computation, is referred to as a “Computation Date”). Unless otherwise provided in this Agreement or agreed to by the Administrative Agent and the Company, each Revolving Credit Loan and Reimbursement Obligation shall be repaid or prepaid in the same currency in which the Revolving Credit Loan or Reimbursement Obligation was made. ~~Unless otherwise provided in this Agreement or agreed to by the Administrative Agent and the Company, each Term Loan shall be repaid or prepaid in the same currency in which the Term Loan was made.~~

2.7.2	Notices From Lenders That Optional Currencies Are Unavailable to Fund New Revolving Credit Loans.

The Lenders shall be under no obligation to make the Revolving Credit Loans requested by the Borrowers which are denominated in an Optional Currency if (a) such currency no longer being readily available, freely transferable and convertible into Dollars, (b) a Dollar Equivalent is no longer readily calculable with respect to such currency, (c) providing such currency is impracticable for the Lenders or (d) such Optional Currency is no longer a currency in which the Required Lenders are willing to make such Credit Extensions (each of clauses (a), (b), (c), and (d) a “Disqualifying Event”). Upon the occurrence of a Disqualifying Event, the Administrative Agent shall promptly thereafter notify the Lenders of the same and the Lenders shall not make such Revolving Credit Loans requested by the Borrowers under their Loan Request and such currency shall no longer constitute an Optional Currency hereunder until the termination of such Disqualifying Event.

2.7.3	Notices From Lenders That Optional Currencies Are Unavailable to Fund Renewals of the EURIBOR Rate Option.

If the Borrowers deliver a Loan Request requesting that the Lenders renew the Euro-Rate Option or EURIBOR Rate Option with respect to an outstanding Borrowing Tranche of Revolving Credit Loans denominated in an Optional Currency, the Lenders shall be under no obligation to renew such Euro-Rate Option or EURIBOR Rate Option, as applicable, if any Lender delivers to the Administrative Agent a notice by 5:00 p.m. (Pittsburgh time) four (4) Business Days prior to the effective date of such renewal that such Lender cannot continue to provide Revolving Credit Loans in such Optional Currency. In the event the Administrative Agent timely receives a notice from a Lender pursuant to the preceding sentence, the Administrative Agent will notify the Borrowers no later than 12:00 noon (Pittsburgh time) three (3) Business Days prior to the renewal date that the renewal of such Revolving Credit Loans in such Optional Currency is not then available, and the Administrative Agent shall promptly thereafter notify the Lenders of the same. If the Administrative Agent shall have so notified the Borrowers that any such continuation of such Revolving Credit Loans in such Optional Currency is not then available, any notice of renewal with respect thereto shall be deemed withdrawn, and such Revolving Credit Loans shall be redenominated into Revolving Credit Loans in Dollars at the Base Rate Option or ~~Euro-Rate Option~~Term SOFR Rate Loan Option, at the Company’s option on behalf of the Borrowers (subject, in the case of the ~~Euro-Rate Option~~Term SOFR Rate Loan Option, to compliance with Section 2.4), with effect from the last day of the Interest Period with respect to any such Revolving Credit Loans. The

Administrative Agent will promptly notify the Borrowers and the Lenders of any such redenomination, and in such notice, the Administrative Agent will state the aggregate Dollar Equivalent amount of the redenominated Revolving Credit Loans in an Optional Currency as of the applicable Computation Date with respect thereto and such Lender’s Ratable Share thereof.

2.7.4       European Monetary Union.

2.7.4.1       Payments In Euros Under Certain Circumstances.

If (i) any Optional Currency ceases to be lawful currency of the nation issuing the same and is replaced by the Euro or (ii) any Optional Currency and the Euro are at the same time recognized by any governmental authority of the nation issuing such currency as lawful currency of such nation and the Administrative Agent or the Required Lenders shall so request in a notice delivered to the Borrowers, then any amount payable hereunder by any party hereto in such Optional Currency shall instead be payable in the Euro and the amount so payable shall be determined by translating the amount payable in such Optional Currency to the Euro at the exchange rate established by that nation for the purpose of implementing the replacement of the relevant Optional Currency by the Euro (and the provisions governing payments in Optional Currencies in this Agreement shall apply to such payment in the Euro as if such payment in the Euro were a payment in an Optional Currency). Prior to the occurrence of the event or events described in clause (i) or (ii) of the preceding sentence, each amount payable hereunder in any Optional Currency will, except as otherwise provided herein, continue to be payable only in that currency.

2.7.4.2       Additional Compensation Under Certain Circumstances.

The Borrowers agree, at the request of any Lender, to compensate such Lender for any loss, cost, expense or reduction in return that such Lender shall reasonably determine shall be incurred or sustained by such Lender as a result of the replacement of any Optional Currency by the Euro and that would not have been incurred or sustained but for the transactions provided for herein. A certificate of any Lender setting forth such Lender’s determination of the amount or amounts necessary to compensate such Lender shall be delivered to the Borrowers and shall be conclusive absent manifest error so long as such determination is made on a reasonable basis. The Borrowers shall pay such Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof.

2.7.5       Requests for Additional Optional Currencies.

The Borrowers may deliver to the Administrative Agent a written request that Revolving Credit Loans hereunder also be permitted to be made in any other lawful currency (other than Dollars), in addition to the currencies specified in the definition of “Optional Currency” herein provided that such currency must be freely traded in the interbank foreign exchange markets, freely transferable, freely convertible into Dollars and available to the Lenders in the Relevant Interbank Market. The Administrative Agent will promptly notify the Lenders of any such request after the Administrative Agent receives such request. The Administrative Agent and each Lender may grant or accept such request in their sole discretion. The Administrative Agent will promptly notify the Borrowers of the acceptance or rejection by the Administrative Agent and each of the Lenders of the Borrowers’ request. The requested currency shall be approved as an Optional Currency hereunder only if the Administrative Agent and all of the Lenders approve of the Borrowers’ request.

2.8         Use of Proceeds.

The proceeds of the Revolving Credit Loans shall be used for general corporate purposes, including financing working capital and Permitted Acquisitions.

2.9         Letter of Credit Subfacility.

2.9.1       Issuance of Letters of Credit.

2.9.1.1       Any Borrower may request the issuance of a letter of credit (each such letter of credit and each Existing Letter of Credit, a “Letter of Credit”), or the amendment or extension of an existing Letter of Credit, on behalf of itself, another Loan Party or any of their respective Subsidiaries (provided that a Loan Party shall be the obligor with respect thereto) by delivering or transmitting electronically, or having such other Loan Party deliver or transmit electronically to the Issuing Lender (with a copy to the Administrative Agent) a completed application and agreement for letters of credit, or request for such extension or amendment, in such form as the Issuing Lender may specify from time to time by no later than 10:00 a.m., Pittsburgh time, at least four (4) Business Days, or such shorter period as may be agreed to by the Issuing Lender, in advance of the proposed date of issuance. The related Borrower or any Loan Party shall authorize and direct the Issuing Lender to name the related Borrower or any Loan Party or any Subsidiary as the “Applicant” or “Account Party” of each Letter of Credit. Each Letter of Credit shall be a Standby Letter of Credit or Commercial Letter of Credit and may be denominated in either Dollars or an Optional Currency.

Unless the Issuing Lender has received notice from any Lender, the Administrative Agent or any Loan Party, at least one day prior to the requested date of issuance, amendment or extension of the applicable Letter of Credit, that one or more applicable conditions in Section 6.2 is not satisfied, then, subject to the terms and conditions hereof and in reliance on the agreements of the other Lenders set forth in this Section 2.9, the Issuing Lender or any of the Issuing Lender’s Affiliates will issue a Letter of Credit or agree to such amendment or extension, provided that each Letter of Credit shall (A) have a maximum maturity of twelve (12) months from the date of issuance (subject to customary evergreen provisions), and (B) in no event expire later than five (5) Business Days prior to the Expiration Date ~~applicable to the Revolving Credit Commitments~~ and providing that in no event shall (i) the Dollar Equivalent amount of Letter of Credit Obligations exceed, at any one time, $30,000,000.00, or (ii) the Dollar Equivalent Revolving Facility Usage exceed, at any one time, the Revolving Credit Commitments. Each request by a Borrower or any other Loan Party for the issuance, amendment or extension of a Letter of Credit shall be deemed to be a representation by ~~the~~such Borrower that it shall be in compliance with the preceding sentence and with Section 6.2 after giving effect to the requested issuance, amendment or extension of such Letter of Credit. Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to the beneficiary thereof, the Issuing Lender will also deliver to the Borrowers and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

The Existing Letters of Credit shall be deemed to have been issued hereunder.

2.9.1.2    Notwithstanding Section 2.9.1.1, the Issuing Lender shall not be under any obligation to issue any Letter of Credit if (i) any order, judgment or decree of any Official Body or arbitrator shall by its terms purport to enjoin or restrain the Issuing Lender from issuing the Letter of Credit, or any Law applicable to the Issuing Lender or any request or directive (whether or not having the force of law) from any Official Body with jurisdiction over the Issuing Lender shall prohibit, or request that the Issuing Lender refrain from, the issuance of letters of credit generally or the Letter of Credit in particular or shall impose upon the Issuing Lender with respect to the Letter of Credit any restriction, reserve or capital requirement (for which the Issuing Lender is not otherwise compensated hereunder) not in effect on the ~~Fourth Restatement Effective~~Second Amendment Closing Date, or shall impose upon the Issuing Lender any unreimbursed loss, cost or expense which was not applicable on the ~~Fourth Restatement Effective~~Second Amendment Closing Date and, in each such case, which the Issuing Lender in good faith deems material to it, or (ii) the issuance of the Letter of Credit would violate one or more policies of the Issuing Lender applicable to letters of credit generally.

2.9.2      Letter of Credit Fees.

The Borrowers shall pay in Dollars, or at the Administrative Agent’s option, the Optional Currency in which each Letter of Credit is issued (i) to the Administrative Agent for the ratable account of the Lenders a fee (the “Letter of Credit Fee”) equal to the Applicable Margin then in effect for Revolving Credit Loans subject to the ~~Euro-Rate Option~~Term SOFR Rate Loan Option, per annum, and (ii) to the Issuing Lender for its own account, a fronting fee to be agreed upon by the Issuing Lender and the Company, on behalf of all Borrowers (each computed on the basis of a year of 360 days and actual days elapsed), which fees shall be computed on the daily average Dollar Equivalent amount of Letter of Credit Obligations during the preceding fiscal quarter (or shorter period commencing with the Fourth Restatement Effective Date or ending with the Expiration Date ~~applicable to the Revolving Credit Commitments~~) and shall be payable quarterly in arrears on each Payment Date following issuance of each Letter of Credit and on the Expiration Date ~~applicable to the Revolving Credit Commitments~~. The Borrowers shall also pay in Dollars to the Issuing Lender for the Issuing Lender’s sole account the Issuing Lender’s then in effect customary fees and administrative expenses payable with respect to the Letters of Credit as the Issuing Lender may generally charge or incur from time to time in connection with the issuance, maintenance, amendment (if any), assignment or transfer (if any), negotiation, and administration of Letters of Credit.

2.9.3      Disbursements, Reimbursement.

2.9.3.1    Immediately upon the issuance of each Letter of Credit (and with respect to the Existing Letters of Credit, on the ~~Fourth Restatement Effective~~Second Amendment Closing Date), each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Issuing Lender a participation in such Letter of Credit and each drawing thereunder in an amount equal to such Lender’s Ratable Share of the maximum amount available to be drawn under such Letter of Credit and the amount of such drawing, respectively, in each case, in the currency in which each Letter of Credit is issued.

2.9.3.2      In the event of any request for a drawing under a Letter of Credit by the beneficiary or transferee thereof, the Issuing Lender will promptly notify the Administrative Agent and the Borrowers. Provided that they shall have received such notice, the Borrowers shall reimburse the Issuing Lender (such obligation to reimburse the Issuing Lender shall sometimes be referred to as a “Reimbursement Obligation”) prior to 12:00 noon, Pittsburgh time on each date that an amount is paid by the Issuing Lender under any Letter of Credit (each such date, a “Drawing Date”) in an amount equal to the amount so paid by the Issuing Lender in the same currency as paid, unless otherwise required by the Administrative Agent or the Issuing Lender; provided that if such notice is delivered by the Issuing Lender after 10:00 a.m. Pittsburgh time, such Reimbursement Obligation shall be for payment on the following Business Day. In the event the Borrowers fail to reimburse the Issuing Lender (through the Administrative Agent) for the full amount of any drawing under any Letter of Credit by 12:00 noon, Pittsburgh time, on the Drawing Date (or in accordance with the preceding sentence, the following Business Day), the Administrative Agent will promptly notify each Lender thereof, and the Borrowers shall be deemed to have requested that Revolving Credit Loans in Dollars (and if the Letter of Credit was denominated in another currency, in the Dollar Equivalent amount of the amount paid by the Issuing Lender in such other currency on the Drawing Date thereof) be made by the Lenders under the Base Rate Option to be disbursed on the Drawing Date under such Letter of Credit, subject to the amount of the unutilized portion of the Revolving Credit Commitment and subject to the conditions set forth in Section 6.2 other than any notice requirements. Any notice given by the Administrative Agent or the Issuing Lender pursuant to this Section 2.9.3.2 may be oral if ~~immediately~~promptly confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

2.9.3.3      Each Lender shall upon any notice pursuant to Section 2.9.3.2 make available to the Administrative Agent, for the account of the Issuing Lender, an amount in Dollars in immediately available funds equal to its Ratable Share of the amount of the drawing (and, if the Letter of Credit was denominated in another currency, in the Dollar Equivalent amount of the amount paid by the Issuing Lender in such other currency on the Drawing Date thereof) (whether or not the conditions set forth in Section 6.2 shall have been satisfied), whereupon the participating Lenders shall (subject to Section 2.9.3.4) each be deemed to have made a Revolving Credit Loan under the Base Rate Option to the Borrowers in that amount. If any Lender so notified fails to make available in Dollars to the Administrative Agent for the account of the Issuing Lender the amount of such Lender’s Ratable Share of such amount by no later than 2:00 p.m., Pittsburgh time on the Drawing Date (or in accordance with Section 2.9.3.2, the following Business Day), then interest shall accrue on such Lender’s obligation to make such payment, from the Drawing Date (or the following Business Day, as applicable) to the date on which such Lender makes such payment (i) at a rate per annum equal to the ~~Federal Funds Effective~~Overnight Bank Funding Rate during the first three (3) days following the Drawing Date and (ii) at a rate per annum equal to the rate applicable to Revolving Credit Loans under the Base Rate Option on and after the fourth day following the Drawing Date. The Administrative Agent and the Issuing Lender will promptly give notice of the occurrence of the Drawing Date, but failure of the Administrative Agent and the Issuing Lender to give any such notice on the Drawing Date or in sufficient time to enable any Lender to effect such payment on such date shall not relieve such Lender from its obligation under this Section 2.9.3.3.

2.9.3.4      With respect to any unreimbursed drawing that is not converted into Revolving Credit Loans in Dollars under the Base Rate Option to the Borrowers in whole or in part as contemplated by Section 2.9.3.2, because of the Borrowers’ failure to satisfy the conditions set forth in Section 6.2 other than any notice requirements or for any other reason, the Borrowers shall be deemed to have incurred from the Issuing Lender a borrowing (each a “Letter of Credit Borrowing”) in Dollars in the amount of such drawing (and, if the Letter of Credit was denominated in another currency, in the Dollar Equivalent amount of the amount paid by the Issuing Lender in such other currency) on the Drawing Date thereof. Such Letter of Credit Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the rate per annum applicable to the Revolving Credit Loans under the Base Rate Option. Each Lender’s payment to the Administrative Agent for the account of the Issuing Lender pursuant to Section 2.9.3.3 shall be deemed to be a payment in respect of its participation in such Letter of Credit Borrowing and shall constitute a “Participation Advance” from such Lender in satisfaction of its participation obligation under this Section 2.9.3.

2.9.4	Repayment of Participation Advances.

2.9.4.1      Upon (and only upon) receipt by the Administrative Agent for the account of the Issuing Lender of immediately available funds from the Borrowers (i) in reimbursement of any payment made by the Issuing Lender under the Letter of Credit with respect to which any Lender has made a Participation Advance to the Administrative Agent, or (ii) in payment of interest on such a payment made by the Issuing Lender under such a Letter of Credit, the Administrative Agent on behalf of the Issuing Lender will pay to each Lender, in the same funds as those received by the Administrative Agent, the amount of such Lender’s Ratable Share of such funds, except the Administrative Agent shall retain for the account of the Issuing Lender the amount of the Ratable Share of such funds of any Lender that did not make a Participation Advance in respect of such payment by the Issuing Lender.

2.9.4.2      If the Administrative Agent or any Issuing Lender is required at any time to return to any Loan Party, or to a trustee, receiver, receiver and manager, liquidator, examiner, custodian, or any official in any Insolvency Proceeding, any portion of any payment made by any Loan Party to the Administrative Agent or such Issuing Lender pursuant to Section 2.9.4.1 in reimbursement of a payment made under the Letter of Credit or interest or fee thereon, each Lender shall, on demand of the Administrative Agent, forthwith return to the Administrative Agent, for its account or the account of such Issuing Lender (as applicable), the amount of its Ratable Share of any amounts so returned by the Administrative Agent or such Issuing Lender (as applicable) plus interest thereon from the date such demand is made to the date such amounts are returned by such Lender to the Administrative Agent or such Issuing Lender, at a rate per annum equal to the ~~Federal Funds Effective~~Overnight Bank Funding Rate (or, for any payment in an Optional Currency, the Overnight Rate) in effect from time to time.

2.9.5	Documentation.

Each Loan Party agrees to be bound by the terms of the Issuing Lender’s application and agreement for letters of credit and the Issuing Lender’s written regulations and customary practices relating to letters of credit, though such interpretation may be different from such Loan Party’s own. In the event of a conflict between such application or agreement and this

Agreement, this Agreement shall govern. It is understood and agreed that, except in the case of its own gross negligence or willful misconduct, the Issuing Lender shall not be liable for any error, negligence and/or mistakes, whether of omission or commission, in following any Loan Party’s instructions or those contained in the Letters of Credit or any modifications, amendments or supplements thereto.

2.9.6	Determinations to Honor Drawing Requests.

In determining whether to honor any request for drawing under any Letter of Credit by the beneficiary thereof, the Issuing Lender shall be responsible only to determine that the documents and certificates required to be delivered under such Letter of Credit have been delivered and that they comply on their face with the requirements of such Letter of Credit.

2.9.7	Nature of Participation and Reimbursement Obligations.

Each Lender’s obligation in accordance with this Agreement to make the Revolving Credit Loans or Participation Advances, as contemplated by Section 2.9.3, as a result of a drawing under a Letter of Credit, and the Obligations of the Borrowers to reimburse the Administrative Agent or any Issuing Lender (as applicable) upon a draw under a Letter of Credit~~, subject to Section 10.18 for the avoidance of doubt (if applicable),~~ shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Section 2.9 under all circumstances, including the following circumstances:

(i)          any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Administrative Agent or the Issuing Lender or any of their respective Affiliates, the Borrowers or any other Person for any reason whatsoever, or which any Loan Party may have against the Administrative Agent or the Issuing Lender or any of their respective Affiliates, any Lender or any other Person for any reason whatsoever;

(ii)         the failure of any Loan Party or any other Person to comply, in connection with a Letter of Credit Borrowing, with the conditions set forth in Sections 2.1, 2.4, 2.5 or 6.2 or as otherwise set forth in this Agreement for the making of a Revolving Credit Loan, it being acknowledged that such conditions are not required for the making of a Letter of Credit Borrowing and the obligation of the Lenders to make Participation Advances under Section 2.9.3;

(iii)        any lack of validity or enforceability of any Letter of Credit;

(iv)        any claim of breach of warranty that might be made by any Loan Party or any Lender against any beneficiary of a Letter of Credit, or the existence of any claim, set-off, recoupment, counterclaim, crossclaim, defense or other right which any Loan Party or any Lender may have at any time against a beneficiary, successor beneficiary any transferee or assignee of any Letter of Credit or the proceeds thereof (or any Persons for whom any such transferee may be acting), the Administrative Agent or its Affiliates, any Issuing Lender or its Affiliates, or any Lender or any other Person or, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between any Loan Party or Subsidiaries of a Loan Party and the beneficiary for which any Letter of Credit was procured);

(v)        the lack of power or authority of any signer of (or any defect in or forgery of any signature or endorsement on) or the form of or lack of validity, sufficiency, accuracy, enforceability or genuineness of any draft, demand, instrument, certificate or other document presented under or in connection with any Letter of Credit, or any fraud or alleged fraud in connection with any Letter of Credit, or the transport of any property or provision of services relating to a Letter of Credit, in each case even if the Issuing Lender or any of the Issuing Lender’s Affiliates has been notified thereof;

(vi)       payment by the Issuing Lender or any of its Affiliates under any Letter of Credit against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit;

(vii)      the solvency of, or any acts or omissions by, any beneficiary of any Letter of Credit, or any other Person having a role in any transaction or obligation relating to a Letter of Credit, or the existence, nature, quality, quantity, condition, value or other characteristic of any property or services relating to a Letter of Credit;

(viii)     any failure by the Issuing Lender or any of the Issuing Lender’s Affiliates to issue any Letter of Credit in substantially the form requested by any Loan Party, unless the Issuing Lender has received written notice from such Loan Party of such failure within three Business Days after the Issuing Lender shall have furnished such Loan Party and the Administrative Agent a copy of such Letter of Credit and such error is material and no drawing has been made thereon prior to receipt of such notice;

(ix)        any adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of any Loan Party or Subsidiaries of a Loan Party;

(x)         any breach of this Agreement or any other Loan Document by any party thereto;

(xi)        the occurrence or continuance of an Insolvency Proceeding with respect to any Loan Party;

(xii)       the fact that an Event of Default or a Potential Default shall have occurred and be continuing;

(xiii)      the fact that the Expiration Date ~~applicable to the Revolving Credit Commitments~~ shall have passed or this Agreement or the Commitments hereunder shall have been terminated; and

(xiv)      any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.

2.9.8	Indemnity.

In addition to amounts payable as provided in Section 10.3, the Borrowers hereby agree ~~(subject to Section 10.18 for the avoidance of doubt, if applicable)~~ to protect, indemnify, pay and save harmless the Administrative Agent and any of Administrative Agent’s Affiliates

and each Issuing Lender and any of the Issuing Lenders’ respective Affiliates (collectively, the “Letter of Credit Parties”), that has issued a Letter of Credit from and against any and all claims, demands, liabilities, damages, taxes, penalties, interest, judgments, losses, costs, charges and expenses (including reasonable fees, expenses and disbursements of counsel and allocated costs of internal counsel) which any of the Letter of Credit Parties may incur or be subject to as a consequence, direct or indirect, of the issuance of any Letter of Credit, other than as a sole result of (i) the gross negligence or willful misconduct of any of the Letter of Credit Parties as determined by a final judgment of a court of competent jurisdiction or (ii) the wrongful dishonor by any of the Letter of Credit Parties of a proper demand for payment made under any Letter of Credit, except if such dishonor resulted from any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Official Body.

2.9.9	Liability for Acts and Omissions.

As between any Loan Party and the Issuing Lender, or the Issuing Lender’s Affiliates, such Loan Party assumes all risks of the acts and omissions of, or misuse of the Letters of Credit by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, the Issuing Lender shall not be responsible for any of the following including any losses or damages to any Loan Party or other Person or property relating therefrom: (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for an issuance of any such Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged (even if the Issuing Lender or its Affiliates shall have been notified thereof); (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) the failure of the beneficiary of any such Letter of Credit, or any other party to which such Letter of Credit may be transferred, to comply fully with any conditions required in order to draw upon such Letter of Credit or any other claim of any Loan Party against any beneficiary of such Letter of Credit, or any such transferee, or any dispute between or among any Loan Party and any beneficiary of any Letter of Credit or any such transferee; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (viii) any consequences arising from causes beyond the control of the Issuing Lender or its Affiliates, as applicable, including any act or omission of any Official Body, and none of the above shall affect or impair, or prevent the vesting of, any of the Issuing Lender’s or its Affiliates, rights or powers hereunder. Nothing in the preceding sentence shall relieve the Issuing Lender from liability for the Issuing Lender’s gross negligence or willful misconduct in connection with actions or omissions described in such clauses (i) through (viii) of such sentence. In no event shall the Issuing Lender or its Affiliates, be liable to any Loan Party for any indirect, consequential, incidental, punitive, exemplary or special damages or expenses (including without limitation attorneys’ fees), or for any damages resulting from any change in the value of any property relating to a Letter of Credit.

Without limiting the generality of the foregoing, the Issuing Lender and each of its Affiliates (i) may rely on any oral or other communication believed in good faith by the Issuing Lender or such Affiliate to have been authorized or given by or on behalf of the applicant for a Letter of Credit, (ii) may honor any presentation if the documents presented appear on their face substantially to comply with the terms and conditions of the relevant Letter of Credit; (iii) may honor a previously dishonored presentation under a Letter of Credit, whether such dishonor was pursuant to a court order, to settle or compromise any claim of wrongful dishonor, or otherwise, and shall be entitled to reimbursement to the same extent as if such presentation had initially been honored, together with any interest paid by the Issuing Lender or its Affiliate; (iv) may honor any drawing that is payable upon presentation of a statement advising negotiation or payment, upon receipt of such statement (even if such statement indicates that a draft or other document is being delivered separately), and shall not be liable for any failure of any such draft or other document to arrive, or to conform in any way with the relevant Letter of Credit; (v) may pay any paying or negotiating bank claiming that it rightfully honored under the Laws or practices of the place where such bank is located; and (vi) may settle or adjust any claim or demand made on the Issuing Lender or its Affiliate in any way related to any order issued at the applicant’s request to an air carrier, a letter of guarantee or of indemnity issued to a carrier or any similar document (each an “Order”) and honor any drawing in connection with any Letter of Credit that is the subject of such Order, notwithstanding that any drafts or other documents presented in connection with such Letter of Credit fail to conform in any way with such Letter of Credit.

In furtherance and extension and not in limitation of the specific provisions set forth above, any action taken or omitted by the Issuing Lender or its Affiliates, under or in connection with the Letters of Credit issued by it or any documents and certificates delivered thereunder, if taken or omitted in good faith, shall not put the Issuing Lender or its Affiliates, under any resulting liability to the Borrowers or any Lender.

2.9.10	Issuing Lender Reporting Requirements.

The Issuing Lender shall, on the first Business Day of each month, provide to Administrative Agent and Borrowers a schedule of the Letters of Credit issued by it, in form and substance satisfactory to Administrative Agent, showing the date of issuance of each Letter of Credit, the account party, the original face amount (if any), and the expiration date of any Letter of Credit outstanding at any time during the preceding month, and any other information relating to such Letter of Credit that the Administrative Agent may request.

2.10	Currency Repayments.

Notwithstanding anything contained herein to the contrary, the entire amount of principal of and interest on any Revolving Credit Loan made in an Optional Currency shall be repaid in the same Optional Currency in which such Revolving Credit Loan was made~~,~~; provided~~, however,~~ that if it is impossible or illegal for the Borrowers to effect payment of a Revolving Credit Loan in the Optional Currency in which such Revolving Credit Loan was made, or if the Borrowers default in their obligations to do so, the Required Lenders may at their option permit such payment to be made (i) at and to a different location, subsidiary, affiliate or correspondent of Administrative Agent, (ii) in the Equivalent Amount of Dollars or (iii) in an Equivalent

Amount of such other currency (freely convertible into Dollars) as the Required Lenders may solely at their option designate. Upon any events described in (i) through (iii) of the preceding sentence, the Borrowers shall make such payment, and the Borrowers agree to indemnify and hold each Lender harmless from and against any loss incurred by any Lender arising from the cost to such Lender of any premium, any costs of exchange, the cost of hedging and covering the Optional Currency in which such Revolving Credit Loan was originally made, and from any change in the value of Dollars, or such other currency, in relation to the Optional Currency that was due and owing. Such loss shall be calculated for the period commencing with the first day of the Interest Period for such Revolving Credit Loan and continuing through the date of payment thereof. Without prejudice to the survival of any other agreement of the Borrowers hereunder, the Borrowers’ obligations under this Section 2.10 shall survive termination of this Agreement.

2.11	Optional Currency Amounts.

Notwithstanding anything contained herein to the contrary, the Administrative Agent may, with respect to notices by the Borrowers for Revolving Credit Loans in an Optional Currency or voluntary prepayments of less than the full amount of an Optional Currency Borrowing Tranche, engage in reasonable rounding of the Optional Currency amounts requested to be loaned or repaid; and, in such event, the Administrative Agent shall promptly notify the Borrowers and the Lenders of such rounded amounts and the Borrowers’ request or notice shall thereby be deemed to reflect such rounded amounts.

2.12	Reduction of Commitment.

The Company, on behalf of all Borrowers, shall have the right at any time and from time to time upon five (5) Business Days’ prior written notice to the Administrative Agent to permanently reduce, in whole multiples of $5,000,000.00 of principal, or terminate the Revolving Credit Commitments without penalty or premium, except as hereinafter set forth, provided that any such reduction or termination shall be accompanied by (a) the payment in full of any Commitment Fee then accrued on the amount of such reduction or termination and (b) prepayment of the Revolving Credit Loans, together with the full amount of interest accrued on the principal sum to be prepaid (and all amounts referred to in Section 4.8 hereof), to the extent that the Dollar Equivalent Revolving Facility Usage then outstanding exceeds the Revolving Credit Commitments as so reduced or terminated; provided~~,~~ that any such termination or reduction may be conditioned on the occurrence of any subsequent event (including a change of control or refinancing transaction). From the effective date of any such reduction or termination the obligations of the Borrowers to pay the Commitment Fee pursuant to Section 2.3 shall correspondingly be reduced or cease.

2.13	Defaulting Lenders.

Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(i)          fees shall cease to accrue on the unfunded portion of the Commitment of such Defaulting Lender pursuant to Section 2.3;

(ii)         the Commitment and outstanding Loans of such Defaulting Lender shall not be included in determining whether the Required Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 10.1); provided~~,~~ that this clause (ii) shall not apply to the vote of a Defaulting Lender in the case of an amendment, waiver or other modification requiring the consent of such Lender or each Lender directly affected thereby;

(iii)        if any Swing Loans are outstanding or any Letter of Credit Obligations exist at the time such Lender becomes a Defaulting Lender, then:

(a)           all or any part of the outstanding Swing Loans and Letter of Credit Obligations of such Defaulting Lender shall be reallocated among the non-Defaulting Lenders in accordance with their respective Ratable Shares but only to the extent that (x) the Dollar Equivalent Revolving Facility Usage does not exceed the total of all non-Defaulting Lenders’ Revolving Credit Commitments, and (y) no Potential Default or Event of Default has occurred and is continuing at such time;

(b)           if the reallocation described in clause (a) above cannot, or can only partially, be effected, the Borrowers shall within one (1) Business Day following notice by the Administrative Agent (x) first, prepay such outstanding Swing Loans, and (y) second, cash collateralize for the benefit of the Issuing Lender the Borrowers’ obligations corresponding to such Defaulting Lender’s Letter of Credit Obligations (after giving effect to any partial reallocation pursuant to clause (a) above) in a deposit account held at the Administrative Agent for so long as such Letter of Credit Obligations are outstanding;

(c)           if the Borrowers cash collateralize any portion of such Defaulting Lender’s Letter of Credit Obligations pursuant to clause (b) above, the Borrowers shall not be required to pay any fees to such Defaulting Lender pursuant to Section 2.9.2 with respect to such Defaulting Lender’s Letter of Credit Obligations during the period such Defaulting Lender’s Letter of Credit Obligations are cash collateralized;

(d)           if the Letter of Credit Obligations of the non-Defaulting Lenders are reallocated pursuant to clause (a) above, then the fees payable to the Lenders pursuant to Section 2.9.2 shall be adjusted in accordance with such non-Defaulting Lenders’ Ratable Share; and

(e)           if all or any portion of such Defaulting Lender’s Letter of Credit Obligations are neither reallocated nor cash collateralized pursuant to clause (a) or (b) above, then, without prejudice to any rights or remedies of the Issuing Lender or any other Lender hereunder, all Letter of Credit Fees payable under Section 2.9.2 with respect to such Defaulting Lender’s Letter of Credit Obligations shall be payable to the Issuing Lender (and not to such Defaulting Lender) until and to the extent that such Letter of Credit Obligations are reallocated and/or cash collateralized; and

(iv)        so long as such Lender is a Defaulting Lender, PNC shall not be required to fund any Swing Loans and the Issuing Lender shall not be required to issue, amend or increase any Letter of Credit, unless such Issuing Lender is satisfied that the related exposure and the Defaulting Lender’s then outstanding Letter of Credit Obligations will be 100% covered by the Revolving Credit Commitments of the non -Defaulting Lenders and/or cash collateral will be provided by the Borrowers in accordance with Section (iii)(b), and participating interests in any newly made Swing Loan or any newly issued or increased Letter of Credit shall be allocated among non-Defaulting Lenders in a manner consistent with Section (iii)(a) (and such Defaulting Lender shall not participate therein).

If (i) a Bankruptcy Event or a Bail-In Action with respect to a parent company of any Lender shall occur following the date hereof and for so long as such event shall continue, or (ii) PNC or the Issuing Lender has a good faith belief that any Lender has defaulted in fulfilling its obligations under one or more other agreements in which such Lender commits to extend credit, PNC shall not be required to fund any Swing Loan and the Issuing Lender shall not be required to issue, amend or increase any Letter of Credit, unless PNC or the Issuing Lender, as the case may be, shall have entered into arrangements with the Borrowers or such Lender, satisfactory to PNC or the Issuing Lender, as the case may be, to defease any risk to it in respect of such Lender hereunder.

In the event that the Administrative Agent, the Borrowers, PNC and the Issuing Lender agree in writing that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the Administrative Agent will so notify the parties hereto, and the Ratable Share of the Swing Loans and Letter of Credit Obligations of the Lenders shall be readjusted to reflect the inclusion of such Lender’s Commitment, and on such date such Lender shall purchase at par such of the Loans of the other Lenders (other than Swing Loans) as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Ratable Share; provided~~, however,~~ that except to the extent otherwise expressly agreed in writing by the affected parties, no change hereunder from Defaulting Lender to non-defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender having been a Defaulting Lender.

~~2.14          [Reserved].~~

~~2.15          Term Loan Repayment Terms.~~

~~The principal amount of the Term Loans shall be payable by the Borrowers, jointly and severally, subject to Section 10.18 (if applicable), in consecutive quarterly installments of principal, with each such quarterly installment to be in an amount equal to 1.25% of the initial funded amount of the Initial Term Loans (as such quarterly installment amounts may be reduced or eliminated pursuant to Section 4.4 or Section 4.5), on each Payment Date through and including the Expiration Date applicable to the Term Loans, upon which date all remaining principal on the Term Loans, to the extent not previously paid, is due and payable. Notwithstanding anything contained herein to the contrary, the entire amount of principal of and interest on the Term Loans shall be repaid in Euros.~~

3.        INTEREST RATES

3.1	Interest Rate Options.

The Borrowers shall pay interest in respect of the outstanding unpaid principal amount of the Revolving Credit Loans as selected by them from the Base Rate Option, Term SOFR Rate Loan Option, Euro-Rate Option, or EURIBOR Rate Option set forth below applicable to the Revolving Credit Loans, it being understood that, subject to the provisions of this Agreement, the Borrowers may select different Interest Rate Options and different Interest Periods to apply simultaneously to the Revolving Credit Loans comprising different Borrowing Tranches and may convert to or renew one or more Interest Rate Options with respect to all or any portion of the Revolving Credit Loans comprising any Borrowing Tranche. Interest on the principal amount of each Revolving Credit Loan made in an Optional Currency shall be paid by the Borrowers in such Optional Currency. Swing Loans shall bear interest at a rate to be agreed upon by the Administrative Agent and the Company, on behalf of all Borrowers. ~~The Borrowers shall pay interest in respect of the outstanding unpaid principal amount of the Term Loans pursuant to the EURIBOR Rate Option set forth below applicable to the Term Loans, it being understood that, subject to the provisions of this Agreement, the Borrowers may select different Interest Periods to apply simultaneously to the Term Loans comprising different Borrowing Tranches and may renew the EURIOBOR Rate Option with respect to the Term Loans comprising any Borrowing Tranche.~~ At no time shall there be outstanding more than ten (10) Borrowing Tranches in the aggregate among all of the Loans. If at any time the designated rate applicable to any Loan made by any Lender exceeds such Lender’s highest lawful rate, the rate of interest on such Lender’s Loan shall be limited to such Lender’s highest lawful rate.

3.1.1       Revolving Credit Interest Rate Options.

The Borrowers shall have the right to select from the following Interest Rate Options applicable to the Revolving Credit Loans (subject to the provisions above regarding Swing Loans), except that no Revolving Credit Loan to which a Base Rate or a Term SOFR Rate shall apply may be made in an Optional Currency:

(i)          Revolving Credit Base Rate Option. In the case of Base Rate Loans denominated in Dollars, ~~A~~a fluctuating rate per annum (computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed) equal to the Base Rate plus the Applicable Margin, such interest rate to change automatically from time to time effective as of the effective date of each change in the Base Rate;

(ii)         Revolving Credit Euro-Rate Option. In the case of Euro-Rate Loans denominated in British Pounds Sterling or Canadian Dollars, ~~A~~a rate per annum (computed on the basis of a year of 36~~0~~5 or 366 days, as the case may be, and actual days elapsed, ~~provided that, for Revolving Credit Loans made in an Optional Currency as to which market practice differs from the foregoing,~~ except that interest on Euro-Rate Loans denominated in the foregoing Optional Currencies as to which market practice differs from the foregoing shall be computed in accordance with such market practice for such Loans), equal to the Euro-Rate for such Currency for the applicable Interest Period plus the Applicable Margin; or

(iii)        Revolving Credit EURIBOR Rate Option. In the case of EURIBOR Rate Loans denominated in Euros, ~~A~~a rate per annum (computed on the basis of 360 days and actual days elapsed, ~~provided that, for Revolving Credit Loans made in Euros as to which market practice differs from the foregoing,~~except that interest on EURIBOR Rate Loans denominated in Euros as to which market practice differs from the foregoing shall be computed in accordance with such market practice for such Loans), equal to the EURIBOR Rate plus the Applicable Margin.

(iv)        Revolving Credit Term SOFR Rate Loan Option. In the case of Term SOFR Rate Loans denominated in Dollars, a rate per annum (computed on the basis of a year of 360 days and actual days elapsed) equal to the Term SOFR Rate as determined for each applicable Interest Period plus the SOFR Adjustment for the applicable Interest Period plus the Applicable Margin.

3.1.2       ~~Term Loan Interest Rate Option~~[Reserved].

~~The Term Loans shall bear interest at a rate per annum (computed on the basis of a year of 360 days, as the case may be, and actual days elapsed, provided that, if the market practice differs from the foregoing at any time for loans made in Euros, in accordance with such market practice) equal to the EURIBOR Rate plus the Applicable Margin.~~

3.1.3       Rate Quotations.

The Borrowers may call the Administrative Agent on or before the date on which a Loan Request is to be delivered to receive an indication of the interest rates and the applicable currency exchange rates then in effect, but it is acknowledged that such projection shall not be binding on the Administrative Agent or the Lenders nor affect the rate of interest or the calculation of Equivalent Amounts which thereafter are actually in effect when the election is made.

3.2	Interest Periods.

At any time when the Borrowers shall select, convert to or renew a Euro-Rate Option or EURIBOR Rate Option, the Borrowers shall notify the Administrative Agent thereof by delivering a Loan Request at least four (4) Business Days prior to the effective date of such Interest Rate Option with respect to Revolving Credit Loans~~, with respect to~~ denominated in an Optional Currency Loan ~~and/or a Term Loan~~, and three (3) Business Days prior to the effective date of such Interest Rate Option, with respect to a Revolving Credit Loan denominated in Dollars. The notice shall specify an Interest Period during which such Interest Rate Option shall apply. Notwithstanding the preceding sentence, the following provisions shall apply to any selection of, renewal of, or conversion to a Term SOFR Rate Loan Option, Euro-Rate Option or EURIBOR Rate Option:

3.2.1	Amount of Borrowing Tranche.

The Dollar Equivalent amount of each Borrowing Tranche of Term SOFR Rate Revolving Credit Loan, Euro-Rate Revolving Credit Loans or EURIBOR Revolving Credit Loans shall be in integral multiples of $100,000.00 and not less than $2,000,000.00 ~~and the~~

~~amount of each Borrowing Tranche of Term Loans shall be in integral multiples of €100,000.00 and not less than €2,000,000.00~~.

3.2.2	Renewals.

In the case of the renewal of a Term SOFR Rate Loan Option, Euro-Rate Option or EURIBOR Rate Option at the end of an Interest Period, the first day of the new Interest Period shall be the last day of the preceding Interest Period, without duplication in payment of interest for such day.

3.2.3	No Conversion of Optional Currency Loans.

No Optional Currency Loan may be converted into a Revolving Credit Loan with a different Interest Rate Option, or a Revolving Credit Loan denominated in a different Optional Currency.

3.2.4	SONIA Daily Rate.

Notwithstanding anything to the contrary herein, with respect to SONIA Daily Rate Loans and for any Interest Period, the SONIA Daily Rate shall not be fixed for the term of such Interest Period, and any change in the SONIA Daily Rate (or any component thereof) shall take effect at the opening of business on the day such change occurs.

3.3	Interest After Default.

To the extent permitted by Law, upon the occurrence of an Event of Default and until such time such Event of Default shall have been cured or waived, at the discretion of the Administrative Agent or upon written demand by the Required Lenders to the Administrative Agent:

3.3.1	Letter of Credit Fees, Interest Rate.

The Letter of Credit Fees and the rate of interest for each Loan otherwise applicable pursuant to Section 2.9.2 or Section 3.1, respectively, shall at the request of the Administrative Agent be increased, by 2.0% per annum; and

3.3.2	Other Obligations.

Each other Obligation hereunder if not paid when due shall bear interest at a rate per annum equal to the sum of the rate of interest applicable under the Base Rate Option plus an additional 2.0% per annum from the time such Obligation becomes due and payable and until it is paid in full.

3.3.3	Acknowledgment.

The Borrowers acknowledges that the increase in rates referred to in this Section 3.3 reflects, among other things, the fact that such Loans or other amounts have become a substantially greater risk given their default status and that the Lenders are entitled to additional compensation for such risk; and all such interest shall be payable by the Borrowers upon demand by the Administrative Agent.

3.4	~~Euro-Rate or EURIBOR~~ Rate Unascertainable; Illegality; Increased Costs; Deposits Not Available; Benchmark Replacement Setting.

3.4.1	Unascertainable.

If on any date on which a Term SOFR Rate, Euro-Rate or EURIBOR Rate would otherwise be determined, the Administrative Agent shall have determined that:

(i)          adequate and reasonable means do not exist for ascertaining such Term SOFR Rate, Euro-Rate or EURIBOR Rate, as applicable, or

(ii)         a contingency has occurred affecting the Relevant Interbank Market relating to the Term SOFR Rate, Euro-Rate or EURIBOR Rate, as applicable, and reasonable and adequate means do not exist for ascertaining the Term SOFR Rate, Euro-Rate or EURIBOR Rate, as applicable, for such Interest Period, then Administrative Agent and Borrowers shall have the rights specified in Sections 3.4.4, 3.4.5 and 4.4.2 (as applicable).

3.4.2	Illegality; Increased Costs; Deposits Not Available.

If at any time any Lender shall have determined that:

(i)          the making, maintenance or funding of any Loan to which a Term SOFR Rate Loan Option, Euro-Rate Option or EURIBOR Rate Option applies or performing any of its obligations hereunder or under any Loan Document has been made impracticable or unlawful by compliance by such Lender in good faith with any Law or any interpretation or application thereof by any Official Body or with any request or directive of any such Official Body (whether or not having the force of Law), or any Official Body has imposed material restrictions on the authority of such Lender to purchase, sell, or take deposits of any Currency in the applicable interbank market for the applicable Currency, or

(ii)         such Term SOFR Rate Loan Option, Euro-Rate Option or EURIBOR Rate Option, as applicable, will not adequately and fairly reflect the cost to such Lender of the establishment or maintenance of any such Loan, or

(iii)        after making all reasonable efforts, deposits of the relevant amount in Dollars or in the Optional Currency (as applicable) for the relevant Interest Period for a Revolving Credit Loan~~, or to banks generally,~~ to which a Term SOFR Rate Loan Option, Euro-Rate Option or EURIBOR Rate Option applies, respectively, are not available to such Lender with respect to such Loan, or to banks generally, in the interbank eurodollar market, ~~or~~

~~after making all reasonable efforts, deposits of the relevant amount in Euros for the relevant Interest Period for a Term Loan, or to banks generally to which a Euro-Rate Option or EURIBOR Rate Option applies, respectively, are not available to such Lender with respect to such Term Loan, or to banks generally, in the interbank eurodollar~~

~~market,~~ then the Administrative Agent and Borrowers shall have the rights specified in Sections 3.4.4, 3.4.5 and 4.4.2 (as applicable)~~.~~

3.4.3	Optional Currency Not Available.

If at any time the Administrative Agent shall have determined that a fundamental change has occurred in the foreign exchange or interbank markets with respect to any Optional Currency (including, without limitation, changes in national or international financial, political or economic conditions or currency exchange rates or exchange controls), then (i) the Administrative Agent shall notify the Borrowers of any such determination, and (ii) the Administrative Agent shall have the rights specified in Section 3.4.4 or 3.4.5, as applicable.

3.4.4	Benchmark Replacement Setting.

3.4.4.1      ~~Announcements Related to LIBOR~~[Reserved]. ~~On March 5, 2021, the ICE Benchmark Administration, the administrator of LIBOR (the “IBA”) and the U.K. Financial Conduct Authority, the regulatory supervisor for the IBA, announced in a public statement the future cessation or loss of representativeness of overnight/Spot Next, 1-week, 1-month, 2-month, 3-month, 6-month and 12-month Euro-Rate tenor settings for U.S. Dollars (collectively, the “Cessation Announcements”). The parties hereto acknowledge that, as a result of the Cessation Announcements, a Benchmark Transition Event occurred on March 5, 2021 with respect to the Euro-Rate for U.S. Dollars under clauses (1) and (2) of the definition of Benchmark Transition Event; provided however, no related Benchmark Replacement Date has occurred as of the date hereof.~~

3.4.4.2      Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document (and any agreement executed in connection with an Interest Rate, Currency and Commodity Hedge shall be deemed not to be a “Loan Document” for purposes of this Section 3.4.4), if~~, at any time after the Fourth Restatement Effective Date,~~ a Benchmark Transition Event~~, an Early Opt-in Election or an Other Benchmark Rate Election, as applicable,~~ and its related Benchmark Replacement Date have occurred prior to ~~the Reference Time in respect of~~ any setting of the then-current Benchmark for any Currency, then (x) if a Benchmark Replacement is determined in accordance with clause (1) ~~or (2)~~ of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (2) or (3) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (Pittsburgh time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders of objection to (i) with respect to a Benchmark Replacement determined in accordance with clause (2) of the definition of “Benchmark Replacement”, the related Benchmark Replacement Adjustment and (ii) with respect to a Benchmark Replacement determined in accordance with clause (3) of the definition of “Benchmark Replacement”, such Benchmark Replacement.

3.4.4.3      Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent (in consultation with the Company) will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

3.4.4.4      Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrowers and the Lenders of (i) ~~any occurrence of a Benchmark Transition Event, a Term SOFR Transition Event, an Early Opt-in Election or an Other Benchmark Rate Election, as applicable, and its related Benchmark Replacement Date, (ii)~~ the implementation of any Benchmark Replacement, and (ii~~i~~) the effectiveness of any Benchmark Replacement Conforming Changes~~, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to Section 3.4.4.5 below and (v) the commencement or conclusion of any Benchmark Unavailability Period~~. The Administrative Agent will notify the Borrowers of (x) the removal or reinstatement of any tenor of a Benchmark pursuant to Section 3.4.4.5 and (y) the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 3.4.4 including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 3.4.4.

3.4.4.5      Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement) and for Term SOFR Rate Loans, Euro-Rate Loans or EURIBOR Rate Loans in any Currency, (i) if the then-current Benchmark is a term rate or based on a term rate and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest

Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.

3.4.4.6      Benchmark Unavailability Period. Upon any Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to a given Benchmark, such Borrower may revoke any request for a Loan bearing interest based on or with reference to such Benchmark~~the Euro- Rate or EURIBOR Rate, as applicable,~~ or conversion to or continuation of Loans bearing interest based on or with reference to the affected Benchmark~~the Euro-Rate or EURIBOR Rate, as applicable,~~ to be made, converted or continued during any Benchmark Unavailability Period and, failing that, (i) (A) in the case of any request for a ~~Euro-~~Term SOFR Rate Loan in Dollars, such Borrower will be deemed to have converted any such request into a request for a Loan or conversion to Loans bearing interest under the Base Rate Option and (B) in the case of any request for a Euro-Rate Loan or EURIBOR Rate Loan in an Optional Currency, then such request shall be ineffective and (ii) (A) any outstanding affected ~~Euro-~~Term SOFR Rate Loans denominated in Dollars will be deemed to have been converted into Loans bearing interest under the Base Rate Option at the end of the applicable Interest Period and (B) any outstanding affected Euro-Rate Loans or EURIBOR Rate Loans denominated in an Optional Currency, at such Borrower’s election, shall either (1) be converted into Loans bearing interest under the Base Rate Option denominated in Dollars (in an amount equal to the Dollar Equivalent of such Optional Currency) at the end of the applicable Interest Period or (2) be prepaid at the end of the applicable Interest Period in full; provided that if no election is made by such Borrower by the earlier of (x) the date that is three Business Days after receipt by such Borrower of such notice and (y) the last day of the current Interest Period for the applicable Euro-Rate Loan or EURIBOR Rate Loan, such Borrower shall be deemed to have elected clause (1) above. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Base Rate.

~~3.4.4.7      Term SOFR Transition Event. Notwithstanding anything to the contrary herein or in any other Loan Document and subject to the proviso below in this paragraph, if a Term SOFR Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (i) the applicable Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder or under any Loan Document in respect of such Benchmark setting (the “Secondary Term SOFR Conversion Date”) and subsequent Benchmark settings, without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document; and (ii) Loans denominated in Dollars outstanding on the Secondary Term SOFR Conversion Date bearing interest based on the then-current Benchmark shall be deemed to have been converted to Loans denominated in Dollars bearing interest at the Benchmark Replacement with a tenor approximately the same length as the interest payment period of the then-current Benchmark; provided that, this paragraph 3.4.4.7 shall not be effective unless the Administrative Agent has delivered to the Lenders and the Borrowers a Term SOFR Notice. For the avoidance of doubt, the Administrative Agent shall not be required to deliver a Term SOFR Notice after a Term SOFR Transition Event and may do so in its sole discretion.~~

3.4.5            Administrative Agent’s and Lender’s Rights.

In the case of any event specified in Section 3.4.1 above, the Administrative Agent shall promptly so notify the Lenders and the Borrowers thereof, and in the case of an event specified in Section 3.4.2 or 3.4.3 above, such Lender shall promptly so notify the Administrative Agent and endorse a certificate to such notice as to the specific circumstances of such notice, and the Administrative Agent shall promptly send copies of such notice and certificate to the other Lenders and the Borrowers. Upon such date as shall be specified in such notice (which shall not be earlier than the date such notice is given), the obligation of (A) the Lenders, in the case of such notice given by the Administrative Agent, or (B) such Lender, in the case of such notice given by such Lender, to allow the Borrowers to (i) select, convert to, ~~or~~ renew or continue a Term SOFR Rate Loan Option, Euro-Rate Option or EURIBOR Rate Option, as applicable, with respect to Loans or (ii) select an Optional Currency (as applicable) with respect to Revolving Credit Loans shall be suspended until the Administrative Agent shall have later notified the Borrowers, or such Lender shall have later notified the Administrative Agent, of the Administrative Agent’s or such Lender’s, as the case may be, determination that the circumstances giving rise to such previous determination no longer exist. If at any time the Administrative Agent makes a determination under Section 3.4.1 and the Borrowers have previously notified the Administrative Agent of its selection of, conversion to or renewal of a Term SOFR Rate Loan Option, Euro-Rate Option or EURIBOR Rate Option, as applicable, with respect to Revolving Credit Loans and such Interest Rate Option has not yet gone into effect, such notification shall be deemed to provide for selection of, conversion to or renewal of the Base Rate Option otherwise available with respect to such Revolving Credit Loans. ~~If at any time the Administrative Agent makes a determination under Section 3.4.1 and the Borrowers have previously notified the Administrative Agent of its renewal of a EURIBOR Rate Option with respect to a Term Loan and such Interest Rate Option has not yet gone into effect, such notification shall be deemed to provide for conversion to the Foreign Base Rate.~~ If any Lender notifies the Administrative Agent of a determination under Section 3.4.2, the obligation of such Lender to issue, make, maintain, fund or charge interest with respect to any such Revolving Credit Loan shall be suspended, and to the extent required by applicable Law, cancelled, and the Borrowers shall, subject to the Borrowers’ indemnification Obligations under Section 4.8, as to any Revolving Credit Loan of the Lender to which a Term SOFR Rate Loan Option, Euro-Rate Option or EURIBOR Rate Option, as applicable, applies, on the date specified in such notice either, at the Borrowers’ option (i) as applicable, convert such Revolving Credit Loan to the Base Rate Option otherwise available with respect to such Revolving Credit Loan or select a different Optional Currency or Dollars, or (ii) prepay such Revolving Credit Loan in accordance with Section 4.4. Absent due notice from the Borrowers of conversion or prepayment, such Revolving Credit Loan shall automatically be converted to the Base Rate Option otherwise available with respect to such Revolving Credit Loan upon such specified date. ~~If any Lender notifies the Administrative Agent of a determination under Section 3.4.2, the obligation of such Lender to issue, make, maintain, fund or charge interest with respect to any such Term Loan shall be suspended, and to the extent required by applicable Law, cancelled, and the Borrowers shall, subject to the Borrowers’ indemnification Obligations under Section 4.8 on the date specified in such notice either, at the Borrowers’ option, (i) as applicable, convert such Term Loan to Foreign Base Rate Loans, or (ii) prepay such Term Loan in accordance with Section 4.4. Absent due notice from the Borrowers of conversion or prepayment, such Term Loan shall automatically be converted to a Foreign Base Rate Loan upon such specified date.~~ If the

Administrative Agent makes a determination under 3.4.3 then, until the Administrative Agent notifies the Borrowers that the circumstances giving rise to such determination no longer exist, (i) the availability of Revolving Credit Loans in the affected Optional Currency shall be suspended, and (ii) the outstanding Revolving Credit Loans in such affected Optional Currency shall be converted into Dollar Loans (in an amount equal to the Dollar Equivalent of such outstanding Optional Currency Loans) (x) on the last day of the then current Interest Period if the Lenders may lawfully continue to maintain Revolving Credit Loans in such Optional Currency to such day, or (y) immediately if the Lenders may not lawfully continue to maintain Revolving Credit Loans in such Optional Currency, and interest thereon shall thereafter accrue at the Base Rate Option.

3.5            [Reserved].

3.6            Selection of Interest Rate Options.

If the Borrowers fail to select a new Interest Period ~~or Optional Currency~~ to apply to any Borrowing Tranche of Revolving Credit Loans under the Term SOFR Rate Loan Option, Euro-Rate Option or EURIBOR Rate Option ~~or fail to select a new Interest Period to apply to any Borrowing Tranche of Term Loans under the EURIBOR Rate Option~~ at the expiration of an existing Interest Period applicable to such Borrowing Tranche in accordance with the provisions of Section 3.2, the Borrowers shall be deemed to have converted or continued, as applicable, such Borrowing Tranche of Revolving Credit Loans under the Term SOFR Rate Loan Option, Euro-Rate Option or EURIBOR Rate Option ~~and/or such Borrowing Tranche of Term Loans under the EURIBOR Rate Option~~ for an Interest Period of one (1) month ~~and, if required by the Administrative Agent with respect to Revolving Credit Loans, converted such Borrowing Tranche to a Revolving Credit Loan in Dollars, as applicable, commencing upon the last day of the existing Interest Period~~. If no election as to Currency is specified in the applicable Loan Request, then the requested Loans shall be made in Dollars.

3.7            Canadian Interest Act Disclosure.

For purposes of the Interest Act (Canada): (i) whenever any interest or fee under this Agreement is calculated on the basis of a period of time other than a calendar year, such rate used in such calculation, when expressed as an annual rate, is equivalent to (x) such rate, multiplied by (y) the actual number of days in the calendar year in which the period for which such interest or fee is calculated ends, and divided by (z) the number of days in such period of time, (ii) the principle of deemed reinvestment of interest shall not apply to any interest calculation under this Agreement, and (iii) the rates of interest stipulated in this Agreement are intended to be nominal rates and not effective rates or yields and the parties acknowledge that they are capable of making the calculations necessary to compare such rates.

3.8            Canadian Usury Provision.

If any provision of this Agreement would oblige a Canadian Borrower to make any payment of interest or other amount payable to any Lender in an amount or calculated at a rate which would be prohibited by Law or would result in a receipt by that Lender of “interest” at a “criminal rate” (as such terms are construed under the Criminal Code (Canada)), then, notwithstanding such provision, such amount or rate shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by applicable Law or so result in a receipt by that Lender of “interest” at a “criminal rate”, such adjustment to be effected, to the extent necessary (but only to the extent necessary), as follows:

(i)            first, by reducing the amount or rate of interest; and

(ii)            thereafter, by reducing any fees, commissions, costs, expenses, premiums and other amounts required to be paid which would constitute interest for purposes of Section 347 of the Criminal Code (Canada).

3.9            Maltese Usu~~a~~ry Provision.

If any provision of this Agreement would oblige a Maltese Borrower to make any payment of interest which would be prohibited by the laws of Malta, then notwithstanding such provision, such amount or rate shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by the applicable laws of Malta with any excess paid to be deducted from the principal.

3.10         Swiss Minimum Interest.

(i)            By entering into this Agreement, the parties hereto have assumed in bona fide that any interest payable hereunder is not and will not become subject to any deduction on account of Swiss Withholding Taxes. Nevertheless, if a deduction on account of Swiss Withholding Taxes is required by Swiss law to be made by a Loan Party in respect of any interest payable under any Loan Document and should it be unlawful for such Loan Party to comply with Section 4.7.1 below for any reason, then:

(a)            the applicable interest rate in relation to that interest payment shall be (A) the interest rate which would have applied to that interest payment (as provided for in this Section 3 in the absence of this sub-paragraph (a), divided by (B) one minus the rate at which the relevant deduction on account of Swiss Withholding Taxes is required to be made (where the rate at which the relevant deduction on account of Swiss Withholding Taxes is required to be made is for this purpose expressed as a fraction of one rather than as percentage); and

(b)            the Loan Party shall (A) pay the relevant interest at the adjusted rate in accordance with sub-paragraph (a) above and (B) make the deduction on account of Swiss Withholding Taxes on the interest so recalculated; and

(c)            all references to a rate of interest under this Agreement shall be construed accordingly.

~~(i)~~(ii)        To the extent that interest or a fee payable by a Loan Party under any Loan Document becomes subject to Swiss Withholding Tax, the Administrative Agent and the Loan Parties shall promptly cooperate in completing any procedural formalities (including submitting forms and documents required by the competent Tax authority) to the extent possible and necessary for the relevant Loan Party to obtain authorisation to make interest/fee payments without them being subject to Swiss Withholding Tax or to allow the Lender Parties to prepare claims for the refund of any Swiss Withholding Tax so deducted.

4.            PAYMENTS

4.1            Payments.

All payments and prepayments to be made in respect of principal, interest, Commitment Fees, ~~Term Loan Commitment Fees,~~ Letter of Credit Fees, Administrative Agent’s Fee or other fees or amounts due from the Borrowers hereunder shall be payable prior to 1:00 p.m., Pittsburgh time, on the date when due without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Borrowers, and without set-off, counterclaim or other deduction of any nature (other than withholding, if applicable, pursuant to Section 4.7.1), and an action therefor shall immediately accrue. Such payments shall be made to the Administrative Agent at the Principal Office for the account of PNC with respect to the Swing Loans~~,~~ and for the ratable accounts of the Lenders with respect to the Revolving Credit Loans in Dollars (except that payments of principal or interest shall be made in the currency in which such Loan was made) ~~and for the ratable accounts of the Lenders with respect to the Term Loans in Euros, and in immediately available funds~~,  and the Administrative Agent shall promptly distribute such amounts to the Lenders in immediately available funds, provided that in the event payments are received by 1:00 p.m., Pittsburgh time, by the Administrative Agent with respect to the Loans and such payments are not distributed to the Lenders on the same day received by the Administrative Agent, the Administrative Agent shall pay the Lenders interest at the Federal ~~Funds Effective~~Overnight Bank Funding Rate in the case of Loans or other amounts due in Dollars, or the Overnight Rate in the case of Loans or other amounts due in Euros or another Optional Currency, with respect to the amount of such payments for each day held by the Administrative Agent and not distributed to the Lenders. The Administrative Agent’s and each Lender’s statement of account, ledger or other relevant record shall, in the absence of manifest error, be conclusive as the statement of the amount of principal of and interest on the Loans and other amounts owing under this Agreement (including the Equivalent Amounts of the applicable currencies where such computations are required) and shall be deemed an “account stated.” All payments of principal and interest made in respect of the Loans must be repaid in the same currency (whether Dollars, Euros or the applicable Optional Currency) in which such Loan was made and all Unpaid Drawings with respect to each Letter of Credit shall be made in the same currency (whether Dollars, Euros or the applicable Optional Currency) in which such Letter of Credit was issued.

4.2            Pro Rata Treatment of Lenders.

Each borrowing of Revolving Credit Loans ~~and Term Loans~~ shall be allocated to each Lender according to its Ratable Share, and each selection of, conversion to or renewal of any Interest Rate Option with respect to each Revolving Credit Loan~~, and each renewal of an Interest Period with respect to the Term Loans~~, and each payment or prepayment by the Borrowers with respect to principal, interest, Commitment Fees, ~~Term Loan Commitment Fees,~~ Letter of Credit Fees, or other fees (except for the Administrative Agent’s Fee and the Issuing Lender’s fronting fee for Letters of Credit referred to in Section 2.9.2) or amounts due from the Borrowers hereunder to the Lenders with respect to the Loans, shall be made in proportion to the applicable Loans outstanding from each Lender and, if no such Loans are then outstanding, in proportion to the Ratable Share, as applicable of each Lender. Notwithstanding any of the foregoing, each borrowing or payment or prepayment by the Borrowers of principal, interest, fees or other amounts from the Borrowers with respect to Swing Loans shall be made by or to PNC.

4.3            Interest Payment Dates.

Interest on Revolving Credit Loans to which the Base Rate Option applies shall be due and payable in arrears on each Payment Date and on the Expiration Date ~~applicable to the Revolving Credit Commitments~~ or upon acceleration of the Notes. Interest on Loans to which the Term SOFR Rate Loan Option, Euro-Rate Option or EURIBOR Rate Option applies shall be due and payable in the currency in which such Loan was made on the last day of each Interest Period for those Loans and, if such Interest Period is longer than three (3) Months, also on the 90th day of such Interest Period. Interest on mandatory prepayments of principal under Section 4.5 shall be made in the currency in which such Loan was made and shall be due on the date such mandatory prepayment is due. Interest on the principal amount of each Loan or other monetary Obligation shall be due and payable in the currency in which such Loan was made on demand after such principal amount or other monetary Obligation becomes due and payable (whether on the Expiration Date ~~applicable to the Revolving Credit Commitments~~, stated maturity date, upon acceleration or otherwise).

4.4           Voluntary Prepayments; Replacement of Lender; Change of Lending Office.

 4.4.1       Right to Prepay.

The Borrowers shall have the right, at their option, from time to time to prepay the Loans in whole or part without premium or penalty (except as provided in Section 4.4.2, Section 4.6.1 or Section 4.8) in the currency in which such Loan was made:

(i)            at any time with respect to any Revolving Credit Loan to which the Base Rate Option applies,

(ii)            at any time with respect to any Revolving Credit Loan in any Optional Currency, subject to Section 4.8,

(iii)            at any time with respect to Revolving Credit Loans to which a Term SOFR Rate Loan Option or Euro-Rate Option applies, subject to Section 4.8,

(iv)            at any time with respect to Revolving Credit Loans to which a EURIBOR Rate Option applies, subject to Section 4.8,

(v)            ~~at any time with respect to Term Loans to which a EURIBOR Rate Option applies, subject to Section 4.8~~[reserved],

(vi)            on the date specified in a notice by any Lender pursuant to Section 3.4 with respect to any Loan to which a Term SOFR Rate Loan Option, Euro-Rate Option or EURIBOR Rate Option applies.

Whenever the Borrowers desire to prepay any part of the Loans, the Company, on behalf of all Borrowers, shall provide a prepayment notice to the Administrative Agent by 1:00 p.m. Pittsburgh time: (i) at least one (1) Business Day prior to the date of prepayment of the Revolving Credit Loans made in Dollars and (ii) at least four (4) Business Days prior to the date of prepayment of any Revolving Credit Loans in an Optional Currency ~~or the Term Loans~~, and (iii) on the date of prepayment of Swing Loans, in each case setting forth the following information:

(w)            the date, which shall be a Business Day, on which the proposed prepayment is to be made;

(x)            a statement indicating the application of the prepayment between the Revolving Credit Loans~~, Term Loans~~ and Swing Loans;

(y)            the Borrowing Tranche designated for prepayment, if applicable; and

(z)            the total principal amount and currency of such prepayment, (1) with respect to Revolving Credit Loans, the Dollar Equivalent amount of which shall not be less than $100~~.~~,000.00 or such lesser amount as may be outstanding and (2) for any Swing Loan or $1,000,000.00 or such lesser amount as may be outstanding ~~or (2) with respect to the Term Loan shall not be less than €1,000,000.00 or such lesser amount as may be outstanding~~.

All prepayment notices shall be irrevocable; provided, that such prepayment obligation may be conditioned on the occurrence of any subsequent event (including a change of control, refinancing transaction or Permitted Acquisition or other investment). The principal amount of the Loans for which a prepayment notice is given, together with interest on such principal amount except with respect to Revolving Credit Loans to which the Base Rate Option applies, shall be due and payable on the date specified in such prepayment notice as the date on which the proposed prepayment is to be made in the currency in which such Loans was made. ~~All Term Loan prepayments permitted pursuant to this Section 4.4.1 shall be applied as the Borrowers shall direct (or in the absence of any such direction, to the unpaid installments of principal of the Term Loans in direct order of maturity).~~ If the Borrowers prepay a Loan but fails to specify the applicable Borrowing Tranche which the Borrowers are prepaying, the prepayment shall be applied ~~(i) first to Revolving Credit Loans and then to Term Loans; and (ii) after giving effect to the allocations in clause (i) above and in the preceding sentence,~~ first to Revolving Credit Loans to which the Base Rate Option applies, then to Revolving Credit Loans to which the Term SOFR Rate Loan Option, then to Revolving Credit Loans to which the Euro-Rate Option applies, then to Revolving Credit Loans to which the EURIBOR Rate Option applies, ~~then to the Term Loans to which the EURIBOR Rate Option applies, then to Optional Currency Loans~~ and then to Swing Loans. Any prepayment hereunder shall be subject to the Borrowers’ Obligation to indemnify the Lenders under Section 4.8. Revolving Credit Loan prepayments shall not result in an reduction of the Revolving Credit Commitments unless the

Borrowers have elected to reduce such Revolving Credit Commitments pursuant to Section 2.12. ~~Prepayments shall be made in the currency in which such Loan was made unless otherwise agreed by the Administrative Agent and the Borrower Agent.~~

4.4.2            Mitigation Obligations; Replacement of a Lender.

In the event any Lender (i) gives notice under Section 3.4.1, (ii) requests compensation under Section 4.6.1, or requires the Borrowers to pay any Indemnified Taxes or additional amount to any Lender or any Official Body for the account of any Lender pursuant to Section 4.7, (iii) is a Defaulting Lender, (iv) becomes subject to the control of an Official Body (other than normal and customary supervision), or (v) is a Non-Consenting Lender referred to in Section 10.1 (any occurrence under the foregoing clauses (i) through (v) being referred to in this Section 4.4.1 as a “Defaulting Lender Event”), then the Borrowers may, in their discretion and at their sole expense, within ninety (90) days after the occurrence of the applicable Defaulting Lender Event (and if there are multiple Defaulting Lender Events, within ninety (90) days of the first such Defaulting Lender Event to occur), upon notice to such Lender and the Administrative Agent, require such lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.11), all of its interests, rights (other than existing rights to payments pursuant to Section 4.6 or 4.7) and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

(i)            the Borrowers shall have paid to the Administrative Agent the assignment fee specified in Section 10.11;

(ii)            such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and Participation Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 2.9.8) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts);

(iii)            in the case of any such assignment resulting from a claim for compensation under Section 4.6 or payments required to be made pursuant to Section 4.7, such assignment will result in a reduction in such compensation or payments thereafter;

(iv)            such assignment does not conflict with applicable Law.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrowers to require such assignment and delegation cease to apply. Notwithstanding the foregoing, a replacement of the Administrative Agent may only be effectuated pursuant to Section 9.10.

In connection with the Borrowers’ exercise of their rights under this Section 4.4.2, the Revolving Credit Commitment ~~or Term Loan Commitment (as applicable)~~ of the applicable Defaulting Lender may be provided by one or more of the remaining Lenders (who are not then Defaulting Lenders) or an acceptable new bank(s) or financial institution(s) which shall be approved by the Administrative Agent in its reasonable discretion without unreasonable delay. Each new lender committing to a Revolving Credit Commitment ~~or Term Loan Commitment (as applicable)~~ in connection therewith shall join this Agreement as a Lender by entering into a bank joinder and assumption agreement in form and substance reasonably satisfactory to the Administrative Agent, setting forth the Revolving Credit Commitment ~~or Term Loan Commitment (as applicable)~~ of such new lender, pursuant to which such new lender will become a Lender as of the effective date thereof.

4.4.3        Change of Lending Office.

If any Lender requests compensation under Section 3.4.2, or the Borrowers are or will be required to pay any Indemnified Taxes or additional amounts to any Lender or any Official Body for the account of any Lender pursuant to this Agreement, then such Lender shall (at the request of the Borrowers) use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the reasonable judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to this Agreement, in the future, and (ii) would not subject such Lender to any material unreimbursed cost or expense and would not otherwise be materially disadvantageous to such Lender.

4.5           Mandatory Prepayments.

~~4.5.1            Currency Fluctuations.~~

If, on any Computation Date, the sum of the Dollar Equivalent Revolving Facility Usage is greater than the Revolving Credit Commitments as a result of a change in exchange rates between one (1) or more Optional Currencies and Dollars by an amount greater than 5%, then the Administrative Agent shall notify the Borrowers of the same. The Borrowers shall pay or prepay the Revolving Credit Loans (subject to Borrowers’ indemnity obligations contained in this Agreement, including, without limitation, under Section 4.6 or 4.8) or Swing Loans within three (3) Business Days after receiving such notice such that the sum of the Dollar Equivalent Revolving Facility Usage no longer exceeds the aggregate Revolving Credit Commitments. If, on any Computation Date, the sum of the Dollar Equivalent Revolving Facility Usage by the Foreign Borrowers (excluding, for the purposes of this sentence, the Canadian Borrower) is greater than the Foreign Borrower Borrowing Sublimit as a result of a change in exchange rates between one (1) or more Optional Currencies and Dollars, then the Administrative Agent shall notify the Borrowers of the same. The Foreign Borrowers shall pay or prepay the Revolving Credit Loans (subject to Borrowers’ indemnity obligations contained in this Agreement, including, without limitation, under Section 4.6 or 4.8) or Swing Loans within three (3) Business Days after receiving such notice such that the sum of the Dollar Equivalent Revolving Facility Usage by the Foreign Borrowers (determined without regard to Loans to the Canadian Borrower in accordance with the preceding sentence) no longer exceeds the Foreign Borrower Borrowing Sublimit. All prepayments required pursuant to this Section 4.5 shall first be applied among the Interest Rate Options to the principal amount of the Revolving Credit Loans subject to the Base Rate Option, then to Revolving Credit Loans denominated in Dollars and subject to a Term SOFR Rate Loan Option ~~Euro Rate Option~~ and then to Revolving Credit Loans of Optional

Currencies subject to the Euro-Rate Option or EURIBOR Rate Option, and the Borrowers will be subject to the indemnity obligation set forth in Section 4.8.

~~4.5.2            Sale of Assets.~~

~~Subject to Section 4.5.6 below, within five (5) Business Days of the receipt of cash proceeds from any sale or other disposition of assets authorized by Section 7.2.7(v) and/or 7.2.7(vi), in each case resulting in net cash proceeds exceeding $50,000,000.00, the Borrowers shall make a mandatory prepayment of the principal amount of Term Loans equal to such amount in excess of $50,000,000, together with accrued interest on such principal amount; provided that if the Borrower Agent shall deliver a certificate of a Responsible Officer to the Administrative Agent setting forth the Borrowers’ intent to reinvest such proceeds in assets useful in the business of the Borrower or any Subsidiary within twelve (12) months of the receipt of such proceeds, such proceeds shall not be required to be applied to prepay the Term Loans except to the extent such proceeds are not so reinvested within such twelve (12) month period; and provided further, however, that any net cash proceeds not so reinvested at the end of such twelve (12) month period shall be immediately applied to the prepayment of the Term Loans as set forth in this Section 4.5.2.~~

~~4.5.3            Issuance of Indebtedness.~~

~~Within five (5) Business Days of the receipt of net cash proceeds from any issuance of Indebtedness (other than Indebtedness permitted under Section 7.2.1), the Borrowers shall make a mandatory prepayment of the principal amount of Term Loans equal to such net cash proceeds, together with accrued interest on such principal amount.~~

~~4.5.4            Recovery Event.~~

~~Subject to Section 4.5.6 below, within five (5) Business Days of the receipt of cash proceeds from any Recovery Event resulting in net cash proceeds exceeding $50,000,000.00 in any fiscal year, the Borrowers shall make a mandatory prepayment of the principal amount of Term Loans equal to such amount in excess of $50,000,000, together with accrued interest on such principal amount; provided that if the Borrower Agent shall deliver a certificate of a Responsible Officer to the Administrative Agent setting forth the Borrowers’ intent to reinvest such proceeds in assets useful in the business of the Borrower or any Subsidiary within twelve (12) months of the receipt of such proceeds, such proceeds shall not be required to be applied to prepay the Term Loans except to the extent such proceeds are not so reinvested within such twelve (12) month period; and provided further, however, that any net cash proceeds not so reinvested at the end of such twelve (12) month period shall be immediately applied to the prepayment of the Term Loans as set forth in this Section 4.5.4.~~

~~4.5.5            Application of Prepayments.~~

~~Except as set forth in Section 4.5.1 above, all prepayments pursuant to this Section 4.5 shall be applied to the payment of the principal amount of the Term Loans by application to the unpaid scheduled quarterly installments of principal ratably (and, for the avoidance of doubt, excluding from any such ratable payment application the Term Loan payment to be made on the Expiration Date applicable to the Term Loans). In accordance with~~

~~Section 4.8, the Borrowers shall indemnify the Lenders for any loss or expense, including loss of margin, incurred with respect to any such prepayments on any day other than the last day of the applicable Interest Period.~~

~~4.5.6            Repatriation.~~

~~Notwithstanding any other provisions of Sections 4.5.2 and 4.5.4, (i) to the extent that any of or all the net cash proceeds of any applicable sale or other disposition of assets (including any Recovery Event) with respect to any property or assets of Foreign Subsidiaries giving rise to a mandatory prepayment pursuant to this Section 4.5 are prohibited, delayed or restricted by applicable local Law, an amount equal to the portion of such net cash proceeds so affected will not be required to be applied to repay Term Loans at the times provided in this Section 4.5 but may be retained by the applicable Foreign Borrower or Subsidiary (the Borrower Agent hereby agreeing to cause any applicable Subsidiary to promptly take commercially reasonable actions available under applicable local Law to permit such repatriation or a part thereof if full repatriation is not permitted) and (ii) to the extent that repatriation of any of or all of the net cash proceeds of any applicable disposition (including any Recovery Event) with respect to any property or assets of Foreign Subsidiaries to the jurisdiction of organization or incorporation of the applicable Borrower would have a material adverse tax consequence with respect to such net cash proceeds, the net cash proceeds so affected will not be required to be applied to repay the Term Loans at the times provided in this Section 4.5 but may be retained by the applicable Foreign Borrower or Subsidiary.~~

4.6           Increased Costs.

4.6.1       Increased Costs Generally.

If any Change in Law shall

(i)            impose, modify or deem applicable any reserve, liquidity, special deposit, or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement, which is addressed separately in this Section 4.6) or the Issuing Lender;

(ii)            subject any Recipient to any taxes (other than (A) Indemnified Taxes, and (B) taxes excluded from Taxes pursuant to Section 4.7.1 or from indemnification pursuant to Section 4.7.5) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii)            impose on any Lender or, the Issuing Lender any other condition, cost or expense (other than taxes) affecting this Agreement or Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase by an amount such Lender deems to be material the cost to such Lender or such other Recipient of making, converting to, continuing or maintaining any Loan or of maintaining its obligation to make any such Loan, or to increase the cost to such Lender, the Issuing Lender or such other Recipient of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender, the Issuing Lender or other Recipient hereunder (whether of principal, interest or any other amount) then, upon request of such Lender, the Issuing Lender or other Recipient, the Borrowers will pay to such Lender, the Issuing Lender or other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Lender, as the case may be, for such additional costs incurred or reduction suffered. Notwithstanding anything to the contrary contained in this Section 4.6.1, no Lender, Issuing Lender or other Recipient shall be permitted to make a claim to any Borrower under this Section 4.6.1. unless such Lender, Issuing Lender or other Recipient is making similar claims against other borrowers of such Lender, Issuing Lender or other Recipient to the extent such borrowers are similarly situated to the Borrowers.

4.6.2            Capital Requirements.

If any Lender or the Issuing Lender determines that any Change in Law affecting such Lender or the Issuing Lender or any lending office of such Lender or such Lender’s or the Issuing Lender’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing by an amount such Lender deems to be material the rate of return on such Lender’s or the Issuing Lender’s capital or on the capital of such Lender’s or the Issuing Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit or Swing Loans held by, such Lender, or the Letters of Credit issued by the Issuing Lender, to a level below that which such Lender or the Issuing Lender or such Lender’s or the Issuing Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the Issuing Lender’s policies and the policies of such Lender’s or the Issuing Lender’s holding company with respect to capital adequacy or liquidity requirements), then from time to time the Borrowers will pay to such Lender or the Issuing Lender, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Lender or such Lender’s or the Issuing Lender’s holding company for any such reduction suffered. Notwithstanding anything to the contrary contained in this Section 4.6.2, no Lender, Issuing Lender or other Recipient shall be permitted to make a claim to any Borrower under this Section 4.6.2 unless such Lender, Issuing Lender or other Recipient is making similar claims against other borrowers of such Lender, Issuing Lender or other Recipient to the extent such borrowers are similarly situated to the Borrowers.

4.6.3            Certificates for Reimbursement; Repayment of Outstanding Loans; Borrowing of New Loans.

A certificate of a Lender or the Issuing Lender setting forth in reasonable detail the basis for and the amount or amounts necessary to compensate such Lender or the Issuing Lender or its holding company, as the case may be, as specified in Sections 4.6.1 or 4.6.2 and delivered to the Borrowers shall be conclusive absent manifest error. The Borrowers shall pay such Lender or the Issuing Lender, as the case may be, the amount shown as due on any such certificate within ten (10) Business Days after receipt thereof.

4.6.4            Delay in Requests.

Failure or delay on the part of any Lender or the Issuing Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or the Issuing Lender’s right to demand such compensation, provided that the Borrowers shall not be required, subject to applicable Laws, to compensate a Lender or the Issuing Lender pursuant to this Section for any increased costs incurred or reductions suffered more than six (6) months prior to the date that such Lender or the Issuing Lender, as the case may be, notifies the Borrowers of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the Issuing Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six (6) month period referred to above shall be extended to include the period of retroactive effect thereof).

4.6.5            Additional Reserve Requirements.

The Borrowers shall pay to each Lender (i) as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including eurocurrency funds or deposits, additional interest on the unpaid principal amount of each Revolving Credit Loan under the Term SOFR Rate Loan Option, Euro-Rate Option or EURIBOR Rate Option ~~and each Term Loan under the EURIBOR Rate Option~~ equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive absent manifest error), and (ii) as long as such Lender shall be required to comply with any reserve ratio requirement under Regulation D or under any similar, successor or analogous requirement of the Board of Governors of the Federal Reserve System (or any successor) or any other central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of the Revolving Credit Loans under the Term SOFR Rate Loan Option, Euro-Rate Option or EURIBOR Rate Option ~~and/or Term Loans under the EURIBOR Rate Option~~, such additional costs (expressed as a percentage per annum and rounded upwards, if necessary, to the nearest five decimal places) equal to the actual costs allocated to such Commitment or Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive absent manifest error), which in each case shall be due and payable on each date on which interest is payable on such Loan; provided that in each case the Borrowers shall have received at least ten days’ prior notice (with a copy to the Administrative Agent) of such additional interest or costs from such Lender. If a Lender fails to give notice ten days prior to the relevant Payment Date, such additional interest or costs shall be due and payable ten days from receipt of such notice.

4.7            Taxes.

4.7.1        No Deductions.

(a)            All payments made to the Lenders and/or Administrative Agent by the Borrowers hereunder and under each Note shall be made free and clear of and without deduction for any present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholdings), assessments, fees or other charges, in each case, imposed by any Official Body, including any interest, additions to tax or penalties applicable thereto (all such non-excluded taxes, levies, imposts, duties, deductions, withholdings (including backup withholdings), assessments, fees or other charges imposed by any Official Body including any interest, additions to tax or penalties applicable thereto being hereinafter referred to as "Taxes"), excluding (i) taxes imposed on, or measured by, the net income (however denominated) of any Lender, (ii) all income, franchise and branch profits taxes that would not have been imposed but for such Lender having a past or present connection with a jurisdiction imposing such taxes other than entering into this Agreement and performing its obligations and enforcing its rights thereunder, ~~and~~ (iii) any taxes imposed under FATCA, (iv) taxes attributable to any Lender’s failure to comply with Section 4.7.7 and (v) U.S. federal withholding taxes imposed on amounts payable to or on account of any Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (A) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 4.4.3) or (B) such Lender changes its lending office, except in each case to the extent pursuant to this Section 4.7, amounts with respect to such taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office (all such ~~non-~~excluded taxes, levies, imposts, duties, deductions, withholdings (including backup withholdings), assessments, fees or other charges imposed by any Official Body, including any interest, additions to tax or penalties applicable thereto being hereinafter referred to as “Excluded Taxes”) unless such deduction is required by Law (and then subject to the following sentence). If the Borrowers shall be required by Law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note, (i) the Borrowers shall be entitled to make such deductions, (ii) the Borrowers shall timely pay the full amount deducted to the relevant tax authority or other authority in accordance with applicable Law and (iii) if such Tax is an Indemnified Tax, the sum payable hereunder or under such Note shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 4.7.1) each Lender receives an amount equal to the sum it would have received had no such deductions been made~~, (ii) the Borrowers shall make such deductions and (ii) the Borrowers shall timely pay the full amount deducted to the relevant tax authority or other authority in accordance with applicable Law~~.

(b)            [reserved];

(c)            A payment shall not be increased under Section (a) above by reason of a deduction or withholding of any taxes imposed by the United Kingdom from any such payment, where such Tax is an Indemnified Tax and on the date on which the payment falls due (i) the payment could have been made to the relevant Lender without any such deduction or withholding if the Lender had been an English Qualifying Lender, but on that date that Lender is not or has ceased to be an English Qualifying Lender other than as a result of any change after the date it became a Lender under this Agreement in (or in the interpretation, administration, or application of) any law or any published practice or published concession of any relevant taxing authority, or (ii) the relevant Lender is an English Treaty Lender and the English Borrower making the payment is able to demonstrate that the payment could have been made to the Lender without the United Kingdom Tax Deduction had that Lender complied with its obligations under Section 4.7.7(iv) below.

4.7.2            Stamp Taxes.

In addition, the Borrowers agree to pay any present or future stamp, court or documentary, intangible, recording, ~~or~~ filing ~~taxes or any other excise or property taxes~~ or similar ~~levies~~ taxes which arise from any payment made hereunder or from the execution, delivery, or registration of, or otherwise with respect to, this Agreement, ~~or~~ any Note, the Guaranty or other security agreement, if any, except any Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 4.7.6) by a jurisdiction as a result of a present or former connection between such Lender and that jurisdiction (other than a connection arising from such Lender having executed, delivered, become a party to, performed its obligations under, received payments under, perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan) ~~any such taxes that are imposed as a result of a present or former connection between such Lender and the jurisdiction imposing such tax (other than connections arising from such Lender having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan, or sold or assigned any interest in any Loan or Loan Document) imposed with respect to an assignment (other than an assignment made pursuant to Section 4.7.6)~~ (hereinafter referred to as “Other Taxes”).

4.7.3        Indemnification for Taxes.

4.7.3.1      Taxes Paid by a Lender.

(i)            The Borrowers shall indemnify each Lender for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 4.7.3.1) paid by any Lender and any liability (including penalties, interest, and expenses), other than any ~~penalties and interest~~liabilities resulting from the gross negligence, willful misconduct or fraud of such Lender~~)~~ arising therefrom or with respect thereto; whether or not such Taxes were correctly or legally asserted or imposed. This indemnification shall be made within 30 days from the date a Lender makes written demand therefor, but in no event shall such indemnification be required to be made more than ten (10) Business Days before the date such Taxes or Other Taxes are due to the relevant taxing authority. A certificate as to the amount of such payment or liability delivered to the Borrowers by a Lender (with a copy to the Administrative Agent) shall be conclusive absent manifest error.

(ii)            An indemnity payment shall not be payable under Section (i) above with respect to any Indemnified Tax imposed by Ireland and assessed on a Lender or Participant, as the case may be, to the extent that Tax:

(A)            is compensated for by an increased payment under Section 4.7.1(a); or

(B)            would have been compensated for by an increased payment under Section 4.7.1(a) but was not so compensated solely because one of the exclusions in Section 4.7.1(b) applied.

(iii)            An indemnity payment shall not be payable under Section (i) above with respect to any Indemnified Tax imposed by the United Kingdom and assessed on a Lender or Participant, as the case may be, to the extent that Tax:

(A)            is compensated for by an increased payment under Section 4.7.1(a); or

(B)            would have been compensated for by an increased payment under Section 4.7.1(a) but was not so compensated solely because one of the exclusions in Section 4.7.1(c) applied.

4.7.3.2            Taxes Paid by Borrower or Administrative Agent.

Each Lender shall severally indemnify the Administrative Agent and Borrower, within 30 days after written demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrowers ~~has~~have not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrowers to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 4.7.7 and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Official Body. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this Section 4.7.3.2.

4.7.4        Certificate.

Within 30 days after the date of any payment of any Taxes by the Borrowers pursuant to Section 4.7, the Borrowers shall notify the Lenders thereof, and thereafter, if so requested by any Lender, furnish to each Lender, at its address referred to herein, the original or a certified copy of a receipt evidencing payment thereof, if available, or, if not available, another reasonable form of confirmation of such payment if it is requested by any Lender.

4.7.5        Exclusions, etc.

Notwithstanding any other provision of this Agreement, if the forms provided pursuant to Section 4.7.7 by a Lender, assignee or participant at the time such Person first becomes a party to this Agreement indicate a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from Taxes unless and until such Person provides the appropriate forms certifying that a lesser rate applies, whereupon withholding tax at such lesser rate only shall be considered excluded from Taxes for periods governed by such forms; provided~~, however,~~ that the term Taxes shall include United States withholding tax, if any, applicable with respect to an assignee or participant of a Lender only to the extent that, at the effective date of the agreement or other transaction pursuant to which such assignee or participant becomes a party to this Agreement, such Lender was entitled to payments under Section 4.7.1 in respect of United States withholding tax with respect to interest paid at such date. For any period with respect to which a Lender or assignee or participant of a Lender (or a financial institution through which such Lender, assignee or participant has directed any payment to be made) has failed to comply with Section 4.7.7, such Lender, assignee or participant shall not be entitled to indemnification under this Agreement with respect to any Taxes imposed by reason of such failure.

4.7.6        Change of Lending Office, etc.

Any Person claiming any additional amounts payable pursuant to this Section 4.7 agrees to use reasonable efforts (consistent with any legal and regulatory restrictions) to file any document or certificate reasonably requested by a Borrower or change the jurisdiction of its Lending Office with respect to this Agreement, if the filing of such document or certificate, or the making of such a change, would avoid the need for, or reduce the amount of, any such additional amounts pursuant to this Section 4.7 that may thereafter accrue. Notwithstanding the foregoing, the filing of any document or certificate or change in Lending Office shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender. The Borrowers hereby agree to pay all reasonable costs and expenses incurred by any Lender in connection with any filing or change in Lending Office.

4.7.7       Status of Lenders.

(i)            Each Lender shall deliver to the Borrowers and the Administrative Agent, at the time it first becomes a Lender or times reasonably requested by the Borrowers or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrowers or the Administrative Agent as will permit such payments hereunder to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrowers or the Administrative Agent, shall deliver such other documentation prescribed by applicable Law or reasonably requested by the Borrowers or the Administrative Agent as will enable the Borrowers or the Administrative Agent to minimize any indemnification obligation under this Agreement or to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section (ii)(a), 4.7.7(ii)(b), and 4.7.7(ii)(d) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)            Without limiting the generality of the foregoing, in the event that a Borrower is a U.S. Borrower,

(a)            any Lender that is a U.S. Person shall deliver to the Borrowers and the Administrative Agent on or prior to the date on which such Lender becomes a

Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrowers or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(b)            any Foreign Lender shall deliver to the Borrowers and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrowers or the Administrative Agent), whichever of the following is applicable:

(1)            in the case of a Foreign Lender eligible for the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN or W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2)            executed originals of IRS Form W-8ECI;

(3)            in the case of a Foreign Lender eligible for the benefits of the exemption for portfolio interest under Section 881~~(c)~~I of the Code, (x) a certificate substantially in the form of Exhibit 4.7.7(A) to the effect that such Foreign Lender is not (A) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of a Borrower within the meaning of Section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code and (y) executed originals of IRS Form W-8BEN or W-8BEN-E; or

(4)            to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit 4.7.7(B) or Exhibit 4.7.7(C), IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit 4.7.7(D) on behalf of each such direct and indirect partner;

(c)            any Foreign Lender shall deliver to the Borrowers and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrowers or the Administrative Agent), executed originals of any other form prescribed by applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Law to permit the Borrowers or the Administrative Agent to determine the withholding or deduction required to be made; and

(d)            if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrowers and the Administrative Agent at the time or times prescribed by Law and at such time or times reasonably requested by the Borrowers or the Administrative Agent such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrowers or the Administrative Agent as may be necessary for the Borrowers and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this subparagraph (~~e~~d), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(iii)            [Reserved];

(iv)            Without limiting the generality of the foregoing, in the event that a Borrower is an English Borrower,

(a)            subject to paragraph (b) below, an English Treaty Lender and each English Borrower which makes a payment to which that English Treaty Lender is entitled shall co-operate in completing any procedural formalities necessary for that English Borrower to obtain authorisation to make that payment without a United Kingdom Tax Deduction.

(b)            (1) an English Treaty Lender which becomes a Party to this Agreement on the day on which this Agreement is entered into that holds a passport under the HMRC DT Treaty Passport scheme, and which wishes that scheme to apply to this Agreement, shall confirm its scheme reference number and its jurisdiction of tax residence in Schedule 1.1(B); and (2) an English Treaty Lender that becomes a Party to this Agreement after the date of this Agreement that holds a passport under the HMRC DT Treaty Passport scheme, and which wishes that scheme to apply to this Agreement, shall confirm its scheme reference number and its jurisdiction of tax residence in the document which it executes to become a party to this Agreement, and, having done so, that English Treaty Lender shall be under no obligation pursuant to paragraph (a) above.

(c)            if an English Treaty Lender has confirmed its scheme reference number and its jurisdiction of tax residence in accordance with paragraph (iv)(b) above and (i) an English Borrower making a payment to that English Treaty Lender has not made an English Borrower DTTP Filing in respect of that Lender; or (ii) an English Borrower making a payment to that Lender has made an English Borrower DTTP Filing in respect of that English Treaty Lender but (1) that English Borrower DTTP Filing has been rejected by HM Revenue &

Customs; or (2) HM Revenue & Customs has not given the English Borrower authority to make payments to that Lender without a United Kingdom Tax Deduction within 60 days of the date of the English Borrower DTTP Filing, and in each case, the English Borrower has notified that English Treaty Lender in writing, that English Treaty Lender and the English Borrower shall co-operate in completing any additional procedural formalities necessary for that English Borrower to obtain authorisation to make that payment without a United Kingdom Tax Deduction.

(d)            if an English Treaty Lender has not confirmed its scheme reference number and jurisdiction of tax residence in accordance with paragraph (iv)(b) above, no English Borrower shall make an English Borrower DTTP Filing or file any other form relating to the HMRC DT Treaty Passport scheme in respect of that Lender’s participation in any Loan unless the Lender otherwise agrees.

(e)            an English Borrower shall, promptly on making an English Borrower DTTP Filing, deliver a copy of that English Borrower DTTP Filing to the Administrative Agent for delivery to the relevant English Treaty Lender.

(f)            each Lender on or prior to the date it becomes a party hereto, shall inform the Administrative Agent whether it is an English Qualifying Lender by completing and providing to the Administrative Agent a Qualifying Lender Confirmation. Each Lender shall upon reasonable written request from the Borrower or the Administrative Agent, provide an updated Qualifying Lender Confirmation.

(g)            if a Lender fails to provide a Qualifying Lender Confirmation in accordance with Section (f) above then that Lender shall be treated for the purposes of the Agreement (including by the Borrower) as if it is not an English Qualifying Lender until such time as it notifies the Borrower which category applies.

(h)            each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrowers and the Administrative Agent in writing of its legal inability to do so.

4.7.8        Treatment of Certain Refunds.

If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes (including any tax credit in lieu of a refund) as to which it has been indemnified pursuant to this Section 4.7 (including by the payment of additional amounts pursuant to this Section 4.7), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 4.7 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Official Body with respect to such refund). Such indemnifying party, upon the request of such indemnified party incurred in connection with obtaining such refund, shall repay to such indemnified party the amount paid over pursuant to this Section 4.7.8 (plus any penalties, interest or other charges imposed by the relevant Official Body) in the event that such indemnified party is required to repay such refund to such Official Body. Notwithstanding anything to the contrary in this

Section 4.7.8, in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 4.7.8 the payment of which would place the indemnified party in a less favorable net after-tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the indemnifying party or any other Person.

4.7.9        Survival.

Without prejudice to the survival of any other agreement of the Borrowers hereunder, the agreements and obligations of the Borrowers contained in Section 4.7 shall survive the payment in full of principal and interest hereunder and under any instrument delivered hereunder and shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender.

4.7.10      Issuing Lender.

For purposes of this Section 4.7, the term “Lender” includes the Issuing Lender and any assignee or participant of a Lender and the term “applicable Law” includes FATCA.

4.7.11      Maltese Tax.

Without prejudice to the aforementioned and notwithstanding anything else contained herein, for the purposes of the Income Tax Act (Chapter 123 of the Laws of Malta), the Lenders hereby confirm that they are not, nor have they been, engaged in trade or business in Malta through a permanent establishment situated therein.

4.8           Indemnity.

In addition to the compensation or payments required by Section 4.6 or Section 4.7, the Borrowers shall jointly and severally~~, subject to Section 10.18 (if applicable),~~ indemnify each Lender against all liabilities, losses or expenses (including loss of anticipated profits, any foreign exchange losses and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan, from fees payable to terminate the deposits from which such funds were obtained or from the performance of any foreign exchange contract) which such Lender sustains or incurs as a consequence of any:

(i)            payment, prepayment, conversion or renewal of any Revolving Credit Loan to which a Term SOFR Rate Loan Option, Euro-Rate Option or EURIBOR Rate Option applies ~~and/or any Term Loan to which a EURIBOR Rate Option applies~~ on a day other than the last day of the corresponding Interest Period (whether or not such payment or prepayment is mandatory, voluntary or automatic and whether or not such payment or prepayment is then due), or any voluntary prepayment without the required notice,

(ii)            attempt by the Borrowers to revoke (expressly, by later inconsistent notices or otherwise) in whole or part any Loan Requests under Section 2.4 or Section 3.2 or notice relating to prepayments under Section 4.4, or

If any Lender sustains or incurs any such loss or expense, it shall from time to time notify the Borrowers of the amount determined in good faith by such Lender (which determination may include such assumptions, allocations of costs and expenses and averaging or attribution methods as such Lender shall deem reasonable) to be necessary to indemnify such Lender for such loss or expense. Such notice shall set forth in reasonable detail the basis for such determination. Such amount shall be due and payable by the Borrowers to such Lender ten (10) Business Days after such notice is given.

4.9            Interbank Market Presumption.

For all purposes of this Agreement and each Note with respect to any aspects of the Term SOFR Rate, Euro-Rate, the EURIBOR Rate, any Loan under the Term SOFR Rate Loan Option, any Loan under the Euro-Rate Option, any Loan under the EURIBOR Rate Option, or any Optional Currency, each Lender and Administrative Agent shall be presumed to have obtained rates, funding, currencies, deposits, and the like in the Relevant Interbank Market regardless of whether it did so or not; and, each Lender’s and Administrative Agent’s determination of amounts payable under, and actions required or authorized by, Section shall be calculated, at each Lender’s and Administrative Agent’s option, as though each Lender and Administrative Agent funded each Borrowing Tranche of Loans under the Term SOFR Rate Loan Option, Euro-Rate Option, EURIBOR Rate Option, through the purchase of deposits of the types and maturities corresponding to the deposits used as a reference in accordance with the terms hereof in determining the Term SOFR Rate, Euro-Rate or EURIBOR Rate, as applicable, applicable to such Loans, whether in fact that is the case.

4.10         Judgment Currency.

4.10.1      Currency Conversion Procedures for Judgments.

If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder or under a Note in any currency (the “Original Currency”) into another currency (the “Other Currency”), the parties hereby agree, to the fullest extent permitted by Law, that the rate of exchange used shall be that at which in accordance with normal lending procedures the Administrative Agent could purchase the Original Currency with the Other Currency after any premium and costs of exchange on the Business Day preceding that on which final judgment is given.

4.10.2      Indemnity in Certain Events.

The obligation of the Borrowers in respect of any sum due from the Borrowers to any Lender hereunder shall, notwithstanding any judgment in an Other Currency, whether pursuant to a judgment or otherwise, be discharged only to the extent that, on the Business Day following receipt by any Lender of any sum adjudged to be so due in such Other Currency, such Lender may in accordance with normal lending procedures purchase the Original Currency with such Other Currency. If the amount of the Original Currency so purchased is less than the sum originally due to such Lender in the Original Currency, the Borrowers agree, as a separate obligation and notwithstanding any such judgment or payment, to indemnify such Lender against such loss. If the amount of the Original Currency so purchased is greater than the sum originally due to such Lender in the Original Currency, such Lender agrees to return the amount of any excess to the Borrowers (or to any other Person who may be entitled thereto under applicable Law).

4.11         Requests for Notes.

Upon the request of any Lender, the Loans made by such Lender may be evidenced by a Note (or Notes) as set forth in Section 2.6.

4.12         Settlement Date Procedures.

In order to minimize the transfer of funds between the Lenders and the Administrative Agent, the Borrowers may borrow, repay and reborrow Swing Loans and PNC may make Swing Loans as provided in Section 2.1.2 hereof during the period between Settlement Dates. The Administrative Agent shall notify each Lender of its Ratable Share of the total of the Revolving Credit Loans and the Swing Loans (each a “Required Share”). On such Settlement Date, each Lender shall pay to the Administrative Agent the amount equal to the difference between its Required Share and its Revolving Credit Loans, and the Administrative Agent shall pay to each Lender its Ratable Share of all payments made by the Borrowers to the Administrative Agent with respect to the Revolving Credit Loans. The Administrative Agent shall also effect settlement in accordance with the foregoing sentence on the proposed Borrowing Dates for Revolving Credit Loans and on any mandatory prepayment date as provided for herein and may at its option effect settlement on any other Business Day. These settlement procedures are established solely as a matter of administrative convenience, and nothing contained in this Section 4.12 shall relieve the Lenders of their obligations to fund Revolving Credit Loans on dates other than a Settlement Date pursuant to Section 2.1.2. The Administrative Agent may at any time at its option for any reason whatsoever require each Lender to pay immediately to the Administrative Agent such Lender’s Ratable Share of the outstanding Revolving Credit Loans and each Lender may at any time require the Administrative Agent to pay immediately to such Lender its Ratable Share of all payments made by the Borrowers to the Administrative Agent with respect to the Revolving Credit Loans.

4.13         Borrowers’ Agent.

Each Borrower hereby designates the Company as its representative and agent (in such capacity, the “Borrower Agent”) under the Loan Documents, including for requests for Loans and Letters of Credit, designation of interest rates, delivery or receipt of communications, preparation and delivery of financial reports, and requests for waivers. The Borrower Agent hereby accepts such appointment. The Administrative Agent and the Lenders may give any notice or communication with a Borrower hereunder to the Borrower Agent on behalf of such Borrower. Each Borrower agrees that any notice, election, communication, representation, agreement or undertaking made on its behalf by the Borrower Agent shall be binding upon and enforceable against it.

5.            REPRESENTATIONS AND WARRANTIES

5.1           Representations and Warranties.

The Loan Parties, jointly and severally~~, subject to Section 10.18 (if applicable),~~ represent and warrant to the Administrative Agent and each of the Lenders as follows:

5.1.1        Organization and Qualification.

Each Loan Party and each Subsidiary of each Loan Party is a corporation, partnership or limited liability company duly organized or incorporated or, as applicable, established, validly existing and in good standing under the Laws of its jurisdiction of organization or incorporation to the extent each such concept exists in the relevant jurisdiction), except where the failure to be in good standing would not result in a Material Adverse Change. Each Loan Party and each Subsidiary of each Loan Party has the power to own or lease its properties necessary for its business and to engage in the business it ~~presently~~currently conducts or as of the ~~Fourth Restatement Effective~~Second Amendment Closing Date proposes to conduct, except where the failure to do so would not result in a Material Adverse Change.

5.1.2        Subsidiaries; Certificates of Beneficial Ownership.

Schedule 5.1.2 states as of the ~~Fourth Restatement Effective~~Second Amendment Closing Date or, if applicable, such later date as to which a version of such Schedule is updated in accordance with Section 5.3, the name of each of the Company’s Subsidiaries, its jurisdiction of incorporation, its authorized capital stock, the issued and outstanding shares (referred to herein as the “Subsidiary Shares”) and the owners thereof if it is a corporation, its outstanding partnership interests (the “Partnership Interests”) and the owners thereof if it is a partnership and its outstanding limited liability company interests, the owners thereof, interests assigned to managers thereof and the voting rights associated therewith (the “LLC Interests”) if it is a limited liability company. The Borrowers and each Subsidiary of the Borrowers have good and marketable title to all of the Subsidiary Shares, Partnership Interests and LLC Interests of any Material Subsidiary it purports to own, free and clear, in each case, of any Lien except for Permitted Liens. The Certificates of Beneficial Ownership executed and delivered to Administrative Agent and Lenders on or prior to the date of this Agreement, as updated from time to time in accordance with this Agreement, are accurate, complete and correct as of the date hereof (or, if applicable, as of the date any such update is delivered). As of the Second Amendment Closing Date, no Loan Party other than the Canadian Borrower has a registered address or domicile that is located in Canada or has any tangible assets or place of business in Canada. As of the Second Amendment Closing Date, the registered address and domicile of the Canadian Borrower is located in the Province of Québec and the Canadian Borrower has no tangible assets or place of business other than in the Province of Québec and the Province of Ontario.

5.1.3        Power and Authority.

Each Loan Party has full power to enter into, execute, deliver and carry out this Agreement and the other Loan Documents to which it is a party, to incur the Indebtedness contemplated by the Loan Documents and to perform its Obligations under the Loan Documents to which it is a party, and all such actions have been duly authorized by all necessary proceedings on its part.

5.1.4        Validity and Binding Effect.

This Agreement has been duly and validly executed and delivered by each Loan Party, and each other Loan Document which any Loan Party is required to execute and deliver on or after the date hereof will have been duly executed and delivered by such Loan Party on the required date of delivery of such Loan Document. This Agreement and each other Loan Document constitutes, or will constitute, legal, valid and binding obligations of each Loan Party which is or will be a party thereto on and after its date of delivery thereof, enforceable against such Loan Party in accordance with its terms, except to the extent that enforceability of any of such Loan Document may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar Laws affecting the enforceability of creditors’ rights generally, general principles of equity (regardless of whether considered in a proceeding in equity or at law) or limiting the right of specific performance and (ii) solely in the case of any Foreign Collateral Document, the Perfection Requirements.

5.1.5        No Conflict.

Neither the execution and delivery of this Agreement or the other Loan Documents by any Loan Party nor the consummation of the transactions herein or therein contemplated or compliance with the terms and provisions hereof or thereof by any of them will conflict with, constitute a default under or result in any breach of (i) the terms and conditions of the certificate of incorporation, constitution, bylaws, certificate of limited partnership, partnership agreement, certificate of formation, limited liability company agreement or other organizational documents of such Loan Party, (ii) any applicable Law, in any material respect, or (iii) any agreement or instrument relating to Indebtedness (including, but not limited to, the European Loan Documents) ~~which would result in a Material Adverse Change~~ or any other ~~material~~ agreement or instrument or ~~material~~ order, writ, judgment, injunction or decree to which such Loan Party or any of its Subsidiaries is a party or by which it or any of its Subsidiaries is bound or to which it is subject, except as would not result in a Material Adverse Change or would result in the creation or enforcement of any Lien, charge or encumbrance whatsoever upon any property (now or hereafter acquired) of such Loan Party or any of its Subsidiaries (other than Liens, if any, granted under the Loan Documents and Permitted Liens).

5.1.6        Litigation.

Except as disclosed as of the ~~Fourth Restatement Effective~~Second Amendment Closing Date on Schedule 5.1.6, or, if applicable, such later date as to which a version of such Schedule is updated in accordance with Section 5.3, there are no actions, suits, proceedings or investigations pending or, to the knowledge of any Loan Party, overtly threatened against any Loan Party or any Subsidiary of such Loan Party at law or equity before any Official Body which individually or in the aggregate would result in any Material Adverse Change. None of the Loan Parties or any Subsidiaries of any Loan Party is in violation of any order, writ, injunction or any decree of any Official Body which would result in any Material Adverse Change.

5.1.7        Title to Properties.

Each Loan Party and each Subsidiary of each Loan Party has good and marketable title to or valid leasehold interest in all properties, assets and other rights which it purports to own or lease or which are reflected as owned or leased on its books and records, free and clear of all Liens and encumbrances except Permitted Liens, and subject to the terms and conditions of the applicable leases, except where the failure to do so would not result in any Material Adverse Change.

5.1.8        Financial Statements.

5.1.8.1       Historical Statements.

The Company has delivered to the Administrative Agent copies of its audited consolidated year-end financial statements for and as of December 31, 202~~0~~2 (collectively, “Historical Statements”). The Historical Statements were compiled from the books and records maintained by the ~~Borrowers’~~ Company's management, are correct and complete in all material respects and fairly represent the consolidated financial condition of the Company ~~and its Subsidiaries~~ as of their dates and the results of operations for the fiscal periods then ended and have been prepared in accordance with GAAP consistently applied.

5.1.8.2      No Material Adverse Change.

Since December 31, 202~~0~~2, no Material Adverse Change has occurred.

5.1.9       Use of Proceeds; Margin Stock.

5.1.9.1            General.

The Loan Parties intend to use Letters of Credit and the proceeds of the Loans in accordance with Section 2.8.

5.1.9.2            Margin Stock.

None of the Loan Parties engages or intends to engage principally, or as one of its important activities, in the business of extending credit for the purpose, immediately, incidentally or ultimately, of purchasing or carrying margin stock (within the meaning of Regulation U, T or X as promulgated by the Board of Governors of the United States Federal Reserve System). No part of the proceeds of any Loan or any issuance of Letters of Credit has been or will be used, immediately, incidentally or ultimately, to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock or which is inconsistent with the provisions of the regulations of the Board of Governors of the United States Federal Reserve System. Following application of the proceeds of each Loan or drawing under each Letter of Credit (if applicable), none of the Loan Parties holds or intends to hold margin stock in such amounts that more than 25% of the reasonable value of the assets of the Loan Parties and their Subsidiaries on a consolidated basis are or will be represented by margin stock.

5.1.10      Full Disclosure.

Neither this Agreement nor any other Loan Document, nor any certificate, written statement, agreement or other documents furnished in writing to the Administrative Agent or any Lender in connection herewith or therewith, contains any material misstatement of fact or omits to state any material fact necessary to make the statements contained herein and therein, when taken as a whole, in light of the circumstances under which they were made, not materially misleading; provided that with respect to projected financial information or any information concerning future proposed and intended activities of the Company and its Subsidiaries, the Loan Parties represent only that such information was prepared in good faith based upon assumptions believed by the Company to be reasonable at the time (it being understood that such projections and information are forward looking statements which by their nature are subject to significant uncertainties and contingencies, many of which are beyond the Loan Parties’ control, and that actual results may differ, perhaps materially, from those expressed or implied in such forward looking statements, and no assurance can be given that the projections will be realized).

5.1.11     Taxes.

All federal income tax returns and all other material federal, state, local and other material tax returns required to have been filed with respect to each Loan Party and each Subsidiary of each Loan Party have been filed, and payment or adequate provision has been made for the payment of all taxes, fees, assessments and other governmental charges which have or may become due pursuant to said returns or to assessments received, except to the extent that (i) such taxes, fees, assessments and other charges are being contested in good faith by appropriate proceedings diligently conducted and for which such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made and (ii) failure to make payment of said contested taxes, fees, assessments and other charges would not reasonably be expected to have a Material Adverse Change. Other than Permitted Liens, no Lien for Taxes or similar adverse claim has been filed, and no claim is being asserted in writing, with respect to any such Taxes. Each Loan Party is resident for Tax purposes only in its jurisdiction of incorporation or establishment and does not maintain any permanent establishment outside its jurisdiction of incorporation or establishment.

5.1.12     Consents and Approvals.

No consent, approval, exemption, order or authorization of, or a registration or filing with, any Official Body or any other Person is required by any Law or any agreement in connection with the execution, delivery and carrying out of this Agreement and the other Loan Documents by any Loan Party, except as listed as of the ~~Fourth Restatement Effective~~Second Amendment Closing Date on Schedule 5.1.12 ~~or, if applicable, such later date as to which a version of such Schedule is updated in accordance with Section 5.3~~, all of which shall have been obtained or made on or prior to the ~~Fourth Restatement Effective~~Second Amendment Closing Date except as otherwise indicated on Schedule 5.1.12.

5.1.13            No Event of Default.

No event has occurred and is continuing and no condition exists or will exist after giving effect to the borrowings or other extensions of credit to be made under or pursuant to the Loan Documents which constitutes an Event of Default or Potential Default.

5.1.14            Patents, Trademarks, Copyrights, Licenses, Etc.

Each Loan Party and each Subsidiary of each Loan Party owns or possesses, or has the right to use, all the material patents, trademarks, service marks, trade names, copyrights, licenses, registrations, franchises, permits and rights (collectively, the “Intellectual Property”) necessary to own and operate its properties and to carry on its business as ~~presently~~currently conducted and planned to be conducted by such Loan Party or Subsidiary as of the ~~Fourth Restatement Effective~~Second Amendment Closing Date, without known possible, alleged or actual conflict with the rights of others, except where the failure to do so would not result in a Material Adverse Change.

5.1.15            Insurance.

The Loan Parties maintain insurance with reputable and financially sound insurers in amounts sufficient to insure the assets and risks of each Loan Party and each Subsidiary of each Loan Party in accordance with prudent business practice in the industry of the Loan Parties and their Subsidiaries.

5.1.16            Compliance with Laws.

The Loan Parties and their Subsidiaries are in compliance in all material respects with all applicable Laws (other than Environmental Laws which are specifically addressed in Section 5.1.21) in all jurisdictions in which any Loan Party or Subsidiary of any Loan Party is ~~presently~~currently, or intends as of the ~~Fourth Restatement Effective~~Second Amendment Closing Date to be, doing business except where the failure to do so would not constitute a Material Adverse Change.

5.1.17            Material Contracts; Burdensome Restrictions.

No default exists on the part of any Loan Party~~,~~ with respect to any of the material contracts filed or incorporated by reference in the Company’s Annual Report on form 10-K for the fiscal year ended December 31, 202~~0~~2 except for any such default that, individually or in the aggregate, would not constitute a Material Adverse Change. No default exists on the part of any Loan Party with respect to the European Loan Documents.

5.1.18            Investment Companies; Regulated Entities.

None of the Loan Parties is required to be registered as an “investment company” under the Investment Company Act of 1940, as amended. None of the Loan Parties or any Subsidiaries of any Loan Party is subject as a regulated entity to any other Federal or state statute or regulation limiting its ability to incur Indebtedness for borrowed money.

5.1.19            Plans and Benefit Arrangements.

Except to the extent that a Material Adverse Change would not result therefrom:

(i)            The Loan Parties are in compliance in all respects with any applicable provisions of ERISA, the Internal Revenue Code and other federal and state Laws with respect to all Benefit Arrangements, Plans and Multiemployer Plans. There has been no Prohibited Transaction with respect to any Benefit Arrangement or any Plan (other than a Multiple Employer Plan) or, to the best knowledge of the Loan Parties, with respect to any Multiemployer Plan or Multiple Employer Plan, which could result in any liability of the Loan Parties. The Loan Parties and all other members of the ERISA Group have made when due any and all payments required to be made under any agreement relating to a Multiemployer Plan, ~~or~~ a Multiple Employer Plan or any Canadian MEPP or any Law pertaining thereto. With respect to each Plan and Multiemployer Plan, the Loan Parties and each other member of the ERISA Group have fulfilled their obligations under the minimum funding standards of ERISA and the Internal Revenue Code. All Plans (other than Multiple Employer Plans) and Benefit Arrangements and, to the best knowledge of the Loan Parties, with respect to any Multiemployer Plan, ~~or~~ Multiple Employer Plan or any Canadian MEPP, have been administered in accordance with their terms and applicable Law.

(ii)           No ERISA Event has occurred or is reasonably expected to occur.

(iii)          To the best of the Loan Parties’ knowledge, each Multiemployer Plan, ~~and~~ Multiple Employer Plan and Canadian MEPP is able to pay benefits thereunder when due.

(iv)         No event requiring notice to the PBGC under Section 303(k)(4) of ERISA has occurred with respect to any Plan.

(v)           Neither the Loan Parties nor any other member of the ERISA Group has been notified by any Multiemployer Plan or Multiple Employer Plan that such Multiemployer Plan or Multiple Employer Plan has been terminated within the meaning of Title IV of ERISA and, to the best knowledge of the Loan Parties, no Multiemployer Plan or Multiple Employer Plan is reasonably expected to be terminated, within the meaning of Title IV of ERISA.

(vi)          To the extent that any Benefit Arrangement is insured, the Loan Parties have paid when due all premiums required to be paid for all periods through the ~~Fourth Restatement Effective~~Second Amendment Closing Date. To the extent that any Benefit Arrangement is funded other than with insurance, the Loan Parties have made when due all contributions required to be paid for all periods through the ~~Fourth Restatement Effective~~Second Amendment Closing Date.

(vii)         Neither any Loan Party nor any member of the ERISA Group has engaged in a transaction that would reasonably be expected to result in liability under Sections 4069 or 4212(c) of ERISA.

(viii)        Each Canadian Pension Plan is, and has been funded and administered in compliance with, applicable Laws. The Canadian Pension Plans are duly registered under all applicable Canadian federal or provincial pension benefits standards legislation.

(ix)          All employer and employee payments, contributions and premiums required to be remitted, paid to, or paid in respect of, each Canadian Pension Plan have been paid or remitted in accordance with applicable Laws.

~~(vii)~~(x)    No Loan Party or Subsidiary thereof sponsors, maintains, administers or contributes to, or is required to contribute to, or has any liability or contingent liability, with respect to or under, any Canadian Defined Benefit Plan (whether existing, terminated or discontinued).

5.1.20            Employment Matters.

Each of the Loan Parties and each of their Subsidiaries is in compliance with the Labor Contracts and all applicable federal, state and local labor and employment Laws including those related to equal employment opportunity and affirmative action, labor relations, minimum wage, overtime, child labor, medical insurance continuation, worker adjustment and relocation notices, immigration controls and worker and unemployment compensation, except where the failure to comply would not constitute a Material Adverse Change. There are no outstanding grievances, arbitration awards or appeals therefrom arising out of the Labor Contracts or current or, to the knowledge of any Loan Party, threatened strikes, picketing, handbilling or other work stoppages or slowdowns at facilities of any of the Loan Parties or any of their Subsidiaries which in any case would constitute a Material Adverse Change.

5.1.21            Environmental Matters.

Except (a) as disclosed in the Company’s Annual Report on Form 10 -K for the fiscal year ended December 31, 202~~0~~2, to the extent that reserves have been set aside as set forth in such statements, and provided that such matters would not result in a Material Adverse Change, or (b) except to the extent that a Material Adverse Change would not result therefrom:

(i)            None of the Loan Parties or their Subsidiaries has received, or has been overtly threatened with, any Environmental Complaint, whether directed or issued to such Loan Party or Subsidiary or relating or pertaining to any prior owner, operator or occupant of the Property.

(ii)           No activity of any Loan Party or any of its Subsidiaries at the Property is being or has been conducted in violation of any Environmental Law or Required Environmental Permit and to the knowledge of any Loan Party, no activity of any prior owner, operator or occupant of the Property was conducted in violation of any Environmental Law.

(iii)          To the knowledge of the Loan Parties or any of its Subsidiaries, there are no Regulated Substances present on, in, under, or emanating from, or to any Loan Party’s knowledge emanating to, the Property or any portion thereof which result in Contamination.

(iv)          Each Loan Party and their Subsidiaries has all Required Environmental Permits and all such Required Environmental Permits are in full force and effect.

(v)           Each Loan Party and their Subsidiaries has submitted to an Official Body and/or maintains, as appropriate, all Required Environmental Notices.

(vi)          No structures, improvements, equipment, fixtures, impoundments, pits, lagoons or aboveground or underground storage tanks located on the Property contain or use, except in compliance with Environmental Laws and Required Environmental Permits, Regulated Substances or otherwise are operated or maintained except in compliance with Environmental Laws and Required Environmental Permits.

(vii)         No portion of the Property is identified or to the knowledge of any Loan Party, proposed to be identified on any list of contaminated properties or other properties which pursuant to Environmental Laws are the subject of an investigation or remediation action by an Official Body, nor to the knowledge of any Loan Party is any portion of any property adjoining or in the near proximity of such portion of the Property identified or proposed to be identified on any such list.

(viii)        No lien or other encumbrance authorized by Environmental Laws exists against the Property, and the Loan Parties have no reason to believe that such a lien or encumbrance will be imposed.

5.1.22            Senior Debt Status.

The Obligations of each Loan Party under this Agreement, the Notes, the Guaranty Agreement and each of the other Loan Documents to which it is a party do rank and will rank at least pari passu in priority of payment with all other Indebtedness of such Loan Party; provided that with respect to the European Loans, they shall remain subject at all times to the Intercreditor Agreements. There is no Lien upon or with respect to any of the properties or income of any Loan Party or Subsidiary of any Loan Party which secures Indebtedness or other obligations of any Person except for Permitted Liens.

5.1.23            Anti-Terrorism Laws; ~~EEA~~Affected Financial Institutions.

5.1.23.1            (i) No Covered Entity nor, to the knowledge of the Company, any of their respective directors, officers or employees is a Sanctioned Person, (ii) no Covered Entity, either in its own right or, to any Loan Party’s knowledge, through any third party, (a) has any of its assets in a Sanctioned ~~Country~~Jurisdiction or in the possession, custody or control of a Sanctioned Person in violation of any Anti-Terrorism Law, (b) does business in or with, or derives any of its income directly from investments in or transactions with, any Sanctioned ~~Country~~Jurisdiction or Sanctioned Person in violation of any Anti-Terrorism Law; (c) engages in any dealings or transactions prohibited by any Anti-Terrorism Law or (d) will use any part of any of the proceeds of the Loans or any Letter of Credit to fund any operations in, finance or facilitate any investments or activities in, or, make any payments to, a Sanctioned ~~Country~~Jurisdiction or Sanctioned Person in violation of any Anti-Terrorism Law, (iii) each Covered Entity has instituted and maintains policies and procedures reasonably designed to promote, and which are reasonably expected to continue to promote, continued compliance with all Anti-Terrorism Laws in all material respects; provided in each case, that in relation to any German Loan Party, compliance with any of the foregoing does not result in a violation of, or conflict with, Section 7 of the German Foreign Trade Ordinance (Außenwirtschaftsverordnung), Council Regulation (EC) No. 2271/96 or any similar anti-boycott statute and (iv) no Collateral is Embargoed Property. No Loan Party is an ~~EEA~~ Affected Financial Institution. The foregoing representations in this Section 5.1.23 shall not apply to any party hereto which Council Regulations (EC) 2271/96 (the “Blocking Regulation”) applies, if and only to the extent that such representations would be unenforceable by or in respect of that party pursuant to, or would otherwise result in a breach or violation of (i) any provision of the Blocking Regulation (or any law or regulation implementing the Blocking Regulation in any member state of the European Union) or (ii) any similar blocking or anti-boycott law applicable in the United Kingdom.

5.1.24            Delivery of European Loan Documents.

The Administrative Agent and the Lenders have received complete copies of the European Loan Documents and related documents (including all exhibits, schedules and disclosure letters referred to therein or delivered pursuant thereto, if any) and all amendments thereto, waivers relating thereto and other side letters or agreements affecting the terms thereof. None of such documents and agreements has been amended or supplemented in any material respect, nor have any of the material provisions thereof been waived, except pursuant to a written agreement or instrument which has heretofore been delivered to the Administrative Agent and the Lenders and which is permitted pursuant to the terms of the Intercreditor Agreements.

5.1.25            Collateral Matters.

Except as otherwise contemplated hereby or under any other Loan Documents, the provisions of the Collateral Documents, together with the Perfection Requirements and other actions contemplated to be taken hereby or by the applicable Collateral Documents (including the delivery to the Collateral Agent (or the Foreign Collateral Agent) of any Collateral or Pledged Collateral (each as defined in any Collateral Document) required to be delivered pursuant to the applicable Collateral Documents and the filing of UCC or PPSA financing statements or applications for registration registered at the Register of Personal and Movable Real Rights (Québec), or at the land register for the Province of Québec, or the filing of the Canadian Patent, Trademark and Copyright Security Agreement or any other applicable Collateral Documents at the Canadian Intellectual Property Office, are effective to create in favor of the Collateral Agent for the benefit of the Secured Parties, a legal, valid and enforceable perfected Lien prior and superior in right to the Lien of any other Person (except Liens expressly permitted by this Agreement or the Intercreditor Agreements, in each case, to be prior to the Liens on the Collateral) on all right, title and interest of the Loan Parties in the Collateral described therein.

5.1.26            Anti-Corruption Laws.

Each Covered Entity has (a) conducted its business in compliance with all Anti-Corruption Laws and (b) has instituted and maintains policies and procedures designed to ensure compliance with such Laws. The foregoing representations in this Section 5.1.26 shall not apply to any party hereto which Council Regulations (EC) 2271/96 (the “Blocking Regulation”)

applies, if and only to the extent that such representations would be unenforceable by or in respect of that party pursuant to, or would otherwise violate or expose such party to liability under (i) any provision of the Blocking Regulation (or any law or regulation implementing the Blocking Regulation in any member state of the European Union) or (ii) any similar blocking or anti-boycott law applicable in the United Kingdom.

5.2            Continuation of Representations.

The Loan Parties make the representations and warranties in this Section 5 on the ~~Fourth Restatement Effective~~Second Amendment Closing Date and each date thereafter on which a Loan is made (other than pursuant to Section 2.5.6) or a Letter of Credit is issued as provided in and subject to Sections 2 and 6.

5.3            Updates to Schedules.

The Company, on behalf of all Loan Parties, shall, at the time of delivery of the financial statements required pursuant to Section 7.3.2 and the related Compliance Certificate of the Company, provide to the Administrative Agent in writing such revisions or updates to the Schedules attached hereto pursuant to Section 5 as may be necessary or appropriate to update or correct same; provided that, any such update may only reflect changes in facts that are otherwise permitted hereunder unless the requisite Lenders have consented to such other changes in accordance with this Agreement.

6.            CONDITIONS OF LENDING AND ISSUANCE OF LETTERS OF CREDIT

The obligation of each Lender to make Loans and of the Issuing Lender to issue Letters of Credit hereunder is subject to the satisfaction of the following conditions:

6.1            [Reserved].

6.2            Additional Loan or Letter of Credit on or After the Fourth Restatement Effective Date.

At the time of making any Loans or issuing any Letters of Credit on or after the Fourth Restatement Effective Date and after giving effect to the proposed extensions of credit:

(i)            ~~subject to Section 2.1.1.2(i)(h) and~~ other than in the case of any Swing Loan made pursuant to Section 2.5.6, the representations and warranties of the Loan Parties contained in Section 5 and in the other Loan Documents shall be true in all material respects on and as of the date of such additional Loan or Letter of Credit with the same effect as though such representations and warranties had been made on and as of such date (except representations and warranties which expressly relate solely to an earlier date or time, which representations and warranties shall be true and correct on and as of the specific dates or times referred to therein);

(ii)            subject to ~~Section 2.1.1.2(i)(b) and~~ Section 2.5.6, no Event of Default or Potential Default shall have occurred and be continuing or shall exist; and

(iii)            other than in the case of any Swing Loan made pursuant to Section 2.5.6, the Borrowers shall have delivered a duly executed and completed Loan Request to the Administrative Agent or application for a Letter of Credit to the Issuing Lender, as the case may be.

7.            COVENANTS

7.1            Affirmative Covenants.

The Loan Parties, jointly and severally~~, subject to Section 10.18 (if applicable),~~ covenant and agree that until payment in full of the Loans, Reimbursement Obligations and Letter of Credit Borrowings, and interest thereon, expiration or termination of all Letters of Credit, satisfaction of all of the Loan Parties’ other Obligations (other than non-assessed contingent reimbursement obligations) under the Loan Documents and termination of the Commitments, the Loan Parties shall comply at all times with the following affirmative covenants:

7.1.1            Preservation of Existence, Etc.

Each Loan Party shall, and shall cause each of its Subsidiaries to, maintain its legal existence as a corporation, limited partnership or limited liability company and its license or qualification and good standing in each jurisdiction in which its ownership or lease of property or the nature of its business makes such license or qualification necessary (to the extent such concept exists in the relevant jurisdiction), except (i) as otherwise expressly permitted in Section 7.2.6 or (ii) except to the extent the failure to do so would not be reasonably expected to result in a Material Adverse Change.

7.1.2            Payment of Liabilities, Including Taxes, Etc.

Each Loan Party shall, and shall cause each of its Subsidiaries to, duly pay and discharge all material liabilities to which it is subject or which are asserted against it, promptly as and when the same shall become due and payable, including all material taxes, assessments and governmental charges upon it or any of its properties, assets, income or profits, prior to the date on which penalties attach thereto, except to the extent that such material liabilities, including taxes, assessments or charges, are being contested in good faith and by appropriate and lawful proceedings diligently conducted and for which such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made, but only to the extent that failure to discharge any such material liabilities would result in a Material Adverse Change, provided that the Loan Parties and their Subsidiaries will pay all such material liabilities forthwith upon the commencement of proceedings to foreclose any Lien ~~or any material property which may have attached as security therefor~~on any Collateral.

7.1.3            Maintenance of Insurance.

Each Loan Party shall, and shall cause each of its Subsidiaries to, insure its properties and assets against loss or damage by fire and such other insurable hazards as such assets are commonly insured (including fire, extended coverage, property damage, workers’ compensation, public liability and business interruption insurance) and against other risks (including errors and omissions) in such amounts as similar properties and assets are insured by prudent companies in similar circumstances carrying on similar businesses, and with reputable and financially sound insurers, including self-insurance to the extent customary. At the request of the Administrative Agent, the Loan Parties shall deliver to the Administrative Agent and each of the Lenders (x) on the Second Amendment Closing Date and annually thereafter a certificate of insurance from the Loan Parties’ independent insurance broker in customary form describing the existence of the insurance on the Collateral, together with a copy of the endorsement described in the next sentence attached to such certificate, and (y) from time to time a summary schedule indicating all insurance then in force with respect to each of the Loan Parties. Such policies of insurance shall contain special endorsements which include the provisions specified below or are otherwise in form acceptable to the Administrative Agent in its discretion. The applicable Loan Parties shall notify the Administrative Agent promptly of any occurrence causing a material loss of the Collateral and the estimated (or actual, if available) amount of such loss. Subject to the terms of the Intercreditor Agreements, any monies received by the Administrative Agent constituting insurance proceeds may, at the option of the Administrative Agent, (a) in the case of insurance proceeds received during the existence of an Event of Default, be applied by the Administrative Agent to the payment of the Obligations in accordance with the terms of the Credit Agreement along with a corresponding reduction in the Revolving Credit Commitments provided that any such reduction shall be accompanied by the payment in full of any Commitment Fee then accrued on the amount of such reduction, (b) for losses of less than $20,000,000 received at such time as no Event of Default or Potential Default exists, be disbursed by the Administrative Agent to the applicable Loan Parties, and (c) for losses related to Domestic Collateral (and, to the extent the European Loan has been repaid in full, losses related to Foreign Collateral) equal to or greater than $20,000,000 received at such time as no Event of Default or Potential Default exists, as determined by the Administrative Agent in its sole discretion either (1) be applied by the Administrative Agent to the payment of the Obligations in accordance with the terms of the Credit Agreement along with a corresponding reduction in the Revolving Credit Commitments provided that any such reduction shall be accompanied by the payment in full of any Commitment Fee then accrued on the amount of such reduction or (2) be disbursed by the Administrative Agent to the applicable Loan Parties on such terms as are deemed appropriate by the Administrative Agent for the repair, restoration and/or replacement of Collateral and other property in respect of which such proceeds were received.

7.1.4            Maintenance of Properties and Leases.

Each Loan Party shall, and shall cause each of its Subsidiaries to, maintain in good repair, working order and condition (ordinary wear and tear excepted) in accordance with the general practice of other businesses of similar character and size, all of those properties useful or necessary to its business, and from time to time, such Loan Party will make or cause to be made all appropriate repairs, renewals or replacements thereof, except, in each case, where the failure to do so would not reasonably be expected to result in a Material Adverse Change.

7.1.5            Maintenance of Patents, Trademarks, Etc.

Each Loan Party shall, and shall cause each of its Subsidiaries to, maintain in full force and effect all patents, industrial designs, trademarks, service marks, trade names, copyrights, licenses, franchises, permits and other authorizations deemed necessary by such Loan

Party for the ownership and operation of its properties and business if the failure so to maintain the same would constitute a Material Adverse Change.

7.1.6            Visitation Rights.

Each Loan Party shall, and shall cause each of its Subsidiaries to, permit any of the officers or authorized employees or representatives of the Administrative Agent, or any of the Lenders through the Administrative Agent, to visit and inspect any of its properties and to examine and make excerpts from its books and records and discuss its business affairs, finances and accounts with its officers, all in such detail and at such times during normal business hours and as often as any of the Lenders may reasonably request, provided that the Administrative Agent or the applicable Lender, through the Administrative Agent, shall provide the Borrowers with reasonable notice prior to any visit or inspection, and provided further that if no Event of Default or Potential Default has occurred and is continuing, such visits and inspections shall be limited to no more frequently than once per fiscal year. In the event any Lender desires to visit and inspect the properties of any Loan Party as provided in this Section, such Lender shall make reasonable efforts to ensure that such visit and inspection is conducted contemporaneously with any visit and inspection to be performed by the Administrative Agent.

7.1.7            Keeping of Records and Books of Account.

The Borrowers shall, and shall cause each Subsidiary of the Borrowers to, maintain and keep proper books of record and account which enable the Company to issue its consolidated financial statements in accordance with GAAP and as otherwise required by applicable Laws of any Official Body having jurisdiction over the Borrowers or any Subsidiary of the Borrowers, and in which full, true and correct entries shall be made in all material respects of all its dealings and business and financial affairs.

7.1.8            Certificates of Beneficial Ownership and Other Additional Information.

Promptly following any request therefor, each ~~Foreign~~ Loan Party shall provide to the Administrative Agent and the Lenders: (i) confirmation of the accuracy of the information set forth in the most recent Certificates of Beneficial Ownership provided to the Administrative Agent and Lenders, (ii) new Certificates of Beneficial Ownership, in form and substance acceptable to Administrative Agent and each Lenders, when the individual(s) to be identified as a Beneficial Owner have changed, and (iii) such other information and documentation as may reasonably be requested by Administrative Agent or any Lender from time to time for purposes of compliance by Administrative Agent or such Lender with applicable Laws (including without limitation the USA Patriot Act and other “know your customer” and anti-money laundering rules and regulations), and any policy or procedure implemented by the Administrative Agent or such Lender to comply therewith.

7.1.9            Compliance with Laws.

Each Loan Party shall, and shall cause each of its Subsidiaries to, comply with all applicable Laws, including all Environmental Laws, in all respects, provided that it shall not be deemed to be a violation of this Section 7.1.9 if any failure to comply with any Law would not result in fines, penalties, remediation costs, other similar liabilities or injunctive relief which in the aggregate would constitute a Material Adverse Change.

7.1.10            Joinder of Guarantors ~~and Borrowers~~.

(i)	Any Domestic Subsidiary or Canadian Subsidiary that is or becomes a Material Subsidiary shall, within twenty (20) Business Days (or such longer period as the Administrative Agent shall reasonably agree) of such Subsidiary becoming a Material Subsidiary, execute and deliver to the Administrative Agent (i) a Guarantor Joinder, pursuant to which it shall join as a Guarantor each of the Loan Documents to which the Guarantors are parties; and (ii) documents in substantially the forms described on Schedule 7.1.10 with respect to the applicable Subsidiary. The Borrower may from time to time elect to make other Domestic Subsidiaries or Canadian Subsidiaries into Guarantors and shall provide the documentation set forth in this Section 7.1.10.~~Material Subsidiary of the Borrowers which is required to join this Agreement as a Guarantor or any Subsidiary which elects to join this Agreement as a Borrower pursuant to Section 7.2.9 shall execute and deliver to the Administrative Agent (i) a Guarantor Joinder or Borrower Joinder, as applicable, pursuant to which it shall join as a Guarantor or Borrower each of the Loan Documents to which the Guarantors or Borrowers are parties; and (ii) documents in substantially the forms described in Sections 6.1.1 through 6.1.4, 6.1.7 (or, in the case of an English Borrower, Sections 6.1.1 through 6.1.3 of the Third Amended and Restated Credit Agreement, Section 7.1.12 hereof and Section 6.1.7 of the Third Amended and Restated Credit Agreement; or in the case of a German Borrower, Section 7.1.12 hereof and Section 6.1.7 of the Third Amended and Restated Credit Agreement; or, in the case of a Luxembourg Borrower, Section 7.1.12 hereof and Section 6.1.7 of the Third Amended and Restated Credit Agreement; or in the case of a Maltese Borrower, Sections 6.1.1 through 6.1.3 of the Third amended and Restated Credit Agreement, Section 7.1.12 hereof and Section 6.1.7 of the Third amended and Restated Credit Agreement), 6.1.8 and 6.1.16 of the Third Amended and Restated Credit Agreement, modified as appropriate to relate to such Material Subsidiary. The Loan Parties shall deliver such items referred to in the preceding clauses (i) and (ii) to the Administrative Agent (a) in connection with the formation of a domestic Material Subsidiary, within twenty (20) Business Days after the date of the filing of such Subsidiary’s articles of incorporation or constitution if the Subsidiary is a corporation, the date of the filing of its certificate of limited partnership if it is a limited partnership or the date of its organization if it~~

~~is an entity other than a limited partnership or corporation, (b) in connection with the formation of a Material Subsidiary that is a Foreign Subsidiary, within twenty (20) Business Days after the date of the filing of such Subsidiary’s articles of incorporation or constitution if the Subsidiary is a corporation, the date of the filing of its certificate of limited partnership if it is a limited partnership or the date of its organization if it is an entity other than a limited partnership or corporation, (c) in connection with the acquisition of a domestic Material Subsidiary, within twenty (20) Business Days of consummation of the acquisition transaction, (d) in connection with the acquisition of a Material Subsidiary that is a Foreign Subsidiary, within thirty (30) Business Days of consummation of the acquisition transaction, or (e) in the event of any other occurrence or circumstance resulting in the existence of a Material Subsidiary of the Borrowers, within twenty (20) Business Days of such Person becoming a Material Subsidiary of the Borrowers in the case of a domestic Material Subsidiary and thirty (30) Business Days of such Person becoming a Material Subsidiary in the case of a Material Subsidiary that is a Foreign Subsidiary, provided that in each case the Administrative Agent (in its sole discretion) may permit additional time for a Material Subsidiary to comply with this Section 7.1.10. Notwithstanding anything herein to the contrary, in the case of any Guaranty of the Obligations (whether pursuant to a Guarantor Joinder or otherwise) provided or to be provided by a Foreign Subsidiary, such Guaranty shall be limited to the Obligations of the Foreign Loan Parties. Notwithstanding anything to the contrary set forth in this Agreement including this Section 7.1.10, in no event shall any Person be joined to this Agreement as a Foreign Borrower without the prior written consent of the Administrative Agent and the Lenders (each such consent not to be unreasonably withheld and with no such consent to be required if the applicable proposed Foreign Borrower is incorporated, formed or organized under the laws of the same jurisdiction as any then-existing Foreign Borrower).~~

(ii)	After the Second Amendment Closing Date, within twenty (20) Business Days (or such longer period as the Administrative Agent shall reasonably agree) of any Subsidiary becoming a Loan Party (as defined in the European Loan Agreement) to the European Loan Agreement, execute and deliver to the Administrative Agent (i) a Guarantor Joinder pursuant to which it shall join each of the Loan Documents to which the Guarantors are parties; and (ii) documents in substantially the forms described on Schedule 7.1.10 with respect to the applicable Subsidiary, with such modifications as are appropriate, including to reflect the Security Principles (as defined in the European Loan Agreement).

~~(i)~~(iii)	With respect to any property (to the extent included in the definition of Collateral) acquired at any time after the Closing Date by any Loan Party as to which the Administrative Agent, for the benefit of the Secured Parties, does not have a perfected Lien, within twenty (20) Business Days (or such longer period as agreed by the Administrative Agent) (i) execute and deliver to the Administrative Agent such amendments to the Collateral Documents or to the extent requested by the Administrative Agent, execute a collateral agreement in form and substance reasonably satisfactory to the Administrative Agent, or such other documents as the

Administrative Agent reasonably deems necessary or advisable to grant to the Administrative Agent, for the benefit of the Secured Parties, a security interest in such property and (ii) take all actions reasonably necessary or advisable to grant to the Administrative Agent, for the benefit of the Secured Parties, a perfected security interest (subject to Permitted Liens and the Intercreditor Agreements) in such property, including the filing of (x) Uniform Commercial Code and PPSA financing statements in such jurisdictions as may be required by the Collateral Documents or by law or as may reasonably be requested by the Administrative Agent and (y) intellectual property security agreements.

7.1.11            Anti-Terrorism Laws; International Trade Law Compliance.

(a)           No Covered Entity will become a Sanctioned Person, (b) no Covered Entity, either in its own right or to any Loan Party’s knowledge, through any third party, will (A) have any of its assets in a Sanctioned ~~Country~~Jurisdiction or in the possession, custody or control of a Sanctioned Person in violation of any Anti-Terrorism Law; (B) do business in or with, or derive any of its income directly from investments in or transactions with, any Sanctioned ~~Country~~Jurisdiction or Sanctioned Person in violation of any Anti-Terrorism Law; (C) engage in any dealings or transactions prohibited by any Anti-Terrorism Law or (D) use any part of any of the proceeds of the Loans or any Letter of Credit to fund any operations in, finance or facilitate any investments or activities in, or, make any payments to, a Sanctioned ~~Country~~Jurisdiction or Sanctioned Person in violation of any Anti-Terrorism Law, (c) the funds used to repay the Obligations will not be derived from any unlawful activity, (d) each Covered Entity shall comply with all Anti-Terrorism Laws, (e) each Covered Entity will maintain policies and procedures reasonably designed to promote, and which are reasonably expected to continue to promote, continued compliance with all Anti-Terrorism Laws in all material respects and (f) the Borrowers shall promptly notify the Administrative Agent in writing upon the occurrence of a Reportable Compliance Event; provided, in each case, that in relation to any German Loan Party, compliance with any of the foregoing does not result in a violation of, or conflict with, Section 7 of the German Foreign Trade Ordinance (Außenwirtschaftsverordnung), Council Regulation (EC) No. 2271/96 or any similar anti-boycott statute. Each Covered Entity shall conduct their business in a manner reasonably intended to be in compliance with all Anti-Corruption Laws and maintain policies and procedures designed to ensure compliance with such Laws. The Loan Parties covenant and agree that they shall promptly notify the Administrative Agent, the Collateral Agent and each of the Lenders in writing upon the occurrence of a Reportable Compliance Event. The foregoing covenants in this Section 7.1.11 shall not apply to any party hereto to which the Blocking Regulation applies, if and to the extent that such representations would be unenforceable by or in respect of that party pursuant to, or would otherwise result in a breach and/or violation of, (i) any provision of the Blocking Regulation (or any law or regulation implementing the Blocking Regulation in any member state of the European Union) or (ii) any similar blocking or anti-boycott law applicable in the United Kingdom.

7.1.12	~~German, Luxembourg, English Borrowers and Maltese Borrowers~~Canadian Pension Plans.

~~On or before the Closing Date, and such other times as may be required pursuant to the provisions of this Agreement, the applicable Loan Parties shall complete all of the following actions:~~The Loan Parties shall, with respect to each Canadian Pension Plan and each Canadian MEPP, pay or remit all employer and employee contributions, premiums and payments when due in accordance with its terms and all applicable Laws, other than as giving rise to a Permitted Lien.

~~7.1.12.1 German Borrowers:~~

~~(i)            Authorization. The German Borrowers shall take all appropriate corporate action required to authorize and ratify the execution and delivery of the Loan Documents by the German Borrowers and the consummation of the transactions thereunder by such German Borrowers.~~

~~(ii)           Officer’s Certificate. Each of the German Borrowers shall deliver to the Administrative Agent an officer’s certificate in relation to each such German Borrower in the form described in Section 6.1.2 as conformed to German market standard and containing the attachments listed in clauses (i), (ii) and (iii) of Section 6.1.2, which in relating to clauses (i) and thereof shall consist of: (a) an up-to -date extract from the commercial register (Handelsregisterausdruck); (b) a copy of the current articles of association (Satzung), or a copy of the current partnership agreement (Gesellschaftsvertrag), as applicable; (c) if applicable, a copy of the current shareholder list; (d) a copy of a resolution of the shareholders of such German Borrower; and (e) if applicable, a copy of a resolution of the supervisory board (Aufsichtsrat) and/or advisory board (Beirat) of each such German Borrower; in the case of the preceding items (d) and (e) above, approving the terms of, and the transactions contemplated by, this Agreement and the Loan Documents to which each such German Borrower is or is to be a party and certifying that there have not been passed any shareholders’ resolutions or occurred other events which have to be entered into the respective commercial register but are not yet reflected by the commercial register extract referred to in (a) above.~~

~~(iii)          Opinion of Counsel. The German Borrowers shall deliver to the Administrative Agent an opinion of their German counsel in a form acceptable to the Administrative Agent which confirms the capacity of the German Borrowers in execution and performance of the relevant Loan Documents, and confirms the enforceability under the Laws of Germany of a judgment rendered against such German Borrowers under the Laws of the United States.~~

~~7.1.12.2 Luxembourg Borrowers:~~

~~(i)~~	~~Authorization. The Luxembourg (i) Luxembourg Borrowers.~~

~~(ii)           Officer’s Certificate. Each of the Luxembourg Borrowers shall deliver to the Administrative Agent a duly authorized officer’s certificate in relation to each such Luxembourg Borrower in the form described in Sections 6.1.1 and 6.1.2 as conformed to Luxembourg market standard and containing the attachments listed in clauses (i), (ii) and (iii) of~~

~~Section 6.1.2, which attachments shall consist of: (a) a copy of the current articles of association (statuts); (b) a copy of the resolutions of the board of managers (conseil de gérance) of such Luxembourg Borrower, approving the terms of, and the transactions contemplated by, this Agreement and the Loan Documents to which each such Luxembourg Borrower is or is to be a party; (c) a specimen of the signatures of the managers of each of the Luxembourg Borrowers; (d) an up-to-date extract delivered by the Luxembourg trade and companies’ register (Registre de commerce et des sociétés); and (e) an up-to-date certificate of non-filing of a judiciary decision delivered by the Luxembourg trade and companies’ register (Registre de commerce et des sociétés).~~

~~(iii)         Opinion of Counsel. The Luxembourg Borrowers shall deliver to the Administrative Agent an opinion of their Luxembourg counsel in a form acceptable to the Administrative Agent which confirms the capacity of the Luxembourg Borrowers in execution and performance of the relevant Loan Documents, and confirms the enforceability under the Laws of Luxembourg of a judgment rendered against such Luxembourg Borrowers under the Laws of the United States.~~

~~7.1.12.3 English Borrowers:~~

~~(i)           Officer’s Certificate. Each of the English Borrowers shall deliver to the Administrative Agent an officer’s certificate in relation to each such English Borrower in the form described in Sections 6.1.1 and 6.1.2 as conformed to English market standard and containing as attachments copies of the current memorandum and articles of association of each such English Borrower approving the terms of, and the transactions contemplated by, this Agreement and the Loan Documents to which each such English Borrower is or is to be a party.~~

~~(ii)          Opinion of Counsel. The English Borrowers shall deliver to the Administrative Agent an opinion of its English counsel in a form acceptable to the Administrative Agent which confirms the matters described in Section 6.1.4 with respect to the English Borrowers required to be confirmed by the Administrative Agent, and confirms the enforceability under the Laws of England and Wales of a judgment rendered against such English Borrowers under the Laws of the United States.~~

~~7.1.12.4 [Reserved]~~

~~7.1.12.5 Maltese Borrowers:~~

~~(i)            Authorization. The Maltese Borrowers shall take all appropriate corporate action required to authorize and ratify the execution and delivery of the Loan Documents by the Maltese Borrowers and the consummation of the transactions thereunder by such Maltese Borrowers.~~

~~(ii)           Officer’s Certificate. Each of the Maltese Borrowers shall deliver to the Administrative Agent a duly authorized officer’s certificate in relation to each such Maltese Borrower in the form described in Sections 6.1.1 and 6.1.2 as conformed to Maltese market standard and containing the attachments listed in clauses (i), (ii) and (iii) of Section 6.1.2, which attachments shall consist of: (a) a copy of the current memorandum and articles of~~

~~association of each such Maltese Borrower; (b) a copy of the certificate of incorporation of each such Maltese Borrower; (c) a copy of the resolutions of the board of directors of such Maltese Borrowers, approving the terms of, and the transactions contemplated by, this Agreement and the Loan Documents to which such Maltese Borrower is or is to be a party; (d) a certificate as to the incumbency and specimen signature of the officer or authorized person executing the certificate in this clause (ii); and (e) a certificate as to the good standing of each Maltese Borrower as of a recent date delivered by the Malta’s companies register (Malta Business Registry).~~

~~(iii)          Opinion of Counsel. The Maltese Borrowers shall deliver to the Administrative Agent an opinion of its Maltese counsel in a form acceptable to the Administrative Agent which confirms the capacity of the Maltese Borrowers in execution and performance of the relevant Loan Documents, and confirms the enforceability under the Laws of Malta of a judgment rendered against such Maltese Borrowers under the Laws of the United States. For the avoidance of doubt and notwithstanding anything else contained herein, the opinion shall also confirm any regulatory implications arising from the terms of this Agreement, if and when applicable, in relation to any licensing requirements under Maltese law, namely the Banking Act (Chapter 371 of the Laws of Malta), the Financial Institutions Act (Chapter 376 of the Laws of Malta), or any other regulation issued thereunder.~~

7.1.13            Keepwell.

Each Qualified ECP Loan Party jointly and severally~~, subject to Section 10.18 (if applicable),~~ (together with each other Qualified ECP Loan Party) hereby absolutely unconditionally and irrevocably (a) guarantees the prompt payment and performance of all Swap Obligations owing by each Non-Qualifying Party (it being understood and agreed that this guarantee is a guaranty of payment and not of collection), and (b) undertakes to provide such funds or other support as may be needed from time to time by any Non-Qualifying Party to honor all of such Non-Qualifying Party’s obligations under this Agreement or any other Loan Document in respect of Swap Obligations (provided~~, however,~~ that each Qualified ECP Loan Party shall only be liable under this Section 7.1.13 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 7.1.13, or otherwise under this Agreement or any other Loan Document, voidable under applicable Law, including applicable Law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Loan Party under this Section 7.1.13 shall remain in full force and effect until payment in full of the Obligations and termination of this Agreement and the other Loan Documents. Each Qualified ECP Loan Party intends that this Section 7.1.13 constitute, and this Section 7.1.13 shall be deemed to constitute, a guarantee of the obligations of, and a “keepwell, support, or other agreement” for the benefit of each other Loan Party for all purposes of Section 1a(18(A)(v)(II)) of the CEA.

7.1.14            Further Assurances.

(i)            The Company shall, and shall cause each other Loan Party to, at any time upon request of the Administrative Agent, promptly execute and deliver any and all further instruments and documents, and take all such other action, as the Administrative Agent or the Required Lenders may reasonably deem necessary in obtaining the full benefits of, or in perfecting and preserving in the United States, Canada and each other Perfection Jurisdiction the

Liens of, the Loan Documents, in each case solely to the extent not inconsistent with the provisions of this Agreement or any other Loan Document

~~(i)~~(ii)        The Company shall, and shall cause each other Loan Party to, promptly execute and deliver any and all further instruments and documents, and take all such other action, that may be required under any applicable law, or that the Administrative Agent may reasonably deem necessary, to cause the Obligations to be secured in accordance with the Security Principles (as defined in the European Loan Agreement) at all times (it being understood that, with respect to matters set forth in Section 1.6 of the European Loan Agreement and Section 7.1.10, the requirements of this Section  shall be subject to the grace periods set forth therein).

(iii)          If at any point any real property shall be mortgaged under the Loan Documents (other than the real property of the Canadian Borrower located in the Province of Québec), notwithstanding anything herein to the contrary, no such mortgage will be executed and delivered unless each Lender has received a life of loan flood zone determination and, as applicable, a borrower notice and flood insurance policy for the relevant property each in compliance with applicable Laws and regulations, at least twenty days in advance of execution, and each Lender has confirmed to the Administrative Agent its satisfactory completion of flood compliance and due diligence.

7.2            Negative Covenants.

The Loan Parties, jointly and severally~~, subject to Section 10.18 (if applicable),~~ covenant and agree that until payment in full of the Loans, Reimbursement Obligations and Letter of Credit Borrowings and interest thereon, expiration or termination of all Letters of Credit, satisfaction of all of the Loan Parties’ other Obligations (other than non-assessed contingent reimbursement obligations) under the Loan Documents and termination of the Commitments, the Loan Parties shall comply with the following negative covenants:

7.2.1            Indebtedness.

Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, at any time create, incur, assume or suffer to exist any Indebtedness, except:

(i)            Indebtedness under the Loan Documents;

(ii)           existing Indebtedness as set forth on Schedule 7.2.1;

(iii)          Indebtedness pursuant to capitalized or finance leases incurred~~:~~(1) ~~prior to May 1, 2022, (2) on or after May 1, 2022~~on or after the Second Amendment Closing Date and through December 31, 202~~3~~5 ~~provided that the aggregate amount of such Indebtedness and the Indebtedness incurred pursuant to clause (v) hereof during such time period does~~in an amount not to exceed $5,000,000.00, ~~or~~and (~~3~~2) after December 31, 202~~3~~5, in an unlimited amount;

(iv)          Additional Indebtedness in a maximum principal amount outstanding not to exceed $25~~0~~,000,000.00 at any time;

(v)          Indebtedness secured by Purchase Money Security Interests so long as such Indebtedness is incurred~~:~~ (1) ~~prior to May 1, 2022, (2) on or after May 1, 2022~~ on or after the Second Amendment Closing Date and through December 31, 202~~3~~5 ~~provided that the aggregate amount of such Indebtedness and the Indebtedness incurred pursuant to clause (iii) hereof during such time period does~~in an amount not to exceed $5,000,000.00, ~~or~~and (~~3~~2) after December 31, 202~~3~~5, in an unlimited amount;

(vi)          Indebtedness among Loan Parties and their Subsidiaries (subject to compliance with Section 7.2.4);

(vii)         any (a) Lender Provided Hedge, (b) other Interest Rate, Currency and Commodity Hedge or (c) Indebtedness under any Other Lender -Provided Financial Services Product; in the case of clauses (a) and (b), to the extent for hedging (rather than speculative) purposes;

(viii)        Guaranties by the Loan Parties or their Subsidiaries of Indebtedness permitted under this Section 7.2.1; provided that no Subsidiary of the Company that is not a Guarantor shall guarantee any of the Project Jupiter Acquisition Indebtedness;

(ix)          ~~Reserved~~Indebtedness incurred pursuant to the European Loan Documents in an aggregate principal amount not to exceed €300,000,000.00 plus the amount of any PIK Interest permitted to accrue pursuant to the European Loan Documents (as in effect on the Second Amendment Effective Date);

(x)           (i)  ~~Indebtedness incurred pursuant to or to finance a Permitted Acquisition (other than the Project Jupiter Acquisition), (ii)~~ Project Jupiter Acquisition Indebtedness and (ii~~i~~) Indebtedness incurred to replace, refund or refinance any such Indebtedness (including any Loans) incurred pursuant to the foregoing clause~~s~~ (i) ~~or (ii)~~; provided that (x) the amount of such Indebtedness is not increased at the time of such replacement, refunding or refinancing except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such replacement, refunding or refinancing, and (y) after giving effect to any such Indebtedness incurred pursuant to the foregoing clause (i) (or the foregoing clause (ii~~i~~) in respect of Indebtedness incurred under such clause (i)), the Company shall be in compliance with Section 7.2.6(ii)(f);

(xi)          Indebtedness of the Receivables Entity under the, or in connection with a, Permitted Accounts Receivable Program;

(xii)          Indebtedness under performance or surety bonds or with respect to workers’ compensation claims, in each case incurred in the ordinary course of business;

(xiii)	Fox River OU2-5 Related Debt;

(xiv)	refinancings, refundings, renewals or extensions of Indebtedness permitted by

(a)      clauses (ii) or (iv), provided that (x) the amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing and by an amount equal to any existing commitments unutilized thereunder, and (y) unless otherwise consented by the Administrative Agent, the terms relating to interest, amortization, maturity, collateral (if any), recourse, and subordination (if any), and other material terms of any such refinancing, refunding, renewing or extending Indebtedness, and of any agreement entered into and of any instrument issued in connection therewith, do not materially differ from those applicable to the original Indebtedness permitted hereunder except to the extent necessary to conform with prevailing market terms; or

(b)      clauses (x) and (xiii), provided that (x) the amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing and by an amount equal to any existing commitments unutilized thereunder, and (y) unless otherwise consented by the Administrative Agent, the terms relating to interest, amortization, maturity, collateral (if any), recourse, and subordination (if any), and other material terms of any such refinancing, refunding, renewing or extending Indebtedness, and of any agreement entered into and of any instrument issued in connection therewith, do not materially differ from those applicable to the original Indebtedness permitted hereunder except to the extent necessary to conform with prevailing market terms;

(xv)         unsecured Indebtedness (not consisting of Indebtedness between or among Loan Parties and/or their Subsidiaries) not otherwise permitted under one of the sub-clauses of this Section 7.2.1, in an aggregate amount outstanding at any time not to exceed the ~~sum of (x)~~ $~~1~~50,000,000.00 ~~plus (y) without duplication, the aggregate amount of Term Loans paid or prepaid pursuant to Section 2.15 or Section 4.4.1~~; provided~~, however~~ that the maturity date for any such unsecured Indebtedness ~~permitted pursuant to clause (y) above~~ must be a date that is not less than six (6) months after the ~~then-latest~~ Expiration Date (as determined at the time of the incurrence of such Indebtedness); and

(xvi)        Indebtedness (a) arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn by the Company or any of its Subsidiaries in the ordinary course of business against insufficient funds, so long as such Indebtedness is promptly repaid, (b) in respect of overdraft facilities, employee credit card programs, netting services, automatic clearinghouse arrangements and other cash management and similar arrangements in the ordinary course of business and (c) of the Company or any of its Subsidiaries undertaken in connection with cash management and related activities with respect to any Subsidiary or joint venture in the ordinary course of business.~~; and~~

~~Indebtedness and other obligations (including secured obligations) in an aggregate principal amount not to exceed $75,000,000.00 outstanding at any time; provided that the aggregate amount of such Indebtedness incurred on or after May 1, 2022 and prior to December 31, 2023 shall not, when coupled with Indebtedness permitted by this clause (xvii) and~~

~~in existence as of the First Amendment Closing Date, exceed $50,000,000.00 and Indebtedness incurred on or after May 1, 2022 and prior to December 31, 2023 may only be incurred by the German Loan Parties or their German Subsidiaries in order to refinance existing Indebtedness of the Company and its Subsidiaries.~~

7.2.2            Liens.

Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, at any time create, incur, assume or suffer to exist any Lien on any of its property or assets, tangible or intangible, now owned or hereafter acquired, or agree or become liable to do so, except Permitted Liens.

7.2.3	~~[Reserved]~~Limitation on Negative Pledges and Restrictive Agreements.

Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, at any time enter into, or permit to exist, any contractual obligation (except for this Agreement, the other Loan Documents and the European Loan Documents) that encumbers or restricts the ability of any such Person to (i) make dividends or distribution to any Loan Party, (ii) pay any Indebtedness or other obligation owed to any Loan Party, (iii) make loans or advances to any Loan Party, or (iv) create any Lien upon any of their properties or assets, whether now owned or hereafter acquired other than encumbrances or restrictions (1) in effect on the Second Amendment Closing Date, including pursuant to the European Loan Documents; (2) related to Indebtedness secured by Purchase Money Security Interests and capitalized lease obligations permitted under this Agreement that impose restrictions on the property so acquired or that is the subject of such transaction; (3) under applicable law or any applicable rule, regulation, order, approval, license, permit or other similar restriction, including under contracts with domestic or foreign governments or agencies thereof entered into in the ordinary course of business; (4) in any agreement or other instrument of a Person acquired by the Company or any of its Subsidiaries in existence at the time of such acquisition or at the time it merges with or into the Company or any of its Subsidiaries or assumed in connection with the acquisition of assets from such Person (but, in any such case, not created in anticipation or contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person and its Subsidiaries, or the property or assets of the Person and its Subsidiaries, so acquired or the property or assets so assumed; (5) in contracts for the sale of assets, including customary restrictions with respect to a Subsidiary of the Company pursuant to an agreement that has been entered into for the sale or disposition of any stock or assets of such Subsidiary; (6) in the form of restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business; (7) related to other Indebtedness permitted to be incurred subsequent to the Second Amendment Closing Date pursuant to Section 7.2.1; provided that the Company has determined in good faith, at the time of creation of each such encumbrance or restriction, that such encumbrances and restrictions would not individually or in the aggregate have a material adverse effect on the Company’s ability to make required payments in respect of the Obligations; (8) in joint venture agreements and other similar agreements or arrangements relating solely to such joint venture; (9) in leases, licenses or similar agreements, including with respect to intellectual property and other agreements, in each case, entered into in the ordinary course of business; (10) related to non-assignment provisions of any contract or any lease of any Subsidiary entered into in the ordinary course of business; (11) related to restrictions on the transfer of assets subject to any Lien permitted under this Agreement imposed by the holder of such Lien; or (12) imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in the foregoing clauses (1) through (11); provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Company, either (i) not materially more restrictive with respect to such encumbrance and other restrictions taken as a whole than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing, or (ii) ordinary and customary with respect to such instruments and obligations at the time of such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

7.2.4            Loans and Investments.

Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, at any time make or suffer to remain outstanding any loan or advance to, or purchase, acquire or own any stock, bonds, notes or securities of, or any partnership interest (whether general or limited) or limited liability company interest in, or any other investment or interest in, or make any capital contribution to, any other Person, except:

(i)	investments identified on Schedule 7.2.4 hereto;

(ii)	trade credit extended on usual and customary terms in the ordinary course of business;

(iii)          loans or advances to employees, officers or directors in the ordinary course of business in an aggregate principal amount not to exceed $2,000,000.00 at any time outstanding, provided that such loans and advances shall comply with all applicable Law;

(iv)	investments in cash and Permitted Investments;

(v)          (a) investments, loans and advances ~~by domestic Loan Parties and domestic Non-Loan Party Subsidiaries to~~ in Foreign Loan Parties in an aggregate principal amount for this clause (a) not to exceed $~~400~~100,000,000.00 at any time outstanding;~~,~~ provided that not more than $25,000,000.00 of such investment, loan and advance shall be in the form of an equity or capital contribution (b) investments, loans and advances by Foreign Loan Parties or ~~domestic Loan Parties to Foreign Non-Loan Party Subsidiaries in an aggregate principal amount for this clause (b) not to exceed $50,000,000.00 at any time outstanding; (c) investments, loans and advances by Foreign Loan Parties to Foreign Loan Parties or to a Foreign Non-Loan Party Subsidiary that will become a Foreign Loan Party after giving effect to such investment, loan or advance, (d) investments, loans and advances by Foreign Non-Loan Party Subsidiaries to the Company or any of its Subsidiaries; (e) other loans and advances by domestic Loan Parties to Foreign Loan Parties, in excess of the maximum amount specified in clauses (a) above, so long as the Loan Parties have pledged to the Administrative Agent or the Collateral Agent, as the case may be, for its benefit and the benefit of the Lenders, the Pledged Loans pursuant to and~~

~~otherwise in compliance with Section 10.19~~; (~~f~~b) investments, loans and advances to ~~domestic~~foreign Non-Loan ~~Parties~~Party Subsidiaries in an aggregate principal amount not to exceed $25,000,000.00 at any time outstanding; and (~~g~~c) investments, loans and advances ~~to Loan Parties which are not Foreign Loan Parties~~by (1) Domestic Loan Parties in other Domestic Loan Parties, (2) Foreign Loan Parties in other Foreign Loan Parties or Domestic Loan Parties, and (3) Foreign Non-Loan Party Subsidiaries to the Company or any of its Subsidiaries; provided that, in each case, (A) no Potential Default or Event of Default exists immediately prior to and after giving effect to any such investment, loan and advance, (B) any such investment, loan or advance shall be unsecured and shall be expressly subordinated in right of payment to the Obligations and the obligations under the European Loan Documents on terms customary for intercompany subordinated Indebtedness, as reasonably determined by the Administrative Agent and (C) the Loan Parties have pledged to the Administrative Agent or the Collateral Agent, as the case may be, for its benefit and the benefit of the Lenders and related intercompany instruments pursuant to and otherwise in compliance with Section 30 of the U.S. Security Agreement and any equivalent section of any Canadian Collateral Document;

(vi)	Permitted Acquisitions;

(vii)	loans and investments in connection with a Permitted Accounts Receivable Program;

(viii)       additional investments, loans and advances (expressly excluding investments, loans or advances expressly permitted under Section (v) above), to or in: (a) Domestic Loan Parties; or (b) other Persons (expressly excluding such other Persons of the type listed in Section (v) above), provided that such investments, loans and advances made after the Second Amendment Closing Date in such other Persons: ~~(1)~~ do not exceed $ 20,000,000.00 for ~~the period from May 1, 2022 to December 31, 2023 when coupled with such investments, loans and advances existing as of May 1, 2022 and (2) do not exceed in the aggregate the greater of $100,000,000.00 and 5% of Consolidated Total Assets as determined as of the most recent fiscal year and for which financial statements are required to be delivered hereunder, measured at the time of the making thereof (determined without regard to any write -down or write-offs thereof and net of cash payments of principal in the case of loans and cash equity returns, whether as a dividend or a redemption in the case of equity investments)~~;

(ix)          receivables, prepaid expenses or deposits owing to the Borrowers or any receivables, prepaid expenses, deposits or advances to suppliers, in each case if created, acquired or made in the ordinary course of business and payable or dischargeable in accordance with customary trade terms;

(x)           Guaranties by the Loan Parties of Indebtedness of (a) other Loan Parties and (b) other Non-Loan Party Subsidiaries, to the extent such Guaranties are permitted under Section 7.2.1; ~~and~~

(xi)          debt securities, seller notes and other similar investments made as a result of the receipt of partial non-cash consideration from a sale of assets which is permitted hereunder (excluding sales of timberland)~~.~~; and

(xii)         the Swiss Principal Transactions.

For the avoidance of doubt, any investment or increase or decrease to an existing investment deemed to occur as a result of the application of the equity method of accounting (or similar accounting principal) shall not be restricted or limited by this Section 7.2.4. The amount of any investment, loan or advance outstanding at any time shall be the original cost of such investment, loan or advance, reduced by any dividend, distribution, interest payment, return of capital, disposition, repayment or other amount received in cash or Cash Equivalents by the Person making such investment, loan or advance.

7.2.5            Dividends and Related Distributions.

Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to make or pay, or agree to become or remain liable to make or pay, any Restricted Payment unless no ~~Material~~ Event of Default exists or would be caused thereby except for (a) dividends or other distributions payable to a Loan Party or a Non -Loan Party Subsidiary, provided that Loan Parties may only make dividends and distributions to Non-Loan Party Subsidiaries to the extent a dividend or distribution in a corresponding amount is also made (concurrently or immediately thereafter) from the recipient Non-Loan Party Subsidiary to a Loan Party; provided further that no Domestic Loan Party may make, pay or agree to become liable to make or pay any Restricted Payment to any Foreign Loan Party; (b) dividend payments or other distributions payable solely in the common stock or other common equity interests of such Person; (c) in the ordinary course of business or consistent with past practices, repurchase, retire or otherwise acquire for value equity interests (including any restricted stock or restricted stock units) held by any present, future or former employee, director, officer or consultant (or any Affiliate, spouse, former spouse, other immediate family member, successor, executor, administrator, heir, legatee or distributee of any of the foregoing) of the Company or any of its Subsidiaries pursuant to any employee, management or director benefit plan or any agreement (including any stock subscription or shareholder agreement) with any employee, director, officer or consultant of the Company or any Subsidiary; (d) the proceeds of which shall be used to pay customary salary, bonus and other benefits payable to officers; (e) dividends permitted to be made hereunder within sixty (60) days of the date of declaration thereof; and (f) other Restricted Payments in an aggregate amount not to exceed $5,000,000.00 in any fiscal year; ~~subject~~provided that, in each case, ~~to compliance with Section 7.2.8 and~~ no ~~Material~~ Event of Default exists or would be caused thereby. Notwithstanding the foregoing, on or after May 1, 2022 and on or prior to December 31, 202~~3~~5, no Restricted Payments shall be made in cash by the Company pursuant to this Section 7.2.5 (other than as explicitly permitted by the foregoing clauses (a) through (f)) other than payment of ordinary cash dividends with respect to the issued and outstanding shares of its common stock in an aggregate amount per share not to exceed, in any fiscal quarter, $ 0.14 per share and only so long as (1) no Event of Default exists or would be caused thereby and (2) the Loan Parties are in pro forma compliance with Section 7.2.15 after giving effect to any such dividend of Restricted Payments in the ordinary course of business and consistent with past ~~practice (i.e. payment of the Company’s regular dividend in effect as of May 1, 2022) and only so long as no Material Event of Default exists or would be caused thereby~~.

7.2.6            Liquidations, Mergers, Consolidations, Acquisitions.

Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, dissolve, liquidate or wind- up its affairs, or become the subject of an examinership or a party to any merger, amalgamation or consolidation, or divide into two or more entities, or acquire by purchase, lease or otherwise all or substantially all of the assets or capital stock or other equity interests of any other Person, and further provided that

(i)            (a) any Loan Party (other than the Company) or any Non-Loan Party Subsidiary may consolidate or merge into, or amalgamate with, another Loan Party or Non-Loan Party Subsidiary; provided however that no Domestic Loan Party may consolidate or merge into, or amalgamate with, a Foreign Loan Party, except to the extent an investment in an amount equal to the net book value of such Domestic Loan Party would be permitted to be made in such Foreign Loan Party at such time under Section 7.2.4, (b) any Loan Party may acquire whether by purchase, merger, amalgamation, lease or otherwise, all or substantially all of the assets or capital stock or other equity interests of another Loan Party (other than the Company) or a Non-Loan Party Subsidiary; provided however that no Foreign Loan Party may acquire whether by purchase, merger, amalgamation, lease or otherwise, all or substantially all of the assets or capital stock or other equity interests of a Domestic Loan Party, except to the extent an investment in an amount equal to the net book value of such Domestic Loan Party would be permitted to be made in such Foreign Loan Party at such time under Section 7.2.4, and (c) any Non-Loan Party Subsidiary may acquire, whether by purchase, merger, amalgamation, lease or otherwise, all or substantially all of the assets or capital stock or other equity interests of a Loan Party (other than the Company) or another Non-Loan Party Subsidiary, in each case subject to compliance with Sections 7.2.4 and 7.2.18,

(ii)           the Company or any Subsidiary may acquire, whether by purchase or by merger or amalgamation, (x) all of the ownership interests of any other Person or (y) substantially all of assets of another Person or of a business or division of any other Person (each a “Permitted Acquisition”)~~,~~; provided that each of the following requirements is met:

(a)      if any Loan Party acquires the ownership interests in such Person, such Person shall, if required pursuant to Section 7.1.10, execute a ~~Borrower Joinder or~~ Guarantor Joinder and join this Agreement as a ~~Borrower or~~ Guarantor ~~pursuant to Section 7.1.10~~ and otherwise comply with Section 7.1.10 within the time periods set forth therein (including any extended time period applicable thereunder);

(b)      the board of directors or other equivalent governing body of such Person shall have approved such Permitted Acquisition and, if the Loan Parties shall use any portion of the Loans to fund such Permitted Acquisition, the Loan Parties also shall have delivered to the Lenders written evidence of the approval of the board of directors (or equivalent body) of such Person for such Permitted Acquisition;

(c)      either (x) the total consideration paid by or on behalf of the Company or any Subsidiary for any such acquisition of a Person that does not become or merge with and into the Company or a Guarantor (in the case of clause (x) above) and for assets that do not become assets of the Company or a Guarantor (in the case of clause (y) above), when aggregated with the total consideration paid by or on behalf of the Company and the Subsidiaries for all other acquisitions of Persons that do not become or merge with and into the Company or a Guarantor and for assets that do not become assets of the Company or a Guarantor, shall not exceed $150,000,000.00 or (y) the percentage of the Company’s consolidated total assets owned directly by the Company and the Guarantors, after giving pro forma impact to any such Permitted Acquisition, shall be higher than the equivalent percentage of the Company’s consolidated total assets prior to the closing of such Permitted Acquisition;

(d)      (i) ~~with respect to any Permitted Acquisition that is not a Limited Condition Acquisition,~~ no Potential Default or Event of Default shall exist immediately prior to and after giving effect to such Permitted Acquisition~~, and (ii) with respect to any Limited Condition Acquisition, as of the date the Limited Condition Acquisition Agreement is executed, no Potential Default or Event of Default is in existence or would occur after giving effect to such acquisition, and as of the date of consummation of such Limited Condition Acquisition, no Event of Default described in Sections 8.1.1, 8.1.15 or 8.1.16 shall have occurred and be continuing~~;

(e)      the Company shall demonstrate that the Borrowers shall be in pro forma compliance with the covenants contained in Sections 7.2.15 and 7.2.16 after giving effect to such Permitted Acquisition (including in such computation, Indebtedness or other liabilities assumed or incurred in connection with such Permitted Acquisition and including income earned or expenses incurred by the Person, business or assets to be acquired as more fully provided herein) by delivering at least five (5) Business Days prior to such Permitted Acquisition a certificate in substantially the form of Exhibit 7.2.6 evidencing such pro forma compliance; ~~provided that, in the case of any Limited Condition Acquisition, the then applicable covenant levels as set forth in Sections 7.2.15 and 7.2.16 may, at the election of the Borrowers, be calculated as of the date the Limited Condition Acquisition Agreement is entered into, as if the acquisition and other pro forma events in connection therewith were consummated on such date (the Borrowers’ election to exercise such option in connection with any Limited Condition Acquisition, an “LCA Election”)~~; and

(f)       the Loan Parties deliver such updates to Schedules required under Section 5.3;

(g)      the Loan Parties shall deliver to the Administrative Agent at least five (5) Business Days before consummation of such Permitted Acquisition a copy of the definitive acquisition agreement(s) relating to such Permitted Acquisition, including all schedules and exhibits thereto, together with such other information about such Person and its assets as the Administrative Agent may reasonably require; and

(h)      such Permitted Acquisition is consummated prior to May 1, 2022 or after December 31, 202~~3~~4;

(iii)          any Subsidiary of the Company may liquidate, dissolve or wind-up its affairs, including any such change necessary to consummate a transaction permitted elsewhere under this Section 7.2.6, provided that any liquidation, winding up or dissolution of a Loan Party relating to a disposition of its assets to a Non-Loan Party Subsidiary shall comply with Sections 7.2.4 and 7.2.7; and

~~n~~Notwithstanding the other provisions of this Section 7.2.6 ~~(ii)~~, the Loan Parties and their Subsidiaries may consummate the Project Jupiter Acquisition and the Project Jupiter Acquisition shall constitute a “Permitted Acquisition”.

~~Notwithstanding anything set forth herein to the contrary, any determination in connection with a Limited Condition Acquisition as to the accuracy of representations and warranties or as to the occurrence or absence of any Potential Default or Event of Default hereunder as of the date the applicable Limited Condition Acquisition Agreement (rather than the date of consummation of the applicable Limited Condition Acquisition), shall not be deemed to constitute a waiver of or consent to any breach of representations and warranties hereunder (to the extent actually made) or any Potential Default or Event of Default hereunder that may exist at the time of consummation of such Limited Condition Acquisition.~~

7.2.7            Dispositions of Assets or Subsidiaries.

Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, sell, convey, assign, lease, license, abandon or otherwise transfer or dispose of, voluntarily or involuntarily, any of its properties or assets, tangible or intangible (including sale, assignment, discount or other disposition of accounts, contract rights, chattel paper, equipment or general intangibles (including Intellectual Property) with or without recourse or of capital stock, shares of beneficial interest, partnership interests or limited liability company interests of a Subsidiary of such Loan Party), except for the following:

(i)            transactions involving the sale of inventory in the ordinary course of business;

(ii)           any sale, transfer or lease of assets in the ordinary course of business which are obsolete, surplus, worn out or no longer used or useful in the conduct of such Loan Party’s or such Subsidiary’s business;

(iii)          any sale, transfer or lease of assets by (a) one Loan Party or a Non-Loan Party Subsidiary, to a Loan Party; provided however that no Domestic Loan Party may sell, transfer or lease its assets to a Foreign Loan Party for less than fair market value, (b) a Non-Loan Party Subsidiary to another Non-Loan Party Subsidiary, or (c) a Loan Party to a Non-Loan Party Subsidiary, so long as (1) such sale, transfer or lease from a Loan Party to a Non-Loan Party Subsidiary occurred prior to May 1, 2022 or after December 31, 202~~3~~5 and (2) the aggregate market value of such sales, transfers or leases of assets by Loan Parties to Non-Loan Party Subsidiaries does not exceed 5% of Consolidated Total Assets at any time, subject in each case to compliance with Sections 7.2.4, 7.2.5, 7.2.8 and 7.2.18;

(iv)         sales or other transfers of accounts receivables and related rights of the Company and its Subsidiaries pursuant to or in connection with a Permitted Accounts Receivable Program;

(v)           any sale, transfer or lease of assets not listed in clauses (i) through (iv) above provided that (A) no Event of Default shall exist or shall result from such disposition, (B) the aggregate net book value of all assets constituting Domestic Collateral so sold by the Loan Parties and their Subsidiaries pursuant to this clause (v) shall not exceed

$20,000,000 in any fiscal year, and (C) no Domestic Loan Party may sell, transfer or lease its assets to a Foreign Loan Party for less than fair market value ~~10% of the Consolidated Total Assets measured as of the end of the previous fiscal year (such 10% figure shall be referred to as “Availability”), provided that to the extent that such value of assets sold, transferred or leased is less than Availability in such fiscal year (the difference being, the “Unused Portion”), such Unused Portion may be carried over to the next fiscal year (but not to subsequent fiscal years) and increase Availability in such next fiscal year by such amount, provided further~~

~~(vi)         that the aggregate net book value of all assets sold, transferred or leased in any two consecutive fiscal years may not exceed 20% of Consolidated Total Assets measured at the beginning of such two-consecutive fiscal year period, and (C) the net cash proceeds (as reasonably estimated by the Company) are applied as a mandatory prepayment of the Loans to the extent required in accordance with the provisions of Section 4.5.2 above~~;

~~(vii)~~(vi)   (a) licensing or sublicensing of any intellectual property rights in the ordinary course of business which does not materially interfere with the business of the Company and its Subsidiaries and (b) leases, subleases, licenses or sublicenses of property in the ordinary course of business and which do not materially interfere with the business of the Company and its Subsidiaries;

~~(viii)~~(vii)  any sale of timberland properties;

~~(ix)~~(viii)   any sale, conveyance, assignment, transfer, lease or disposition of assets among the Company and its Subsidiaries to the extent permitted under Section 7.2.1, 7.2.4, 7.2.5 or7.2.6;

~~(x)~~(ix) sales or other transfers of accounts receivables and related rights of the Company and its Subsidiaries pursuant to or in connection with a Permitted Supply Chain Finance Program~~.~~;

~~(xi)~~(x)     the Swiss Principal Transactions; and

~~(xii)~~(xi)    any disposal or transfer of a Property located in Germany which cannot be prohibited under section 1136 of the German Civil Code (Bürgerliches Gesetzbuch).

7.2.8            Affiliate Transactions.

Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, enter into or carry out any transaction (including purchasing property or services from or selling property or services to any Affiliate of any Loan Party or other Person other than another Loan Party) unless such transaction (i) is not otherwise prohibited by this Agreement, (ii) is entered into in the ordinary course of business or upon fair and reasonable arm’s-length terms and conditions, and is in accordance with all applicable Law, and, as applicable, is permitted by Section 7.2.1, , 7.2.4, 7.2.5, 7.2.6 or 7.2.7, (iii) involves any employment agreement entered into by the Company or any of the Subsidiaries in the ordinary course of business, or (iv) is in existence as of the ~~Fourth Restatement Effective~~Second Amendment Closing Date.

7.2.9            ~~Subsidiaries~~Canadian Place of Business.

~~Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, own or create directly or indirectly any Material Subsidiaries other than: (i) any Foreign Subsidiary, including any Foreign Subsidiary which has joined this Agreement as Borrower on the Closing Date, or joins this Agreement as a Borrower after the Closing Date, pursuant to and in compliance with Section 7.1.10 (in each case, subject to Section 10.18 for the avoidance of doubt (if applicable)); (ii) any Domestic Subsidiary (except for the Receivables Entity) which has joined this Agreement as a Guarantor or a Borrower on the Closing Date; and (iii) any other Domestic Subsidiary formed, acquired or in existence after the Closing Date (except for the Receivables Entity) which joins this Agreement as a Guarantor or a Borrower pursuant to and in compliance with Section 7.1.10; provided that a Subsidiary of the Company which is not a Material Subsidiary may opt to join this Agreement as a Guarantor or a Borrower pursuant to and in compliance with Section 7.1.10 (but always subject to Section 10.18).~~Without limiting the provisions of Section, the Canadian Borrower shall not permit any of its places of business or its domicile or registered office in Canada to be located outside of the Province of Québec or the Province of Ontario (collectively, the “ Specified Location”), or do anything else to cause it to be located outside of the Specified Location for the purpose of any PPSA or other applicable Law, without providing the Administrative Agent with twenty (20) days’ prior written notice and promptly taking any other steps that the Administrative Agent requests to ensure that the position of the Administrative Agent and the Secured Parties is not adversely affected by the change of location. The Canadian Borrower shall not permit any of its tangible personal property to be located outside of the Specified Location (other than inventory in transit in the ordinary course) without providing the Administrative Agent with twenty (20) days’ prior written notice and promptly taking other steps that the Administrative Agent requests to ensure that the position of the Administrative Agent and the Secured Parties is not adversely affected by the change of location. No Canadian Loan Party may change its name without providing the Administrative Agent with twenty (20) days’ prior written notice and promptly taking any other steps that the Administrative Agent reasonably requests to ensure that the position of the Administrative Agent and the Secured Parties is not adversely affected by the name change.

7.2.10            Continuation of or Change in Business.

Each of the Loan Parties will not, nor will it permit any of its Subsidiaries to, alter the character of the business of the Loan Parties and their Subsidiaries, taken as a whole, in any material respect from that conducted as of the ~~Fourth Restatement Effective~~Second Amendment Closing Date; provided that this Section 7.2.10 shall not prohibit the Loan Parties and their Subsidiaries from conducting any business or business activities incidental or related to the business as carried out by the Company and the Subsidiaries on the ~~Fourth Restatement Effective~~Second Amendment Closing Date or any business or activity that is reasonably similar, related, ancillary or complementary thereto or a reasonable extension, development or expansion thereof or ancillary thereto.

7.2.11            ~~[Reserved]~~Anti-Corruption Laws.

Each Loan Party hereby covenants and agrees that until the Expiration Date, such Loan Party will not, and will not permit any its Subsidiaries to directly or indirectly use the Loans or any proceeds thereof for any purpose which would breach any Anti-Corruption Laws in any jurisdiction in which any Covered Entity conducts business. The foregoing covenants in this Section 7.2.11 shall not apply to any party hereto to which the Blocking Regulation applies, if and to the extent that such representations would be unenforceable by or in respect of that party pursuant to, or would otherwise result in a breach and/or violation of, (i) any provision of the Blocking Regulation (or any law or regulation implementing the Blocking Regulation in any member state of the European Union) or (ii) any similar blocking or anti-boycott law applicable in the United Kingdom.

7.2.12            Fiscal Year.

The Company shall not, and shall not permit any Loan Party to, change its fiscal year from the twelve-month period beginning January 1 and ending December 31.

7.2.13            Sanctions and Anti-Terrorism Laws; Embargoed Property.

Each Loan Party hereby covenants and agrees that the Loan Parties and their Subsidiaries will not: (a) repay the Loans with Embargoed Property or funds derived therefrom; ~~or~~ (b) permit any Collateral to become Embargoed Property; (c) become a Sanctioned Person or allow any employees, officers, directors, affiliates, consultants, brokers, and agents acting on its behalf in connection with this Agreement, that is or becomes a Sanctioned Person to have any involvement with its activities under this Agreement or with the proceeds of any Loan; (d) directly, or indirectly through a third party, engage in any transactions or other dealings with or for the benefit of any Sanctioned Person or Sanctioned Jurisdiction, including any use of the proceeds of the Facilities to fund any operations in, finance any investments or activities in, or, make any payments to, a Sanctioned Person or Sanctioned Jurisdiction; or (e) cause any Lender, Administrative Agent or Collateral Agent to violate any Anti-Terrorism Law.

7.2.14            Changes in Organizational Documents.

Each of the Loan Parties shall not amend, modify or change its certificate of incorporation (including any provisions or resolutions relating to capital stock), constitution, by-laws, certificate of limited partnership, partnership agreement, certificate of formation, limited liability company agreement or other organizational documents in any manner materially adverse to the interests of the Lenders without obtaining the prior written consent of the Required Lenders.

7.2.15            Maximum Secured Leverage Ratio.

The Borrowers shall not permit the Secured Leverage Ratio, measured as of the end of each fiscal quarter of the Company for the four (4) fiscal quarters then ended, to exceed (i) ~~6.75~~4.25 to 1.00 for any such fiscal quarter end occurring on or after ~~June 30, 2022~~March 31, 2023 through and including the end of the fiscal quarter of the Company ending on December 31, 202~~3~~4, ~~and~~ (ii) 4.00 to 1.00 for any such fiscal quarter end occurring on and after March 31, 202~~4~~5 through and including the end of the fiscal quarter of the Company ending on December

31, 2025, and (iii) 3.50 to 1.00 for any such fiscal quarter end occurring on and after March 31, 2026.

7.2.16            Minimum ~~Interest~~Debt Service Coverage Ratio.

The Borrowers shall not permit the ~~ratio (the “Interest~~ Debt Service Coverage Ratio~~”) of Consolidated Adjusted EBITDA to consolidated interest expense of the Company and its Subsidiaries~~, measured as of the end of each fiscal quarter, for the four (4) fiscal quarters then ended, to be less than (i) ~~3.50~~1.25 to 1.0 for any such fiscal quarter end occurring on or after March 31, 2023 through and including the end of the fiscal quarter of the Company ending on December 31, 2024, (ii) 1.50 to 1.00 for any such fiscal quarter end occurring on and after March 31, 2025 through and including the end of the fiscal quarter of the Company ending on December 31, 2025, and (iii) 2.00 to 1.00 for any such fiscal quarter end occurring on and after March 31, 2026.

7.2.17            ~~Minimum Liquidity~~European Loan.

~~The Borrowers shall not permit the Liquidity, measured as of the end of each fiscal quarter of the Company, to be less than $50,000,000.00 for any such fiscal quarter end occurring on or after June 30, 2022 through and including the end of the fiscal quarter of the Company ending on December 31, 2023.~~ Each of the Loan Parties will not, nor will it permit any of its Subsidiaries to, at any time, directly or indirectly, pay, prepay, repurchase, redeem, retire or otherwise acquire, or make any payment on account of any principal of, interest on or premium payable in connection with the repayment or redemption of the European Loan, except as expressly permitted by the terms of the European Loan Documents as in effect on the Second Amendment Closing Date and the Intercreditor Agreements. Each of the Loan Parties will not, nor will it permit any of its Subsidiaries to, enter into any material amendment, waiver or modification of the European Loan Documents except as permitted pursuant to the terms of the Intercreditor Agreements.

7.2.18            Receivables Entities.

The Loan Parties covenant as follows: (i) each Permitted Accounts Receivable Program shall be entered into by a Subsidiary of the Company which is wholly owned by the Company (directly or indirectly) and which engages in no activities other than in connection with the financing of accounts receivables of the Designated Credit Parties pursuant to a Permitted Accounts Receivable Program (a “Receivables Entity”) and which is designated as such by the Company as provided below in this Section; (ii) no portion of the Indebtedness or any other obligations (contingent or otherwise) of a Receivables Entity (a) shall be guaranteed by the Company or any other Subsidiary of the Company (excluding guarantees of obligations pursuant to Standard Securitization Undertakings), (b) shall be recourse to or obligate the Company or any other Subsidiary of the Company in any way other than pursuant to Standard Securitization Undertakings, or (c) shall subject any property or asset of the Company or any other Subsidiary of the Company, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings; and (iii) no portion of the Indebtedness or any other obligations (contingent or otherwise) (a) shall be guaranteed by the Company or any other Subsidiary of the Company, (b) shall be recourse to or obligate the

Company or any other Subsidiary of the Company in any way, or (c) shall subject any property or asset of the Company or any other Subsidiary of the Company, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than as contemplated in the preceding clause (iii)(b). The Company may designate any Subsidiary as a “Receivables Entity” hereunder by delivered to the Administrative Agent a certificate of the Company executed by a Responsible Officer certifying that such Subsidiary meets the requirements to be a Receivables Entity set forth in subsection (i) above.

7.2.19     Borrower Limitations.

Notwithstanding anything to the contrary set out herein, no member of the Group that is incorporated in Switzerland and/or having its registered office in Switzerland and/or qualifying as a Swiss resident pursuant to article 9 of the Swiss Withholding Tax Act may become a Borrower in relation to any Loan or make drawings under any Loan.

7.2.20     Foreign Plans.

The Loan Parties shall not, and shall not permit any Subsidiary, in each case without the prior written consent of the Administrative Agent, to sponsor, maintain, administer, contribute to or be required to contribute to, or assume any liability or contingent liability in respect of, a Canadian Defined Benefit Plan.

7.3            Reporting Requirements.

The Loan Parties, jointly and severally~~, subject to Section 10.18 (if applicable),~~ covenant and agree that until payment in full of the Loans, Reimbursement Obligations and Letter of Credit Borrowings and interest thereon, expiration or termination of all Letters of Credit, satisfaction of all of the Loan Parties’ other Obligations (other than non-assessed contingent reimbursement obligations) and termination of the Commitments, the Loan Parties will furnish or cause to be furnished to the Administrative Agent and each of the Lenders:

7.3.1            Quarterly Financial Statements.

Within forty-five (45) calendar days after the end of each of the first three fiscal quarters in each fiscal year, consolidated financial statements of the Company and its Subsidiaries, consisting of a consolidated balance sheet as of the end of such fiscal quarter and related consolidated statements of income and cash flows for the fiscal quarter then ended and the fiscal year through that date, all in reasonable detail and setting forth in comparative form the respective financial statements for the corresponding date and period in the previous fiscal year. The Loan Parties will be deemed to have complied with the financial statement delivery requirements of this Section 7.3.1 if such statements and certification shall have been posted by the Company on its website or shall have been posted on IntraLinks or similar site to which all of the Lenders have been granted access or are publicly available on the SEC’s website pursuant to the EDGAR system.

7.3.2       Annual Financial Statements.

Within ninety (90) days after the end of each fiscal year of the Company and its Subsidiaries, consolidated financial statements of the Company and its Subsidiaries consisting of a consolidated balance sheets as of the end of such fiscal year, and related consolidated statements of income, consolidated retained earnings and cash flows for the fiscal year then ended, all in reasonable detail and setting forth in comparative form the financial statements as of the end of and for the preceding fiscal year, and certified by independent certified public accountants of nationally recognized standing satisfactory to the Administrative Agent. The certificate or report of accountants shall be free of qualifications (other than any consistency qualification that may result from a change in the method used to prepare the financial statements as to which such accountants concur) and shall not indicate the occurrence or existence of any event, condition or contingency which would materially impair the prospect ~~of payment or performance of~~or the ability of any Loan Party to comply with any covenant~~,~~ or agreement ~~or duty of any Loan Party~~ under any of the Loan Documents. The Loan Parties will be deemed to have complied with the same delivery requirements of this Section 7.3.2 if such statements and certification shall have been posted by the Company on its website or shall have been posted on IntraLinks or similar site to which all of the Lenders have been granted access or are publicly available on the SEC’s website pursuant to the EDGAR system.

7.3.3       Certificate of the Company.

Concurrently with the financial statements the Company furnished to the Administrative Agent pursuant to Sections 7.3.1 and 7.3.2, a certificate (each a “Compliance Certificate”) of the Company signed by a Responsible Officer of the Company, in the form of Exhibit 7.3.3, (i) to the effect that no Event of Default or Potential Default exists and is continuing on the date of such certificate, (ii) containing calculations in sufficient detail to demonstrate compliance as of the date of such financial statements with all financial covenants contained in Sections 7.2.15~~,~~ and 7.2.16 ~~and 7.2.17~~ and (iii) with respect to the quarterly financial statements furnished pursuant to Section 7.3.1, that such quarterly financials have been prepared in accordance with GAAP, consistently applied (subject to normal year-end audit adjustments).

7.3.4       Notice of Default.

Promptly after any officer of any Loan Party has learned of the occurrence of an Event of Default or Potential Default, a certificate signed by a Responsible Officer of such Loan Party setting forth the details of such Event of Default or Potential Default and the action which such Loan Party proposes to take with respect thereto.

7.3.5       Notice of Litigation.

Promptly after the commencement thereof, notice of all actions, suits, proceedings or investigations before or by any Official Body or any other Person against any Loan Party or Subsidiary of any Loan Party which involve a claim or series of claims in excess of $40,000,000.00 or which if adversely determined would constitute a Material Adverse Change.

7.3.6       ~~Notice of Change in Debt Rating~~[Reserved].

~~Within three (3) Business Days after Standard & Poor’s or Moody’s announces a change in the Company’s Debt Rating, notice of such change. The Company, on behalf of the Loan Parties, will deliver, together with such notice, a copy of any written notification which the Company received from the applicable rating agency regarding such change of Debt Rating.~~

7.3.7       Monthly Cash Reports.

Beginning with the month ended ~~May 31~~April 30, 202~~2~~3 ~~and ending with the month ended December 31, 2023~~, the Company shall provide to the Administrative Agent, no later than 20 days following the end of each month, a monthly report ~~consisting of, among other things, an income statement, cash flow report, balance sheet and listing of cash of the Company and its Subsidiaries by domicile, in a~~, substantially in the form of Exhibit 7.3.7 (or such other form reasonably acceptable to the Administrative Agent) ~~(it being understood that the form of report delivered to the Administrative Agent prior to the Effective Date is reasonably acceptable to the Administrative Agent but that such form may, within 60 days of the First Amendment Closing Date, be further modified and refined as required by the Administrative Agent in its reasonable discretion)~~. Such report shall be certified by a Responsible Officer of the Company as being true and correct in all material respects.

7.3.8       ~~[Reserved]~~Notices Regarding the European Loan.

Immediately notify the Administrative Agent in writing upon the occurrence of any event of default or default under the European Loan Documents.

7.3.9       Notices Regarding Plans and Benefit Arrangements.

7.3.9.1     Certain Events.

Promptly upon becoming aware of the occurrence thereof, notice (including the nature of the event and, when known, any action taken or threatened by the IRS, Department of Labor or the PBGC with respect thereto) of:

(i)            any ERISA Event with respect to the Loan Parties or any other member of the ERISA Group,

(ii)           any Prohibited Transaction which could subject the Loan Parties to a material civil penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by Section 4975 of the Internal Revenue Code in connection with any Plan, any Benefit Arrangement or any trust created thereunder,

(iii)          any cessation of operations (by the Loan Parties or any other member of the ERISA Group) at a facility in the circumstances described in Section 4062(e) of ERISA, or

(iv)          a failure by the Loan Parties or any other member of the ERISA Group to make a payment to a Plan required to avoid imposition of a Lien under Section 303(k) of ERISA.

7.3.9.2     Notices of Involuntary Termination and Annual Reports.

Promptly after receipt thereof, copies of (a) all notices received by the Loan Parties or any other member of the ERISA Group of the PBGC’s intent to terminate any Plan administered or maintained by the Loan Parties or any member of the ERISA Group, or to have a trustee appointed to administer any such Plan; and (b) at the request of the Administrative Agent or any Lender each annual report (IRS Form 5500 series) and all accompanying schedules, the most recent actuarial reports, the most recent financial information concerning the financial status of each Plan administered or maintained by the Loan Parties or any other member of the ERISA Group, and schedules showing the amounts contributed to each such Plan by or on behalf of the Loan Parties or any other member of the ERISA Group in which any of their personnel participate or from which such personnel may derive a benefit, and each Schedule B (Actuarial Information) to the annual report filed by the Loan Parties or any other member of the ERISA Group with the Employee Benefit Security Administration.

7.3.9.3     Notice of Voluntary Termination.

Promptly upon the filing thereof, copies of any Form 5310, or any successor or equivalent form to Form 5310, filed with the PBGC in connection with the termination of any Plan.

8.            DEFAULT

8.1          Events of Default.

An Event of Default shall mean the occurrence or existence of any one or more of the following events or conditions (whatever the reason therefor and whether voluntary, involuntary or effected by operation of Law):

8.1.1       Payments Under Loan Documents.

The Borrowers shall fail to pay any principal of any Loan (including scheduled installments, mandatory prepayments or the payment due at maturity), when due or shall fail to pay any interest on any Loan, Reimbursement Obligation or Letter of Credit Borrowing or any other amount owing hereunder or under the other Loan Documents within three (3) Business Days after such interest or other amount becomes due in accordance with the terms hereof or thereof;

8.1.2       Breach of Warranty.

Any representation or warranty made at any time by any of the Loan Parties herein or by any of the Loan Parties in any other Loan Document, or in any certificate, other instrument or statement furnished pursuant to the provisions hereof or thereof, shall prove to have been false or misleading in any material respect as of the time it was made or furnished

(provided, that with respect to a breach of Section 5.1.23, in relation to a German Loan Party this would not result in a violation of, or conflict with, Section 7 of the German Foreign Trade Ordinance (Außenwirtschaftsverordnung), Council Regulation (EC) No. 2271/96 or any similar anti-boycott statute);

8.1.3       ~~[Reserved]~~Default in European Loan Documents.

A default or event of default shall occur at any time under the terms of any of the European Loan Documents;

8.1.4       Breach of Negative Covenants and Certain Affirmative Covenants.

Any of the Loan Parties shall default in the observance or performance of any covenant contained in Sections 7.1.6, 7.1.11(a), 7.1.11(b)(D), 7.2 or 7.3.4, any post closing covenant contained in the Second Amendment or in disposing over any Property located in Germany which is only permitted pursuant to Section 7.2.7(xi) above or in creating/granting any Lien over any Property located in Germany which is only permitted pursuant to paragraph (xxvii) of the definition of Permitted Liens in Section 1.1 above;

8.1.5       Breach of Other Covenants.

Any of the Loan Parties shall default in the observance or performance of any other covenant, condition or provision hereof or of any other Loan Document and such default shall continue unremedied for a period of twenty (20) Business Days after any Responsible Officer of any Loan Party has actual knowledge of the occurrence thereof;

8.1.6       Defaults in Other Agreements or Indebtedness.

A default or event of default shall occur at any time under the terms of any other agreement involving borrowed money or the extension of credit or any other Indebtedness under which any Loan Party or Subsidiary of any Loan Party may be obligated as a borrower or guarantor in excess of $50,000,000.00 in the aggregate, and such breach, default or event of default consists of the failure to pay (beyond any period of grace permitted with respect thereto, whether waived or not, but in any event not beyond thirty (30) days) any Indebtedness when due (whether at stated maturity, by acceleration or otherwise) or if such breach or default permits or causes the acceleration of any Indebtedness (whether or not such right shall have been waived) or the termination of any commitment to lend;

8.1.7       Final Judgments or Orders.

Any final judgments or orders for the payment of money in excess of $50,000,000.00 in the aggregate (to the extent not paid or covered by independent third-party insurance that has not been denied by the applicable insurer) shall be entered against any Loan Party by a court having jurisdiction in the premises, which judgment is not discharged, vacated, bonded or stayed pending appeal within a period of forty-five (45) days from the date of entry;

8.1.8       Loan Document Unenforceable.

Any of the Loan Documents shall cease to be legal, valid and binding agreements enforceable against any Loan Party executing the same or such party’s successors and assigns (as permitted under the Loan Documents) in accordance with the respective terms thereof or shall in any way be terminated (except in accordance with its terms) or become or be declared ineffective or inoperative or cease to give or provide the respective Liens, security interests, rights, titles, interests, remedies, powers or privileges intended to be created thereby, or with the priority intended to be created thereby, or the validity or enforceability of any of the Loan Documents shall in any way be challenged or contested;

8.1.9       ~~[Reserved]~~Proceedings Against Assets.

Any material portion of the Collateral is attached, seized, levied upon or subjected to a writ, writ of execution  or distress warrant; or such outcome within the possession of any receiver, receiver and manager trustee, custodian or assignee for the benefit of creditors or similar Person and the same is not cured within thirty (30) days thereafter; or

8.1.10     ~~[Reserved]~~Collateral.

With respect to the Collateral, at any time prior to the release of the Lien on such Collateral in accordance with the terms of the Collateral Documents, (A) the security interest created under any Collateral Document ceases to be in full force and effect for a period of more than 30 consecutive days or (B) any Loan Party asserts, in any pleading in any court of competent jurisdiction, that any such security interest is invalid or unenforceable and, in the case of any such assertion, the Company fails to cause such Loan Party to rescind such assertions within 10 days after the Company has actual knowledge of such assertions; provided that such Loan Party’s assertion that a security interest is invalid or unenforceable is not based on a change of law in the jurisdiction that results in the jurisdiction not permitting the granting, recordation or perfection of security interests in the Collateral.

8.1.11     Inability to Pay.

Any Loan Party or any Material Subsidiary of a Loan Party admits in writing its inability to pay its debts as they mature;

8.1.12     Events Relating to Plans and Benefit Arrangements.

An ERISA Event occurs with respect to a Plan or Foreign Plan or an event described in Section 7.3.9.1(ii) occurs, in each case, which has resulted or could reasonably be expected to result in liability of a Loan Party under (i) Title IV of ERISA to the Plan or the PBGC or (ii) Section 502(i) of ERISA or Section 4975 of the Internal Revenue Code (or any equivalent or similar applicable Law relating to any Foreign Plan), in an aggregate amount in excess of $50,000,000.00;

8.1.13     [Reserved].

8.1.14     Change of Control.

Any person or group of persons (within the meaning of Sections 13(d) or 14(a) of the Securities Exchange Act of 1934, as amended) shall have acquired, after the ~~Fourth Restatement Effective~~Second Amendment Closing Date, beneficial ownership of (within the meaning of Rule 13d-3 promulgated by the SEC under said Act) 35.00% or more of the voting capital stock of Glatfelter Corporation.

8.1.15     Involuntary Proceedings.

A case or proceeding shall have been instituted in a court having jurisdiction in the premises seeking a decree or order for relief in respect of any Loan Party, Material Subsidiary or group of Subsidiaries which, if their assets were aggregated in a single Subsidiary, would meet the requirements to be a Material Subsidiary, in an involuntary case or proceeding under any applicable bankruptcy, insolvency, examinership, reorganization, compromise, arrangement  or other similar Law now or hereafter in effect, or for the appointment of a receiver, receiver and manager, liquidator, examiner, assignee, custodian, trustee, sequestrator, conservator or similar official of any such Person or group of Persons for any substantial part of its or their property, or for the winding-up, examinership or liquidation of its or their affairs, and such case or proceeding shall remain undismissed or unstayed and in effect for a period of forty-five (45) consecutive days or such court shall enter a decree or order granting any of the relief sought in such proceeding; or

With respect to any Loan Party, Material Subsidiary or Subsidiary incorporated or established in Germany, it is (i) unable to pay its debts as they fall due (zahlungsunfähig) within the meaning of section 17 of the German Insolvency Code (Insolvenzordnung) or (ii) over-indebted (überschuldet) within the meaning of section 19 of the German Insolvency Code (Insolvenzordnung).

No Event of Default shall occur with respect to any Loan Party, Material Subsidiary or Subsidiary which is incorporated or established in Switzerland and is over-indebted (überschuldet) within the meaning of article 725 et seq. CO, unless the board of directors of such Loan Party, Material Subsidiary or Subsidiary is obliged to notify the court about the over-indebtedness of that Loan Party, Material Subsidiary or Subsidiary.

8.1.16     Voluntary Proceedings.

Any Loan Party, Material Subsidiary or group of Subsidiaries which, if their assets were aggregated in a single Subsidiary, would meet the requirements to be a Material Subsidiary, shall commence a voluntary case or proceeding under any applicable bankruptcy, insolvency, examinership, reorganization, compromise, arrangement or other similar Law now or hereafter in effect, shall consent to the entry of an order for relief in an involuntary case or proceeding under any such Law, or shall consent to the appointment or taking possession by a receiver, receiver and manager, liquidator, examiner, assignee, custodian, trustee, sequestrator, conservator or other similar official of itself or themselves or for any substantial part of its or their property or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its or their debts as they become due, or shall take any action in furtherance of any of the foregoing (without limiting the generality of the above, in the case of a Loan Party organized under the Laws of Germany, the application for commencement of any insolvency proceeding (Insolvenzantrag) shall have been filed and in the case of a Loan Party organized under the Laws of Luxembourg, the application for commencement of any insolvency proceeding (~~procédure~~procedure de faillite) shall have been filed).

8.2          Consequences of Event of Default.

8.2.1       Events of Default Other Than Bankruptcy, Insolvency or Reorganization Proceedings.

If an Event of Default specified under Sections 8.1.1 through 8.1.14 shall occur and be continuing, the Lenders and the Administrative Agent shall be under no further obligation to make Loans hereunder and the Issuing Lender shall be under no obligation to issue Letters of Credit, as the case may be, and the Administrative Agent may, and upon the request of the Required Lenders, shall (i) by written notice to the Borrowers, declare the unpaid principal amount of the Loans then outstanding and all interest accrued thereon, any unpaid fees and all other Indebtedness and Obligations of the Borrowers to the Lenders hereunder and thereunder to be forthwith due and payable, and the same shall ~~(subject to Section 10.18 for the avoidance of doubt, if applicable)~~ thereupon become and be immediately due and payable to the Administrative Agent for the benefit of each Lender without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, and (ii) require any Borrowers to, and such Borrowers shall thereupon, deposit in a non-interest-bearing account with the Administrative Agent, as cash collateral for Borrowers’ Obligations under the Loan Documents, an amount equal to the maximum amount currently or at any time thereafter available to be drawn on all outstanding Letters of Credit, and each Borrower will pledge to the Administrative Agent and the Lenders, and will grant to the Administrative Agent and the Lenders a security interest in, all such cash as security for such Obligations. Upon the curing of all existing Events of Default to the satisfaction of the Required Lenders, the Administrative Agent shall return such cash collateral to the Borrowers (or applicable Borrowers, as the case may be); and

8.2.2       Bankruptcy, Insolvency or Reorganization Proceedings.

If an Event of Default specified under Sections 8.1.15 or 8.1.16 shall occur, the Lenders shall be under no further obligations to make Loans or issue Letters of Credit hereunder and the unpaid principal amount of the Loans then outstanding and all interest accrued thereon, any unpaid fees and all other Indebtedness and Obligations of the Borrowers to the Lenders hereunder and thereunder shall be immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived; and

8.2.3       Set-off.

If an Event of Default shall occur and be continuing, any Lender (other than any Defaulting Lender) to whom any Obligation is owed by any Loan Party hereunder or under any other Loan Document or any participant of such Lender which has agreed in writing to be bound by the provisions of Section 9.9 and any branch, Subsidiary or Affiliate of such Lender or participant anywhere in the world shall have the right, in addition to all other rights and remedies available to it, without notice to such Loan Party except as provided herein, to set-off ~~(subject to Section 10.18 for the avoidance of doubt, if applicable)~~ against and apply to the then unpaid balance of all the Loans and all other Obligations of the Borrowers and the other Loan Parties hereunder or under any other Loan Document any debt owing to, and any other funds held in any manner for the account of, a Borrower or such other Loan Party by such Lender or participant or by such branch, Subsidiary or Affiliate, including all funds in all deposit accounts (whether time or demand, general or special, provisionally credited or finally credited, or otherwise) now or hereafter maintained by a Borrower or such other Loan Party for its own account (but not including funds held in custodian or trust accounts) with such Lender or participant or such branch, Subsidiary or Affiliate, and each Lender and the Administrative Agent agrees to promptly notify the Borrowers after such set-off, provided that the failure to give any such notice shall not affect the validity of such set-off and application. Such right shall exist whether or not any Lender or the Administrative Agent shall have made any demand under this Agreement or any other Loan Document, whether or not such debt owing to or funds held for the account of a Borrower or such other Loan Party is or are matured or unmatured and regardless of the existence or adequacy of any collateral, Guaranty or any other security, right or remedy available to any Lender or the Administrative Agent; and

8.2.4       Suits, Actions, Proceedings.

If an Event of Default shall occur and be continuing, and whether or not the Administrative Agent shall have accelerated the maturity of Obligations pursuant to any of the foregoing provisions of this Section 8.2, the Administrative Agent, on behalf of the Lenders, if any Lender is owed any amount with respect to the Obligations, may proceed to protect and enforce the Lenders’ rights by suit in equity, action at law and/or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Agreement or the other Loan Documents, including as permitted by applicable Law the obtaining of the ex parte appointment of a receiver, receiver and manager, interim receiver or other similar official, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right of the Administrative Agent, on behalf of the Lenders; and

8.2.5       Application of Proceeds.

From and after the date on which the Administrative Agent has taken any action pursuant to this Section 8.2 and until all Obligations of the Loan Parties have been paid in full, any and all proceeds received by the Administrative Agent from the exercise of any remedy by the Administrative Agent, shall be applied as follows:

(i)            First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts, including attorney fees, payable to the Administrative Agent in its capacity as such, the Issuing Lender in its capacity as such and the Swing Loan Lender in its capacity as such, ratably among the Administrative Agent, the Issuing Lender and Swing Loan Lender in proportion to the respective amounts described in this clause First payable to them;

(ii)           Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders under the Loan Documents, including attorney fees, ratably among the Lenders in proportion to the respective amounts described in this clause Second payable to them;

(iii)          Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans and Reimbursement Obligations, ratably among the Lenders in proportion to the respective amounts described in this clause Third payable to them;

(iv)          Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans, Reimbursement Obligations and payment obligations then owing under Lender Provided Hedges and Other Lender-Provided Financial Service Products, ratably among the Lenders, the Issuing Lender, and the Lenders or Affiliates of Lenders which provide Lender Provided Hedges and Other Lender Provided Financial Service Products, in proportion to the respective amounts described in this clause Fourth held by them;

(v)           Fifth, to the Administrative Agent for the account of the Issuing Lender, to cash collateralize any undrawn amounts under outstanding Letters of Credit; and

(vi)          Last, the balance, if any, to the Loan Parties or as required by Law.

Notwithstanding anything to the contrary in this Section 8.2.5, no Swap Obligations of any Non-Qualifying Party shall be paid with amounts received from such Non-Qualifying Party under its Guaranty Agreement (including sums received as a result of the exercise of remedies with respect to such Guaranty Agreement) or from the proceeds of such Non-Qualifying Party’s collateral if such Swap Obligations would constitute Excluded Hedge Liabilities; provided~~, however,~~ that to the extent possible appropriate adjustments shall be made with respect to payments and/or the proceeds of collateral from other Loan Parties that are Eligible Contract Participants with respect to such Swap Obligations to preserve the allocation to Obligations otherwise set forth above in this Section 8.2.5.

8.2.6       Enforcement of Remedies.

Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with this Section 8.2 for the benefit of all the Lenders and the Issuing Lender; provided that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) the Issuing Lender or the Swing Loan Lender from exercising the rights and remedies that inure to its benefit (solely in its capacity as the Issuing Lender or Swing Loan Lender, as the case may be) hereunder and under the other Loan Documents, (c) any Lender from exercising setoff rights in accordance with Section 8.2.3 (subject to the terms of Section 9.9), or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Relief Proceeding; ~~and~~ provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to this Section 8.2 and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 9.9, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

9.            THE ADMINISTRATIVE AGENT

9.1          Appointment and Authority.

Each of the Lenders and the Issuing Lender hereby irrevocably appoints PNC to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Section 9 are solely for the benefit of the Administrative Agent, the Lenders and the Issuing Lender, and neither the Borrowers nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions.

9.2          Rights as a Lender.

The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrowers or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

9.3          Delegation of Duties.

The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub agents appointed by the Administrative Agent. The Administrative Agent and any such sub agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Section 9 shall apply to any such sub agent and to the Related Parties of the Administrative Agent and any such sub agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub agent except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub agent.

9.4          Non-Reliance on Administrative Agent and Other Lenders.

Each Lender and the Issuing Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and the Issuing Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

9.5          No Other Duties, etc.

Anything herein to the contrary notwithstanding, none of the joint lead arranger, joint bookrunner, syndication agent and documentation agent titles listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or the Issuing Lender hereunder.

9.6          Exculpatory Provisions.

The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Administrative Agent:

(a)           shall not be subject to any fiduciary or other implied duties, regardless of whether a Potential Default or Event of Default has occurred and is continuing;

(b)           shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable Law; and

(c)           shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrowers or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 10.1 and 8.2) or (ii) in the absence of its own gross negligence or willful misconduct as determined in a final, non-appealable decision by a court of competent jurisdiction. The Administrative Agent shall be deemed not to have knowledge of any Potential Default or Event of Default unless and until written notice conspicuously marked as a “notice of default” describing such Potential Default or Event of Default is given to the Administrative Agent by the Borrowers, a Lender or the Issuing Lender.

The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Potential Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Section 6 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

9.7          Reliance by Administrative Agent.

The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the Issuing Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender or the Issuing Lender unless the Administrative Agent shall have received notice to the contrary from such Lender or the Issuing Lender prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrowers), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

9.8          Calculations.

In the absence of gross negligence or willful misconduct as determined in a final, non-appealable decision by a court of competent jurisdiction, the Administrative Agent shall not be liable for any error in computing the amount payable to any Lender whether in respect of the Loans, fees or any other amounts due to the Lenders under this Agreement. In the event an error in computing any amount payable to any Lender is made, the Administrative Agent, the Borrowers and each affected Lender shall, forthwith upon discovery of such error, make such adjustments as shall be required to correct such error, and any compensation therefor will be calculated at the ~~Federal Funds Effective~~Overnight Bank Funding Rate or the Overnight Rate if such computation relates to a Revolving Credit Loan made in an Optional Currency.

9.9          Sharing of Payments.

If any Lender shall, by exercising any right of setoff, counterclaim or banker’s lien, by receipt of voluntary payment, by realization upon security, or by any other non-pro rata source, obtain payment in respect of any principal of or interest on any of its Loans or other obligations hereunder resulting in such Lender’s receiving payment of a proportion of the aggregate amount of its Loans and accrued interest thereon or other such obligations greater than the pro-rata share of the amount such Lender is entitled thereto, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and such other obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them~~,~~; provided that:

(i)            if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, together with interest or other amounts, if any, required by Law (including court order) to be paid by the Lender or the holder making such purchase; and

(ii)           the provisions of this Section 9.9 shall not be construed to apply to (x) any payment made by the Loan Parties pursuant to and in accordance with the express terms of the Loan Documents as in effect from time to time or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or Participation Advances to any assignee or participant, other than to the Borrowers or any Subsidiary thereof (as to which the provisions of this Section 9.9 shall apply).

Each Loan Party agrees, to the extent it may effectively do so under applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against each Loan Party rights of payment (including setoff, but subject to Section 8.2.3) with respect to such participation as fully as if such Lender were a direct creditor of each Loan Party in the amount of such participation.

9.10        Successor Administrative Agent.

The Administrative Agent may at any time give notice of its resignation to the Lenders, the Issuing Lender and the Borrowers. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, with approval from the Borrowers (so long as no Event of Default has occurred and is continuing), to appoint a successor, such approval not to be unreasonably withheld or delayed. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders and the Issuing Lender, appoint a successor Administrative Agent with, if no Event of Default is occurring, the approval of the Company in its reasonable discretion without unreasonable delay; provided that if the Administrative Agent shall notify the Borrowers and the Lenders that no qualifying Person has accepted such appointment (or been approved for such appointment pursuant to the terms hereof), then such resignation shall nonetheless become effective in accordance with such notice and (i) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the Issuing Lender under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (ii) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and the Issuing Lender directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section 9.10. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrowers to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrowers and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Section 9 and Section 9.10 shall continue in effect for the benefit of such retiring Administrative Agent, its sub agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent. To the extent the retiring or removed Administrative Agent is holding cash, deposit account balances or other credit support as collateral for cash collateralized Letters of Credit, the retiring or removed Administrative Agent shall at or reasonably promptly following the time at which its resignation or removal becomes effective, cause such collateral to be transferred to the successor Administrative Agent or, if no successor Administrative Agent has been appointed and accepted such appointment, to the respective Issuing Banks ratably.

If PNC resigns as Administrative Agent under this Section 9.10, PNC shall also resign as an Issuing Lender. Upon the appointment of a successor Administrative Agent hereunder, such successor shall, to the extent it will be the replacement Issuing Lender, (i) succeed to all of the rights, powers, privileges and duties of PNC as the retiring Issuing Lender and Administrative Agent and PNC shall be discharged from all of its respective duties and obligations as Issuing Lender and Administrative Agent under the Loan Documents, and (ii) issue letters of credit in substitution for the Letters of Credit issued by PNC, if any, outstanding at the time of such succession or make other arrangement satisfactory to PNC to effectively assume the obligations of PNC with respect to such Letters of Credit.

9.11        Administrative Agent’s Fee.

The Borrowers, on a joint and several basis~~, subject to Section 10.18,~~ shall pay to the Administrative Agent a nonrefundable fee (the “Administrative Agent’s Fee”) under the terms of a letter (the “Administrative Agent’s Letter”) among the Borrowers and Administrative Agent, as amended from time to time.

9.12        No Reliance on Administrative Agent’s Customer Identification Program.

Each Lender acknowledges and agrees that neither such Lender, nor any of its Affiliates, participants or assignees, may rely on the Administrative Agent to carry out such Lender’s, Affiliate’s, participant’s or assignee’s customer identification program, or other obligations required or imposed under or pursuant to the USA Patriot Act or the regulations thereunder, including the regulations contained in 31 CFR 103.121 (as hereafter amended or replaced, the “CIP Regulations”), or any other Anti-Terrorism Law or any Anti-Corruption Law, including any programs involving any of the following items relating to or in connection with any of the Loan Parties, their Affiliates or their agents, the Loan Documents or the transactions hereunder or contemplated hereby: (1) any identity verification procedures, (2) any recordkeeping, (3) comparisons with government lists, (4) customer notices or (5) other procedures required under the CIP Regulations or such other Laws.

9.13        Collateral and Guaranty Matters.

(a)           Each of the Lenders irrevocably authorizes the Administrative Agent, at its option and in its discretion, (i) to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (x) upon the Expiration Date and the payment in full of the Obligations in cash, (y) that is sold or otherwise disposed of or to be sold or otherwise disposed of as part of or in connection with any sale or other disposition permitted under the Loan Documents, or (z) subject to Section 10.1, if approved, authorized or ratified in writing by the Required Lenders; and (ii) to release any Guarantor from its obligations under the Guaranty Agreement if such Person ceases to be a Subsidiary as a result of a transaction (including as a result of a dissolution or merger, amalgamation or consolidation) permitted under the Loan Documents; it being agreed that any such Guarantor that has been released from its obligations under the Guaranty Agreement pursuant to the foregoing shall also be released automatically and simultaneously from its obligations under all of the Collateral Documents and other Loan Documents to which it is a party. Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty Agreement pursuant to this Section 9.13.

(b)           The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon, or any certificate prepared by any Loan Party in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.

(c)           Each of the Administrative Agent, the Lenders and the Issuing Lender hereby irrevocably appoints Alter Domus (US) LLC to act on its behalf as the collateral trustee with respect to the Foreign Collateral (whereby with regard to the Swiss Collateral Agreements, trustee shall, as the case may be, also include the acting as a direct representative) and authorizes Alter Domus (US) LLC to take such actions on its behalf and to exercise such powers as are delegated to Alter Domus (US) LLC by the terms hereof or by the terms of the other Loan Documents including the European Intercreditor Agreement. Upon resignation by Alter Domus (US) LLC of such role, or upon termination of the European Term Loan, the Administrative Agent shall resume all powers and duties as delegated to Alter Domus (US) LLC as collateral trustee.

9.14        Erroneous Payments.

(a)           If the Administrative Agent notifies a Lender, Issuing Lender or any Person who has received funds on behalf of a Lender or Issuing Lender (any such Lender, Issuing Lender or other recipient, a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender, Issuing Lender or other Payment Recipient on its behalf) (any such funds, whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and demands the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Administrative Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of the Administrative Agent, and such Lender or Issuing Lender shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two Business Days thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon in respect of each day from the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Overnight Bank Funding Rate (or in the case of an Erroneous Payment in an Optional Currency, the Overnight Rate) and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.

(b)           Without limiting immediately preceding clause (a), each Lender or Issuing Lender or any Person who has received funds on behalf of a Lender or Issuing Lender, hereby further agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates), or (z) that such Lender, Issuing Lender or Secured Party, or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part) in each case:

(i)            (A) in the case of immediately preceding clauses (x) or (y), an error shall be presumed to have been made (absent written confirmation from the Administrative Agent to the contrary) or (B) an error has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and

(ii)           such Lender or Issuing Lender shall (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one Business Day of its knowledge of such error) notify the Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent pursuant to this Section 9.14(b).

(c)           Each Lender or Issuing Lender hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender or Issuing Lender under any Loan Document, or otherwise payable or distributable by the Administrative Agent to such Lender or Issuing Lender from any source, against any amount due to the Administrative Agent under immediately preceding clause (a) or under the indemnification provisions of this Agreement.

(d)           In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor by the Administrative Agent in accordance with immediately preceding clause (a), from any Lender or Issuing Lender that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf) (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon the Administrative Agent’s notice to such Lender or Issuing Lender at any time, (i) such Lender or Issuing Lender shall be deemed to have assigned its Loans (but not its Commitments) with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Class”) in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of the Loans (but not Commitments) of the Erroneous Payment Impacted Class, the “Erroneous Payment Deficiency Assignment”) at par plus any accrued and unpaid interest (with the assignment fee to be waived by the Administrative Agent in such instance), and is hereby (together with the Borrowers) deemed to execute and deliver an Assignment and Assumption with respect to such Erroneous Payment Deficiency Assignment, and such Lender or Issuing Lender shall deliver any Notes evidencing such Loans to the Borrowers or the Administrative Agent, (ii) the Administrative Agent as the assignee Lender shall be deemed to acquire the Erroneous Payment Deficiency Assignment, (iii) upon such deemed acquisition, the Administrative Agent as the assignee Lender shall become a Lender or Issuing Lender, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender or assigning Issuing Lender shall cease to be a Lender or Issuing Lender, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its applicable Commitments which shall survive as to such assigning Lender or assigning Issuing Lender and (iv) the Administrative Agent may reflect in the Register its ownership interest in the Loans subject to the Erroneous Payment Deficiency Assignment. The Administrative Agent may, in its discretion, with the consent of the Borrowers to the extent such consent would otherwise be required by the terms of this Agreement, sell any Loans acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return

Deficiency owing by the applicable Lender or Issuing Lender shall be reduced by the net proceeds of the sale of such Loan (or portion thereof), and the Administrative Agent shall retain all other rights, remedies and claims against such Lender or Issuing Lender (and/or against any recipient that receives funds on its respective behalf). For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Commitments of any Lender or Issuing Lender and such Commitments shall remain available in accordance with the terms of this Agreement. In addition, each party hereto agrees that, except to the extent that the Administrative Agent has sold a Loan (or portion thereof) acquired pursuant to an Erroneous Payment Deficiency Assignment, and irrespective of whether the Administrative Agent may be equitably subrogated, the Administrative Agent shall be contractually subrogated to all the rights and interests of the applicable Lender, Issuing Lender or Secured Party under the Loan Documents with respect to each Erroneous Payment Return Deficiency (the “Erroneous Payment Subrogation Rights”).

(e)           The parties hereto agree that an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrowers or any other Loan Party, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from the Borrowers or any other Loan Party for the purpose of making such Erroneous Payment. This Section 9.14 shall not be interpreted to increase (or accelerate the due date for), or have the effect of increasing (or accelerating the due date for), the Obligations of the Borrowers relative to the amount (and/or timing for payment) of the Obligations that would have been payable had such Erroneous Payment not been made by the Administrative Agent.

(f)            To the extent permitted by applicable Law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine.

(g)           Each party’s obligations, agreements and waivers under this Section 9.14 shall survive the resignation or replacement of the Administrative Agent, the termination of the Commitments and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.

9.15        Québec Hypothecary Representative.

Without limiting any of the foregoing, each of the Secured Parties hereby irrevocably appoints and authorizes the Administrative Agent, for the purposes of holding any hypothec granted pursuant to the laws of the Province of Québec, and to the extent necessary, ratifies the appointment and authorization of the Administrative Agent, to act as the hypothecary representative (within the meaning of Article 2692 of the Civil Code of Québec) for the Secured Parties, and to enter into, to take and to hold on their behalf, and for their benefit, any hypothec as security for any of the Obligations, and to exercise such powers and duties that are conferred upon the Administrative Agent in its capacity as hypothecary representative under any related deed of hypothec. Any Person who becomes a Secured Party shall be deemed to have consented to and confirmed the Administrative Agent as the Person acting as hypothecary representative for the Secured Parties holding the aforesaid hypothecs as aforesaid and to have ratified all actions taken by the Administrative Agent in such capacity. The Administrative Agent acting in its capacity as hypothecary representative shall have the same rights, powers, immunities, indemnities and exclusions from liability as are prescribed in favour of the Administrative Agent in this Agreement, which shall apply mutatis mutandis. The substitution of the Administrative Agent pursuant to the provisions of this Section 9 also constitute the substitution of the Administrative Agent as hypothecary representative as aforesaid. Each such successor Administrative Agent appointed in accordance with the terms of this Agreement shall automatically (and without any further formality or action) become the successor hypothecary representative for the purposes of each deed of hypothec that was executed prior to the time of the appointment of such successor Administrative Agent.

10.          MISCELLANEOUS

10.1        Modifications, Amendments or Waivers.

With the written consent of the Required Lenders, the Administrative Agent, acting on behalf of all the Lenders, and the Company in the name and on behalf of the Loan Parties, may from time to time enter into written agreements amending or changing any provision of this Agreement or any other Loan Document or the rights of the Lenders or the Loan Parties hereunder or thereunder, or may grant written waivers or consents to a departure from the due performance of the Obligations of the Loan Parties hereunder or thereunder. Any such agreement, waiver or consent made with such written consent shall be effective to bind all the Lenders and the Loan Parties; provided, that, no such agreement, waiver or consent may be made which will:

10.1.1     Increase of Commitment.

Increase the amount of the Revolving Credit Commitment, Term Loan Commitment or Swing Loan Commitment of any Lender hereunder without the written consent of each Lender affected thereby;

10.1.2     Extension of Payment; Reduction of Principal Interest or Fees.

Whether or not any Loans are outstanding, extend the Expiration Date applicable to the Revolving Credit Commitments or the Term Loans, the time for payment of principal or interest of any Loan (excluding the due date of any mandatory prepayment of a Loan or any mandatory Commitment reduction in connection with such a mandatory prepayment hereunder except for mandatory reductions of the Commitments on the applicable Expiration Date), the Commitment Fee, the Term Loan Commitment Fee or any other fee payable to any Lender, or reduce the principal amount of or the rate of interest borne by any Loan or reduce the Commitment Fee, Term Loan Commitment Fee or any other fee payable to any Lender, without the written consent of each Lender affected thereby; provided that only the consent of the Required Lenders shall be necessary (i) to waive any obligation of the Borrowers to pay interest at the rate set forth in Section 3.3 during the continuance of an Event of Default or (ii) to amend any financial covenant hereunder (or any defined term used therein) even if the effect of such amendment would be to reduce the rate of interest on any Loan or Letter of Credit Fee or to reduce any fee payable hereunder;

10.1.3     Release a Guarantor, Pledged Loans and Collateral.

Either (a) except in connection with a transaction permitted hereunder or as otherwise permitted hereunder (including in connection with any transaction permitted hereunder that results in a Guarantor ceasing to be a Subsidiary), release any Guarantor from its Obligations under the Guaranty Agreement, without the written consent of the Administrative Agent and all Lenders (other than Defaulting Lenders), (b) except pursuant to Section 10.19 in accordance with the terms thereof, release all or any substantial portion of the Pledged Collateral without the written consent of the Administrative Agent and all Lenders, (c) except pursuant to Section 1.6.2 in accordance with the terms thereof, release or subordinate the Liens securing the Obligations on all or substantially all of the Collateral or amend any Collateral Document in a manner that would have the effect of releasing or subordinating the Liens securing the Obligations on all or substantially all of the Collateral, in each case, without the written consent of the Administrative Agent, the Collateral Agent and all Lenders; or

10.1.4     Miscellaneous.

Amend the definition of “Optional Currency” or Sections 2.7.5, 4.2, 8.2.5, 9.6 or 9.9 or this Section 10.1, alter any provision regarding the pro rata treatment of the Lenders (or Lenders of any Class) or requiring all Lenders to authorize the taking of any action or reduce any percentage specified in the definition of Required Lenders, in each case without the consent of all the Lenders (other than Defaulting Lenders);

provided, that no agreement, waiver or consent may modify the interests, rights or obligations of (i) the Administrative Agent in its capacity as Administrative Agent, without the written consent of the Administrative Agent, (ii) the Issuing Lender, without the written consent of the Issuing Lender, and (iii) the lender of Swing Loans, without the written consent of the Swing Loan Lender, and provided, further, that, if in connection with any proposed waiver, amendment or modification referred to in Sections 10.1.1 through 10.1.4 above, the consent of the Required Lenders is obtained but the consent of one or more of such other Lenders whose consent is required is not obtained (each a “Non-Consenting Lender”), then the Borrowers shall have the right to replace any such Non-Consenting Lender with one or more replacement Lenders pursuant to Section 4.4.2. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender, and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender disproportionately adversely relative to other affected Lenders shall require the consent of such Defaulting Lender. Any amendment, waiver or other modification of this Agreement or any other Loan Document that by its terms affects the rights or duties under this Agreement of the Lenders of one or more Classes (but not the Lenders of any other Class), may be effected by an agreement or agreements in writing entered into by the Loan

Parties and the requisite number or percentage in interest of each affected Class of Lenders that would be required to consent thereto under this Section 10.1 if such Class of Lenders were the only Class of Lenders hereunder at the time.

10.2        No Implied Waivers; Cumulative Remedies; Writing Required.

No course of dealing and no delay or failure of the Administrative Agent or any Lender in exercising any right, power, remedy or privilege under this Agreement or any other Loan Document shall affect any other or future exercise thereof or operate as a waiver thereof, nor shall any single or partial exercise thereof or any abandonment or discontinuance of steps to enforce such a right, power, remedy or privilege preclude any further exercise thereof or of any other right, power, remedy or privilege. The rights and remedies of the Administrative Agent and the Lenders under this Agreement and any other Loan Documents are cumulative and not exclusive of any rights or remedies which they would otherwise have. Any waiver, permit, consent or approval of any kind or character on the part of any Lender of any breach or default under this Agreement or any such waiver of any provision or condition of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing.

10.3        Expenses; Indemnity; Damage Waiver.

10.3.1     Costs and Expenses of the Administrative Agent.

The Borrowers shall~~, subject to Section 10.18 (if applicable)~~ pay (i) all reasonable out of pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable fees and charges, and disbursements, of counsel for the Administrative Agent), and shall pay all reasonable fees and time charges, and disbursements, for attorneys who may be employees of the Administrative Agent, in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out of pocket expenses incurred by the Issuing Lender in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder, (iii) all out of pocket expenses incurred by the Administrative Agent, any Lender or the Issuing Lender (including the fees, charges and disbursements of any counsel for the Administrative Agent, any Lender or the Issuing Lender), and shall pay all fees and time charges for attorneys who may be employees of the Administrative Agent, any Lender or the Issuing Lender, in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such out of pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit, and (iv) all reasonable out-of-pocket expenses of the Administrative Agent’s regular employees and agents engaged periodically to perform audits of the Loan Parties’ books, records and business properties, provided that such reimbursement obligation shall be limited to one (1) audit in each fiscal year so long as no Event of Default exists and is continuing.

10.3.2     Indemnification of the Administrative Agent by the Borrowers.

The Borrowers, on a joint and several basis ~~(subject to Section 10.18)~~, unconditionally agree to pay or reimburse the Administrative Agent and hold the Administrative Agent harmless against (a) liability for the payment of all reasonable out-of-pocket costs, expenses and disbursements, including fees and expenses of external counsel (limited to (i) one primary counsel, (ii) in the case of a material conflict on any material issue between or among two or more indemnitees, one additional counsel in each instance and (iii) one local counsel in each applicable jurisdiction), appraisers and environmental consultants, incurred by the Administrative Agent (i) in connection with the development, negotiation, preparation, printing, execution, administration, syndication, interpretation and performance of this Agreement and the other Loan Documents, (ii) relating to any requested amendments, waivers or consents pursuant to the provisions hereof, (iii) in connection with the enforcement of this Agreement or any other Loan Document or collection of amounts due hereunder or thereunder or the proof and allowability of any claim arising under this Agreement or any other Loan Document, whether in bankruptcy, examinership or receivership proceedings or otherwise, and (iv) in any workout or restructuring or in connection with the protection, preservation, exercise or enforcement of any of the terms hereof or of any rights hereunder or under any other Loan Document or in connection with any foreclosure, collection or bankruptcy proceedings, and (b) all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Administrative Agent, in its capacity as such, in any way relating to or arising out of this Agreement or any other Loan Documents or any action taken or omitted by the Administrative Agent hereunder or thereunder, provided that the Borrowers shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements if the same results from the Administrative Agent’s gross negligence or willful misconduct as finally determined by a court of competent jurisdiction, or if the Borrowers were not given notice of the subject claim and the opportunity to participate in the defense thereof, at their expense (except that the Borrowers shall remain liable to the extent such failure to give notice does not result in a loss to the Borrowers), or if the same results from a compromise or settlement agreement entered into without the consent of the Borrowers, which shall not be unreasonably withheld. In addition, the Borrowers, jointly and severally, ~~(subject to Section 10.18 for the avoidance of doubt, if applicable)~~ agree to reimburse and pay all reasonable out-of-pocket expenses of the Administrative Agent’s regular employees and agents engaged periodically to perform audits of the Loan Parties’ books, records and business properties, provided that such reimbursement obligation shall be limited to one (1) audit in each fiscal year so long as no Event of Default exists and is continuing. This Section 10.3.2 shall not apply with respect to taxes other than any taxes that represent losses, claims, damages, etc. arising from any non-tax claim.

10.3.3     Reimbursement and Indemnification of Lenders by the Borrowers.

The Borrowers, on a joint and several basis ~~(subject to Section 10.18)~~, agree unconditionally upon demand to pay or reimburse to each Lender (other than the Administrative Agent, as to which the Borrowers’ Obligations are set forth in Section 10.3.2) and to save such Lender harmless against (i) liability for the payment of all reasonable out-of-pocket costs, expenses and disbursements (including reasonable fees and expenses of counsel for each Lender except with respect to (a) and (b) below), incurred by such Lender (a) in connection with the administration and interpretation of this Agreement, and other instruments and documents to be delivered hereunder, (b) relating to any amendments, waivers or consents pursuant to the provisions hereof, (c) in connection with the enforcement of this Agreement or any other Loan Document, or collection of amounts due hereunder or thereunder or the proof and allowability of any claim arising under this Agreement or any other Loan Document, whether in bankruptcy or receivership proceedings or otherwise, and (d) in any workout or restructuring or in connection with the protection, preservation, exercise or enforcement of any of the terms hereof or of any rights hereunder or under any other Loan Document or in connection with any foreclosure, collection or bankruptcy proceedings, or (ii) all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (other than taxes) which may be imposed on, incurred by or asserted against such Lender, in its capacity as such, in any way relating to or arising out of this Agreement or any other Loan Documents or any action taken or omitted by such Lender hereunder or thereunder, provided that the Borrowers shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements (A) if the same results from such Lender’s gross negligence or willful misconduct as finally determined by a court of competent jurisdiction, or (B) if the Borrowers were not given notice of the subject claim and the opportunity to participate in the defense thereof, at their expense (except that the Borrowers shall remain liable to the extent such failure to give notice does not result in a loss to the Borrowers), or (C) if the same results from a compromise or settlement agreement entered into without the consent of the Borrowers, which shall not be unreasonably withheld. The Lenders will attempt to minimize the fees and expenses of legal counsel for the Lenders which are subject to reimbursement by the Borrowers hereunder by considering the usage of one law firm to represent the Lenders and the Administrative Agent if appropriate under the circumstances. This Section 10.3.3 shall not apply with respect to taxes other than any taxes that represent losses, claims, damages, etc. arising from any non-tax claim.

10.3.4     Reimbursement by Lenders.

To the extent that the Borrowers for any reason fail to indefeasibly pay any amount required under Sections 10.3.1 or 10.3.2 to be paid by it to the Administrative Agent (or any sub-agent thereof), the Issuing Lender or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the Issuing Lender or such Related Party, as the case may be, such Lender’s Ratable Share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) or the Issuing Lender in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) or Issuing Lender in connection with such capacity.

10.3.5     Waiver of Consequential Damages, Etc.

To the fullest extent permitted by applicable Law, no party hereto shall assert, and each party hereto hereby waives, any claim against any other party hereto, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No indemnitee referred to in Section 10.3.2 or Section 10.3.3 shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

10.3.6     Payments.

All amounts due under this Section shall be payable not later than ten (10) days after demand therefor.

10.4        Holidays.

Whenever payment of a Loan to be made or taken hereunder shall be due on a day which is not a Business Day such payment shall be due on the next Business Day (except as provided in Section 3.2 with respect to Interest Periods under the Term SOFR Rate Loan Option, Euro-Rate Option or the EURIBOR Rate Option ~~with respect to Revolving Credit Loans and Term Loans~~) and such extension of time shall be included in computing interest and fees, except that the Loans shall be due on the Business Day preceding the ~~applicable~~ Expiration Date if such Expiration Date is not a Business Day. Whenever any payment or action to be made or taken hereunder (other than payment of the Loans) shall be stated to be due on a day which is not a Business Day, such payment or action shall be made or taken on the next following Business Day, and such extension of time shall not be included in computing interest or fees, if any, in connection with such payment or action

10.5        Funding by Branch, Subsidiary or Affiliate.

10.5.1     Notional Funding.

Each Lender shall have the right from time to time, without notice to the Borrowers, to deem any branch, Subsidiary or Affiliate (which for the purposes of this Section 10.5 shall mean any corporation or association which is directly or indirectly controlled by or is under direct or indirect common control with any corporation or association which directly or indirectly controls such Lender) of such Lender to have made, maintained or funded any Loan to which the Term SOFR Rate Loan Option, Euro-Rate Option or EURIBOR Rate Option applies at any time~~,~~; provided that immediately following (on the assumption that a payment were then due from the Borrowers to such other office), and as a result of such change, the Borrowers would not be under any greater financial obligation pursuant to Section 4.6 than it would have been in the absence of such change. Notional funding offices may be selected by each Lender without regard to such Lender’s actual methods of making, maintaining or funding the Loans or any sources of funding actually used by or available to such Lender.

10.5.2     Actual Funding.

Each Lender shall have the right from time to time to make or maintain any Loan or Letter of Credit Borrowing by arranging for a branch, Subsidiary or Affiliate of such Lender to make or maintain such Loan subject to the last sentence of this Section 10.5.2. If any Lender causes a branch, Subsidiary or Affiliate to make or maintain any part of the Loans or Letter of Credit Borrowing hereunder, all terms and conditions of this Agreement shall, except where the context clearly requires otherwise, be applicable to such part of the Loans or Letter of Credit Borrowing to the same extent as if such Loans or Letter of Credit Borrowing were made or maintained by such Lender, but in no event shall any Lender’s use of such a branch, Subsidiary or Affiliate to make or maintain any part of the Loans or Letter of Credit Borrowing hereunder cause such Lender or such branch, Subsidiary or Affiliate to incur any cost or expenses payable by the Borrowers hereunder or require the Borrowers to pay any other compensation to any Lender (including any expenses incurred or payable pursuant to Section 4.6) which would otherwise not be incurred.

10.6        Notices; Lending Offices.

Any notice, request, demand, direction or other communication (for purposes of this Section 10.6 only, a “Notice”) to be given to or made upon any party hereto under any provision of this Agreement shall be given or made by telephone or in writing (which includes means of electronic transmission (i.e., “e-mail”) or facsimile transmission or by setting forth such Notice on a site on the World Wide Web (a “Website Posting”) if Notice of such Website Posting (including the information necessary to access such site) has previously been delivered to the applicable parties hereto by another means set forth in this Section 10.6) in accordance with this Section 10.6. Any such Notice must be delivered to the applicable parties hereto at the addresses and numbers set forth under their respective names on Schedule 1.1(B) hereof or in accordance with any subsequent unrevoked Notice from any such party that is given in accordance with this Section 10.6. Any Notice shall be effective:

(i)            In the case of hand-delivery, when delivered;

(ii)           If given by mail, four days after such Notice is deposited with the United States Postal Service, with first-class postage prepaid, return receipt requested;

(iii)          In the case of a telephonic Notice, when a party is contacted by telephone, if delivery of such telephonic Notice is confirmed no later than the next Business Day by hand delivery, a facsimile or electronic transmission, a Website Posting or overnight courier delivery of a confirmatory notice (received at or before noon on such next Business Day);

(iv)          In the case of a facsimile transmission, when sent to the applicable party’s facsimile machine’s telephone number if the party sending such Notice receives confirmation of the delivery thereof from its own facsimile machine;

(v)           In the case of electronic transmission, when actually received;

(vi)          In the case of a Website Posting, upon delivery of a Notice of such posting (including the information necessary to access such web site) by another means set forth in this Section 10.6; and

(vii)         If given by any other means (including by overnight courier), when actually received.

Any Lender giving a Notice to a Loan Party shall concurrently send a copy thereof to the Administrative Agent, and the Administrative Agent shall promptly notify the other Lenders of its receipt of such Notice. Schedule 1.1(B) lists the Lending Offices of each Lender. Each Lender may change its respective Lending Office by written Notice to the Administrative Agent and other Lenders.

10.7        Severability.

The provisions of this Agreement are intended to be severable. If any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

10.8        Governing Law.

This Agreement shall be governed by and construed in accordance with the Laws of the State of New York. Each standby Letter of Credit issued under this Agreement shall be subject either to the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce (the “ICC”) at the time of issuance (“UCP”) or the rules of the International Standby Practices (ICC Publication Number 590) (“ISP98”), as determined by the Issuing Lender, and each trade Letter of Credit issued under this Agreement shall be subject to the UCP, and in each case to the extent not inconsistent therewith, the Laws of the State of New York without regard to its conflict of laws principles.

10.9        Prior Understanding.

This Agreement, the Fourth Restatement Agreement and the other Loan Documents supersede all prior understandings and agreements, whether written or oral, between the parties hereto and thereto relating to the transactions provided for herein and therein, including any prior confidentiality agreements and commitments.

10.10      Duration; Survival.

All representations and warranties of the Loan Parties contained herein or made in connection herewith shall survive the making of Loans and issuance of Letters of Credit and shall not be waived by the execution and delivery of this Agreement, any investigation by the Administrative Agent or the Lenders, the making of Loans, issuance of Letters of Credit, or payment in full of the Loans. All covenants and agreements of the Loan Parties contained herein shall continue in full force and effect from and after the date hereof so long as the Borrowers may borrow or request Letters of Credit hereunder and until termination of the Commitments and payment in full of the Obligations (other than non-assessed contingent reimbursement obligations) and expiration or termination of all Letters of Credit. Sections 4 and 10.3 shall survive payment in full of the Obligations, expiration or termination of the Letters of Credit and termination of the Commitments. In addition, all covenants and agreements of the Borrowers and the Lenders contained herein shall, if any related payment is later declared to be a fraudulent conveyance or a preference in any respect, set aside or required to be paid to a debtor in possession, any secured party, receiver, receiver and manager or similar Person, or otherwise voided or nullified (a “Voided Payment”), be reinstated and deemed to have survived payment in full of the Obligations, expiration or termination of the Letters of Credit and termination of the Commitments, to the extent such reinstatement and survival is necessary for the Administrative Agent to recover such Voided Payment.

10.11      Successors and Assigns.

10.11.1   Successors and Assigns Generally.

The provisions of this Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns permitted hereby, except that neither the Company nor any other Loan Party (except with respect to any Loan Party, other than the Company, in a transaction not prohibited by this Agreement) may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of Section 10.11.2, (ii) by way of participation in accordance with the provisions of Section 10.11.4, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 10.11.5 (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 10.11.4 and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

10.11.2   Assignments by Lenders.

Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i)            Minimum Amounts.

(a)           in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(b)           in any case not described in clause (i)(a) of this Section 10.11.2, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption Agreement with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption Agreement, as of the Trade Date) shall not be less than $5,000,000.00~~, in the case of any assignment in respect of the Revolving Credit Commitment of the assigning Lender, or €5,000,000.00 in the case of the Term Loan Commitment or Term Loan of such assigning Lender,~~ unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrowers, otherwise consent~~s~~ (each such consent not to be unreasonably withheld or delayed).

(ii)           Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loan or the Commitment assigned.

(iii)          Required Consents. No consent shall be required for any assignment except for the consent of the Administrative Agent (which shall not be unreasonably withheld or delayed) and:

(a)           the consent of the Borrowers (such consent not to be unreasonably withheld or delayed) shall be required unless (x) an Event of Default has occurred and is continuing at the time of such assignment or (y) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Borrowers shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten (10) Business Days after having received notice thereof; and

(b)           the consent of the Issuing Lender (such consent not to be unreasonably withheld or delayed) shall be required for any assignment that increases the obligation of the assignee to participate in exposure under one or more Letters of Credit (whether or not then outstanding).

(iv)          Assignment and Assumption Agreement. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption Agreement, together with a processing and recordation fee of $3,500.00, and the assignee, if it is not a Lender, shall deliver to the Administrative Agent an administrative questionnaire provided by the Administrative Agent.

(v)           No Assignment to Borrowers. No such assignment shall be made to the Borrowers or any of the Borrowers’ Affiliates or Subsidiaries.

(vi)          No Assignment to Natural Persons. No such assignment shall be made to a natural person.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to Section 10.11.3, from and after the effective date specified in each Assignment and Assumption Agreement, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption Agreement, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption Agreement, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption Agreement covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.4, 4.6 and 10.3 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender having been a Defaulting Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 10.11.2 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 10.11.4.

Each Luxembourg Loan Party hereby expressly accepts and confirms, for the purposes of articles 1278 and 1281 of the Luxembourg Civil Code, that notwithstanding any assignment permitted under, and made in accordance with, the provisions of this Agreement, any guarantee and any security provided pursuant to a Loan Document to which it is a party shall be preserved for the benefit of any new lender under this Section 10.11.2.

10.11.3   Register.

The Administrative Agent, acting solely for this purpose as an agent of the Borrowers, shall maintain a record of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans owing to, each Lender pursuant to the terms hereof from time to time. Such register shall be conclusive absent manifest error, and the Borrowers, the Administrative Agent and the Lenders may treat each Person whose name is in such register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. Such register shall be available for inspection by the Borrowers and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

10.11.4   Participations.

Any Lender may at any time, without the consent of, or notice to, the Borrowers or the Administrative Agent, sell participations to any Person (other than a natural person or the Borrowers or any of the Borrowers’ Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Administrative Agent, the Lenders, and the Issuing Lender shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree (other than as is already provided for herein) to any amendment, modification or waiver with respect to Section 10.1.1, 10.1.2 or 10.1.3 that directly affects such Participant. Each Borrower agrees that each Participant shall, if applicable, be entitled to the benefits of Sections 3.4, 4.6, 10.3 and 4.7 (subject to the requirements and limitations therein, including the requirements under Section 4.7) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 10.11.2; provided that (A) such Participant agrees to be subject to the provisions of Section 4.4.2 as if it were an assignee under Section 10.11.2; and (B) such Participant shall not be entitled to receive any greater payment under Sections 3.4, 4.6 or 4.7, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrowers’ request and expense, to use reasonable efforts to cooperate with the Borrowers to effectuate the provisions of Section 4.4.2 with respect to any Participant. To the extent permitted by Law, each Participant also shall, if applicable, be entitled to the benefits of Section 8.2.3 as though it were a Lender; provided that such Participant agrees to be subject to Section 9.9 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person (other than the Borrowers) except to the extent that such disclosure is either necessary for such commitment, loan, letter of credit or other obligation to be, or necessary to establish that such obligation is, in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. No Participant shall be entitled to the benefits of Section 4.7, however, unless all information and documents required by Section 4.7 with respect to such Participant have been provided to the Borrower. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register. Each Lender that sells a participation pursuant to this Section 10.11.4 shall notify the Administrative Agent of the amount of the principal amounts of each such Participant’s participant interest with respect to such Lender’s rights and obligations under this Agreement and shall obtain a Qualifying Lender Confirmation completed and signed by or on behalf of the Participant and shall procure an undertaking from the Participant that it will comply with the provisions of sub clauses (a) to (c) of Section 4.7.7(iii) as if it were a Lender. Notwithstanding the preceding paragraph, any Participant that is a Farm Credit Lender that (i) has purchased a participation in a Dollar Equivalent minimum amount of $5,000,000.00 (ii) has been designated as a voting Participant (a “Voting Participant”) in a notice (a “Voting Participant Notice”) sent by the relevant Lender (including any existing Voting Participant) to the Administrative Agent and (iii) receives, prior to becoming a Voting Participant, the consent of the Borrowers and the Administrative Agent (such consent to be required only to the extent and under the circumstances it would be required if such Voting Participant were to become a Lender pursuant to an assignment in accordance with Section 10.11.2 and such consent is not required for an assignment to an existing Voting Participant), shall be entitled to vote as if such Voting Participant were a Lender on all matters subject to a vote by Lenders, and the voting rights of the selling Lender (including any existing Voting Participant) shall be correspondingly reduced, on a dollar-for-dollar basis. Each Voting Participant Notice shall include, with respect to each Voting Participant, the information that would be included by a prospective Lender in an Assignment and Assumption. Notwithstanding the foregoing, each Farm Credit Lender designated as a Voting Participant in Schedule 10.11.4 shall be a Voting Participant without delivery of a Voting Participation Notification and without the prior written consent of the Administrative Agent. The Administrative Agent shall be entitled to conclusively rely on information contained in Voting Participant Notices and all other notices delivered pursuant hereto. The voting rights of each Voting Participant are solely for the benefit of such Voting Participant.

10.11.5            Certain Pledges; Successors and Assigns Generally.

Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

10.12      Confidentiality.

10.12.1            General.

Each of the Administrative Agent, the Lenders and the Issuing Lender agrees to maintain the confidentiality of the Information, except that Information may be disclosed (i) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, advisors and other representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (ii) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (iii) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process, (iv) to any other party hereto, (v) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (vi) subject to an agreement containing provisions substantially the same as those of this Section, to (A) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (B) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrowers and their obligations, (vii) with the consent of the Borrowers or (viii) to the extent such Information (Y) becomes publicly available other than as a result of a breach of this Section or (Z) becomes available to the Administrative Agent, any Lender, the Issuing Lender or any of their respective Affiliates on a nonconfidential basis from a source other than any Loan Party. Any Person required to maintain the confidentiality of

Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. With the prior written consent of the Loan Parties, the Administrative Agent or any Lender may publish customary advertising material relating to the transactions contemplated hereby using the name, product photographs, logo or trademark of such Loan Party. In addition, with the prior written consent of the Loan Parties, the Administrative Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the agents and the Lenders in connection with the administration of this Agreement, the other Loan Documents and the Commitments.

10.12.2            Sharing Information With Affiliates of the Lenders.

Each Loan Party acknowledges that from time to time financial advisory, investment banking and other services may be offered or provided to the Borrowers or one or more of its Affiliates (in connection with this Agreement or otherwise) by any Lender or by one or more Subsidiaries or Affiliates of such Lender and each of the Loan Parties hereby authorizes each Lender to share any information delivered to such Lender by such Loan Party and its Subsidiaries pursuant to this Agreement, or in connection with the decision of such Lender to enter into this Agreement, to any such Subsidiary or Affiliate of such Lender, it being understood that any such Subsidiary or affiliate of any Lender receiving such information shall be bound by the provisions of Section 10.12.1 as if it were a Lender hereunder. Such authorization shall survive the repayment of the Loans and other Obligations and the termination of the Commitments. Each of the Administrative Agent, the Lenders and the issuer of Letters of Credit, solely on its own behalf, acknowledges that the information provided by the Loan Parties and their respective Subsidiaries may include material non-public information concerning the Loan Parties or their respective Subsidiaries, as the case may be, and that, to the extent such Person has not opted out by written notice to the Administrative Agent and the Company from receiving any such material non-public information, such Person will take commercially reasonable measures to use such material non-public information in compliance with applicable Law according to its usual procedures for the handling of such information as in effect from time to time.

10.13            Counterparts; Integration; Effectiveness.

This Agreement may be executed by different parties hereto on any number of separate counterparts, each of which, when so executed and delivered, shall be an original, and all such counterparts shall together constitute one and the same instrument. This Agreement and the other Loan Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof including any prior confidentiality agreements and commitments. Except as provided in Section 6, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or e-mail (.tif or .pdf) or any electronic signature complying with the U.S. federal ESIGN Act of 2000 or the New York Electronic Signature and Records Act or other transmission method and any counterpart so delivered shall be effective as delivery of a manually executed counterpart of this Agreement and be valid and effective for all purposes to the fullest extent permitted by applicable law.

10.14            Administrative Agent’s or Lender’s Consent.

Whenever the Administrative Agent’s or any Lender’s consent is required to be obtained under this Agreement or any of the other Loan Documents as a condition to any action, inaction, condition or event, the Administrative Agent and each Lender shall be authorized to give or withhold such consent in its sole and absolute discretion (unless otherwise specified herein) and to condition its consent upon the payment of money or any other matter.

10.15            Exceptions.

The representations, warranties and covenants contained herein shall be independent of each other, and no exception to any representation, warranty or covenant shall be deemed to be an exception to any other representation, warranty or covenant contained herein unless expressly provided, nor shall any such exceptions be deemed to permit any action or omission that would be in contravention of applicable Law.

10.16            CONSENT TO FORUM; WAIVER OF JURY TRIAL.

EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF ANY NEW YORK STATE COURT OR FEDERAL COURT OF THE UNITED STATES OF AMERICA SITTING IN NEW YORK CITY, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS (WITH THE EXCEPTION OF ANY COLLATERAL DOCUMENTS GOVERNED BY LUXEMBOURG LAW, FOR WHICH ANY DISPUTE SHALL BE BROUGHT BEFORE THE COURTS OF THE CITY OF LUXEMBOURG) TO WHICH IT IS A PARTY, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT, AND EACH LOAN PARTY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS TO THE EXTENT PERMITTED BY APPLICABLE LAWS, THAT ALL SUCH SERVICE OF PROCESS BE MADE BY CERTIFIED OR REGISTERED MAIL DIRECTED TO SUCH LOAN PARTY AT THE ADDRESSES PROVIDED FOR IN SECTION 10.6 AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED UPON ACTUAL RECEIPT THEREOF. EACH OF THE PARTIES HERETO HEREBY WAIVES ANY OBJECTION TO JURISDICTION AND VENUE OF ANY ACTION INSTITUTED AGAINST IT AS PROVIDED HEREIN AND AGREES NOT TO ASSERT ANY DEFENSE BASED ON LACK OF JURISDICTION OR VENUE.

EACH LOAN PARTY, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM OF ANY KIND ARISING OUT OF OR RELATED TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (WITH THE EXCEPTION OF ANY COLLATERAL DOCUMENTS GOVERNED BY LUXEMBOURG LAW, FOR WHICH ANY DISPUTE SHALL BE BROUGHT BEFORE THE COURTS OF THE CITY OF LUXEMBOURG) TO THE FULL EXTENT PERMITTED BY LAW.

10.17            USA Patriot Act.

Each Lender or assignee or participant of a Lender that is not incorporated under the Laws of the United States of America or a state thereof (and is not excepted from the certification requirement contained in Section 313 of the USA Patriot Act and the applicable regulations because it is both (i) an affiliate of a depository institution or foreign bank that maintains a physical presence in the United states or foreign county, and (ii) subject to supervision by a banking authority regulating such affiliated depository institution or foreign bank) shall deliver to the Administrative Agent the certification, or, if applicable, recertification, certifying that such Lender is not a “shell” and certifying to other matters as required by Section 313 of the USA Patriot Act and the applicable regulations: (1) within 10 days after the Closing Date, and (2) at such other times as are required under the USA Patriot Act.

Each Lender that is subject to the USA Patriot Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies Loan Parties that pursuant to the requirements of the USA Patriot Act, it is required to obtain, verify and record information that identifies the Loan Parties (and any other Person that proposes or is required to join this Agreement as a Borrower or a Guarantor), which information includes the name and address of Loan Parties (or such Borrower or Guarantor) and other information that will allow such Lender or Administrative Agent, as applicable, to identify the Loan Parties (or such Borrower or Guarantor) in accordance with the USA Patriot Act. Any Person that proposes or is required to join this Agreement as a ~~Borrower or~~ Guarantor shall provide any such required information to such Lender or Administrative Agent, as applicable, at least 10 Business Days prior to the date of joinder.

Each Loan Party acknowledges that, pursuant to Canadian Anti-Money Laundering & Anti-Terrorism Laws, the Lenders may be required to obtain, verify and record information regarding the Loan Parties and their directors, authorized signing officers, direct or indirect shareholders or other Persons in control of the Loan Parties and the transactions contemplated hereby. The Borrowers shall promptly provide, or cause to be provided, all such information, including supporting documentation and other evidence, as may be reasonably requested by the Lenders, or any prospective assignee or participant of the Lenders in order to comply with any applicable Canadian Anti-Money Laundering & Anti-Terrorism Laws, whether now or hereafter in existence; provided in each case, that in relation to any German Loan Party, compliance with any of the foregoing does not result in a violation of, or conflict with, Section 7 of the German Foreign Trade Ordinance (Außenwirtschaftsverordnung), Council Regulation (EC) No. 2271/96 or any similar anti-boycott statute.

10.18            ~~Nature of Foreign Borrower Obligations.~~[Reserved].

~~(a)            Notwithstanding the joint and several liability of the Borrowers under this Agreement or any other Loan Document, and notwithstanding any other provision herein and/or in any other Loan Document, and whether or not explicitly limited by reference to this Section, all obligations and liabilities of each Foreign Borrower under this Agreement and/or any of the other Loan Documents on account of principal and interest under the Loans and Reimbursement Obligations and Letter of Credit Borrowings and/or any Swap Obligations and/or any set off shall be limited to the principal amount advanced to such Foreign Borrower or its Subsidiaries and reimbursement of draws under Letters of Credit issued for the account of such Foreign Borrower or its Subsidiaries and, in each case, interest thereon or the Swap Obligations entered into by the respective Foreign Borrowers or any of its Subsidiaries. In addition, each such Foreign Borrower shall be liable only for its pro rata share of all fees, expenses, compensation and other sums due hereunder (other than principal on the Loans and reimbursement of draws under Letters of Credit and interest thereon) based upon the ratio of the sum of Loans outstanding to and Letters of Credit issued for such Foreign Borrower to the total amount of Loans outstanding and Letters of Credit issued hereunder. Notwithstanding the foregoing, with respect to any reimbursement or indemnification obligation arising from a breach of any representation, covenant, reporting requirement or other similar obligation under this Agreement or any other Loan Document, each such Foreign Borrower shall be liable only to the extent that such breach is in relation to such Foreign Borrower or any of its Subsidiaries. Solely for purposes of this Section 10.18, a FSHCO (as defined in Exhibit 1.6) shall be considered a Foreign Borrower.~~

~~Any Foreign Borrower may from time to time deliver a termination notice to the Administrative Agent requesting that it no longer be a party hereto. Such termination shall be effective two Business Days after receipt by the Administrative Agent so long as all obligations of such Foreign Borrower hereunder have been paid in full (including principal, interest and other amounts) and no Letter of Credit issued for the account or benefit of such Foreign Borrower is outstanding; provided that, to the extent this Agreement provides for the survival of certain provisions upon termination hereof, such surviving provisions shall survive a termination under this subsection with respect to any such Foreign Borrower. Following receipt of such notice, no further Loans may be borrowed by such Foreign Borrower hereunder, unless such Foreign Borrower shall thereafter rejoin this Agreement as a Borrower pursuant to the joinder provisions of Section 7.1.10.~~

10.19            ~~Pledge of Foreign Loan Party Loans.~~[Reserved].

~~(a)            To secure all of the Obligations, each of the Loan Parties (other than the Foreign Loan Parties) hereby grants to the Administrative Agent or, in the event a Security Triggering Event occurs, to the Collateral Agent, for its benefit and the benefit of the Lenders, a security interest in and to the following property of such Loan Party, whether now or~~

~~hereafter existing, and wherever located (collectively, the “Pledged Collateral”): (i) all loans and advances made by domestic Loan Parties to Foreign Loan Parties pursuant to Section 7.2.4(v)(d) (collectively, the “Pledged Loans”); (ii) all instruments, promissory notes, chattel paper, documents, certificates, securities and investment property evidencing such Pledged Loans; (iii) all Liens and other contracts securing or otherwise relating to such Pledged Loans; (iv) all books and records relating to such Pledged Loans and items of collateral described in the preceding clauses (ii) and (iii); and (v) all proceeds of such Pledged Loans and items of collateral described in the preceding clauses (ii) and (iii).~~

~~(b)            In furtherance of the foregoing: (i) the Company, on behalf of the Loan Parties, shall promptly as practicable after the existence thereof, cause all of the Pledged Loans to be evidenced by a duly executed intercompany promissory note and deliver same to the Administrative Agent or, in the event a Security Triggering Event occurs, to the Collateral Agent, together with all other original items of Pledged Collateral of a type requiring possession by the Administrative Agent or the Collateral Agent, as the case may be, for perfection of the Administrative Agent’s or the Collateral Agent’s and Lenders’ Lien under applicable Law, duly endorsed and dated in blank, if such endorsement is necessary or customary; and (ii) the Loan Parties hereby authorize the Administrative Agent and, in the event a Security Triggering Event occurs, the Collateral Agent, for its benefit and the benefit of the Lenders, to file Uniform Commercial Code financing statements naming each Loan Party holding Pledged Collateral as a debtor and describing the Pledged Collateral therein. Upon and during the continuation of an Event of Default, the Administrative Agent or the Collateral Agent, as the case may be, for its benefit and the benefit of the Lenders, may exercise all of the rights and remedies of a secured creditor with respect to the Pledged Collateral under the applicable Uniform Commercial Code, including without limitation the right to demand that payment of the Pledged Collateral be made directly to the Administrative Agent or the Collateral Agent, as the case may be, for its benefit and the benefit of the Lenders, for application to the Obligations consistent with Section 8.2.5.~~

~~(c)            If, after the pledge of Pledged Loans as contemplated in this Section 10.19, the Loan Parties have no outstanding loans and advances to Foreign Loan Parties and Foreign Non-Loan Party Subsidiaries pursuant to Section 7.2.4(v)(d), the Borrower Agent may provide to the Administrative Agent or, in the event a Security Triggering Event occurs, the Collateral Agent, a certificate of a Responsible Officer certifying to such fact (including reasonable confirming calculations) and request that the Administrative Agent or the Collateral Agent, as the case may be, release such Pledged Loans. The Administrative Agent or the Collateral Agent, as the case may be, shall thereafter effectuate such release by return of the original Pledged Collateral relating to such Pledged Loans to the Borrower Agent and amendment to any of its applicable Uniform Commercial Code financing statements. Any such release shall be limited to the specific Pledged Loans released and shall not constitute a general release of the requirements of Section 7.2.4(v)(d) and this Section 10.19, which the Loan Parties shall be required to comply with at any time thereafter that the Loan Parties have any outstanding loans or advances to Foreign Loan Parties or Foreign Non-Loan Party Subsidiaries pursuant to Section 7.2.4(v)(d).~~

~~(d)            It is understood and agreed that in the event of any conflict or inconsistency between this Section 10.19 and Section 1.6, this Section 10.19 shall~~

~~prevail to the extent such conflict or inconsistency relates to the Pledged Collateral (including the Pledged Loans).~~

10.20            Acknowledgment and Consent to Bail-In of ~~EEA~~Affected Financial Institutions.

Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any ~~EEA~~Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of ~~an EEA~~the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by (a) the application of any Write-Down and Conversion Powers by ~~an EEA~~the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an ~~EEA~~Affected Financial Institution; and (b) the effects of any Bail-in Action on any such liability, including, if applicable, (i) a reduction in full or in part or cancellation of any such liability; (ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such ~~EEA~~Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or (iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of ~~any EEA~~the applicable Resolution Authority.

10.21            Certain ERISA Matters.

(i)            Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and its Affiliates, and not, for the avoidance of doubt, to or for the benefit of ~~the~~a Borrower or any other Loan Party, that at least one of the following is and will be true:

(A)            such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Loans, the Letters of Credit, the Commitments or this Agreement,

(B)            the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,

(C)            (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of subsections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsections (b) through (g) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or

(D)            such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(ii)            In addition, unless either subclause (i)(A) in this Section 10.21 is true with respect to a Lender or such Lender has provided another representation, warranty and covenant as provided in subclause (i)(D) in this Section 10.21, such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and its Affiliates, and not, for the avoidance of doubt, to or for the benefit of ~~the~~a Borrower or any other Loan Party, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

10.22            No Advisory or Fiduciary Responsibility.

In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each Loan Party acknowledges and agrees that: (i) (A) the arranging and other services regarding this Agreement provided by the Lenders (in such capacity) are arm’s-length commercial transactions between the Borrowers and their Affiliates, on the one hand, and the Lenders (in such capacity), on the other hand, (B) each Loan Party has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) each Loan Party is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) each of the Lenders (in such capacity) is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrowers or any of their Affiliates, or any other Person and (B) no Lender (in such capacity) has any obligation to the Borrowers or any of their Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) each of the Lenders (in such capacity) and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrowers and their Affiliates, and no Lender (in such capacity) has any obligation to disclose any of such interests to the Borrowers or their Affiliates. To the fullest extent permitted by law, each Loan Party hereby waives and releases any claims that it may have against each of the Lenders (in such capacity) with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

10.23            Acknowledgement Regarding Any Supported QFCs.

To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Lender Provided Hedge or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States). In the event a Specified Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States.

Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

10.24            Swiss Limitation.

Any obligations assumed by any Swiss Guarantor under this Agreement or any other Loan Document (the “Swiss Guarantor Obligations”) shall be subject to the following limitations:

(a)            If and to the extent that a Swiss Guarantor guarantees or otherwise secures obligations other than obligations of one of the Swiss Guarantor's direct and indirect Subsidiaries (i.e. obligations of its direct or indirect parent companies (up-stream liabilities) or sister companies (cross-stream liabilities)) (the “Swiss Restricted Obligations”) and that performing the relevant Swiss Restricted Obligations would not be permitted under Swiss corporate law then applicable, then such obligations and payment amount shall from time to time be limited to the amount permitted to be paid under then applicable Swiss law and practice, provided that such limited amount shall at no time be less than the relevant Swiss Guarantor's distributable capital (presently being the balance sheet profits and any reserves available for distribution) at the time or times performance of the relevant Swiss Guarantor Obligation is due or requested from such Swiss Guarantor, and further provided that such limitation (as may apply from time to time or not) shall not (generally or definitively) release the relevant Swiss Guarantor from its Swiss Guarantor Obligations in excess thereof, but merely postpone the payment date therefor until such times as payment is again permitted notwithstanding such limitation, and any and all indemnities, guarantees, subordination or other form of support of such Swiss Guarantor contained in any Loan Documents shall be construed in a manner consistent with the provisions of this Section 10.24.

(b)           In case a Swiss Guarantor who must make a payment in respect of Swiss Restricted Obligations under this Agreement or any other Loan Document is obliged to withhold Swiss Withholding Tax in respect of such payment, such Swiss Guarantor shall:

(i)             use its best endeavors that such payments can be made without deduction of Swiss Withholding Tax, or with deduction of Swiss Withholding Tax at a reduced rate, by discharging the liability to such tax by notification pursuant to applicable law (including double tax treaties) rather than payment of the tax;

(ii)            if the notification procedure pursuant to sub-paragraph (i) above does not apply, deduct Swiss Withholding Tax at the rate of 35 per cent (or such other rate as in force from time to time), or if the notification procedure pursuant to sub-paragraph (i) above applies for a part of the Swiss Withholding Tax only, deduct Swiss Withholding Tax at the reduced rate resulting after the discharge of part of such tax by notification under applicable law, from any payment made by it in respect of Swiss Restricted Obligations and promptly pay any such taxes to the Swiss Federal Tax Administration;

(iii)           notify the Administrative Agent that such notification, or as the case may be, deduction has been made and provide the Administrative Agent with evidence that such a notification of the Swiss Federal Tax Administration has been made or, as the case may be, such taxes deducted have been paid to the Swiss Federal Tax Administration; and

(iv)          in the case of a deduction of Swiss Withholding Tax:

(A)          use its best efforts to ensure that any person other than a Lender Party which is entitled to a full or partial refund of the Swiss Withholding Tax deducted from such payment in respect of Swiss Restricted Obligations, will, as soon as possible after such deduction (x) request a refund of the Swiss Withholding Tax under applicable law (including tax treaties) and (y) pay to the Administrative Agent upon receipt any amounts so refunded; and

(B)           if a Lender Party is entitled to a full or partial refund of the Swiss Withholding Tax deducted from such payment, and if requested by the Administrative Agent, provide the Administrative Agent those documents that are required by law and applicable tax treaties to be provided by the payer of such tax, for each relevant Lender Party to prepare a claim for refund of Swiss Withholding Tax.

(c)            The Administrative Agent shall co-operate with the Swiss Guarantor to pursue such refund.

(d)           If a Swiss Guarantor is obliged to withhold Swiss Withholding Tax in accordance with paragraph (b) above, the Administrative Agent shall be entitled to further enforce the Swiss Guarantor Obligation assumed by such Swiss Guarantor and apply proceeds therefrom against the Swiss Restricted Obligations up to an amount which is equal to that amount which would have been obtained if no withholding of Swiss Withholding Tax were required, whereby such further enforcements shall always be limited to the maximum amount of the freely distributable capital of such Swiss Guarantor as set out in paragraph (a) above.

(e)            If and to the extent requested by the Administrative Agent and if and to the extent this is from time to time required under Swiss law (restricting profit distributions), in order to allow the Lender Parties to obtain a maximum benefit under this Agreement, the relevant Swiss Guarantor shall, and any parent company of such Swiss Guarantor being a party to this Agreement shall procure that such Swiss Guarantor will, promptly implement all such measures and/or to promptly procure the fulfilment of all prerequisites allowing the prompt fulfilment of the Swiss Guarantor Obligations and allowing the relevant Swiss Guarantor to promptly perform its obligations and make the (requested) payment(s) hereunder from time to time, including the following:

(i)             preparation of an up-to-date audited balance sheet of the relevant Swiss Guarantor;

(ii)            confirmation of the auditors of the relevant Swiss Guarantor that the relevant amount represents (the maximum of) freely distributable capital of the relevant Swiss Guarantor;

(iii)           approval by a shareholders meeting of the relevant Swiss Guarantor of the capital distribution;

(iv)          if the enforcement of Swiss Restricted Obligations would be limited due to the effects referred to in this Section 10.24, then the relevant Swiss Guarantor shall, to the extent permitted by applicable law, write up or realize any of its assets that are shown in its balance sheet with a book value that is significantly lower than the fair market value of the assets and/or reduce its share capital; and

(v)           all such other measures necessary or useful to allow payment under the Swiss Restricted Obligations and to allow the relevant Swiss Guarantor to make the payments and perform the obligations agreed hereunder with a minimum of limitations.

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SCHEDULE 1.1(A)

Pricing Grid for Glatfelter Corporation*

Pricing in basis points

Level	~~Debt Ratings Level~~	Secured Leverage Ratio Level	Base Rate Spread	Term SOFR Rate Loan Spread / Euro- Rate Spread / EURIBOR Rate Spread / Letter of Credit Fee	~~Term Loan Spread~~	Commitment Fee
I	~~Baa2/BBB or higher~~	< 1.50 to 1.00	~~12.5~~250.0	~~112.5~~350.0	~~112.5~~	~~1~~50.0
II	~~Baa3/BBB-~~	< 2.~~0~~50 to 1.00	~~25~~300.0	~~125~~400.0	~~125.0~~	~~1~~50.0
but
≥ 1.50 to 1.00
III	~~Ba1/BB+~~	< ~~2~~3.50 to 1.00	350.0	~~1~~450.0	~~150.0~~	~~2~~50.0
but
≥ 2.~~0~~50 to 1.00
IV	~~Ba2/BB~~	~~<3.00 to 1.00~~	~~75~~400.0	~~175~~500.0	~~175.0~~	~~2~~50.0
~~but~~
≥ ~~2~~3.50 to 1.00
~~V~~	~~Ba3/BB- or lower~~	~~≥ 3.00 to 1.00~~	~~125.0~~	~~225.0~~	~~225.0~~	~~30.0~~

*Pricing will be determined by reference to ~~the higher (Level I being the highest) of~~ the Secured Leverage Ratio level ~~and the Debt Ratings level,~~; provided that, effective as of the ~~First~~Second Amendment Closing Date pricing and fees will be set at Level ~~V~~III.

~~* In the event the Company’s Debt Rating is split -rated, pricing will be determined by the higher of the two ratings, except that if the ratings differ by more than one level, pricing will be determined by one level above the lower rating. In the event that either Moody’s or Standard & Poor’s shall cease to provide a Debt Rating, pricing will be determined by reference to the Leverage Ratio.~~

*Increases or decreases in pricing and fees pursuant to the grid above shall be ~~(x)~~ recomputed as of the end of each fiscal quarter ending on and after ~~June 30, 2022~~March 31, 2023 based on the Secured Leverage Ratio as of such quarter end and shall be effective on the date on which the Compliance Certificate evidencing such computation is due to be delivered under Section 7.3.3 ~~and (y) recomputed and effective as of the date on which any Debt Rating of the Company shall change (if such change results in a change in the pricing Level)~~. If a Compliance Certificate is not delivered when due in accordance with such Section 7.3.3, then the rates in Level I V shall apply as of the first Business Day after the date on which such Compliance Certificate was

SCHEDULE 1.1(A)

required to have been delivered and shall remain in effect until the date on which such Compliance Certificate is delivered.

If, as a result of any restatement of or other adjustment to the financial statements of the Company or for any other reason, the Company or the Lenders determine that (i) the Secured Leverage Ratio as calculated by the Company as of any applicable date was inaccurate and (ii) a proper Calculation of the Secured Leverage Ratio would have resulted in higher pricing for such period, the Borrowers shall immediately and retroactively be obligated to pay to the Administrative Agent for the account of the applicable Lenders, promptly on demand by the Administrative Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to any Borrower under the Bankruptcy Code of the United States, automatically and without further action by the Administrative Agent, any Lender or the Issuing Lender), an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period. This paragraph shall not limit the rights of the Administrative Agent, any Lender or the Issuing Lender, as the case may be, under Section 2.9 or Section 4.3 or Section 9. The Borrowers’ obligations under this paragraph shall survive the termination of the Commitments and the repayment of all other Obligations hereunder.

SCHEDULE 1.1(A)

SCHEDULE 1.1(D)

Collateral Documents

As of the Second Amendment Closing Date:

1.	U.S. Security Agreement

2.	U.S. Pledge Agreement

3.	U.S. IP Security Agreement

4.	U.S. Mortgages and the Canadian Collateral Documents

5.	Foreign Collateral Documents, including the English Debenture and the English Share Charge

SCHEDULE 1.1(D)

SCHEDULE 7.1.10

Subsidiary Joinder Requirements

1.	The Administrative Agent shall have received an officer’s certificate dated as of the date of such joinder and signed by a responsible officer of the Company on behalf of the Subsidiary to be joined, certifying that the representations and warranties of such Subsidiary contained in Section 5 and in each of the other Loan Documents shall be true and accurate on and as of the Closing Date in all material respects with the same effect as though such representations and warranties had been made on and as of such date (except for representations and warranties which relate solely to an earlier date or time, which representations and warranties shall be true and correct on and as of the specific dates or times referred to therein) and that no Default or Event of Default shall have occurred and be continuing or shall exist as of the date of such joinder.

2.	The Administrative Agent shall have received an officer’s certificate dated as of the date of such joinder and signed by a responsible officer of the Company on behalf of the Subsidiary to be joined, certifying as appropriate to

2.1.	The names of the Persons authorized to sign this Agreement and the other Loan Documents and to act on behalf of the Subsidiary to be joined and the true signatures of such Persons, on which the Administrative Agent and each Lender may conclusively rely;

2.2.	Copies of the resolutions of the board of directors or comparable managing body approving and adopting the Loan Documents and the transactions contemplated therein and authorizing the execution, delivery and performance thereof, certified to be true and correct as of the date of such certificate;

2.3.	Copies of the organizational documents, including (to the extent applicable and customary in such Subsidiary’s jurisdiction of organization) its certificate of incorporation, bylaws, certificate of limited partnership, partnership agreement, constitution, certificate of formation, or limited liability company agreement as in effect on the date of such joinder and certified by the appropriate official to the extent such documents are filed in a state office, together with certificates from the appropriate state officials as to the continued existence or good standing of the Subsidiary to be joined in each jurisdiction where organized and where delivery of such existence or good standing is customary.

3.	The Administrative Agent shall have received a joinder agreement joining the Subsidiary to be joined to each appropriate Loan Document, duly executed and delivered by the Subsidiary to be joined.

4.	The Administrative Agent shall have received a customary written opinion of counsel to the Subsidiary to be joined, where it is customary for such counsel to deliver such an opinion or of counsel to the Lenders, where it is customary for such counsel to deliver such an opinion,

SCHEDULE 7.1.10

or as otherwise agreed by the Administrative Agent and the Company, unless the Administrative Agent has consented to waive such opinion requirement in its sole discretion.

5.	All material consents required to effectuate the transactions contemplated by the joinder documents shall have been obtained.

6.	The Administrative Agent shall have received an executed Certificate of Beneficial Ownership for each Foreign Subsidiary to be joined in form and substance acceptable to the Administrative Agent and each Lender, and such other documentation and other information as is required by the Administrative Agent or any Lender to maintain compliance with applicable “know your customer” and anti-money laundering rules and regulations, including the USA Patriot Act.

7.	The Administrative Agent shall have received evidence of insurance necessary to maintain compliance with Section 7.1 .3 (if any), and the Administrative Agent shall be satisfied as to the amount and nature of all tax, ERISA, employee retirement benefit and other contingent liabilities to which the Subsidiary to be joined is subject.

In each case, with such modifications as are appropriate.

SCHEDULE 7.1.10

~~SCHEDULE 1.1(B)~~

EXHIBIT B

AMENDED AND RESTATED EXHIBITS TO CREDIT AGREEMENT

EXHIBIT 1.1(G)(1)

FORM OF
GUARANTOR JOINDER AND ASSUMPTION AGREEMENT

THIS GUARANTOR JOINDER AND ASSUMPTION AGREEMENT (this “Agreement”) is made as of ______________, 20__, by _______________________________, a _____________________________ [corporation/partnership/limited liability company] (the “New Guarantor”).

Background

Reference is made to (i) the Fourth Amended and Restated Credit Agreement, dated as of September 2, 2021, as the same may be amended, restated, supplemented or modified from time to time (the “Credit Agreement”), by and among GLATFELTER CORPORATION, a Pennsylvania corporation, the other Borrowers now or hereafter party thereto (collectively, the “Borrowers”), each of the Guarantors now or hereafter party thereto, the Lenders now or hereafter party thereto (the “Lenders”) and PNC BANK, NATIONAL ASSOCIATION, in its capacity as Administrative Agent for the Lenders (in such capacity, the “Administrative Agent”), (ii) the Amended and Restated Continuing Agreement of Guaranty and Suretyship, dated as of March [____], 2023, as the same may be amended, restated, supplemented or modified from time to time (the “Guaranty”), made by Guarantors in favor of the Administrative Agent, and (iii) the other Loan Documents referred to in the Credit Agreement, as the same may be amended, restated, supplemented or modified from time to time (collectively, the “Loan Documents”).

Agreement

Capitalized terms defined in the Credit Agreement are used herein as defined therein.

New Guarantor hereby becomes a Guarantor under the terms of the Credit Agreement and in consideration of the value of the synergistic and other benefits received by New Guarantor as a result of being or becoming affiliated with the Borrowers and the Guarantors, New Guarantor hereby agrees that effective as of the date hereof[, subject to the limitations set forth in Section [20]/[21]/[22] of the Guaranty,]1 it hereby is, and shall be deemed to be, and assumes the obligations of, a “Loan Party” and a “Guarantor”, jointly and severally, under the Credit Agreement, and a “Guarantor,” jointly and severally with the existing Guarantors under the Guaranty; and, New Guarantor hereby agrees that from the date hereof and so long as any Loan or any Commitment of any Lender shall remain outstanding and until the payment in full of the Loans and the Notes, the expiration of all Letters of Credit, and the performance of all other Obligations of the Loan Parties under the Loan Documents, New Guarantor shall perform, comply with, and be subject to and bound by each of the terms and provisions of the Credit Agreement and Guaranty, jointly and severally, with the existing parties thereto. Without limiting the generality of the foregoing, New Guarantor hereby represents and warrants that (i) each of the representations and warranties set forth in Section 5 of the Credit Agreement applicable to a Loan Party is true and correct as to New Guarantor on and as of the date hereof and (ii) New Guarantor has heretofore

1 To be included if the limitations in Section 20, 21, or 22 of the Guaranty apply to any New Guarantor that is a Foreign Loan Party.

received a true and correct copy of the Credit Agreement and Guaranty (including any modifications thereof or supplements or waivers thereto) in effect on the date hereof. [INSERT ANY APPLICABLE LOCAL LAW LIMITATIONS TO BE AGREED IN THE CASE OF ANY NEW GUARANTOR THAT IS NOT FORMED OR ORGANIZED IN A JURISDICTION OF AN EXISTING GUARANTOR.]

New Guarantor hereby makes, affirms, and ratifies in favor of the Lenders and the Administrative Agent, the Credit Agreement and Guaranty given by the Guarantors to the Administrative Agent and any of the Lenders.

New Guarantor is simultaneously delivering to the Administrative Agent the documents, together with this Agreement, required under Section 7.1.10 of the Credit Agreement.

In furtherance of the foregoing, New Guarantor shall execute and deliver or cause to be executed and delivered at any time and from time to time such further instruments and documents and do or cause to be done such further acts as may be reasonably necessary in the reasonable opinion of Administrative Agent to carry out more effectively the provisions and purposes of this Agreement.

This Agreement shall be governed by and construed in accordance with the Laws of the State of New York.

This Agreement may be executed in any number of counterparts, and by different parties hereto in separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same instrument. New Guarantor acknowledges and agrees that a telecopy transmission to the Administrative Agent or any Lender of signature pages hereof purporting to be signed on behalf of New Guarantor shall constitute effective and binding execution and delivery hereof by New Guarantor.

[SIGNATURE PAGE FOLLOWS]

Exhibit 1.1(G)(1)

[SIGNATURE PAGE - GUARANTOR JOINDER AND ASSUMPTION AGREEMENT]

IN WITNESS WHEREOF, and intending to be legally bound hereby, the New Guarantor has duly executed this Guarantor Joinder and Assumption Agreement and delivered the same to the Administrative Agent for the benefit of the Lenders, as of the date and year first above written.

ATTEST:

By:
Name:
Title:

Acknowledged and accepted:

PNC BANK, NATIONAL ASSOCIATION, as Administrative Agent

By:
Name:
Title:

Exhibit 1.1(G)(1)

EXHIBIT 2.4

FORM OF LOAN REQUEST

Date: __________

TO:	PNC Bank, National Association, as Administrative Agent
PNC Firstside Center - 3rd Floor 500 First Avenue
Pittsburgh, Pennsylvania 15219
Telephone No.: (412) 768-8523
Telecopier No.: (412) 762-8672
Attention: Michael Anthony Green

FROM:	_____________________________

RE:	Fourth Amended and Restated Credit Agreement, dated as of September 2, 2021, as it may be further amended, restated and otherwise modified or supplemented (the “Credit Agreement”), by and among GLATFELTER CORPORATION, the other Borrowers party thereto (collectively, “Borrowers”), the Guarantors party thereto, the Lenders party thereto and PNC BANK, NATIONAL ASSOCIATION, as Administrative Agent for the Lenders (the “Administrative Agent”)

Capitalized terms not otherwise defined herein shall have the respective meanings ascribed to them by the Credit Agreement.

A.            Pursuant to Section [2.4.1][2.4.2][3.2] of the Credit Agreement, the undersigned [Borrower] [Borrower Agent] irrevocably requests [check one line under 1(a) below and fill in blank space next to the line as appropriate]:2

1.(a) A new Revolving Credit Loan OR

A new Swing Loan OR

Renewal of the Euro-Rate Option applicable to an outstanding Revolving Credit Loan, originally made on __________ __, ____ OR

Renewal of the EURIBOR Rate Option applicable to an outstanding Revolving Credit Loan, originally made on __________ __, ____ OR

Renewal of the Term SOFR Rate Loan Option applicable to an outstanding Revolving Credit Loan, originally made on __________ __, ____ OR

2 No Loan denominated in any Optional Currency may be converted into a Loan with a different Interest Rate Option or a Loan denominated in a different Currency.

Exhibit 2.4

Conversion of the Base Rate Option applicable to an outstanding Revolving Credit Loan, originally made on _____________ to a Revolving Credit Loan to which the Term SOFR Rate Loan Option applies, OR

Conversion of the Term SOFR Rate Loan Option applicable to an outstanding Revolving Credit Loan, originally made on _____________ to a Revolving Credit Loan to which the Base Rate Option applies, OR

SUCH NEW, RENEWED OR CONVERTED LOAN SHALL BEAR INTEREST:

[Check one line under 1(b) below and fill in blank spaces in line next to line]:

1.(b)(i)            Under the Base Rate Option. Such Loan shall have a Borrowing Date of __________, ___ (which date shall be (i) the Business Day of receipt by the Administrative Agent by 11:00 a.m. Pittsburgh time of this Loan Request for making a new Revolving Credit Loan to which the Base Rate Option applies, or (ii) the last day of the preceding Interest Period with respect to the conversion to the Base Rate Option for any Revolving Credit Loan in Dollars).

OR

(ii)            Under the Euro-Rate Option. Such Loan shall have a Borrowing Date of __________ (which date shall be (i) four (4) Business Days subsequent to the Business Day of receipt by the Administrative Agent by 11:00 a.m. Pittsburgh time of this Loan Request for making a new Revolving Credit Loan in an Optional Currency, or renewing a Revolving Credit Loan in an Optional Currency.

OR

(iii)            Under the EURIBOR Rate Option. Such Loan shall have a Borrowing Date of __________ (which date shall be four (4) Business Days subsequent to the Business Day of receipt by the Administrative Agent by 11:00 a.m. Pittsburgh time of this Loan Request for making a new Revolving Credit Loan in an Optional Currency, or renewing a Revolving Credit Loan in an Optional Currency). Pursuant to the terms of the Credit Agreement, all EURIBOR Rate Option Loans shall only be borrowed in Euros.

(iv)            Under the Term SOFR Rate Loan Option. Such Loan shall have a Borrowing Date of __________ (which date shall be three (3) Business Days subsequent to the Business Day of receipt by the Administrative Agent by 11:00 a.m. Pittsburgh time of this Loan Request for making a new Revolving Credit Loan to which the Term SOFR Rate Loan Option applies, renewing a Revolving Credit Loan to which the Term SOFR Rate Loan Option applies, or converting a Revolving Credit Loan to which the Base Rate Option applies to a Loan to which the Term SOFR Rate Loan Option applies). In the case of the renewal of a Term SOFR Rate

Exhibit 2.4

Loan Option at the end of an Interest Period, the first day of the new Interest Period shall be the last day of the preceding Interest Period, without duplication in payment of interest for such day.

[Check one line under 2 below and fill in blank spaces in the line checked]

2.            (a) _____ Such Loan is in Dollars and in the principal amount of $__________ or the principal amount to be renewed or converted is $__________

OR

(b) _____ Such Revolving Credit Loan is in __________ [identify Optional Currency] and in the principal amount of __________or the principal amount of such Optional Currency to be renewed is __________. No Loan denominated in any Optional Currency may be converted into a Loan with a different Interest Rate Option or a Loan denominated in a different Currency.

[(1) Revolving Credit Loans under Section 2.4.1 [Revolving Credit Loan Requests] not to be less than $2,000,000.00 and in increments of $100,000.00 if in excess thereof for each Borrowing Tranche to which the Term SOFR Rate Loan Option, the Euro-Rate Option or EURIBOR Rate Option applies and not less than the lesser of $2,000,000.00 or the maximum amount available for each Borrowing Tranche to which the Base Rate Option applies. (2) Swing Loan Requests under Section 2.4.2 [Swing Loan Requests] not to be less than $100,000.00 and shall be delivered not later than 1:00 p.m. Pittsburgh time on the proposed Borrowing Date.]

3.            [Complete blank below if the Borrower is selecting the Term SOFR Rate Loan Option, the Euro-Rate Option or the EURIBOR Rate Option]: Such Loan shall have an Interest Period of [one, three, or six] Month(s).

4. [If a new Loan]

The proceeds of the Loan shall be advanced to the following Borrower(s):

B.            As of the date hereof and the date of making of the above-requested Loan (and after giving effect thereto): all of Borrowers’ representations and warranties therein are true and correct in all material respects (except representations and warranties which expressly relate solely to an earlier date or time, which representations and warranties were true and correct in all material respects on and as of the specific dates or times referred to therein); no Event of Default or Potential Default has occurred and is continuing or shall exist; the making of any Revolving Credit Loan shall not cause the aggregate Dollar Equivalent amount of Revolving Credit Loans, plus Swing Loans plus the Dollar Equivalent amount of Letters of Credit Obligations to exceed the aggregate Revolving Credit Commitments.

C.            The undersigned hereby irrevocably requests [check one line under paragraph 1 below and fill in blank space next to the line as appropriate]:

1.            __________ Funds to be deposited into PNC bank account per our current standing instructions. Complete amount of deposit if not full loan advance amount: $__________

Exhibit 2.4

__________ Funds to be wired per the following wire instructions:

$__________ Amount of Wire Transfer

Bank Name:

ABA:

Account Number:

Account Name:

Reference:

________ Funds to be wired per the attached Funds Flow (multiple wire transfers)

[SIGNATURE PAGE FOLLOWS]

Exhibit 2.4

[SIGNATURE PAGE - LOAN REQUEST]

The undersigned certifies to the Administrative Agent as to the accuracy of the foregoing.

Date: ____________________, 20____.

[NAME OF BORROWER]

By:
Name:
Title:

Exhibit 2.4

EXHIBIT 7.2.6

FORM OF
ACQUISITION COMPLIANCE CERTIFICATE

In accordance with the provisions of Section 7.2.6 [Dispositions of Assets or Subsidiaries] of the Fourth Amended and Restated Credit Agreement dated as of September 2, 2021, as amended, restated and otherwise modified through the date hereof (the “Credit Agreement”), by and among GLATFELTER CORPORATION, a Pennsylvania corporation (the “Company”), the other Borrowers party thereto (together with the Company, the “Borrowers”), PNC BANK, NATIONAL ASSOCIATION, as Administrative Agent (the “Administrative Agent”), and the other parties thereto from time to time, I, ______________________________________, the _________________________ and Authorized Officer of the Company, on behalf of all of the Borrowers, do hereby certify (not in such officer’s individual capacity) to the Administrative Agent and Lenders as follows:

1.          Borrowers desire that ____________________ [list Loan Party that will be making the Acquisition] (the “Acquiring Company”) [acquire the assets/acquire the stock] [by purchase/by merger] of ____________________ [insert name of entity or business division whose assets are being acquired or the entity whose equity interests are being acquired] (the “Acquired Business”) from ____________________ [identify the name(s) of the seller(s) of such assets or equity interests] (the “Seller”) (the “Acquisition”).

2.            The proposed date of Acquisition is ____________________ (which date shall be at least five (5) Business Days after the date of this Acquisition Compliance Certificate, the “Acquisition Date”).3

3.             The Acquired Business is engaged in ____________________ [describe business being acquired].

4.            The board of directors or other equivalent governing body of the Seller has approved (to the extent required) of the Acquisition and evidence of such approval is attached hereto.

5.         The Loan Parties [are/are not] using any portion of the Loans to fund the Acquisition. [[If Loans are being used to fund the Acquisition, insert the following:] The board of directors or other equivalent governing body of the applicable Loan Party has approved of the acquisition and evidence of such approval is attached hereto.]

6.            No Potential Default or Event of Default shall exist immediately prior to and after giving effect to such Permitted Acquisition.

7.            The Loan Parties shall deliver such updates to Schedules as necessary and as appropriate.

8.          The Loan Parties shall deliver to the Administrative Agent at least five (5) Business Days before consummation of such Permitted Acquisition a copy of the definitive acquisition agreement(s) relating to such Permitted Acquisition, including all schedules and

3 Such Acquisition is to be consummated prior to May 1, 2022 or after December 31, 2024.

Exhibit 7.2.6

exhibits thereto, together with such other information about such Person and its assets as the Administrative Agent may reasonably require.

9.            Either (x) the total consideration paid by or on behalf of the Company or any Subsidiary for any such acquisition of a Person that does not become or merge with and into the Company or a Guarantor (in the case of clause (x) above) and for assets that do not become assets of the Company or a Guarantor (in the case of clause (y) above), when aggregated with the total consideration paid by or on behalf of the Company and the Subsidiaries for all other acquisitions of Persons that do not become or merge with and into the Company or a Guarantor and for assets that do not become assets of the Company or a Guarantor, shall not exceed $150,000,000.00 or (y) the percentage of the Company’s consolidated total assets owned directly by the Company and the Guarantors, after giving pro forma impact to any such Permitted Acquisition, shall be higher than the equivalent percentage of the Company’s consolidated total assets prior to the closing of such Permitted Acquisition.

10.            After giving effect to the Acquisition, on a pro forma basis, the Borrowers will continue to be in compliance with the financial covenants set forth in Section 7.2 [Negative Covenants] of the Credit Agreement as more fully set forth below and on Annex 1 hereto:

Actual
Secured Leverage Ratio
(i) ratio of Consolidated Total Secured Debt on such date
divided by
(ii) Consolidated Adjusted EBITDA for the four fiscal quarters then ended

Secured Leverage
Ratio ________
not more than [__] to 1.00[4]

Debt Service Coverage Ratio
(i) ratio of Consolidated Adjusted EBITDA for the four fiscal quarters then ended divided by
(ii) Consolidated Debt Service for the four fiscal quarters then ended

Debt Service Coverage
Ratio ________
not less than [__] to 1.00[5]

4 Refer to Section 7.2.15 [Maximum Secured Leverage Ratio] of the Credit Agreement to determine applicable maximum ratio.

5 Refer to Section 7.2.16 [Minimum Debt Service Coverage Ratio] of the Credit Agreement to determine applicable minimum ratio.

Exhibit 7.2.6

Attached hereto as Annex 1 are calculations supporting the figures reported above.

Any capitalized terms which are used in this Acquisition Compliance Certificate and which are not defined herein, but which are defined in the above-described Credit Agreement, shall have the meanings given to those terms in the Credit Agreement.

[SIGNATURE PAGE FOLLOWS]

Exhibit 7.2.6

[SIGNATURE PAGE TO ACQUISITION COMPLIANCE CERTIFICATE]

IN WITNESS WHEREOF, I have executed this Acquisition Compliance Certificate the _____ day of _______________, 20____.

By: _________________________ of GLATFELTER CORPORATION, a Pennsylvania corporation, on behalf of all the Borrowers

Exhibit 7.2.6

ANNEX 1

Financial Covenants

Annex 1 - 1

EXHIBIT 7.3.3

FORM OF
QUARTERLY COMPLIANCE CERTIFICATE

In accordance with the provisions of Section 7.3.3 [Certificate of the Company] of the Fourth Amended and Restated Credit Agreement dated as of September 2, 2021, as amended, restated and otherwise modified through the date hereof (the “Credit Agreement”), by and among GLATFELTER CORPORATION, a Pennsylvania corporation (the “Company”), the other Borrowers party thereto (together with the Company, the “Borrowers”), PNC BANK, NATIONAL ASSOCIATION, as Administrative Agent (the “Administrative Agent”), and the other parties thereto from time to time, I, _____________________________________, the ________________________ and Authorized Officer of the Company, on behalf of all of the Borrowers, do hereby certify (not in such officer’s individual capacity) to the Administrative Agent and Lenders as follows:

1.        The representations and warranties made by the Loan Parties contained in Section 5 [REPRESENTATIONS AND WARRANTIES] of the Credit Agreement and in the other Loan Documents are true in all material respects with the same effect as though such representations and warranties are made on and as of this date (except representations and warranties which expressly relate solely to an earlier date or time);

2.            No Event of Default or Potential Default exists and is continuing as of the date hereof; and

3.          The Company, on a consolidated basis, is in compliance with the financial covenants set forth in Section 7.2 [Negative Covenants] of the Credit Agreement as more fully set forth below and on Annex 1 hereto:

Actual
Secured Leverage Ratio
(iii) ratio of Consolidated Total Secured Debt on such date
divided by
(iv) Consolidated Adjusted EBITDA for the four fiscal quarters then ended

Secured Leverage
Ratio ________
not more than [__] to 1.00[6]

Debt Service Coverage Ratio
(iii) ratio of Consolidated Adjusted EBITDA for the four fiscal quarters then ended

6 Refer to Section 7.2.15 [Maximum Secured Leverage Ratio] of the Credit Agreement to determine applicable maximum ratio.

Exhibit 7.3.3

Actual
divided by
(iv) Consolidated Debt Service for the four fiscal quarters then ended

Debt Service Coverage
Ratio ________
not less than [__] to 1.00[7]

Attached hereto as Annex 1 are calculations supporting the figures reported above.

Any capitalized terms which are used in this Quarterly Compliance Certificate and which are not defined herein, but which are defined in the above-described Credit Agreement, shall have the meanings given to those terms in the Credit Agreement.

[SIGNATURE PAGE FOLLOWS]

7 Refer to Section 7.2.16 [Debt Service Coverage Ratio] of the Credit Agreement to determine applicable minimum ratio.

Exhibit 7.3.3

[SIGNATURE PAGE TO QUARTERLY COMPLIANCE CERTIFICATE]

IN WITNESS WHEREOF, I have executed this Quarterly Compliance Certificate the ________ day of __________, 20____.

By: _________________________ of GLATFELTER CORPORATION, a Pennsylvania corporation, on behalf of all the Borrowers

Exhibit 7.3.3

ANNEX 1

Financial Covenants

Exhibit 7.3.3

EXHIBIT C

EXHIBIT 7.3.7 TO CREDIT AGREEMENT

EXHIBIT 7.3.7

FORM OF
Monthly Report

In accordance with the provisions of Section 7.3.7 [Monthly Cash Reports] of the Fourth Amended and Restated Credit Agreement dated as of September 2, 2021, as amended, restated and otherwise modified through the date hereof (the “Credit Agreement”), by and among GLATFELTER CORPORATION, a Pennsylvania corporation (the “Company”), the other Borrowers party thereto (together with the Company, the “Borrowers”), PNC BANK, NATIONAL ASSOCIATION, as Administrative Agent (the “Administrative Agent”), and the other parties thereto from time to time, I, _____________________________________, the ________________________ and Responsible Officer of the Company, on behalf of all of the Borrowers, do hereby certify (not in such officer’s individual capacity) to the Administrative Agent and Lenders as follows:

1.	The date of delivery of this Monthly Report is _______________, 20____ (which date shall be no later than 20 days following the end of the prior month, the “Monthly Delivery Date”); and

2.	Attached hereto as Annex 1, the Company has provided a consolidated monthly report consisting of an income statement, cash flow report, balance sheet and listing of cash of the Company and its Subsidiaries by domicile, which such report is true and correct in all material respects as of the Monthly Delivery Date.

Any capitalized terms which are used in this Monthly Report, and which are not defined herein, but which are defined in the above-described Credit Agreement, shall have the meanings given to those terms in the Credit Agreement.

[SIGNATURE PAGE FOLLOWS]

Exhibit 7.3.7

[SIGNATURE PAGE TO MONTHLY REPORT]

IN WITNESS WHEREOF, I have executed this Monthly Report the ________ day of __________, 20____.

By:

of GLATFELTER CORPORATION, a

Pennsylvania corporation, on behalf of all the Borrowers

Exhibit 7.3.7

ANNEX 1

Monthly Report

Exhibit 7.3.7

EXHIBIT D

AMENDED AND RESTATED SCHEDULES TO CREDIT AGREEMENT

SCHEDULE 1.1(E)

EXISTING LETTERS OF CREDIT

L/C#	Face Amount	Beneficiary	Issuer	Exp. Date
00902152	1,000,000.00 USD	PA Self Insur. Div - Bureau of Workers Comp	PNC	9/30/2023
18103725	2,030,000.00 USD	Liberty Mutual	PNC	9/12/2023
18114916	230,000.00 USD	Ohio Bureau of Workers Compensation	PNC	4/28/2023
18131545	1,600,000 USD	Environmental Protection Agency	PNC	8/14/2023

SCHEDULE 1.1(E)

SCHEDULE 1.1(M)

MATERIAL SUBSIDIARIES

Glatfelter Composite Fibers NA, Inc.

Glatfelter Falkenhagen GmbH

Glatfelter Gatineau Ltée

Glatfelter Gernsbach GmbH

Glatfelter Lydney Ltd.

Glatfelter Steinfurt GmbH

Glatfelter Advanced Materials N.A., LLC

Glatfelter Mt. Holly LLC

Glatfelter Sontara Switzerland AG

Glatfelter Industries (France) SAS

Glatfelter Industries Asheville, Inc.

Glatfelter Sontara America, Inc.

Glatfelter Sontara Old Hickory, Inc.

SCHEDULE 1.1(M)

SCHEDULE 1.1(P)

PERMITTED LIENS

1.       The following UCC-1 financing statement, currently on file with the Delaware Secretary of State, filed against Glatfelter Advanced Materials N.A., LLC, as debtor, which the Borrower represents and warrants relates to equipment leased by (and no other property or assets of) Glatfelter Advanced Materials N.A., LLC.

File Type:	Original
File Number:	20182926851
File Date:	4/30/2018 – Collateral Amended 5/30/2018 – continued on 3/1/2023
Debtor:	Glatfelter Advanced Materials N.A.,
Current Secured Party of Record	De Lage Landen Financial Services, Inc.

2.       The following UCC-1 financing statement, currently on file with the Delaware Secretary of State, filed against Glatfelter Composite Fibers NA, Inc., (“Composite Fibers”) as debtor, which the Borrowers represent and warrant relates to Composite Fibers and extends only to its Permitted Supply Chain Finance Program.

File Type:	Original
File Number:	2020 1237520
File Date:	2/19/2020 – Collateral Amended 3/24/2021
Debtor:	Glatfelter Composite Fibers NA, Inc.
Current Secured Party of Record	ING Bank N.V.

3.       The following UCC-1 financing statement, currently on file with the Delaware Secretary of State, filed against Composite Fibers as debtor, which the Borrowers represent and warrant relates to Composite Fibers and extends only to its Permitted Supply Chain Finance Program.

File Type:	Original
File Number:	2021 1741215
File Date	3/4/2021
Debtor:	Glatfelter Composite Fibers NA, Inc.
Current Secured Party of Record	Citibank, N.A., its branches, subsidiaries and affiliates

4.       . The following UCC-1 financing statement, currently on file with the Delaware Secretary of State, filed against Composite Fibers as debtor, which the Borrowers represent and warrant relates to Composite Fibers and extends only to its Permitted Supply Chain Finance Program.

File Type:	Original

SCHEDULE 1.1(P)

File Number:	2021 4060027
File Date:	5/25/2021
Debtor	Glatfelter Composite Fibers NA, Inc.
Current Secured Party of Record	Citibank, N.A., its branches, subsidiaries and affiliates

5.       The following Conventional Movable Hypothec Without Delivery currently on file with the Register of Personal and Movable Real Rights, filed against Glatfelter Gatineau Ltée, as Grantor, which the Borrowers represent and warrant relates to Glatfelter Gatineau Ltée and extends only to its Permitted Supply Chain Finance Program.

File Type:	Original
File Number:	17-1361138-0018
File Date:	1/3/2018
Grantor	Glatfelter Gatineau Ltée
Holder	JPMORGAN Chase Bank, N.A.

SCHEDULE 1.1(P)

SCHEDULE 5.1.2

SUBSIDIARIES

Name	Jurisdiction of Incorporation or Formation	Authorized Shares	Shares Outstanding/ Stockholders
Glatfelter Berlin GmbH	Germany	1 (EUR 25,000)	100% to Glatfelter Gernsbach GmbH
Glatfelter Caerphilly Ltd.	United Kingdom	100 common shares at GBP£1.00 par value	100 common shares to Glatfelter Lydney Ltd.
Glatfelter Composite Fibers NA, Inc.	Delaware	1,000 shares of common stock at USD$1.00 par value	500 shares of common stock issued to Glatfelter Corporation
Glatfelter Costa Rica SRL	Costa Rica	Ten shares at 100 CRC par value	100% by PHG Tea Leaves, Inc.
Glatfelter Digital Solutions, LLC	Delaware	N/A	100% by Glatfelter Corporation (sole member)
Glatfelter Dresden GmbH	Germany	1 (€24,900) 1 (€100) 1 (€475,000)	100% to Glatfelter Gernsbach GmbH
Glatfelter Falkenhagen GmbH	Germany	1 (DM 24,000) 1 (DM 26,000) 1 (DM 2,150,000) 1 (DM 3,300,000) 1 (DM 5, 500,000) 1 (DM 2,010,000) 1 (DM 2,010,000) 1 (DM 2,490,000) 1 (DM 2,490,000)	100% to Glatfelter Gernsbach GmbH
Glatfelter Gatineau Ltée	Canada	An unlimited number of common shares without nominal or par value	100% to PHG Tea Leaves, Inc.
Glatfelter Gernsbach GmbH	Germany	1 (DM 15,000) 1 (DM 35,000)	100% to Glatfelter Luxembourg Sàrl
Glatfelter Holdings, LLC	Delaware	N/A	100% by Glatfelter Corporation (sole member)
Glatfelter Hong Kong Limited	Hong Kong	1,365,001 at USD$1.00 par value	100% to Glatfelter Luxembourg Sàrl
Glatfelter Luxembourg Sàrl	Luxembourg	12,501 ordinary shares at a EUR1.00 par value and EUR 294,627,973.06 of share premium	100% to PHG Tea Leaves, Inc.
Glatfelter Luxembourg Services Sàrl	Luxembourg	12,500 ordinary shares, with nominal value of one euro (EUR 1.-) each and EUR 23,500,000 of share premium	100% to Glatfelter Luxembourg Sàrl

SCHEDULE 5.1.2

Name	Jurisdiction of Incorporation or Formation	Authorized Shares	Shares Outstanding/ Stockholders
Glatfelter Ireland Limited	Ireland	204 ordinary shares, with nominal value of one euro (EUR 1.-) each	100% to Glatfelter Luxembourg Sàrl
Glatfelter Malta Limited	Malta	1,000,000,000 ordinary Shares with nominal value of one euro (EUR 1.00 each)	491,013,473 to Glatfelter Luxembourg Sàrl
Glatfelter Lydney Ltd.	United Kingdom	10,000,000 at GBP£1.00 par value	7,663,573 to Glatfelter Gernsbach GmbH
Glatfelter Ober-Schmitten GmbH	Germany	1 (€2,500,000) 1 (€1,000,000)	100% to Glatfelter Gernsbach GmbH
Glatfelter Russia, LLC	Russia	1,700,000 at RUB1.00 par value	1,666,000 to PHG Tea Leaves, Inc. 25,500 to Glatfelter Composite Fibers NA, Inc. 8,500 to Sergey Vladimirovich Parinov
Glatfelter Scaër SAS	France	€15,300,000	100% by Glatfelter Gernsbach GmbH
Glatfelter Italia SRL	Italy	1 quota with a nominal value of €12,911	100% by Glatfelter Gernsbach GmbH
Glatfelter Services GmbH	Germany	25,000 (EUR 1,00 each)	100% by Glatfelter Gernsbach GmbH
Glatfelter Steinfurt GmbH	Germany	1 share at €25,000	100% by Glatfelter Gernsbach GmbH
Glatfelter Switzerland GmbH	Switzerland	20 quotas at a par value of CHF 1,000.00 each.	100% held by Glatfelter Luxembourg Sàrl
Glatfelter Trade (Suzhou) Co., Ltd.	China	Total investment is USD$1,850,000; Registered capital is USD$1,300,000	100% to Glatfelter Hong Kong Limited
GW Partners, LLC.	Wisconsin	N/A	100% by Glatfelter Corporation (sole member)
Mollanvick, Inc.	Delaware	1,000 shares common stock at USD$0.01 par value	100 shares owned by Glatfelter Corporation
PHG Tea Leaves, Inc.	Delaware	1,000 shares common stock at USD$0.01 par value	1,000 shares to Glatfelter Corporation
Glatfelter Advanced Materials N.A., LLC	Delaware	N/A	100% by Glatfelter Corporation

SCHEDULE 5.1.2

Name	Jurisdiction of Incorporation or Formation	Authorized Shares	Shares Outstanding/ Stockholders
Balo-I Industrial, Inc.	Philippines	120,000 preferred shares at a par value of PHP 100.00 80,000 common shares at a par value of PHP 100.00	60% held by BDO Unibank, Inc., 40 % by Glatfelter Gernsbach GmbH
Glatfelter Mt. Holly LLC	Delaware	N/A	100% by Glatfelter Corporation (sole member)
Newtech Pulp, Inc.	Philippines	6,000,000 common shares at a par value of PHP 100	Glatfelter Gernsbach GmbH – 5,999,995 shares; Petra Bursian – 1 share; Peter Hettesheimer – 1 share; Elbert Munasque – 1 share; Stefan Neichel - 1share; Eusebio Tan – 1 share
Glatfelter Holding (Luxembourg) AG	Luxembourg	3,229 shares at a par value of EUR 100.00	100% PHG Tea Leaves, Inc.
Glatfelter Holding (Switzerland) AG	Switzerland	83 registered shares at a par value of CHF 1,000.00 each. 167 registered shares (preferred shares) at a par value of CHF 1,000.00 each.	100% held by Glatfelter Holding (Luxembourg) AG
Glatfelter Holding (Denmark) A/S	Denmark	1,000,000 equity shares of DKK 1.	100% Glatfelter Holding (Switzerland) AG
Glatfelter Sontara Switzerland AG	Switzerland	100 registered shares at a par value of CHF 1,000.00 each.	100% held by Glatfelter Holding (Denmark) A/S
Glatfelter Mexico S.A. de C.V.	Mexico	1,000 shares of Series A with a par value of MXN 1,00. 1,000,000 shares of Series B with a par value of MXN 1,00.	99% Glatfelter Holding (Denmark) A/S 1% Glatfelter Sontara Switzerland AG
Glatfelter Sontara Argentina S.R.L.	Argentina	83,928 shares at a par value of ARS 100.	99.88% Glatfelter Holding (Denmark) A/S 0.119% Glatfelter Sontara Switzerland AF
Glatfelter Sontara Asturias S.A.U.	Spain	1,000,000 shares at a par value of EUR 1.00.	100% Glatfelter Holding (Denmark) A/S
Glatfelter Industries (France) SAS	France	10,600 shares at a par value of EUR 1,000.	Glatfelter Denmark A/S
Glatfelter Denmark A/S	Denmark	11,518,900 “A” shares and 20,992,660 “B” shares at a par value of DKK 1.	Glatfelter Holding (Denmark) AS
Glatfelter Sontara Japan G.K.	Japan	N/A. Capital contribution of JPY 20,000,000 by the sole member.	100% Glatfelter Holding (Denmark) A/S
Glatfelter Sontara Nonwovens (Shanghai) Co. Ltd.	China	Registered capital of RMB 1,000,000.	100% Glatfelter Holding (Denmark) A/S

SCHEDULE 5.1.2

Name	Jurisdiction of Incorporation or Formation	Authorized Shares	Shares Outstanding/ Stockholders
Glatfelter Sontara Asia Sdn. Bhd.	Malaysia	400,000 ordinary shares at a par value of RM 1.00.	100% Glatfelter Holding (Denmark) A/S
Sontara Korea Co., Ltd.	Republic of Korea	1,000,000 stocks at a par value of KRW 1,000.	100% Glatfelter Holding (Denmark) A/S
Glatfelter Industries Asheville, Inc.	North Carolina	16,000 shares without par value.	100% by PHG Tea Leaves, Inc. (DE)
Glatfelter Sontara America, Inc.	Delaware	100 shares without par value.	100% by PHG Tea Leaves, Inc. (DE)
Glatfelter Sontara Old Hickory, Inc.	Delaware	100 shares without par value.	100% by PHG Tea Leaves, Inc. (DE)
Glatfelter TWIG America, Inc.	Delaware	100 shares without par value.	100% by PHG Tea Leaves, Inc. (DE)

SCHEDULE 5.1.2

SCHEDULE 5.1.6

LITIGATION

None.

SCHEDULE 5.1.6

SCHEDULE 5.1.12

CONSENTS AND APPROVALS

None.

SCHEDULE 5.1.12

SCHEDULE 7.2.1

PERMITTED INDEBTEDNESS

Lender	Borrower/ Issuer	Begin Date	Maturity Date	Amount	Interest Rate	Annual Cost
Baden- Württembergische Bank	Glatfelter Gernsbach GmbH	8/6/2021	3/31/2024	€4,545,455	1.1%	€50,000
Credit Mutuel - CIC Factor	Glatfelter Industries (France) SAS	1/21/2020	N/A	€15,000,000	3.5%	€525,000

Intercompany Indebtedness:

Lender	Borrower/ Issuer	Begin Date	Maturity Date	Amount	Interest Rate	Annual Cost
None

SCHEDULE 7.2.1

SCHEDULE 7.2.4

EXISTING INVESTMENTS

1.	In 2018 Glatfelter Corporation became the sole member of GW Partners, LLC, an entity created for the purpose of cleanup at the Fox River site.

2.	Glatfelter Corporation is an investor in DreamWeaver International, Inc. and to date, Glatfelter Corporation has invested cash and in kind services equal to USD $5,184,552 in exchange for a non-controlling equity interest in DreamWeaver International, Inc. and promissory notes that are automatically convertible to equity upon certain triggering events and may also be convertible to equity at Glatfelter Corporation’s option upon the occurrence of certain other triggering events.

3.	Glatfelter Gernsbach GmbH owns 40% of Balo-I Industrial, Inc.

4.	In 2021, Glatfelter Corporation became an investor in Blue Ocean Closures AB holding 5% (1,662 shares equal to SEK 1,662.00).

5.	See Schedule 5.1.2.

SCHEDULE 7.2.4

SCHEDULE 10.11.4

VOTING PARTICIPANTS

Institution	Amount of Commitment for Revolving Credit Loans
Horizon Farm Credit ACA	$5,194,805.00
AgFirst Farm Credit Bank	$14,610,389.38

SCHEDULE 10.11.4

EXHIBIT E

CLOSING AGENDA

Exhibit E

CLOSING AGENDA

SECOND AMENDMENT

TO

FOURTH AMENDED AND RESTATED CREDIT AGREEMENT

by and among

GLATFELTER CORPORATION, a Pennsylvania corporation (the "Company")

and certain of its subsidiaries,

each, a BORROWER and collectively, the BORROWERS

and

the GUARANTORS party thereto

and

the LENDERS party thereto

and

PNC BANK, NATIONAL ASSOCIATION,

as Administrative Agent and Collateral Agent for the Lenders

Closing Date: March 30, 2023

Glatfelter Corporation, a Pennsylvania corporation and the following subsidiaries:

Glatfelter Gernsbach GmbH, a German limited company Glatfelter Gatineau Ltée, a Canadian corporation

Glatfelter Luxembourg Sàrl, a Luxembourg private limited liability company

Glatfelter Lydney, Ltd., an England and Wales limited company

Glatfelter Malta Limited, a Maltese limited liability company

(each a "Borrower" and collectively, the "Borrowers")

PHG Tea Leaves, Inc., a Delaware corporation

Mollanvick, Inc., a Delaware corporation

Glatfelter Composite Fibers NA, Inc., a Delaware corporation

Glatfelter Digital Solutions, LLC, a Delaware limited liability company

Glatfelter Holdings, LLC, a Delaware limited liability company

(each a "Guarantor" and collectively, the "Existing Guarantors")

Glatfelter Mt. Holly LLC, a Delaware limited liability company

Glatfelter Advanced Materials N.A., LLC, a Delaware limited liability company

Glatfelter TWIG America, Inc., a Delaware corporation

Glatfelter Sontara America, Inc., a Delaware corporation

Glatfelter Sontara Old Hickory, Inc., a Delaware corporation

Glatfelter Industries Asheville, Inc., a North Carolina corporation

Glatfelter Falkenhagen GmbH, a German limited company

Glatfelter Dresden GmbH, a German limited company

Glatfelter Luxembourg Services Sàrl, a Luxembourg private limited liability company

Glatfelter Steinfurt GmbH, a German limited liability company

(each formerly a Borrower but now becoming Guarantors, each a "Converted Guarantor")

Glatfelter Switzerland GmbH, a Swiss limited liability company Glatfelter Holding (Switzerland) AG, a Swiss stock corporation Glatfelter Sontara Switzerland AG, a Swiss stock corporation	(each a "New Guarantor" and together with the Borrowers, the Existing Guarantors and the Converted Guarantors, the "Loan Parties")

PNC Bank, National Association	("PNC" or "Administrative Agent" or "Collateral Agent")

Angelo, Gordon & Co. L.P.	("European Lender")

Alter Domus (US) LLC	("European Collateral Agent”)

Administrative Agent’s Counsel:

Buchanan Ingersoll & Rooney PC, as Administrative Agent’s and Collateral Agent's Counsel	("BIR")

Borden Ladner Gervais LLP (BLG), as Canadian Counsel to Administrative Agent	("BLG")

Rittershaus Rechtsanwälte Steuerberater PartmbB, as German Counsel to Administrative Agent	("Rittershaus")

Weightmans LLP, as UK Counsel to Administrative Agent	("Weightmans")

Brucher Thieltgen & Partners, as Luxembourg Counsel to Administrative Agent	("Brucher")

DF Advocates, as Maltese Counsel to Administrative Agent	("DF Advocates")

Bratschi Ltd., as Swiss Counsel to Administrative Agent	("Bratschi")

Clifford Chance Europe LLP, as French Counsel to Administrative Agent	("Clifford")

Loan Parties’ Counsel:

Proskauer Rose LLP, as Loan Parties’ Primary Counsel	("Proskauer ")

Stikeman Elliott LLP, as Loan Parties' Canadian Counsel	("Stikeman")

Greenfort, as Loan Parties' German Counsel	("Greenfort")

Boone Partners, as Loan Parties' Luxembourg Counsel	("Boone")

Proskauer Rose (UK) LLP, as Loan Parties' UK Counsel	("Proskauer UK")

Mamo TCV Advocates, as Loan Parties' Maltese Counsel	("Mamo")

Niederer Kraft & Frey AG, as Loan Parties' Swiss Counsel	("Niederer")

Proskauer Rose LLP (Paris), as Loan Parties' French Counsel	("Proskauer Paris")

European Lender’s Counsel:

Simpson Thacher & Bartlett LLP	("Simpson")

Hengeler Mueller, as German Counsel	("Hengler”)

Elvinger Hoss Prussen, as Luxembourg Counsel	("Elvinger")

Simpson Thacher & Bartlett, as UK Counsel	("Simpson")

Ganado Advocates, as Maltese Counsel	("Ganado")

Olser, Hoskin & Harcoourt LLP, as Canadian Counsel	("Olser")

Walder Wyss Ltd., as Swiss Counsel	("Walder")

De Pardieu Brocas Maffei, as French Counsel	("De Pardieu")

Capitalized terms used herein but not otherwise defined shall have the meaning as set forth in the Fourth Amended and Restated Credit Agreement referenced above (the "Credit Agreement").

The following documents to be delivered in form and substance reasonably satisfactory to the Administrative Agent:

TAB	DOCUMENT	RESPONSIBLE PARTY	STATUS
U.S. AMENDMENT DOCUMENTS
1.	Second Amendment to Fourth Amended and Restated Credit Agreement ("Second Amendment"), together with updated schedules and exhibits:	BIR	Complete
	- Exhibit A to Second Amendment – Composite Credit Agreement ("Exhibit A")	BIR	Complete
2.	Updated Schedules to the Credit Agreement (as required and if necessary and appropriate and to include, but not be limited to, the following:)		To be attached to the Second Amendment (unless otherwise noted below)
	- Schedule 1.1(A) - Pricing Grid	BIR	Attached to Exhibit A
	- Schedule 1.1(B) – Commitments of Lenders and Addresses for Notices	BIR	Attached to Exhibit A
	- Schedule 1.1(D) – Collateral Documents	BIR	Attached to Exhibit A
	- Schedule 1.1(E) – Existing Letters of Credit	PR	Complete
	- Schedule 1.1(M) – Material Subsidiaries	PR	Complete
	- Schedule 1.1(P) – Permitted Liens	PR	Complete
	- Schedule 5.1.2 – Subsidiaries	PR	Complete
	- Schedule 5.1.6 – Litigation	PR	Complete

TAB	DOCUMENT	RESPONSIBLE PARTY	STATUS
	- Schedule 5.1.12 – Consents and Approvals	PR	Complete
	- Schedule 7.1.10 – Subsidiary Joinder Requirements	BIR	Attached to Exhibit A
	- Schedule 7.2.1 – Permitted Indebtedness	PR	Complete
	- Schedule 7.2.4 – Existing Investments (Non- Subsidiary Investments)	PR	Complete
	- Schedule 10.11.4 – Voting Participants	BIR	Complete
3.	Updated Exhibits to the Credit Agreement (as required and if necessary)		To be attached to the Second Amendment
	- Exhibit 1.1(G) – Guarantor Joinder	BIR	Complete
	- Exhibit 2.4 – Loan Request -	BIR	Complete
	- Exhibit 7.2.6 – Acquisition Compliance Certificate -	BIR	Complete
	- Exhibit 7.3.3 – Quarterly Compliance Certificate	BIR	Complete
	- Exhibit 7.3.7 – Monthly Report	BIR	Complete
4.	Revolving Credit Notes	BIR
	- PNC Bank, National Association ($43,750,000.00) (Amended and Restated)		Complete
	- HSBC Bank USA, N.A. ($43,750,000.00) (Amended and Restated)		Complete

TAB	DOCUMENT	RESPONSIBLE PARTY	STATUS
	- JPMorgan Chase Bank, N.A. ($40,625,000.00) (Amended and Restated)		Complete
	- CoBank, ACB ($40,625,000.00) (Amended and Restated)		Complete
	- Citizens Bank, N.A. ($15,625,000.00) (Amended and Restated)		Complete
	- MUFG Bank, Ltd. ($15,625,000.00) (Amended and Restated)		Complete
	- Bank of America, N.A. ($15,625,000.00) (Amended and Restated)		Complete
	- Credit Suisse AG, Cayman Islands Branch ($15,625,000.00) (Amended and Restated)		Complete
	- Manufacturers and Traders Trust Company ($9,375,000.00) (Amended and Restated)		Complete
	- Wells Fargo Bank, N.A. ($9,375,000.00)		Complete
5.	Amended and Restated Swing Loan Note ($30,000,000.00)	BIR	Complete
6.	Amended and Restated Line of Credit and Investment Sweep Rider	BIR	Complete
7.	Amended and Restated Guaranty Agreement	BIR	Complete
U.S. AND CANADIAN COLLATERAL DOCUMENTS
8.	Amended and Restated Security Agreement	BIR	Complete
	- Schedule A to Security Agreement	PR	Attached to A&R Security Agreement

TAB	DOCUMENT	RESPONSIBLE PARTY	STATUS
	- Schedule B to Security Agreement	PR	Attached to A&R Security Agreement
	- Exhibit A – Form of Joinder	BIR	Attached to A&R Security Agreement
	- Exhibit B – Intercompany Note	PR	Attached to A&R Security Agreement
9.	Amended and Restated Pledge Agreement	BIR	Complete
	- Schedule A to Pledge Agreement	PR	Attached to A&R Pledge Agreement
	- Acknowledgment and Consent	BIR	Complete
	- Exhibit A – Form of Joinder	BIR	Attached to A&R Pledge Agreement
10.	Amended and Restated IP Security Agreement	BIR	Complete
	- Schedule A to IP Security Agreement	PR	Attached to A&R IP Security Agreement
11.	UCC-1 (Glatfelter Gatineau Ltée) (District of Columbia)	BIR	Complete – to be sent for filing
12.	UCC-3 Amendments to existing UCC Financing Statements re: Excluded Property	BIR	Complete – to be sent for filing
13.	UCC-3 Amendment to existing Pledged Equity UCC Financing Statement re: updated Pledged Equity	BIR	Complete – to be sent for filing
14.	Landlord Waivers	[BIR to provide form]	Post Closing
15.	Deposit Account Control Agreements	[TBD]	Post Closing
16.	Updated stock powers and delivery of updated certificates for Glatfelter Costa Rica SRL and Glatfelter Gatineau Ltée		Post Closing

TAB	DOCUMENT	RESPONSIBLE PARTY	STATUS
17.	Canadian Collateral Documents – See Schedule A attached	BLG
18.	Canadian Due Diligence – See Schedule A attached	BLG
EUROPEAN LOAN AND COLLATERAL DOCUMENTS
19.	European Loan Documents/Term Loan Agreement	Simpson	Complete
20.	German Collateral Documents	Rittershaus	German closing agenda provided separately to Loan Parties
21.	German Due Diligence	Rittershaus	German closing agenda provided separately to Loan Parties
22.	UK Collateral Documents	Weightmans	UK closing agenda provided separately to Loan Parties
23.	UK Due Diligence	Weightmans	UK closing agenda provided separately to Loan Parties
24.	Luxembourg Collateral Documents	Brucher	Luxembourg closing agenda provided separately to Loan Parties
25.	Luxembourg Due Diligence	Brucher	Luxembourg closing agenda provided separately to Loan Parties
26.	Malta Collateral Documents	Ganado	Malta closing agenda provided separately to Loan Parties
27.	Malta Due Diligence	DF Advocates	Malta closing agenda provided separately to Loan Parties
28.	Swiss Collateral Documents	Bratschi	Swiss closing agenda provided separately to Loan Parties
29.	Swiss Due Diligence	Bratschi	Swiss closing agenda provided separately to Loan Parties
30.	French Collateral Documents	Clifford	French closing agenda provided separately to Loan Parties

TAB	DOCUMENT		RESPONSIBLE PARTY	STATUS
31.	French Due Diligence		Clifford	French closing agenda provided separately to Loan Parties
INTERCREDITOR AGREEMENTS
32.	Intercreditor Agreement (Domestic)		Simpson / BIR to review	Complete
33.	Intercreditor Agreement (Europe)		Simpson / BIR to review	Complete
ORGANIZATIONAL DOCUMENTS
34.	Secretary’s Certificate or Director’s Certificate. Certificate signed by the Secretary, Assistant Secretary or Director of each Loan Party, certifying as to:		PR	Complete
	a.	the authorization of such Loan Party to take all action to be taken by such Loan Party re: the Second Amendment		Complete
	b.	Incumbency (other than in respect of an English entity)		Complete
	c.	Attachment of organizational documents or certification re: no change to organizational documents since date last delivered to Administrative Agent		Complete
	d.	Good Standing Certificate issued by the jurisdiction of organization (other than in respect of an English entity)		Complete – received 3/24
	e.	Canadian Specific Requirements:		See Schedule A attached

TAB	DOCUMENT		RESPONSIBLE PARTY	STATUS
	f.	German Specific Requirements:		German closing agenda provided separately to Loan Parties
	g.	UK Specific Requirements:		UK closing agenda provided separately to Loan Parties
	h.	Luxembourg Specific Requirements:		Luxembourg closing agenda provided separately to Loan Parties
	i.	Malta Specific Requirements:		Malta closing agenda provided separately to Loan Parties
	j.	Switzerland Specific Requirements:		Swiss closing agenda provided separately to Loan Parties
	k.	France Specific Requirements:		French closing agenda provided separately to Loan Parties
35.	Officer's Certificate re: representations and warranties, performance and compliance with all covenants, no Event of Default or Potential Default, no Material Adverse Change		Proskauer	Complete
36.	Solvency Certificate		Loan Parties	See #34 (Officer's Certificate)
MISCELLANEOUS
37.	Opinions of Counsel:
	a.	New York (Proskauer)	Proskauer	Complete
	b.	Pennsylvania (Ballard Spahr)	Ballard Spahr	Complete
	c.	North Carolina (Johnston, Allison & Hord)	Johnston, Allison & Hord	Complete
	d.	Canada (Stikeman)	Stikeman	See Schedule A attached
	e.	Germany (Greenfort)	Greenfort	German closing agenda provided separately to Loan Parties

TAB	DOCUMENT		RESPONSIBLE PARTY	STATUS
	f.	UK (Weightmans)	Weightmans	UK closing agenda provided separately to Loan Parties
	g.	Luxembourg (Boone)	Boone	Luxembourg closing agenda provided separately to Loan Parties
	h.	Malta (DF Advocates)	DF Advocates	Malta closing agenda provided separately to Loan Parties
	i.	Switzerland (Niederer)	Niederer	Swiss closing agenda provided separately to Loan Parties
	j.	France (Proskauer Paris)	Proskauer Paris	French closing agenda provided separately to Loan Parties
38.	Evidence of Insurance naming PNC as Administrative Agent, additional insured, lender loss payee and mortgagee; flood insurance as required		Loan Parties	Complete
39.	UCC, judgment, tax liens (state and federal), pending litigation and bankruptcy searches for the Company and each domestic Guarantor		Proskauer	Complete Complete – DC search for Glatfelter Gatineau Ltée
40.	IP Searches		BIR	Complete
41.	Payoff Statement for existing PNC Term Loan		Administrative Agent	PNC provided directly to Loan Parties
42.	No ERISA and Labor Matters		Loan Parties	See #34 (Officer's Certificate)
43.	Consents and Regulatory Approvals		Loan Parties	See #34 (Officer's Certificate)
44.	AML/KYC/Patriot Act Due Diligence as required by the Administrative Agent (including any such requests / diligence in connection with the New Guarantors)		Loan Parties/Administrative Agent	Complete

TAB	DOCUMENT	RESPONSIBLE PARTY	STATUS
45.	Termination Notice and Release Letters pursuant to Section 10.18(b) of the existing Credit Agreement for (i) Glatfelter Caerphilly Ltd. and (ii) Glatfelter Ober-Schmitten GmbH	Loan Parties	Complete – executed on 3/24
46.	Release Letter re: Pledged Equity of Glatfelter Luxembourg Services Sàrl	BIR / Brucher	Complete
47.	Engagement and Fee Letter	BIR/Administrative Agent	Complete
48.	Payment of Fees and Expenses	Loan Parties	Complete

THIS CLOSING AGENDA IS FOR CONVENIENCE ONLY TO ASSIST IN THE CLOSING OF THE CREDIT FACILITIES CONTEMPLATED HEREBY. NOTHING CONTAINED HEREIN SHALL BIND THE ADMINISTRATIVE AGENT OR CONSTITUTE ANY COMMITMENT, APPROVAL OR WAIVER BY THE ADMINISTRATIVE AGENT. THE ADMINISTRATIVE AGENT RESERVES THE RIGHT TO REQUIRE THAT ALL OF ITS REQUIREMENTS BE FULLY SATISFIED PRIOR TO CLOSING, WHETHER OR NOT LISTED OR SHOWN AS SATISFIED IN THE CLOSING AGENDA. THIS CLOSING AGENDA IS ONLY A PARTIAL LISTING OF THE ADMINISTRATIVE AGENT'S REQUIREMENTS AND DOES NOT INCLUDE OTHER MATTERS SET FORTH IN THE LOAN DOCUMENTS OR OTHERWISE.

SCHEDULE A

Conditions Precedent – Canadian Components

TAB	DOCUMENT	RESPONSIBLE PARTY	STATUS
CANADIAN COLLATERAL DOCUMENTS
A1.	Canadian Security Agreement by Glatfelter Gatineau Ltée ("Glatfelter Gatineau")	BLG	Complete
	- Schedule A to Security Agreement	Stikeman	Complete
A2.	Ontario PPSA registration	BLG	Complete
A3.	DC UCC financing statement against Glatfelter Gatineau	BIR	Complete – to be sent for filing
A4.	Canadian IP Security Interest by Glatfelter Gatineau	BLG	Complete
	- Schedule A to Canadian IP Security Agreement	Stikeman	Complete
A5.	Confirmation of Security Interest over Intellectual Property by Glatfelter Gernsbach GmbH and Glatfelter Falkenhagen GmbH ("CIPO Confirmation (ELP)")	BLG	Complete
	- Schedule I to CIPO Confirmation (ELP)	Stikeman	Complete
A6.	Québec Deed of Hypothec with respect to the universality of movable property of Glatfelter Gatineau	BLG	Complete
	- Power of Attorney by PNC;	BLG	Complete
	- Certified statement of registration at the Register of Personal and Movable Real Rights (Québec) (the "RPMRR")	BLG	Complete
A7.	Pre-Closing Due Diligence	Stikeman

TAB	DOCUMENT	RESPONSIBLE PARTY	STATUS
	- Corporate	Stikeman	Complete
	- Intellectual property	Stikeman	Complete
	- Ontario preliminary searches against Glatfelter Gatineau, including: a. PPSA b. Bank Act c. Bankruptcy d. Litigation e. Execution	Stikeman	Complete
	- Québec preliminary searches against Glatfelter Gatineau, including: a. RPMRR b. Bank Act c. Bankruptcy d. Litigation e. Execution	Stikeman	Complete

-      Québec preliminary searches with respect to the immovable property located at 1656 Atmec Street, Gatineau, Québec (the "Québec Property"), including:

a.       Assessment roll

b.       Index of immovables from the Québec Land Register

c.       Cadastral plan

d.       Taxes (municipal and school)

		Stikeman	Receipt for payment of taxes (municipal and school) to be provided post-closing
A8.	- DC UCC SOS search	Proskauer	Complete

TAB	DOCUMENT	RESPONSIBLE PARTY	STATUS
ORGANIZATIONAL DOCUMENTS
A9.	Certificat d'attestation (Québec) for Glatfelter Gatineau – see item 28	Stikeman	Complete
A10.	Certificate of Compliance (Canada) for Glatfelter Gatineau – see item 28	Stikeman	Complete
A11.	Officer’s Certificate by Glatfelter Gatineau – see item 28	Stikeman	Complete
	- Resolutions of the Board of Directors of Glatfelter Gatineau (and shareholder(s), if applicable)	Stikeman	Complete
MISCELLANEOUS
A12.	Opinions of Counsel	Stikeman	Complete
A13.	Québec post-registration searches at the RPMRR against Glatfelter Gatineau	BLG	Complete
A14.	Post-registration PPSA searches (Ontario)	BLG	Complete
POST-CLOSING
A15.	Québec Deed of Hypothec (Acte d'hypothèque) with respect of the universality of immovable property of Glatfelter Gatineau, including the Québec Property (as defined above)	BLG	Settled
	- Power of Attorney by PNC	BLG	Complete
A16.	Québec post-registration searches at the Québec Land Register with respect to the Québec Property	BLG
A17.	Title insurance re Québec Property	Stikeman	Settled

TAB	DOCUMENT	RESPONSIBLE PARTY	STATUS
	- Evidence of payment of title insurance	Stikeman
A18.	Notice of hypothec to insurer	BLG
A19.	Certificat d'attestation (Québec) for Glatfelter Gatineau	Stikeman
A20.	Certificate of Compliance (Canada) for Glatfelter Gatineau	Stikeman
A21.	Bring-Down Officer’s Certificate by Glatfelter Gatineau	Stikeman
A22.	Opinions of Counsel	Stikeman
A23.	Registration of the Canadian IP Security Agreement at the Canadian Intellectual Property Office	Stikeman
A24.	Registration of the CIPO Confirmation (EPL) at the Canadian Intellectual Property Office	Stikeman
A25.	Registration of Notice of Security Interest in Intellectual Property by Glatfelter Corporation at the Canadian Intellectual Property Office	Stikeman
A26.	Authorizations from the City of Gatineau in connection with the sale of the Québec Property to Glatfelter Gatineau	Stikeman
A27.

Proof of registration at the Québec Land Register of a Mainlevée by the City of Gatineau including: (i) confirmation that all conditions, covenants and other obligations of the Grantor set out in the Deeds of Acquisition have been fully satisfied and fulfilled ; and (ii) a full and final release, waiver and cancellation of all of its rights under the Deeds of Acquisition

Stikeman
A28.	Environmental questionnaire or indemnity, if requested by the Administrative Agent or any Lender	Stikeman
A29.	Landlord waivers for 959, boul Labrosse, Gatineau, QC J8R 2X5 and 10 Industrial Rd, Perth, ON K7H 3P2	Stikeman

TAB	DOCUMENT	RESPONSIBLE PARTY	STATUS
A30.

Control agreements evidencing the Administrative Agent's control with respect to all Collateral the control or acknowledgment of which perfects (or causes the opposability of) the Administrative Agent's security interest and Lien in Accounts as agreed by Glatfelter Gatineau and the Administrative Agent

Stikeman
A31.	Patent and patent application security recordal searches at CIPO and discharge of additional Liens that are not Permitted Liens	Stikeman